EXECUTION COPY

===============================================================================



                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                    Depositor

                                       and

                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                 Master Servicer

                                       and

                     CRIIMI MAE SERVICES LIMITED PARTNERSHIP

                                Special Servicer

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                                     Trustee

                                   ----------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 1996

                                   ----------

                                 $1,138,308,859

                       Mortgage Pass-Through Certificates

                                 Series 1996-C2

===============================================================================

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
                              ARTICLE I DEFINITIONS

SECTION 1.01. Defined Terms................................................   4
      Accrued Certificate Interest.........................................   4
      Accrued Component Interest...........................................   4
      Acquisition Date.....................................................   4
      Additional Servicing Fee.............................................   4
      Additional Servicing Fee Rate........................................   4
      Additional Trust Fund Expense........................................   4
      Advance..............................................................   5
      Adverse REMIC Event..................................................   5
      Affiliate............................................................   5
      Agreement............................................................   5
      Appraisal Reduction Amount...........................................   5
      Appraisal Reduction Amount Shortfall.................................   5
      Appraised Value......................................................   5
      Assignment of Leases.................................................   5
      Assumed Scheduled Payment............................................   6
      Authenticating Agent.................................................   6
      Available Distribution Amount........................................   6
      Balloon Mortgage Loan................................................   7
      Balloon Payment......................................................   7
      Bankruptcy Code......................................................   7
      Book-Entry Certificate...............................................   7
      Breach...............................................................   7
      Business Day.........................................................   7
      CERCLA...............................................................   7
      Certificate..........................................................   7
      Certificate Account..................................................   7
      Certificate Factor...................................................   7
      Certificate Notional Amount..........................................   7
      Certificate Owner....................................................   8
      Certificate Principal Balance........................................   8
      Certificate Register.................................................   8
      Certificate Registrar................................................   8
      Certificateholder....................................................   8
      Class................................................................   8
      Class A-1 Certificate................................................   8
      Class A-2 Certificate................................................   9
      Class A-3 Certificate................................................   9
      Class B Certificate..................................................   9

      Class C Certificate..................................................   9
      Class D Certificate..................................................   9
      Class E Certificate..................................................   9
      Class F Certificate..................................................   9
      Class G Certificate..................................................   9
      Class H Certificate..................................................   9
      Class IO Certificate.................................................   9
      Class Prepayment Percentage..........................................   9
      Class Principal Balance..............................................  10
      Class R-I Certificate................................................  10
      Class R-II Certificate...............................................  10
      Class R-III Certificate..............................................  10
      Closing Date.........................................................  10
      Code.................................................................  10
      Collection Period....................................................  10
      Collection Report....................................................  10
      Component IO-1.......................................................  10
      Component IO-2a......................................................  11
      Component IO-2b......................................................  11
      Component............................................................  11
      Component Notional Amount............................................  11
      Controlling Class....................................................  11
      Controlling Class Representative.....................................  11
      Corporate Trust Office...............................................  11
      Corrected Mortgage Loan..............................................  11
      Custodian............................................................  11
      Cut-off Date.........................................................  11
      Cut-off Date Balance.................................................  11
      DCR..................................................................  12
      Debt Service Coverage Ratio..........................................  12
      Defaulted Mortgage Loan..............................................  12
      Definitive Certificate...............................................  12
      Depositor............................................................  12
      Depository...........................................................  12
      Depository Participant...............................................  12
      Determination Date...................................................  13
      Directly Operate.....................................................  13
      Disqualified Organization............................................  13
      Distributable Certificate Interest...................................  13
      Distribution Account.................................................  14
      Distribution Date....................................................  14
      Distribution Date Statement..........................................  14
      Document Defect......................................................  14
      Due Date.............................................................  14
      Eligible Account.....................................................  14

      Environmental Assessment.............................................  14
      ERISA................................................................  15
      Escrow Payment.......................................................  15
      Event of Default.....................................................  15
      Exchange Act.........................................................  15
      Extension Adviser....................................................  15
      Extension Adviser Fee................................................  15
      FDIC.................................................................  15
      FHLMC................................................................  15
      Final Recovery Determination.........................................  15
      First Union Capital..................................................  15
      Fitch................................................................  15
      FNMA.................................................................  16
      Ground Lease.........................................................  16
      Hazardous Materials..................................................  16
      Holder...............................................................  16
      HUD-Approved Servicer................................................  16
      Impound Reserve......................................................  16
      Independent..........................................................  16
      Independent Appraiser................................................  16
      Independent Contractor...............................................  16
      Insurance Policy.....................................................  17
      Insurance Proceeds...................................................  17
      Interested Person....................................................  17
      Investment Account...................................................  17
      Issue Price..........................................................  17
      Late Collections.....................................................  17
      Liquidation Event....................................................  17
      Liquidation Proceeds.................................................  18
      Loan-to-Value Ratio..................................................  18
      Majority Subordinate Certificateholder...............................  18
      Master Servicer......................................................  18
      Master Servicer Strip................................................  18
      Master Servicer Strip Rate...........................................  19
      Master Servicing Fee.................................................  19
      Master Servicing Fee Rate............................................  19
      Merrill Lynch........................................................  19
      Monthly Payment......................................................  19
      Mortgage.............................................................  19
      Mortgage File........................................................  19
      Mortgage Loan........................................................  20
      Mortgage Loan Purchase Agreements....................................  21
      Mortgage Loan Schedule...............................................  21
      Mortgage Loan Seller.................................................  21
      Mortgage Note........................................................  21

      Mortgage Pool........................................................  21
      Mortgage Rate........................................................  22
      Mortgaged Property...................................................  22
      Mortgagor............................................................  22
      Net Aggregate Prepayment Interest Shortfall..........................  22
      Net Investment Earnings..............................................  22
      Net Investment Loss..................................................  22
      Net Mortgage Rate....................................................  22
      Net Operating Income.................................................  23
      New Lease............................................................  23
      Nonrecoverable Advance...............................................  23
      Nonrecoverable P&I Advance...........................................  23
      Nonrecoverable Servicing Advance.....................................  23
      Non-Registered Certificate...........................................  23
      Non-United States Person.............................................  23
      Officers' Certificate................................................  23
      Opinion of Counsel...................................................  23
      Original Component Notional Amount...................................  23
      Original Class Principal Balance.....................................  23
      OTS..................................................................  23
      Ownership Interest...................................................  24
      Pass-Through Rate....................................................  24
      Paying Agent.........................................................  24
      Penalty Interest.....................................................  24
      Percentage Interest..................................................  24
      Permitted Investments................................................  25
      Permitted Transferee.................................................  26
      Person...............................................................  27
      Phase I Environmental Assessment.....................................  27
      P&I Advance..........................................................  27
      P&I Advance Date.....................................................  27
      Plurality Residual Certificateholder.................................  27
      Prepayment Assumption................................................  27
      Prepayment Interest Excess...........................................  27
      Prepayment Interest Shortfall........................................  27
      Prepayment Premium...................................................  27
      Prime Rate...........................................................  27
      Principal Distribution Amount........................................  28
      Principal Prepayment.................................................  29
      Principal Recovery Fee...............................................  29
      Prospectus...........................................................  29
      Prospectus Supplement................................................  29
      Purchase Price.......................................................  29
      Qualified Insurer....................................................  29
      Rating Agency........................................................  30

      Realized Loss........................................................  30
      Record Date..........................................................  30
      Registered Certificate...............................................  30
      Regular Certificate..................................................  30
      Reimbursement Rate...................................................  30
      REMIC................................................................  30
      REMIC I..............................................................  30
      REMIC I Regular Interest.............................................  31
      REMIC I Remittance Rate..............................................  31
      REMIC II.............................................................  31
      REMIC II Regular Interest............................................  31
      REMIC II Remittance Rate.............................................  31
      REMIC III............................................................  31
      REMIC III Certificate................................................  31
      REMIC Administrator..................................................  31
      REMIC Provisions.....................................................  32
      Rents from Real Property.............................................  32
      REO Account..........................................................  32
      REO Acquisition......................................................  32
      REO Disposition......................................................  32
      REO Extension........................................................  32
      REO Loan.............................................................  32
      REO Property.........................................................  33
      REO Revenues.........................................................  33
      REO Tax..............................................................  33
      Request for Release..................................................  33
      Required Appraisal...................................................  33
      Required Appraisal Mortgage Loan.....................................  33
      Required Appraisal Loan Value........................................  33
      Required Appraisal Value.............................................  33
      Reserve Account......................................................  33
      Reserve Funds........................................................  34
      Residual Certificate.................................................  34
      Responsible Officer..................................................  34
      Scheduled Payment....................................................  34
      Securities Act.......................................................  34
      Senior Certificate...................................................  34
      Servicing Account....................................................  34
      Servicing Advances...................................................  34
      Servicing Fees.......................................................  35
      Servicing File.......................................................  35
      Servicing Officer....................................................  35
      Servicing Standard...................................................  35
      Servicing Transfer Event.............................................  35
      Single Certificate...................................................  36

      Special Servicer.....................................................  36
      Special Servicing Fee................................................  36
      Special Servicing Fee Rate...........................................  36
      Specially Serviced Mortgage Loan.....................................  36
      Standard & Poor's....................................................  38
      Startup Day..........................................................  38
      State and Local Taxes................................................  38
      Stated Maturity Date.................................................  38
      Stated Principal Balance.............................................  38
      Stripped Mortgage Loan...............................................  39
      Subordinated Certificate.............................................  39
      Sub-Servicer.........................................................  39
      Sub-Servicing Agreement..............................................  39
      Tax Matters Person...................................................  39
      Tax Returns..........................................................  39
      Transaction Screen Process...........................................  39
      Transfer.............................................................  39
      Transferee...........................................................  39
      Transferor...........................................................  39
      Trust Fund...........................................................  40
      Trustee..............................................................  40
      Trustee Fee Rate.....................................................  40
      Trustee Liability....................................................  40
      Trustee's Fee........................................................  40
      UCC..................................................................  40
      UCC Financing Statement..............................................  40
      Uncertificated Accrued Interest......................................  40
      Uncertificated Distributable Interest................................  40
      Uncertificated Principal Balance.....................................  41
      Underwriter..........................................................  41
      United States Person.................................................  41
      Updated Mortgage Loan Schedule.......................................  41
      USAP.................................................................  41
      Voting Rights........................................................  41
      Weighted Average Effective REMIC I Remittance Rate...................  42
      Yield Maintenance Charge.............................................  42

          ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans.................................  43
SECTION 2.02. Acceptance of REMIC I by Trustee.............................  44
SECTION 2.03. Mortgage Loan Seller's Repurchase of Mortgage Loans for
                Document Defects and Breaches of Representations and
                Warranties.................................................  45
SECTION 2.04. Representations and Warranties of Depositor..................  47

SECTION 2.05. Execution, Authentication and Delivery of Class R-I
                Certificates; Creation of REMIC I Regular Interests........  48
SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance
                of REMIC II by Trustee.....................................  49
SECTION 2.07. Execution, Authentication and Delivery of Class R-II
                Certificates...............................................  49
SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance
                of REMIC III by Trustee....................................  49
SECTION 2.09. Execution, Authentication and Delivery of REMIC III
                Certificates...............................................  49

           ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01. Administration of the Mortgage Loans.........................  50
SECTION 3.02. Collection of Mortgage Loan Payments.........................  51
SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                Servicing Accounts; Reserve Accounts.......................  52
SECTION 3.04. Certificate Account and Distribution Account.................  54
SECTION 3.05. Permitted Withdrawals From the Certificate Account
                and the Distribution Account...............................  56
SECTION 3.06. Investment of Funds in the Servicing Accounts, the
                Reserve Accounts, the Certificate Account, the
                Distribution Account and the REO Account...................  60
SECTION 3.07. Maintenance of Insurance Policies; Errors and
                Omissions and Fidelity Coverage............................  62
SECTION 3.08. Enforcement of Alienation Clauses............................  65
SECTION 3.09. Realization Upon Defaulted Mortgage Loans;
                Required Appraisals........................................  65
SECTION 3.10. Trustee and Custodian to Cooperate; Release
                of Mortgage Files..........................................  68
SECTION 3.11. Servicing Compensation.......................................  70
SECTION 3.12. Property Inspections; Collection of Financial
                Statements; Delivery of Certain Reports....................  72
SECTION 3.13. Annual Statement as to Compliance............................  74
SECTION 3.14. Reports by Independent Public Accountants....................  75
SECTION 3.15. Access to Certain Information................................  75
SECTION 3.16. Title to REO Property; REO Account...........................  76
SECTION 3.17. Management of REO Property...................................  78
SECTION 3.18. Sale of Mortgage Loans and REO Properties....................  81
SECTION 3.19. Additional Obligations of Master Servicer....................  84
SECTION 3.20. Modifications, Waivers, Amendments and Consents..............  84
SECTION 3.21. Transfer of Servicing Between Master Servicer and
                Special Servicer; Record Keeping...........................  86
SECTION 3.22. Sub-Servicing Agreements.....................................  87
SECTION 3.23. Representations and Warranties of Master Servicer
                and Special Servicer.......................................  89
SECTION 3.24. Duties of Extension Adviser..................................  92

SECTION 3.25. Election of Extension Adviser................................  93
SECTION 3.26. Limitation on Liability of Extension Adviser.................  96

                    ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01. Distributions ...............................................  97
SECTION 4.02. Statements to Certificateholders; Collection Reports......... 105
SECTION 4.03. P&I Advances ................................................ 112
SECTION 4.04. Allocation of Appraisal Reduction Amounts and
                Realized Losses and Additional Trust Fund Expenses......... 115
SECTION 4.05. Calculations................................................. 116
SECTION 4.06. Use of Agents................................................ 117

                           ARTICLE V THE CERTIFICATES

SECTION 5.01. The Certificates............................................. 118
SECTION 5.02. Registration of Transfer and Exchange of Certificates........ 118
SECTION 5.03. Book-Entry Certificates...................................... 124
SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates............ 125
SECTION 5.05. Persons Deemed Owners........................................ 125

       ARTICLE VI THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                    AND THE CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01. Liability of Depositor, Master Servicer and Special
                Servicer................................................... 126
SECTION 6.02. Merger, Consolidation or Conversion of Depositor or
                Master Servicer or Special Servicer........................ 126
SECTION 6.03. Limitation on Liability of Depositor, Master Servicer
                and Special Servicer....................................... 127
SECTION 6.04. Resignation of Master Servicer and the Special Servicer...... 127
SECTION 6.05. Rights of Depositor and Trustee in Respect of
                Master Servicer and the Special Servicer................... 128
SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                Cooperate with Trustee..................................... 129
SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
                with Master Servicer....................................... 129
SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate
                with Special Servicer...................................... 129
SECTION 6.09. Designation of Special Servicer by the Controlling
                Class...................................................... 129
SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                Certificate................................................ 130

                               ARTICLE VII DEFAULT

SECTION 7.01. Events of Default............................................ 133
SECTION 7.02. Trustee to Act; Appointment of Successor..................... 136
SECTION 7.03. Notification to Certificateholders........................... 137

SECTION 7.04. Waiver of Events of Default.................................. 138
SECTION 7.05. Additional Remedies of Trustee Upon Event of Default......... 138

                       ARTICLE VIII CONCERNING THE TRUSTEE

SECTION 8.01. Duties of Trustee............................................ 139
SECTION 8.02. Certain Matters Affecting Trustee............................ 140
SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of
                Certificates or Mortgage Loans............................. 141
SECTION 8.04. Trustee May Own Certificates................................. 142
SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
                Trustee.................................................... 142
SECTION 8.06. Eligibility Requirements for Trustee......................... 142
SECTION 8.07. Resignation and Removal of Trustee........................... 143
SECTION 8.08. Successor Trustee............................................ 144
SECTION 8.09. Merger or Consolidation of Trustee........................... 145
SECTION 8.10. Appointment of Co-Trustee or Separate Trustee................ 145
SECTION 8.11. Appointment of Custodians.................................... 146
SECTION 8.12. Appointment of Authenticating Agents......................... 147
SECTION 8.13. Appointment of Paying Agent.................................. 148
SECTION 8.14. Appointment of REMIC Administrators.......................... 148
SECTION 8.15. Access to Certain Information................................ 149
SECTION 8.16. Representations and Warranties of Trustee.................... 149
SECTION 8.17. Reports to the Securities and Exchange Commission;
                Available Information...................................... 150

                             ARTICLE IX TERMINATION

SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                Mortgage Loans............................................. 153
SECTION 9.02. Additional Termination Requirements.......................... 158

                      ARTICLE X ADDITIONAL REMIC PROVISIONS

SECTION 10.01. REMIC Administration........................................ 160

                       ARTICLE XI MISCELLANEOUS PROVISIONS

SECTION 11.01. Amendment................................................... 165
SECTION 11.02. Recordation of Agreement; Counterparts...................... 167
SECTION 11.03. Limitation on Rights of Certificateholders.................. 167
SECTION 11.04. Governing Law............................................... 168
SECTION 11.05. Notices..................................................... 168
SECTION 11.06. Severability of Provisions.................................. 169
SECTION 11.07. Grant of a Security Interest................................ 169
SECTION 11.08. Streit Act.................................................. 169
SECTION 11.09. Successors and Assigns; Beneficiaries....................... 170

SECTION 11.10. Article and Section Headings................................ 170
SECTION 11.10. Notices to Rating Agencies.................................. 170
SECTION 11.11. Complete Agreement.......................................... 171



                                    EXHIBITS

             Exhibit Description                         Exhibit No.                      Section Reference
             -------------------                         -----------                      -----------------
Form of Class A-1 Certificate                                A-1                Section 1.01 Definition of "Class
                                                                                A-1 Certificate"

Form of Class A-2 Certificate                                A-2                Section 1.01 Definition of "Class
                                                                                A-2 Certificate"

Form of Class A-3 Certificate                                A-3                Section 1.01 Definition of "Class
                                                                                A-3 Certificate"

Form of Class IO Certificate                                 A-4                Section 1.01 Definition of "Class IO
                                                                                Certificate"

Form of Class B Certificate                                  A-5                Section 1.01 Definition of "Class B
                                                                                Certificate"

Form of Class C Certificate                                  A-6                Section 1.01 Definition of "Class C
                                                                                Certificate"

Form of Class D Certificate                                  A-7                Section 1.01 Definition of "Class D
                                                                                Certificate"

Form of Class E Certificate                                  A-8                Section 1.01 Definition of "Class E
                                                                                Certificate"

Form of Class F Certificate                                  A-9                Section 1.01 Definition of "Class F
                                                                                Certificate"

Form of Class G Certificate                                  A-10               Section 1.01 Definition of "Class G
                                                                                Certificate"

Form of Class H Certificate                                  A-11               Section 1.01 Definition of "Class H
                                                                                Certificate"

Form of Class R-I Certificate                                A-12               Section 1.01 Definition of "Class
                                                                                R-I Certificate"

Form of Class R-II Certificate                               A-13               Section 1.01 Definition of "Class
                                                                                R-II Certificate"

Form of Class R-III Certificate                              A-14               Section 1.01 Definition of "Class
                                                                                R-III Certificate"


             Exhibit Description                         Exhibit No.                      Section Reference
             -------------------                         -----------                      -----------------
Mortgage Loan Schedule                                        B                 Section 1.01 Definition of "Mortgage
                                                                                Loan Schedule"

Form of Schedule of Exceptions to Mortgage                    C                 Section 2.02(a)
File Delivery

Form of Master Servicer Request for Release                  D-1                Section 1.01 Definition of "Request for
                                                                                Release"; Section 2.03(b); Section
                                                                                3.10(a); and Section 3.10(b)

Form of Special Servicer Request for Release                 D-2                Section 1.01 Definition of "Request for
                                                                                Release"; Section 3.10(b)

Calculation of NOI/Debt Service Coverage Ratios              E-1                Section 1.01 Definition of "Net
                                                                                Operating Income"; Section 3.12(b

Form of Updated Mortgage Loan Schedule                       E-2                Section 3.12(c); and Section 4.02(b)

Copy of Letter of Representations among                       F                 Section 4.01(d)
Depositor, Trustee and initial Depository

Form of Certificate from Holder (Transferor)                 G-1                Section 5.02(b)
of a Certificate to the Certificate Registrar

Form of Certificate from Proposed Transferee                 G-2                Section 5.02(b)
of a Certificate to Certificate Registrar

Form of Certificate from Proposed Transferee                 G-3                Section 5.02(b)
of a Certificate to Certificate Registrar for
non-QIBs

Form of Certificate (to Certificate                           H                 Section 5.02(c)
Registrar) by Prospective Transferor that it
is not a Plan or certain other Persons


             Exhibit Description                         Exhibit No.                      Section Reference
             -------------------                         -----------                      -----------------

Form of Transfer Affidavit and Agreement                     I-1                Section 5.02(d)(i)(B)
regarding Class R-I Certificates

Form of Transferor Certificate regarding                     I-2                Section 5.02(d)(i)(D)
Class R-I, R-II and R-III Certificates

Form of Notice and Acknowledgment                            J-1                Section 6.09

Form of Acknowledgment of Proposed Special                   J-2                Section 6.09
Servicer

Form of UCC-1 financing statement                             K                 Section 11.07

Form of Schedule of Holders of each Class of                  L                 Section 4.02(a)
Regular Certificates

Form of Master Servicer/Special Servicer                      M                 Section 4.02(b)
Collection Report

     This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of November 1, 1996, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Master Servicer, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, as Special Servicer, and STATE STREET BANK AND TRUST COMPANY, as Trustee.

                             PRELIMINARY STATEMENT:

     The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (as defined herein) and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. Except as provided below, each of the "regular interests" in REMIC I (each, a "REMIC I Regular Interest") will relate to a specific Mortgage Loan. Each such REMIC I Regular Interest will have a remittance rate equal to the Net Mortgage Rate (as defined herein) of the Mortgage Loan to which such REMIC I Regular Interest relates, an initial uncertificated stated principal amount equal to the Cut-off Date Balance (as defined herein) of the Mortgage Loan to which such REMIC I Regular Interest relates and a latest possible maturity date that corresponds to the Stated Maturity Date of the Mortgage Loan to which such REMIC I Regular Interest relates.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, remittance rate (the "REMIC II Remittance Rate"), the initial Uncertificated Principal Balance and latest possible maturity date for each of the "regular interests" in REMIC II (the "REMIC II Regular Interests"). None of the REMIC II Regular Interests will be certificated.

                                      -2-

                Corresponding
                  REMIC III               REMIC II              Initial Uncertificated             Rated Final
Designation      Certificate            Remittance Rate           Principal Balance           Distribution Date(2)
-----------      -----------            ---------------           -----------------           ---------------------
     R           Class A-1                Variable(1)                 $311,042,000            November 21, 2028(3)
     S           Class A-2                Variable(1)                 $130,587,000            November 21, 2028(3)
     T           Class A-3                Variable(1)                 $343,805,000            November 21, 2028(3)
     U           Class B                  Variable(1)                 $ 68,299,000            November 21, 2028(3)
     V           Class C                  Variable(1)                 $ 62,607,000            November 21, 2028(3)
     W           Class D                  Variable(1)                 $ 56,915,000            November 21, 2028(3)
     X           Class E                  Variable(1)                 $ 28,458,000            November 21, 2028(3)
                                                                      ------------
     Y           Classes F, G & H         Variable(1)                 $136,595,859            November 21, 2028(3)

----------

(1)  Calculated in accordance with the definition of "REMIC II Remittance Rate".

(2) Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii).

(3) Set to the date that is two years after the first Distribution Date that follows the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest amortization term scheduled maturity date.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC III. The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, pass-through rate (the "Pass-Through Rate"), initial aggregate stated principal amount (the initial "Class Principal Balance") and latest possible maturity date for each of the Regular Certificates.

                                      -3-

  Class                                                   Initial Class                 Rated Final
Designation             Pass-Through Rate (1)            Principal Balance          Distribution Date (3)
-----------             ---------------------            -----------------          ---------------------
Class A-1                         6.69%                   $311,042,000               November 21, 2028(4)
Class A-2                         6.82%                   $130,587,000               November 21, 2028(4)
Class A-3                         6.96%                   $343,805,000               November 21, 2028(4)
Class B                           6.96%                   $ 68,299,000               November 21, 2028(4)
Class C                           6.96%                   $ 62,607,000               November 21, 2028(4)
Class D                           6.96%                   $ 56,915,000               November 21, 2028(4)
Class E                           6.96%                   $ 28,458,000               November 21, 2028(4)
                                                          ------------
Class IO                           (2)                            (2)                November 21, 2028(4)
Class F                           6.96%                   $ 62,607,000               November 21, 2028(4)
Class G                           6.96%                   $ 39,841,000               November 21, 2028(4)
Class H                           6.96%                   $ 34,147,859               November 21, 2028(4)
                                  ----

----------

(1)  Calculated in accordance with the definition of "Pass-Through Rate".

(2) The Class IO Certificates will not have specified Class Principal Balances, and will not be entitled to receive distributions of principal, but will be entitled to receive payments of interest in an amount equal to the sum of the interest accrued on the Component Notional Amount of each of its three Components.

(3) Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii).

(4) Set to the date that is two years after the Distribution Date that follows the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest amortization term.

     The aggregate Cut-off Date Balance (as defined herein) of the Mortgage Loans, the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests, the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests and the aggregate Class Principal Balance of the respective Classes of Certificates evidencing "regular interests" in REMIC III will in each case be $1,138,308,859.

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                      -4-
                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms.

     Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "Accrued Certificate Interest": With respect to any Class of Regular Certificates (other than the Class IO Certificates) for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates, accrued on the related Class Principal Balance (as adjusted by any Appraisal Reduction Amount) outstanding immediately prior to such Distribution Date. With respect to the Class IO Certificates for any Distribution Date, the sum of Accrued Component Interest for each of its Components for such Distribution Date. Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Accrued Component Interest": With respect to the Class IO Certificates and each Component thereof for any Distribution Date, the sum of one month's interest at the Pass-Through Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component, outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulation Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

     "Additional Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Special Servicer pursuant to Section 3.11(c).

     "Additional Servicing Fee Rate": With respect to any Distribution Date, 0.04% per annum.

     "Additional Trust Fund Expense": Any Principal Recovery Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer and the Special Servicer on Advances, as well as any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (viii),
(ix), (xi), (xii) and (xiii) of Section 3.05(a) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account or (y) pursuant to clause (ii) or any of clauses (iv) through (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by

Section 4.04 no such expense shall have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account or the Distribution Account, as the case may be.

     "Advance": Any P&I Advance or Servicing Advance.

     "Adverse REMIC Event": As defined in Section 10.01(i).

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Appraisal Reduction Amount": The excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which a Required Appraisal is obtained (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and Additional Trust Fund Expenses in respect of such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes (net of any amounts escrowed therefor) and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property over (b) the Required Appraisal Value.

     "Appraisal Reduction Amount Shortfall": The product of an Appraisal Reduction Amount and the Pass-Through Rate applicable to the Class of Certificates to which such Appraisal Reduction Amount has been allocated.

     "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent appraisal or update thereof that is contained in the related Servicing File.

     "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

     "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full on or before such date and no other Liquidation Event has occurred in respect thereof) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to pay in accordance with the amortization schedule in effect prior to its Stated Maturity Date and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

     "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12.

     "Available Distribution Amount": With respect to any Distribution Date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Certificate Account,
(ii) the aggregate amount of any P&I Advances made by the Master Servicer for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account during the month of such Distribution Date, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), and (iv) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, net of (b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the (A) Certificate Account pursuant to clauses (ii)-(xv) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses (iii) and (viii) of Section 3.05(b), (iii) any amounts payable or reimbursable to the Trustee from the Distribution Account pursuant to clauses (ii) and clauses (iv) through (vi) of Section 3.05(b), (iv) Prepayment Premiums and Yield Maintenance Charges, and (v) any amounts deposited in the Certificate Account or the Distribution Account in error.

     "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

     "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

     "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

     "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

     "Breach": As defined in Section 2.03(a).

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or in each of the cities in which the Corporate Trust Office of the Trustee or the Master Servicer is located, are authorized or obligated by law or executive order to remain closed.

     "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate": Any one of the Depositor's Mortgage Pass-Through Certificates, Series 1996-C2, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

     "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "First Union National Bank of North Carolina, as Master Servicer for State Street Bank and Trust Company, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C2".

     "Certificate Factor": With respect to any Class of Regular Certificates (other than the Class IO Certificates), as of any date of determination, a fraction, expressed as a decimal carried to six places, the numerator of which is the then current Class Principal Balance of such Class of Regular Certificates, as the case may be, and the denominator of which is the related Original Class Principal Balance.

     "Certificate Notional Amount": The sum of the Component Notional Amounts with respect to Component IO-1, Component IO-2a and Component I0-2b, respectively.

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

     "Certificate Principal Balance": With respect to any Regular Certificate (other than a Class IO Certificate), as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

     "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Non-United States Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer or the Trustee in its respective capacity as such (except with respect to amendments referred to in Sections 3.20(d) and 11.01 hereof and any consent approval or waiver relating to the Majority Subordinate Certificate holder), any Certificate registered in the name of the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

     "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class H Certificate": Any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class IO Certificate": Any one of the Certificates with a "Class IO" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class Prepayment Percentage": With respect to any Distribution Date and any of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, the percentage obtained by dividing the portion, if any, of the Principal Distribution Amount distributed to the respective Class of Certificates on such

Distribution Date, by the total Principal Distribution Amount distributed to all Classes of Certificates on such Distribution Date.

     "Class Principal Balance": The aggregate principal amount of any Class of Regular Certificates (other than the Class IO Certificates) outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each such Class of Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a).

     "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

     "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

     "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

     "Closing Date": November 25, 1996.

     "Code": The Internal Revenue Code of 1986.

     "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date.

     "Collection Report": The monthly report, part of which is to be prepared by the Master Servicer and part of which is to be prepared by the Special Servicer, to be delivered to the Trustee and the Depositor pursuant to Section 4.02(b).

     "Component IO-1": One of three components of the Class IO Certificates having a Component Notional Amount equal to the aggregate Stated Principal Balance of the Mortgage Loans.

     "Component IO-2a": One of three components of the Class IO Certificates having a Component Notional Amount equal to the then current Class Principal Balance of the Class A-1 Certificates as of any date of determination.

     "Component IO-2b": One of three components of the Class IO Certificates having a Component Notional Amount equal to the then current Class Principal Balance of the Class A-2 Certificates as of any date of determination.

     "Component": Each of Component IO-1, Component IO-2a and Component IO-2b, and collectively, the "Components".

     "Component Notional Amount": The notional principal amount on which any of Component IO-1, Component IO-2a or Component IO-2b accrues interest.

     "Controlling Class": As of any date of determination, the Class of Certificates outstanding, other than the Residual Certificates or the Class IO Certificates, (a) which bear the latest alphabetical Class designation and (b) the Class Principal Balance of which is greater than 25% of the Original Class Principal Balance thereof; provided, however, that if no such Class of Certificates has a Class Principal Balance greater than 25% of its Original Class Balance, the Controlling Class shall be the Class of Certificates (other than the Residual Certificates or the Class IO Certificates) bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1, Class A-2 and Class A-3 Certificates shall be deemed a single Class of Certificates.

     "Controlling Class Representative": As defined in Section 6.09.

     "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 225 Franklin Street, 5th Floor, Boston, Massachusetts 02110.

     "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan".

     "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor or an Affiliate of the Depositor. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

     "Cut-off Date": November 1, 1996.

     "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Scheduled Payments due on or before such date, whether or not received.

     "DCR": Duff Phelps Credit Rating Co. or its successor in interest. If neither such rating agency nor any successor remains in existence, "DCR" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Duff & Phelps Credit Rating Co. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination.

     "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment) or is delinquent thirty days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     "Definitive Certificate": As defined in Section 5.03(a).

     "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

     "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to any Distribution Date, the 12th day of the month in which such Distribution Date occurs, or if such 12th day is not a Business Day, the Business Day immediately preceding.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distributable Certificate Interest": With respect to any Class of Regular Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates for such Distribution Date.

     "Distribution Account": The segregated account or accounts created and maintained by the Paying Agent on behalf of the Trustee pursuant to Section 3.04(b) which shall be entitled "State Street Bank and Trust Company, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C2."

     "Distribution Date": The 21st day of any month, or if such 21st day is not a Business Day, the Business Day immediately following, commencing in December, 1996.

     "Distribution Date Statement": As defined in Section 4.02(a).

     "Document Defect": As defined in Section 2.03(a).

     "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due;
(ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

     "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and with respect to deposits held for 30 days or more in such account the (a) long-term deposit or unsecured debt obligations of (or of such institution's parent holding company) which are rated "AA" by Fitch (if then rated by Fitch), "AA-" by Standard & Poor's, and "A" by DCR (if then rated by DCR) or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, at any time such funds are on deposit therein, or with respect to deposits held for less than 30 days in such account the (b) short-term deposits of which (or of such institution's parent holding company) are rated F-1+, D-1+ and A-1 by Fitch (if then rated by Fitch), DCR (if then rated by DCR) and Standard & Poor's, respectively, or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies at any time such funds are on deposit therein, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

     "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (a) (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially
Serviced Mortgage Loans as to which the related Mortgaged Property is multi-family property, or (ii) the Servicing Standards, in the case of any other Specially Serviced Mortgage Loans, and (b) the American Society for Testing and Materials.

    "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow or reserve has been created in respect of the related Mortgaged Property.

     "Event of Default": One or more of the events described in Section 7.01(a).

     "Exchange Act": Securities Exchange Act of 1934, as amended.

     "Extension Adviser": State Street Bank and Trust Company, or after its resignation or removal to its successor selected pursuant to Section 3.25(a).

     "Extension Adviser Fee": As defined in Section 3.25(h).

     "FDIC": Federal Deposit Insurance Corporation or any successor.

     "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

     "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by the Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor or the Master Servicer pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

     "First Union Capital": First Union Capital Markets Corp. or its successor in interest.

     "Fitch": Fitch Investors Service, L.P. or its successor in interest. If neither such rating organization nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "FNMA": Federal National Mortgage Association or any successor.

     "Ground Lease": As defined in Section 2.01(e)(xix) hereof.

     "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

     "Holder": A Certificateholder.

     "HUD-Approved Servicer": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

     "Impound Reserve": As defined in Section 3.16(c) hereof.

     "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof, as the case may be.

     "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

     "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of

Treasury regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

     "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

     "Interested Person": The Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

     "Investment Account": As defined in Section 3.06(a).

     "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

     "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

     "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement; or (iv) such Mortgage Loan is purchased by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor or the Master

Servicer pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Depositor or the Master Servicer pursuant to
Section 9.01.

     "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Subordinate Certificateholder pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement; or (vi) the purchase of a Mortgage Loan or REO Property by the Depositor or the Master Servicer pursuant to Section 9.01.

     "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

     "Majority Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to the Class of outstanding Regular Certificates (other than the Class IO Certificates) with the latest alphabetical Class designation; provided, however, that if there is no Holder of Certificates entitled to greater than 50% of the Voting Rights of such Class, the single Holder of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Subordinate Certificateholder, the Class A-1, Class A-2 and Class A-3 Certificates shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

     "Master Servicer": First Union National Bank of North Carolina, its successor in interest, or any successor master servicer appointed as herein provided.

     "Master Servicer Strip": The right of First Union National Bank of North Carolina or its successors and assigns as Master Servicer hereunder to receive, on each Distribution Date, monthly interest at the Master Servicer Strip Rate from collections on the Stripped Mortgage Loan, which right shall not be part of REMIC I, REMIC II or REMIC III.

The Master Servicer Strip shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be distributed pursuant to
Section 3.05(a)(xv).

     "Master Servicer Strip Rate": With respect to any Distribution Date, 0.125% per annum with respect to the Stripped Mortgage Loan.

     "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a).

     "Master Servicing Fee Rate": With respect to each Mortgage Loan, the annual rate set forth therefor in the Mortgage Loan Schedule.

     "Merrill Lynch": Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor in interest.

     "Monthly Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment of principal and interest or interest only on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

     "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the related Mortgaged Property.

     "Mortgage File": With respect to any Mortgage Loan, collectively the following documents:

        (i) the original executed Mortgage Note, endorsed (without recourse, representation or warranty, express or implied) to the order of State Street Bank and Trust Company, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C2;

       (ii) an original or copy of the Mortgage and of any intervening assignments thereof, in each case with evidence of recording indicated thereon;

      (iii) an original or copy of any related Assignment of Leases (with recording information indicated thereon), if such item is a document separate from the Mortgage;

       (iv) an original executed assignment of the Mortgage, any related Assignment of Leases (if such item is a document separate from the Mortgage), and any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of State Street Bank and Trust Company, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C2, in recordable form;

        (v) an original assignment of all unrecorded documents relating to the Mortgage Loan, in favor of State Street Bank and Trust Company, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C2;

       (vi) originals or copies of any written modification agreements in those instances where the terms or provision of the Mortgage or Mortgage Note have been modified;

      (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and

     (viii) any filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3 assignment, as appropriate, in favor of State Street Bank and Trust Company, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C2;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clause
(vi) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

     "Mortgage Loan": Each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

     "Mortgage Loan Purchase Agreements": Those certain Mortgage Loan Purchase Agreements, each dated as of November 1, 1996, between the Depositor and the respective Mortgage Loan Seller and relating to the transfer of the related Mortgage Loans to the Depositor.

     "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

        (i) the Mortgage Loan number;

       (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

      (iii) the Cut-off Date Balance;

       (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

        (v) the Mortgage Rate;

       (vi) the (A) remaining term to stated maturity and (B) the Stated Maturity Date;

      (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

     (viii) whether the Mortgage Loan is secured by a Ground Lease;

       (ix) the Master Servicing Fee Rate and Master Servicer Strip Rate, if any;

        (x) the Additional Servicing Fee Rate; and

       (xi) the related Mortgage Loan Seller.

     "Mortgage Loan Seller": Each of Merrill Lynch Mortgage Capital Inc. or its successor in interest and First Union National Bank of North Carolina or its successor in interest.

     "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

     "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

     "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date but giving effect to any modification thereof as contemplated by Section 3.20; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

     "Mortgaged Property": The property subject to the lien of a Mortgage.

     "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

     "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls.

     "Net Investment Earnings": With respect to the Certificate Account, the Distribution Account or the REO Account (if any) for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

     "Net Investment Loss": With respect to the Certificate Account, the Distribution Account or the REO Account (if any) for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

     "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate, the related Master Servicing Fee Rate, the Master Servicer Strip Rate, if any, and the Additional Servicing Fee Rate; provided that if the related Mortgage Rate has been modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, the Net Mortgage Rate for such Mortgage Loan or REO Loan shall be calculated without regard to such event.

     "Net Operating Income": As defined in and determined in accordance with the provisions of Exhibit E-1 attached hereto.

     "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed, modified or extended on behalf of REMIC I if REMIC I has the right to renegotiate the terms of such lease.

     "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

     "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan that, as determined by the Master Servicer in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Loan.

     "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan that, as determined by the Master Servicer or the Special Servicer in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Property.

     "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class F, Class G, Class H, Class R-I, Class R-II or Class R-III Certificate.

     "Non-United States Person": Any person other than a United States Person.

     "Officers' Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be.

     "Opinion of Counsel": A written opinion of counsel (which counsel shall be Independent of the Depositor, the Master Servicer and the Special Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be.

     "Original Component Notional Amount": With respect to each Component, the initial Component Notional Amount thereof as of the Closing Date equal to $1,138,308,895, with respect to Component IO-1, $311,042,000 with respect to Component IO-2a, and $130,587,000 with respect to Component IO-2b.

     "Original Class Principal Balance": With respect to any Class of Regular Certificates (other than the Class IO Certificates), the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

     "OTS": The Office of Thrift Supervision or any successor thereto.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Rate": With respect to:

        (i) the Class A-1 Certificates for any Distribution Date, 6.69%;

       (ii) the Class A-2 Certificates for any Distribution Date, 6.82%;

      (iii) the Class A-3 Certificates for any Distribution Date, 6.96%;

       (iv) the Class B Certificates for any Distribution Date, 6.96%;

        (v) the Class C Certificates for any Distribution Date, 6.96%;

       (vi) the Class D Certificates for any Distribution Date, 6.96%;

      (vii) the Class E Certificates for any Distribution Date, 6.96%;

     (viii) the Class F Certificates for any Distribution Date, 6.96%;

       (ix) the Class G Certificates for any Distribution Date, 6.96%;

        (x) the Class H Certificates for any Distribution Date, 6.96%;

       (xi) Component IO-1 for any Distribution Date, the REMIC II Remittance Rate for such Distribution Date minus 6.96%;

      (xii) Component IO-2a for any Distribution Date, .27%; and

     (xiii) Component IO-2b for any Distribution Date, .14%.

     "Paying Agent": The paying agent appointed pursuant to Section 8.13. If no such paying agent has been appointed or if such paying agent has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Paying Agent.

     "Penalty Interest": With respect to any Mortgage Loan (or successor REO
Loan), any amounts collected thereon, other than late payment charges, or Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest in excess of interest on the Stated Principal Balance of such Mortgage Loan (or successor REO Loan) accrued at the related Mortgage Rate.

     "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount of such Certificate as of the

Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or original Certificate Notional Balance of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

       (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If rated, such an obligation should not have an "r" highlighter affixed to its rating by Standard & Poor's. Interest may either by fixed or variable. Interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

      (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating category of each of Fitch, if rated by Fitch, DCR and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item should not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot very or change. Interest may either by fixed or variable, and should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

     (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of Fitch, if rated by Fitch, DCR and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item should not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot very or change. Interest may either be fixed or variable, and should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

      (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of Fitch, if rated by Fitch, DCR and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper should not have an "r" highlighter affixed to its rating by Standard & Poor's and by its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot very or change. Interest may either by fixed or variable. Interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

     (v) units of money market funds rated in the highest rating category of Fitch, if rated by Fitch, and DCR and AAAm or AAAm-G by Standard & Poor's (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which maintain a constant net asset value;

     (vi) any other obligation or security acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

     "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Phase I Environmental Assessment": A "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the FNMA Multifamily Guide, as amended from time to time.

     "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer pursuant to Section 4.03(a) and (b).

     "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

     "Plurality Residual Certificateholder": As to any taxable year of REMIC I, REMIC II or REMIC III, the Holder of Certificates entitled to the largest percentage of the Voting Rights allocated to the related Class of Residual Certificates.

     "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus).

     "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Trustee Fee, Master Servicing Fee and Additional Servicing
Fee) accrued on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected.

     "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor, that would have accrued at a rate per annum equal to the Net Mortgage Rate for such Mortgage Loan on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

     "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

     "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Master Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee in writing of its selection.

     "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any amounts described in clause (d) below) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered and any amounts to be distributed as interest on any Class of Certificate in respect of a recovery of an Appraisal Reduction Amount;

          (d) the aggregate of all Liquidation Proceeds and Insurance Proceeds that were received on the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Scheduled Payments in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period;

          (f) with respect to any REO Properties, the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (g) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date pursuant to Section 4.01; and

          (h) any amounts not otherwise distributed as interest on any Class of Certificates in respect of an Appraisal Reduction Amount.

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Principal Recovery Fee": With respect to each Specially Serviced Mortgage Loan, Corrected MortgageLoan and REO Loan, the fee payable to the Special Servicer out of certain related principal recoveries pursuant to the second paragraph of Section 3.11(c).

     "Prospectus": The prospectus dated November 20, 1996, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

     "Prospectus Supplement": The prospectus supplement dated November 20, 1996 relating to the Registered Certificates.

     "Purchase Price": With respect to any Mortgage Loan to be purchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor or the Master Servicer pursuant to Section 9.01 or to be otherwise sold pursuant to Section 3.18(d), a cash price equal to the outstanding Stated Principal Balance of such Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase plus any accrued interest on P&I Advances, and (b) all related and unreimbursed Servicing Advances plus any accrued interest thereon; provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

     "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

     "Rating Agency": Each of Fitch, DCR and Standard & Poor's.

     "Realized Loss": With respect to: (1) each Defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, plus (c) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each Defaulted Mortgage Loan as to which any portion of the principal payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal so canceled; and (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

     "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E or Class IO Certificate.

     "Regular Certificate": Any REMIC III Certificate other than a Class R-III Certificate.

     "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

     "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

     "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, consisting of:
(i) the Mortgage Loans as
from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date (excluding the Master Servicer Strip), together with all documents included in the related Mortgage Files and any Escrow Payments and Reserve Funds; (ii) any REO Property acquired in respect of a Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account and, if established, the REO Account; and (iv) the rights of the Depositor under
Section 3 of each of the Mortgage Loan Purchase Agreements.

     "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

     "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, the Net Mortgage Rate in effect for the related Mortgage Loan (or any successor REO Loan), other than a Discount Mortgage Loan, to which such REMIC I Regular Interest relates as of the commencement of the Collection Period for such Distribution Date.

     "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

     "REMIC II Regular Interest": Any of the eight separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

     "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest for any Distribution Date, the Weighted Average Effective REMIC I Remittance Rate for such Distribution Date.

     "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates pursuant to Section 2.08, with respect to which a separate REMIC election is to be made.

     "REMIC III Certificate": Any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class IO or Class R-III Certificate.

     "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

     "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "CRIIMI MAE Services Limited Partnership, as Special Servicer, in trust for registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C2".

     "REO Acquisition": The acquisition of any REO Property pursuant to Section 3.09.

     "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(d).

     "REO Extension": As defined in Section 3.16(a).

     "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemedto have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer or the Special Servicer in respect of the predecessor

Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer or the Special Servicer, as the case may be, in respect of an REO Loan.

     "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

     "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

     "REO Tax": As defined in Section 3.17(a).

     "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

     "Required Appraisal": With respect to each Required Appraisal Mortgage Loan, an Independent appraisal, prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the Appraisal Institute of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer.

     "Required Appraisal Mortgage Loan": Each Mortgage Loan that (i) is sixty
(60) days or more delinquent in respect of any Monthly Payments, (ii) becomes an REO Loan or (iii) has been modified by the Special Servicer to reduce the amount of any Monthly Payment (other than a Balloon Payment).

     "Required Appraisal Loan Value": As defined in Section 4.04(c).

     "Required Appraisal Value": An amount equal to 90% of the Appraised Value (net of any prior liens and estimated liquidation expenses) of the Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or any letter update of such Required Appraisal; and provided further that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

     "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

     "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for repairs and/or capital improvements to the related Mortgaged Property.

     "Residual Certificate": A Class R-I, Class R-II or Class R-III Certificate.

     "Responsible Officer": When used with respect to the Trustee, any officer or assistant officer in the Corporate Trust Department of the Trustee, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

     "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled monthly payment of principal and interest on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, but without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, and assuming that each prior Scheduled Payment has been made in a timely manner.

     "Securities Act": The Securities Act of 1933, as amended.

     "Senior Certificate": Any Class A-1, Class A-2, Class A-3 or Class IO Certificate.

     "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

     "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicer and the Special Servicer, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal and (f) the operation, management, maintenance and liquidation of any REO Property, including appraisals. Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, which shall include costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses.

     "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee, the Special Servicing Fee and the Additional Servicing Fee.

     "Servicing File": Any documents (other than documents required to be part of the related Mortgage File) in the possession of the Depositor and relating to the origination and servicing of any Mortgage Loan, including appraisals, surveys, engineering reports and environmental reports.

     "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

     "Servicing Standard": To service and administer the Mortgage Loans: (A) (i) with the same care, skill and diligence with which prudent institutional commercial mortgage lenders and loan servicers service similar mortgage loans or
(ii) in the same manner in which the Master Servicer or Special Servicer, as the case may be, administers similar mortgage loans for its own account, whichever is higher, and (B) with a view to (i) the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, (ii) if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate), without regard to any obligation to cure a breach of any representation or warranty under this Agreement or to repurchase any Mortgage Loan to cure a breach of any such representation or warranty and notwithstanding any conflict of interest which may arise with respect to: (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) any obligation of the Master Servicer and the Special Servicer to make Advances; (iv) the adequacy of or the right to receive its or its affiliates' compensation for its services or reimbursement of costs under this Agreement or with respect to any particular transaction; and (v) its ownership, servicing or management for others of any other mortgage loans or properties.

     "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

     "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

     "Special Servicer": CRIIMI MAE Services Limited Partnership, its successor in interest, or any successor special servicer appointed as herein provided.

     "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

     "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

     "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events have occurred:

     (a) the related Mortgagor shall have failed to make any Monthly Payment, which failure continues unremedied for 45 days (or, in the case of a Balloon Payment, if the Master Servicer receives written evidence from an institutional lender of such lender's commitment to refinance such Mortgage Loan and the related Mortgagor continues to make monthly payments of principal and interest in an amount at least equal to the Monthly Payment due on the Due Date immediately preceding the scheduled maturity date, such longer period (not to exceed 120 days) within which such refinancing will occur); or

     (b) the Master Servicer shall have determined, in its good faith reasonable judgment, based on communications with the related Mortgagor, that a default in making a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer has received written evidence from an institutional lender of such lender's commitment to refinance such Mortgage Loan and if the Master Servicer reasonably expects the related Mortgagor to continue to make monthly payments of principal and interest in an amount at least equal to the Monthly Payment due on the Due Date immediately preceding the scheduled maturity date, such longer period (not to exceed 120 days) within which such refinancing will occur); or

     (c) there shall have occurred a default (other than as described in clause
         (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); or

     (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

     (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

     (w) with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

     (x) with respect to the circumstances described in clauses (b), (d), (e) and (f) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and
         (f), no later than the entry of an order or decree dismissing such proceeding;

     (y) with respect to the circumstances described in clause (c) above, when such default is cured; and

     (z) with respect to the circumstances described in clause (g) above, when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(c).

     "State and Local Taxes": Taxes imposed by the states of New York, Massachusetts, Delaware, Maryland and North Carolina and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

     "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20.

     "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), the Cut-off Date Balance of such Mortgage Loan, as reduced on each Distribution Date (to not less than zero) by (i) all payments (or advances in lieu thereof) and other collections of principal of such Mortgage Loan (or successor REO Loan) that are distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss and Additional Trust Fund Expenses incurred in respect of such Mortgage Loan (or successor or REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

     "Stripped Mortgage Loan": Mortgage Loan No. 23 set forth on the Mortgage Loan Schedule.

     "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class R-I, Class R-II or Class R-III Certificate.

     "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

     "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in
Section 3.22.

     "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Residual Certificateholder.

     "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

     "Transaction Screen Process": An environmental assessment conducted in accordance with the Standard Practice for Environmental Site Assessments:
Transaction Screen Process E 1528-93 (American Society for Testing and Materials
1993).

     "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

     "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II and REMIC III.

     "Trustee": State Street Bank and Trust Company, its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee Rate": 0.005% per annum.

     "Trustee Liability": As defined in Section 8.05(b).

     "Trustee's Fee": The fee designated as such and payable to the Trustee pursuant to Section 8.05.

     "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

     "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

     "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date and, to the extent permitted under applicable law, also on any Uncertificated Accrued Interest in respect of such REMIC I Regular Interest from prior Distribution Dates that was not previously deemed paid. With respect to any REMIC II Regular Interest, for any Distribution Date, one month's interest at the REMIC II Remittance Rate, accrued on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date. Uncertificated Accrued Interest in respect of any REMIC I Regular Interest or any REMIC II Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

     "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by (a) the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interest for such Distribution Date and (b) with respect to any REMIC I Regular Interest to which an Appraisal Reduction Amount has been allocated, any Appraisal Reduction Amount Shortfall. With respect to any REMIC II Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for such Distribution Date.

     "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Balance of the related Mortgage Loan and the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial stated principal amount. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(h), and shall be further reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(i), and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04.

     "Underwriter": Each of Merrill Lynch and First Union Capital.

     "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     "Updated Mortgage Loan Schedule": The monthly loan schedule to be prepared by the Special Servicer and delivered to the Trustee and the Depositor pursuant to Section 3.12(c), which monthly loan schedule shall be substantially in the form of Exhibit E-2.

     "USAP": The Uniform Single Audit Program for Mortgage Bankers.

     "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates in proportion to the respective Class Principal Balances of their Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for the purpose of determining the Voting Rights of the Classes of Certificates, the aggregate Appraisal Reduction Amount (determined as set forth herein) shall be treated as Realized

Losses with respect to the calculation of the Certificate Principal
Balances thereof. In addition, if either the Master Servicer or the Special Servicer is the holder of any Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer.

     "Weighted Average Effective REMIC I Remittance Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective REMIC I Remittance Rates in respect of the REMIC I Regular Interests for such Distribution Date, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to such Distribution Date.

     "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges."

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

            SECTION 2.01. Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans (excluding the Master Servicer Strip), (ii) Section 3 of each of the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and the Special Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by either Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the respective Mortgage Loan Purchase Agreement and this Section 2.01 (b).

            (c) The Trustee shall, at the Depositor's expense and direction, as to each Mortgage Loan, promptly (and in any event within 30 days following the Closing Date) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent delivered to the Custodian, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents relating to the Mortgage Loan, in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and delivered to the Custodian and referred to in clause (viii) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Custodian following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Custodian following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Custodian shall obtain therefrom a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the appropriate Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

            (d) All documents and records in the possession of the Depositor or the Mortgage Loan Sellers that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer or such other Person as may be directed by the Master Servicer (at the expense of the Depositor or the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer hereunder and not required to be delivered to the Master Servicer.

            (e) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall deliver to the Custodian and the Special Servicer on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

            SECTION 2.02. Acceptance of REMIC I by Trustee.

            (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of its right, title and interest in the Mortgage Loans and other assets constituting REMIC I, and further acknowledges receipt by it or a Custodian on its behalf, subject to the proviso in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further review provided for in Section 2.02(b), of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in REMIC I, in trust for the exclusive use and benefit of all present and future Certificateholders. The Custodian hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Sellers, that except as identified in a written notice, a copy of which shall have been delivered by the Custodian on or prior to the Closing Date to each of the Depositor, the Master Servicer and the Mortgage Loan Sellers, without regard to the proviso in the definition of "Mortgage File"; each of the documents specified in clause (i) of the definition of Mortgage File are in its possession. In addition, within fifteen (15) Business Days after the Closing, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify to each of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Sellers that, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery in substantially the form annexed hereto as Exhibit C, (i) without regard to the proviso in the definition of "Mortgage File", all documents specified in clauses
(i) through (v) and (vii), and to the extent provided in the Mortgage File, clause (vi) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the related Mortgage File have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii), (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct. Notwithstanding the above, the Custodian may deliver a revised Schedule of Exceptions to Mortgage File Delivery to the Depositor within 15 days after the Closing Date. Such revised schedule shall be treated as if it was attached hereto as Exhibit C.

            (b) Within 90 days after the Closing Date, the Custodian shall certify in writing to each of the Depositor, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder and each Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification): (i) all documents specified in clauses (i), (ii), (iv) and (vii) and, to the extent provided in the Mortgage File, clauses (iii), (v), (vi) and (viii) of the definition of "Mortgage File" are in its possession, (ii) all documents received by it in respect of such Mortgage Loan have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, and (iii) based on the examinations referred to in
Section 2.02(a) above and this Section2.02(b) and only as to the foregoing documents, the information set forth in the MortgageLoan Schedule with respect to the items specified in clauses (ii), (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct.

            (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

      SECTION 2.03. Mortgage Loan Seller's Repurchase of Mortgage Loans for
                    Document Defects and Breaches of Representations and Warranties.

            (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to the Mortgage Loans set forth in the applicable Mortgage Loan Purchase Agreement (a "Breach"), and such Document Defect or Breach, as the case may be, materially and adversely affects the interests of the Certificateholders, such party shall give prompt written notice to the other parties hereto. Promptly upon becoming aware of any such Document Defect or Breach (including through such written notice provided by any party hereto, as provided above), the Master Servicer shall request that the respective Mortgage Loan Seller, not later than 90 days from such Mortgage Loan Seller's receipt of such notice, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of losses and any Additional Trust Fund Expenses associated therewith or, if such Document Defect or Breach cannot be cured within the periods hereinafter set forth, repurchase the affected Mortgage Loan at the applicable Purchase Price in accordance with the Mortgage Loan Purchase Agreement; provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90-day period and such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, such Mortgage Loan Seller shall have an additional 90 days to complete such cure; and provided, further, that with respect to such additional 90-day period such Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reason such Document Defect or Breach is not capable of being cured within the initial 90-day period and what actions such Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that such Mortgage Loan Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period. If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such repurchase of a Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

            (b) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the appropriate Mortgage Loan Seller, upon delivery to each of them of a receipt executed by such Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to such Mortgage Loan Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so.

            (c) Each Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

            SECTION 2.04. Representations and Warranties of Depositor.

            (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer and the Special Servicer, as of the Closing Date, that:

                  (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) The execution and delivery of this Agreement by the
            Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (vi) The transfer of the Mortgage Loans to the Trustee as
            contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (vii) No litigation is pending or, to the best of the
            Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (viii) Immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement, (A) the Depositor has good and marketable title to, and is the sole owner and holder of, each Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans and all servicing rights pertaining thereto.

                  (ix) The Depositor is transferring the Mortgage Loans to the
            Trust Fund free and clear of any liens, pledges, charges and security interests.

            (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

            SECTION 2.05. Execution, Authentication and Delivery of Class R-I
                          Certificates; Creation of REMIC I Regular Interests.

            The Trustee hereby acknowledges the assignment to it of the assets included in REMIC I. Concurrently with such assignment and in exchange therefor,
(a) the Trustee agrees to hold a portion of each of the Mortgage Loans included in REMIC I with a remittance rate, initial uncertificated stated principal amount and a latest possible maturity date as set forth in the fourth sentence of the second paragraph of the Preliminary Statement as a REMIC I Regular Interest in uncertificated form on behalf of the Depositor subject to its concurrent assignment as set forth in Section 2.06, and (b) the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

            SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance of
                          REMIC II by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of REMIC II Certificates. The Trustee acknowledges the assignment to it of the right, title and interest of the Depositor in the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of REMIC II Certificates.

            SECTION 2.07. Execution, Authentication and Delivery of Class R-II
                          Certificates.

            The Trustee pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as the Certificate Registrar, authenticated, as the Authenticating Agent, and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations.

            SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance
                          of REMIC III by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of REMIC III Certificates.

            SECTION 2.09. Execution, Authentication and Delivery of REMIC III
                          Certificates.

            Concurrently with the assignment to it of the REMIC II Regular Interests and in exchange therefor, the Certificate Registrar has executed, and the Trustee, as the Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The rights of the holders of the respective Classes of REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01. Administration of the Mortgage Loans.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of this Agreement and of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Specially Serviced Mortgage Loan, and (y) each REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

            (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer, subject to Section 6.11 each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly furnish, or cause to be so furnished, to the Master Servicer and the Special Servicer any limited powers of attorney and other documents necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

            (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent.

            SECTION 3.02. Collection of Mortgage Loan Payments.

            (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may waive any Penalty Interest or late payment charge in connection with any payment on a Mortgage Loan.

            (b) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied for purposes of this Agreement, after deduction of the Master Servicer Strip: first, as a recovery of any related and unreimbursed Servicing Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest, to the extent such amounts have not been previously advanced, at the related Mortgage Rate on such Mortgage Loan; third, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan, including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Interest; and fifth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance. All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) and (v) of the definition thereof shall be deemed to be applied: first, as a recovery of any related and unreimbursed Servicing Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest to, the extent such amounts have not been previously advanced, on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt; and third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of Section 3.11(b) unless and until all principal and interest then due and payable on such Mortgage Loan has been collected. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected shall not alter in any way the right of the Master Servicer or the Special Servicer to receive payments from the Certificate Account as set forth in clauses (ii) through (xv) of Section 3.05(a) from amounts so applied.

            SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                          Servicing Accounts; Reserve Accounts.

            (a) The Master Servicer shall, as to all Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent amounts have been escrowed for such purpose) only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items; (ii) reimburse the Master Servicer or the Special Servicer for any Servicing Advances plus interest accrued thereon; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of Mortgage Loan to be paid to the Mortgagor; or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I.

            (b) The Master Servicer shall, as to all Mortgage Loans, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Mortgage Loans, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

            (c) The Master Servicer shall, as to all Mortgage Loans, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular Servicing Advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Paying Agent's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

            (d) In connection with its recovery of any Servicing Advance from the Certificate Account pursuant to Section 3.05(a), each of the Master Servicer and the Special Servicer shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance from the date made to but not including the date of reimbursement. The Master Servicer shall reimburse itself or the Special Servicer, as appropriate, for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the Certificate Account.

            (e) The determination by either the Master Servicer or the Special Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officers' Certificate delivered promptly to the Trustee and the Depositor, setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be; which appraisal shall take into account the factors specified in Section 3.18(e), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider and conducted in accordance with the standards of the Appraisal Institute performed pursuant to Section 3.09(a) by the Master Servicer or by the Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan or, if no such appraisal has been performed, a copy of an appraisal of the related Mortgaged Property or REO Property performed within the twelve months preceding such determination by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination.

            (f) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all

Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I.

            SECTION 3.04. Certificate Account and Distribution Account.

            (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, upon receipt (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                  (i) all payments on account of principal of the Mortgage
            Loans;

                  (ii) all payments on account of interest on the Mortgage
            Loans, including Penalty Interest;

                  (iii) all Prepayment Premiums and Yield Maintenance Charges;

                  (iv) all Insurance Proceeds and Liquidation Proceeds (other than Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account pursuant to Section 9.01) received in respect of any Mortgage Loan;

                  (v) any amounts required to be deposited by the Master
            Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

                  (vi) any amounts required to be deposited by the Master
            Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy; and

                  (vii) any amounts required to be transferred from an REO
            Account pursuant to Section 3.16(c).

            The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d), need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Sections 3.11(b) and (d) assumption fees, late charges and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to either of such Sections upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b) The Paying Agent shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Paying Agent each month on or before the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clause (b)(iii) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums or Yield Maintenance Charges received on the Mortgage Loans during the related Collection Period and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Distribution Account:

                  (i) any P&I Advances required to be made by the Master
            Servicer in accordance with Section 4.03(a);

                  (ii) any amounts required to be deposited by the Master
            Servicer pursuant to Section 3.06 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account;

                  (iii) any amounts required to be deposited by the Master
            Servicer pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls; and

                  (iv) the Purchase Price paid by the Master Servicer in
            connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Certificate Account pursuant to Section 9.01.

            The Paying Agent shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

            (c) Funds in the Certificate Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions of
Section 3.06. The Master Servicer and Paying Agent, as the case may be, shall give notice to the Special Servicer and the Rating Agencies of the location of the Distribution Account and Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Paying Agent shall give notice to the Trustee, the Master Servicer and the Special Servicer of the location of the Distribution Account as of the Closing Date and of the new location of the Distribution Account prior to any change thereof.

            SECTION 3.05. Permitted Withdrawals From the Certificate Account and
                          the Distribution Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to remit to the Paying Agent for deposit in the
            Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b);

                  (ii) to reimburse itself for unreimbursed P&I Advances, the
            Master Servicer's right to reimburse itself pursuant to this clause
            (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest (net of the related Master Servicing Fees) on and principal (net of any related Principal Recovery Fee) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made;

                  (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                  (iv) to pay to the Special Servicer earned and unpaid Special
            Servicing Fees in respect of each Specially Serviced Mortgage Loan and earned and unpaid Additional Servicing Fees in respect of all Mortgage Loans;

                  (v) to pay the Special Servicer (or, if applicable, a
            predecessor Special Servicer) earned and unpaid Principal Recovery Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer's (or, if applicable, any predecessor Special Servicer's) right to payment pursuant to this clause (v) with respect to any such Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of principal thereon (provided that no Principal Recovery Fee shall be payable out of any Liquidation Proceeds received in connection with the purchase of any Mortgage Loan or REO Property by the applicable Mortgage Loan Seller pursuant to the respective Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or Special Servicer pursuant to Section 3.18(c) or by the Master Servicer or Depositor pursuant to Section 9.01);

                  (vi) to reimburse itself or the Special Servicer for any
            unreimbursed Servicing Advances, the Master Servicer's and Special Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

                  (vii) to reimburse itself or the Special Servicer for any
            unreimbursed Advances that have been or are determined to be Nonrecoverable Advances or to pay itself, with respect to any Mortgage Loan or REO Property, any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

                  (viii) at such time as it reimburses itself for any
            unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay itself or the Special Servicer, as the case may be, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable;

                  (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c);

                  (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the Certificate Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period;

                  (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18(e) or 4.03(c);

                  (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

                  (xiii) to pay for (A) the advice of counsel and tax
            accountants contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.09(c), 3.16(a) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master

            Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, (D) the cost of obtaining the REO Extension sought by the Special Servicer as contemplated by Section 3.16(a), and (E) the cost of recording this Agreement in accordance with Section 11.02(a);

                  (xiv) to pay itself, the Special Servicer, the appropriate
            Mortgage Loan Seller, the Majority Subordinate Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

                  (xv) to pay itself the Master Servicer Strip; and

                  (xvi) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses
(ii) - (xv) above.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            (b)The Paying Agent may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

                  (i) to make distributions to Certificateholders on each
            Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

                  (ii) to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

                  (iii) to pay the Master Servicer, as additional servicing
            compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Distribution Account for any Collection Period);

                  (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee (A) as provided in clause (v) of the definition of "Disqualified Organization", (B) as contemplated by Sections 9.02(a)(i) and 10.01(i), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                  (v) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j);

                  (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(f);

                  (vii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account not required to be deposited therein;

                  (viii) to pay any amounts payable to the Extension Adviser pursuant to Section 3.25; and

                  (ix) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            SECTION 3.06. Investment of Funds in the Servicing Accounts, the
                          Reserve Accounts, the Certificate Account, the Distribution Account and the REO Account.

            (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account or the Certificate Account and may direct in writing the Paying Agent with respect to the Distribution Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section

3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. In the event that the Master Servicer shall have failed to give investment directions for any Servicing Account, any Reserve Account, the Certificate Account or Distribution Account or the Special Servicer shall have failed to give investment directions for the REO Account by 11:00 A.M. New York time on any Business Day on which there may be uninvested cash, such funds shall be invested in securities described in clause (i) of the definition of the term "Permitted Investments." All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Certificate Account and the Distribution Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by a Person designated by the Trustee for purposes of Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account), the Paying Agent (in the case of the Distribution Account) or the Special Servicer (in the case of the REO Account) shall:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Certificate Account or the Distribution Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.03(a), 3.03(f) or 3.05(a) or withdrawal by the Paying Agent at its direction in accordance with Sections 3.05(b), as applicable. Whether or not the Special

Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts, the Certificate Account and the Distribution Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            SECTION 3.07. Maintenance of Insurance Policies; Errors and
                          Omissions and Fidelity Coverage.

            (a) The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgaged Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall each exercise its reasonable best efforts to cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard; and provided further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers that have a general policy rating of at least A-X in A.M. Best's Key Rating Guide. The Majority Subordinate Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority Subordinate Certificateholder. Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a claims paying ability rating of at least "A," "A" and "A" from Standard & Poor's, DCR (if then rated by DCR) and Fitch (if then rated by Fitch), respectively (or solely Standard & Poor's, if such insurer is not rated by DCR or Fitch) or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Mortgage Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage and in each case in accordance with the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a claims-paying rating of "A," "A" and "A" or better from Standard & Poor's, DCR and Fitch, respectively (or solely Standard & Poor's, if such insurer is not rated by DCR and Fitch) or such lower rating of any Rating Agency or rating from any nationally recognized statistical rating agency as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force with Qualified Insurers a fidelity bond issued by an insurer having a claims-paying rating of "A," "A" and "A" or better from Standard & Poor's, DCR (if then rated by DCR) and Fitch (if then rated by Fitch), respectively or such lower rating of any Rating Agency or rating from a nationally recognized statistical rating agency as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, a fidelity bond in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by either Rating Agency to the Certificates (as evidenced in writing from each Rating Agency); and provided that the Master Servicer's current fidelity insurer, Aetna Casualty and Surety Company, shall be deemed to satisfy the requirements of this section so long as it has a claims-paying rating of "A" or better from Standard & Poor's. Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

            Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers having a claims-paying rating of "A," "A" and "A" or better from Standard & Poor's, DCR (if then rated by DCR) and Fitch (if then rated by Fitch), or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, respectively, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, or which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not adversely affect any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. Notwithstanding the foregoing, the Master Servicer's current errors and omissions insurer, Lloyd's of London, shall be deemed (only with respect to the first 70 days following the Closing Date) to satisfy the requirements of this Section and, within 70 days following the Closing Date, the Master Servicer shall procure an errors and omission insurance policy with a Qualified

Insurer satisfying the ratings requirements of this Section 3.07(c); provided, however, that the Master Servicer shall not be required to procure an error and omissions policy with a Qualified Insurer satisfying the ratings requirements of this Section 3.07(c), if prior to the expiration of such 70 day period, Standard & Poor's confirms in writing to the Trustee that Lloyd's of London is deemed to satisfy the requirements of this Section 3.07(c). The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this
Section 3.07(c).

            For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or in the case of the initial Master Servicer and Special Servicer, their respective direct or indirect parent), are rated "A" or better by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

            SECTION 3.08. Enforcement of Alienation Clauses.

            With respect to all Mortgage Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Special Servicer has made any such determination, the Special Servicer shall deliver to the Trustee, the Rating Agencies and the Master Servicer an Officers' Certificate setting forth the basis for such determination. The Special Servicer shall not exercise any such waiver in respect of a due-on-encumbrance provision without receiving the prior written confirmation from the Rating Agencies that such action would not result in a downgrading or withdrawal of the ratings then assigned to the Certificates.

            SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                          Appraisals.

            (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d), exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. The Special Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by it in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a). Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account the factors specified in Section 3.18(e), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider. With respect to each Required Appraisal Mortgage Loan, the Special Servicer will be required to obtain a Required Appraisal within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan and thereafter shall obtain a letter update of such Required Appraisal once every 12 months if such Mortgage Loan remains a Required Appraisal Mortgage Loan. The Special Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Special Servicer as a Servicing Advance out of the Certificate Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                  (i) such personal property is incident to real property
            (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of
            Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on either of REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause either of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an Officers' Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on a Phase I Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Phase I Environmental Assessments and performed within twelve months prior to any such acquisition of title or other action (a copy of which Phase I Environmental Assessment shall be delivered to the Trustee and the Master Servicer), that:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

                  (ii) there are no circumstances or conditions present at the
            Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

            The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in clause (B)(i), and may conclusively rely on the Phase I Environmental Assessment referred to above in making such determination. The cost of any such Phase I Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (A)(i) and/or clause (A)(ii) of the preceding paragraph, may be reimbursed to the Special Servicer from the Certificate Account as a Servicing Advance; and if any such Phase I Environmental Assessment so warrants, the Special Servicer shall, as a Servicing Advance, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (A)(i) and (A)(ii) of the preceding paragraph have been satisfied.

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (A)(i) and
(A)(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that if such Mortgage Loan has a then outstanding principal balance of greater than $1 million, prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, Trustee and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent).

            (e) The Special Servicer shall report to the Master Servicer and the Trustee monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses
(A)(i) and (A)(ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) The Special Servicer shall prepare and file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and each year deliver to the Trustee and the Master Servicer an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

            (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officers' Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

            (i) Upon reasonable request of the Master Servicer, the Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property.

            SECTION 3.10. Trustee and Custodian to Cooperate; Release of
                          Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee, who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or the Distribution Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

            (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11. Servicing Compensation.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount and for the same period respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

            (b) Additional servicing compensation in the form of (i) late charges, Penalty Interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, and (ii) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Mortgage Loan may be retained by the Master Servicer and are not required to be deposited in the Certificate Account. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses (but only insofar as the aggregate of such Prepayment Interest Excesses collected during any Collection Period exceeds the aggregate amount of Prepayment Interest Shortfalls incurred during such Collection Period); (ii) interest or other income earned on deposits in the Reserve Accounts, the Servicing Accounts, the Certificate Account and the Distribution Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers (other than compensation) and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the basis of the same principal amount and for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

            In addition, with respect to each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer shall be entitled to the Principal Recovery Fee payable out of, and equal to 0.25% of, all amounts (whether in the form of payments, Insurance Proceeds, Liquidation Proceeds or REO Revenues) received in respect of such Mortgage Loan (or, in the case of an REO Loan, in respect of the related REO Property) and allocable as a recovery of principal in accordance with Section 3.02(b) or the definition of "REO Loan", as applicable; provided that no Principal Recovery Fee shall be payable in connection with, or out of Liquidation Proceeds resulting from, the purchase of any Mortgage Loan or REO Property by the applicable Mortgage Loan Seller pursuant to the respective Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Master Servicer or the Depositor pursuant to Section 9.01; provided further that if any Person is acting as Special Servicer at such time as any Specially Serviced Mortgage Loan became a Corrected Mortgage Loan and such Person is subsequently terminated as Special Servicer hereunder, and if such Corrected Mortgage Loan was still a Corrected Mortgage Loan at the time of such termination, then such Person shall, following such termination, continue to be entitled to all Principal Recovery Fees payable in respect to such Corrected Mortgage Loan, and no successor Special Servicer shall be entitled to any Principal Recovery Fees payable in respect thereof, in either case unless and until such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or becomes an REO Loan; and provided further that if any Person is terminated as Special Servicer hereunder while the sale of any Specially Serviced Mortgage Loan or REO Property is pending, then (subject to the second preceding proviso) such Person shall be entitled to all, and the successor Special Servicer shall be entitled to none, of the Principal Recovery Fee payable in connection with the receipt of the Liquidation Proceeds derived from such sale.

            As compensation for its activities set forth in Section 3.12, the Special Servicer shall be entitled to receive the Additional Servicing Fee with respect to each Mortgage Loan and REO Loan. As to each such Mortgage Loan and REO Loan, the Additional Servicing Fee shall accrue at the Additional Servicing Fee Rate and on the same principal amount and for the same period respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Additional Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Additional Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Special Servicer shall be entitled to recover unpaid Additional Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iv).

            The Special Servicer's right to receive the Special Servicing Fee, the Additional Servicing Fee and Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

            (d) Additional servicing compensation in the form of (i) late charges received on or with respect to Specially Serviced Mortgage Loans, (ii) fifty percent (50%) of assumption fees collected on all Mortgage Loans and (iii) one hundred percent (100%) of modification fees collected on all Mortgage Loans, in each case to the extent actually paid by the related Mortgagor, shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Account, if established, in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers (other than compensation) and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to
Section 3.07(b)), and the Special Servicer shall be entitled to reimbursement therefor as expressly provided in Section 3.05(a) if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account.

            SECTION 3.12. Property Inspections; Collection of Financial
                          Statements; Delivery of Certain Reports.

            (a) The Special Servicer shall at its expense perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan becomes a Specially Serviced Mortgage Loan and shall at its expense perform an inspection of all other Mortgaged Properties at least once per calendar year. The Special Servicer shall prepare a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Special Servicer is aware,
(ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Special Servicer shall make copies of such inspection report available for review by Certificateholders during normal business hours at the offices of the Special Servicer within 30 days of the related inspection. The Special Servicer shall forward copies of any such inspection reports to the Master Servicer upon request.

            The Special Servicer will, promptly after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, give written notice to the Master Servicer and the Trustee which will include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the Special Servicer's plan for servicing such Mortgage Loan, a copy of which notice will be provided by the Trustee to each Certificateholder, each Rating Agency, the Depositor and the Underwriter.

            (b) The Special Servicer in the case of all Mortgage Loans, shall make reasonable efforts to collect promptly from each related Mortgagor annual, quarterly and monthly operating statements, budgets and rent rolls of the related Mortgaged Property, and financial statements of such Mortgagor, to the extent delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall make copies of all of the foregoing items so collected thereby available for review by Certificateholders during normal business hours at the offices of the Special Servicer and deliver a copy of same to the Rating Agencies. Upon request, the Special Servicer shall forward copies of any of the foregoing items so collected thereby to the Master Servicer, the Majority Subordinate Certificateholder or any holder of the Class F, Class G or Class H Certificates. If requested by the Master Servicer, the Special Servicer shall take reasonable steps to ensure that such items present the information contained therein in substantially the same manner as such information was presented when such items were collected by the Depositor. Promptly following its receipt thereof, the Special Servicer shall review all such items as may be collected in respect of each Mortgage Loan and REO Property and, in the absence of actual knowledge that any such item contains erroneous information, shall (based thereon): (i) calculate the occupancy percentage for the related Mortgaged Property or REO Property, as the case may be (such occupancy percentage shall represent a ratio of the number of rooms occupied per day (summed over a specified period of time) to the number of rooms available for occupancy per day (summed over such specified period of time) in the case of a Mortgaged Property that is a hotel, shall be calculated on a per unit basis in the case of a Mortgaged Property that is a multifamily rental property and on a net square footage basis in all other cases or on any other basis that the Special Servicer deems appropriate in accordance with the Servicing Standard and identifies to the Trustee, the Master Servicer and the Depositor); (ii) in accordance with Exhibit E-1, calculate the Net Operating

Income for the related Mortgaged Property or REO Property, as the case may be; and (iii) calculate the Debt Service Coverage Ratio for the related Mortgage Loan or REO Loan, as the case may be. The Updated Mortgage Loan Schedule to be prepared each month by the Special Servicer pursuant to Section 3.12(c) shall reflect the most recent calculations made by the Special Servicer pursuant to the preceding sentence with respect to each Mortgage Loan and REO Loan and shall identify the period covered by the financial statements and/or the date of the rent roll from which such calculations were made. All information to be provided by the Special Servicer to the Master Servicer under this Section shall be provided not later than five Business Days prior to the date that the Master Servicer is required to deliver such information to the Paying Agent.

            (c) Not later than 2:00 P.M. on the fourth Business Day following each Determination Date, the Special Servicer shall deliver to the Master Servicer, the Trustee and the Rating Agencies (for receipt by the Master Servicer, the Trustee and the Rating Agencies not later than such fourth Business Day following each Determination Date), by electronic transmission (or in such other form to which the Trustee, the Master Servicer, the Special Servicer and the Rating Agencies may agree), with a hard copy of such transmitted information to follow not later than the fifth Business Day following such Determination Date, an accurate and complete Updated Mortgage Loan Schedule, substantially in the form of Exhibit E-2, prepared as if the Determination Date were the Cut-off Date and setting forth, among other things, the items referred to in the definition of "Mortgage Loan Schedule", as well as the items referred to in Section 3.12(b), further identifying on such schedule each Mortgage Loan (i) that has become an REO Loan, and the date of the related REO Acquisition and (ii) that matured, prepaid in full or (whether before or after an REO Acquisition) was otherwise liquidated during the Collection Period ending on such Determination Date and, in each case, specifying the date of the related maturity, prepayment or Liquidation Event, the amount collected in connection therewith and the amount of any Realized Loss and/or Additional Trust Fund Expenses incurred in connection therewith.

            SECTION 3.13. Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer shall deliver to the Trustee and the Rating Agencies, and, in the case of the Special Servicer, to the Master Servicer, on or before April 30 of each year, beginning April 30, 1998, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision,
(ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of any portion of the Trust Fund as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The Master Servicer and Special Servicer shall deliver a copy of such Officer's Certificate to the Depositor.

            SECTION 3.14. Reports by Independent Public Accountants.

            On or before April 30 of each year, beginning April 30, 1998 each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, to the Rating Agencies, to the Depositor and, in the case of the Special Servicer, to the Master Servicer to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year (except that the first such report shall cover the period from the Closing Date through December 31, 1997) and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

            SECTION 3.15. Access to Certain Information.

            Upon ten days prior written notice, the Master Servicer (with respect to the items in clauses (a), (b), (c), (d) and (h) below) and the Special Servicer (with respect to the items in clauses (e), (f), (g) and (h) below) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans, during normal business hours, for review by any Certificateholder or any person identified to the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of such an interest, the Trustee, the Rating Agencies and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto,
(b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date, (c) all Officer's Certificates delivered by the Master Servicer since the Closing Date, (d) all accountants' reports delivered to the Master Servicer since the Closing Date as described in Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer in respect of each Mortgaged Property and delivered to the Master Servicer, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) any and all Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was or, if made, would be a Nonrecoverable Advance, and (i) any operating statements, budgets, rent rolls or financial statements as described in Section 3.12(b). Copies of any and all of the foregoing items will be available from the Master Servicer or the Special Servicer, as the case may be, upon request and shall be provided to any of the Rating Agencies at no cost pursuant to any of their requests.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            The Master Servicer and the Special Servicer may require payment from the Certificateholder of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section
3.15 to, or at the request of, the Certificateholders or prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

            A Certificateholder may obtain the information contained in each Distribution Date Statement by sending a written request, together with any fee that State Street Bank and Trust Company may require, to State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, Attention: MLMI 1996-C2. Factor information may be obtained by potential purchasers of the Offered Certificates, by calling (617) 664-5500. In addition, if the Depositor so directs the Trustee and on terms agreeable to the Trustee, the Trustee will make available certain Mortgage Loan information contained in the Distribution Date Statement via automated medium to any Person who places a telephone call to (617) 664-5600 and requests access to Street Fax, the Trustee's automated fax back system. The Trustee may disclaim responsibility for any information therein for which it is not the original source.

            Upon written request of any Certificateholder of record made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar will furnish such Certificateholder with a list of the other Certificateholders then of record.

            SECTION 3.16. Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property within two years after REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than sixty days prior to the expiration of such two year period, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the second anniversary of such acquisition will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any of REMIC I, REMIC II or REMIC III or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to
Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer or such other Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that in addition to the Impound Reserve the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management and maintenance of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and other related expenses), such reserve not to exceed $10,000 with respect to each such REO Property or to cover a period of more than twelve months.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

            SECTION 3.17. Management of REO Property.

            (a) Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

                  (i) None of the income from Directly Operating such Mortgaged
            Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under
            Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                  (ii) Directly Operating such Mortgaged Property as an REO
            Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                  (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax. The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based in either case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially feasible) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special Servicer and the REMIC Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiii) consult with counsel and/or tax accountants with respect to the federal tax reporting position as to the various sources of income, the estimated amount of taxes required to be paid as to each such source of income and the determinations required under this Section 3.17(a). Neither the Special Servicer nor the REMIC Administrator shall be liable to the Certificateholders, the Trust Fund, the Trustee, the Master Servicer or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a). Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan pursuant to the terms and subject to the conditions of Section 3.18.

            (b) Subject to Section 3.17(a)(iii), if title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by REMIC I, REMIC II or REMIC III of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management and maintenance of such REO Property, including without limitation:

                  (i) all insurance premiums due and payable in respect of such
            REO Property;

                  (ii) all real estate taxes and assessments in respect of such
            REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property; and

                  (iv) all costs and expenses necessary to maintain, lease,
            sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) - (iv) above with respect to such REO Property, the Special Servicer shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officers' Certificate delivered to the Trustee and the Master Servicer) the Special Servicer would not make such advances if the Special Servicer owned such REO Property or the Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance;

provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

                  (iii) except as permitted under Section 3.17(a), any such
            contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of the REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.85b-6(b)(5) of the Treasury Regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                  (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                  (v) the Special Servicer shall be obligated with respect
            thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

            SECTION 3.18. Sale of Mortgage Loans and REO Properties.

            (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01.

            (b) Subject to Section 2.03(a), if the Special Servicer has determined in good faith that any Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, and the Trustee, following its receipt of such notice, shall, within 10 days after receipt of such notice, notify the Majority Subordinate Certificateholder. The Majority Subordinate Certificateholder may at its option purchase from the Trust Fund, at a price equal to the Purchase Price, any such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased under this paragraph (b) shall be deposited into the Certificate Account, and the Custodian, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Majority Subordinate Certificateholder the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Majority Subordinate Certificateholder ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Majority Subordinate Certificateholder.

            (c) If the Majority Subordinate Certificateholder has not purchased any Defaulted Mortgage Loan within 30 days of its having received notice in respect thereof pursuant to Section 3.18(b) above, either the Master Servicer or the Special Servicer (with preference given to the Special Servicer) may at its option purchase such Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Certificate Account, and the Custodian, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

            (d) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Sections 3.18(b) and 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than

10 days. Unless the Special Servicer determines that acceptance of any bid would not be in the best economic interests of the Trust Fund, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

            The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest, provided that the Special Servicer is not obligated to the first bidder) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

            The Special Servicer shall give the Trustee and the Master Servicer not less than three Business Days' prior written notice of its intention to sell any Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

            (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the Special Servicer (except as otherwise provided below in this Section 3.18(e)). In determining whether any bid received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall be supplied with and may rely on a narrative appraisal prepared at the expense of the Trust Fund by an Independent Appraiser, retained by the Special Servicer. (The Special Servicer may rely on a certification of any bidder to the effect that such bidder is not an Interested Person.) Such appraiser shall be selected by the Special Servicer if the Special Servicer is not bidding with respect to a Defaulted Mortgage Loan or REO Property and shall be selected by the Master Servicer if the Special Servicer is bidding. (The Master Servicer shall not bid with respect to a Defaulted Mortgage Loan or REO Property if the Special Servicer has informed it that the Special Servicer intends to submit a bid.) Where any Interested Person is among those bidding with respect to a Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person or from an Interested Person other than the Special Servicer constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any appraisal described above and any appraisal that it may have obtained pursuant to Section 3.09(a)), and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in
Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18 (but excluding a purchase pursuant to Section 3.18(c)), no cash bid from the Master Servicer, Special Servicer or any of their Affiliates thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids are received and the original bid of the Special Servicer or any Affiliate is the highest of all bids received, then the bid of the Special Servicer or such Affiliate shall be deemed to constitute a fair price.

            (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final, without recourse to the Trustee or the Trust Fund and without representations and warranties, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

            (h) The Special Servicer shall not be obligated by any of the foregoing paragraphs of this Section 3.18 to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower bid if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms offered by the prospective buyer making the lower bid are more favorable).

            SECTION 3.19. Additional Obligations of Master Servicer.

            The Master Servicer shall deliver to the Paying Agent for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the excess, if any, of (A) aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received during the most recently ended Collection Period over (B) the aggregate amount of Prepayment Interest Excesses collected in connection with Principal Prepayments received during such Collection Period, and (ii) the total amount of all servicing compensation received by the Master Servicer during such Collection Period.

            SECTION 3.20. Modifications, Waivers, Amendments and Consents.

            (a) Subject to Sections 3.20(b) through 3.20(g) below, the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder.

            (b) All modifications, waivers or amendments of any Mortgage Loan shall be in writing and shall be considered and effected in accordance with the Servicing Standard.

            (c) The Special Servicer, on behalf of the Trustee, shall not agree or consent to any modification, waiver or amendment of any term of any Mortgage Loan that is not a Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

                  (i) affect the amount or timing of any related payment of
            principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest and other amounts payable as additional servicing compensation) payable thereunder;

                  (ii) affect the obligation of the related Mortgagor to pay a
            Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

                  (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

                  (iv) in the judgment of the Special Servicer, otherwise
            materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

            (d) The Special Servicer shall not consent to, make or permit (i) any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date of such Mortgage Loan unless, both (A) the related Mortgagor is in default with respect to the Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the Special Servicer, such modification would increase the recovery on the Mortgage Loan to Certificateholders on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage Rate) or (ii) any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder with an effective date or proposed effective date that applies or would apply to such waiver, modification or amendment) and (B) cause the Trust Fund to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

            However, the Special Servicer will not be permitted to extend the date on which any Balloon Payment is scheduled to be due unless the Special Servicer has obtained an appraisal in accordance with the Standards of the Appraisal Institute of the related Mortgaged Property, performed by an Independent Appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by clause (i)(B) of the immediately preceding paragraph. In no event shall the scheduled due date for a Balloon Payment be extended for a period in excess of 12 months per extension or 36 months in the aggregate, without the consent of the Extension Adviser pursuant to Section 3.24 herein.

            The determination of the Special Servicer contemplated by clause
(i)(B) of the first paragraph of this Section 3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination.

            (e) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

            (f) The Special Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it
(i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (g) The Special Servicer shall notify the Master Servicer, any related Sub-Servicers and the Trustee, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15(g) hereof.

            SECTION 3.21. Transfer of Servicing Between Master Servicer and
                          Special Servicer; Record Keeping.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer within five Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

            (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (x) through (xiv) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxv) and (xxvi) of
Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period and (4) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

            SECTION 3.22. Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such subservicing agreement without cause and without payment of any penalty or termination fee;
(iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the

Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty, (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.20 hereof without the consent of such Special Servicer, and (vi) does not permit the Sub-Servicer any rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer each shall deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) shall be an approved conventional seller/servicer of mortgage loans for FHLMC or FNMA or a HUD-Approved Servicer.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing

Agreement, the Master Servicer and the Special Servicer may each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

            (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default) and no successor Master Servicer or Special Servicer, as the case may be, has succeeded to its rights and assumed its obligations hereunder or, in the case of the Special Servicer, no replacement Special Servicer has been designated pursuant to Section 6.09, then the Trustee or its designee shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, unless the Trustee elects to terminate any such Sub-Servicing Agreement in accordance with its terms. Any termination fee payable to any Sub-Servicer pursuant to any Sub-Servicing Agreement shall not be the obligation of either the Trustee or the Trust Fund. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or another successor thereto, the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible.

            SECTION 3.23. Representations and Warranties of Master Servicer and
                          Special Servicer.

            (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

                  (i) The Master Servicer is a national banking association, duly organized and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the
            Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of association or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Master Servicer is not in violation of, and its
            execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vi) No litigation is pending or, to the best of the Master
            Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer, calculated on a consolidated basis.

                  (vii) Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

                  (viii) The net worth of the Master Servicer (or, in the case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

                  (ix) Any consent, approval, authorization or order of any
            court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Master Servicer, as of the Closing Date, that:

                  (i) The Special Servicer is a Maryland limited partnership, validly existing and in good standing under the laws of the State of Maryland, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the
            Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's certificate of incorporation or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Special Servicer is not in violation of, and its
            execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vi) No litigation is pending or, to the best of the Special
            Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vii) Each officer, director and employee of the Special
            Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

                  (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (c) The representations and warranties of the Master Servicer and the Special Servicer, set forth in Sections 3.23(a) and (b), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

            SECTION 3.24. Duties of Extension Adviser.

            (a) The Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan for more than 12 months per extension or 36 months in the aggregate, unless the Extension Adviser shall have approved such extension in writing within ten days (or 20 days if such period shall be extended in accordance with the following paragraph) after receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision. The initial Extension Adviser on behalf of the Holders shall approve of such extension if it determines that the decision of the Special Servicer to extend such Mortgage Loan is consistent with the Servicing Standard. Any subsequent Extension Advisor shall approve such extensions if it determines that the decision of the Special Servicer to so extend such Mortgage Loan is in the best interest of the Holders who have elected such Extension Adviser.

            The Extension Advisor's review shall consist of the review of relevant information furnished to it by the Special Servicer and such other information as it may have or obtain with respect to the subject Mortgage Loan, and the circumstances (legal, market, physical, financial and otherwise) which may impact its collection. If a written objection to such extension from the Extension Adviser has not been received by the Special Servicer within said ten-day period (except as the Extension Adviser may, within such 10-day period notify the Special Servicer in writing that it requires an additional 10 day period to complete its investigation, in which event, the Special Servicer shall not unreasonably refuse to grant such an additional 10 day period), then the Extension Adviser's approval shall be deemed to have been given. In addition, the Extension Adviser shall confirm, to its reasonable satisfaction, that all conditions precedent to the granting of any such extension set forth in this Agreement have been satisfied and may obtain information outside of its normal data resources to fulfill its responsibilities.

            (b) The Special Servicer shall, with respect to any proposed extension of a Balloon Payment with respect to a Specially Serviced Mortgage Loan for a period in excess of 12 months per extension or 36 months in the aggregate, prepare and deliver to the Extension Adviser, a summary of such proposed action and an analysis of whether such action is reasonably likely to produce a greater recovery of collections on a present value basis (the relevant discounting to be performed at the related Net Mortgage Rate) than liquidation of such Mortgage Loan and shall provide the appraisal required by Section 3.20(d) and such further information with respect thereto as the Extension Advisor may reasonably request. Such analysis shall specify the basis on which the Special Servicer has made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

            (c) All correspondence and communications with the Extension Adviser may be conducted with the officers or employees of Extension Adviser whose names appear on a list of officers or employees furnished to the Special Servicer by the Extension Adviser, as such list may from time to time be amended.

            SECTION 3.25. Election of Extension Adviser.

            (a) The initial Extension Advisor (as defined herein) shall be State Street Bank and Trust Company. The responsibility of State Street Bank and Trust Company as Extension Advisor shall be carried out by the Real Estate Division of the Commercial Banking Services Area of such bank. The Holder or Holders of 51% or more of the aggregate Certificate Principal Balance of the Registered Certificates (other than the Class IO Certificates) will be entitled to elect or remove at any time, as the case may be, the "Extension Adviser" as provided in this Section 3.25. Upon (i) the receipt by the Trustee of a written request for an election of an Extension Adviser by the Special Servicer in the event that no Extension Adviser is serving and the maturity of a Specially Serviced Mortgage Loan has been extended beyond its second anniversary, (ii) the receipt by the Trustee of written requests for an election of an Extension Adviser from Certificateholders representing more than 51% of the aggregate Certificate Principal Balance of all the Registered Certificates (other than the Class IO Certificates), or (iii) the resignation or removal of the Person acting as Extension Adviser, an election of a successor Extension Adviser shall be held commencing as soon as practicable thereafter.

            (b) After any such receipt, resignation, removal or determination contemplated by Section 3.25(a), the Trustee shall call a meeting of the Holders of all

Registered Certificates (other than the Class IO Certificates), if any, for the purpose of electing an Extension Adviser. Notice of any such meeting of such Holders shall be mailed or delivered to each Holder not less than 10 days nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Certificateholders representing a majority (by Certificate Principal Balance) of the Certificates of the applicable Class or Classes, present in person or represented by proxy, shall constitute a quorum for the nomination of an Extension Adviser. At the meeting, each such Holder shall be entitled to nominate one Person to act as Extension Adviser. The Trustee shall cause the election of the Extension Adviser to be held as soon thereafter as convenient.

            (c) Each Holder of Registered Certificates (other than the Class IO Certificates) shall be entitled to vote in each election of the Extension Adviser. The voting in each election of the Extension Adviser, as the case may be, shall be in writing mailed, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon a determination by the Trustee that it has received votes (which have not been rescinded) from the Holders of Certificates representing 51% or more of the aggregate Certificate Principal Balance of all the Registered Certificates (other than the Class IO Certificates), which votes are cast for a single Person, such Person shall be, upon such Person's acceptance, the Extension Adviser. In the event that the applicable Certificateholders have not elected a successor Extension Adviser or that an Extension Adviser shall have resigned or been removed and a successor Extension Adviser shall not have been elected, there shall be no Extension Adviser. Notwithstanding anything to the contrary contained herein, the Special Servicer shall not have any right to extend the maturity of any Specially Serviced Mortgage Loan which would require the approval of an Extension Adviser nor shall the Special Servicer have any right or obligation to consult with or to seek and/or obtain approval or direction from an Extension Adviser, and provisions of this Agreement relating thereto shall be of no effect, in any event during any such period that there is no Extension Adviser. As to each Specially Serviced Mortgage Loan that is considered by the Extension Adviser for extension pursuant to Section 3.24 hereof, the Extension Adviser's fee (which fee shall be part of the "Extension Adviser Fee," as defined below) shall not exceed the fees set forth in paragraph
(h)(i) below for each request for extension of a Mortgage Loan on which the Extension Adviser actually advises the Special Servicer.

            (d) The Extension Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of Holders of Certificates representing 51% or more of the aggregate Certificate Principal Balance of all the Registered Certificates.

            (e) The Extension Adviser may resign at any time by giving written notice to the Certificateholders and the Trustee.

            (f) Upon election of a successor Extension Adviser, the Trustee shall promptly mail notice thereof by first class mail to the Depositor, the Master Servicer, the Special Servicer, the Mortgage Loan Sellers and each of the Rating Agencies.

            (g) It is recognized that the initial Extension Advisor also serves as Trustee hereunder and that it intends that its duties in each of said capacities be performed by separate divisions and/or departments. Provided that the Trustee and initial Extension Advisor maintain procedures in place reasonably calculated to insure that, except in situations in which its fiduciary obligations might make it advisable that its Corporate Trust Department seek the assistance of the Real Estate Division, (i) its duties in each of said capacities are performed in such separate divisions and/or departments and by different personnel and (ii) except for the reports to be furnished to the Trustee by the initial Extension Advisor hereunder, specific information with respect to the Trust Fund or any Mortgage Loan therein is not made available by either division or department to the other, no liability shall be imposed upon State Street Bank and Trust Company by reason of, or arising out of, such relationship and the knowledge of personnel in one division or department shall not be attributable to the other for any purpose.

            (h) As compensation for its activities set forth in Section 3.24, the Extension Advisor shall be entitled to receive the "Extension Adviser Fee," which shall consist of:

                  (i) upon the completion of each review of an extension
            request, an inflation adjusted review fee of $3,000, payable out of the Trust Fund and

                  (ii) for any review request that is withdrawn by a Special
            Servicer or by the Trustee prior to the completion of the review, a fee, payable equal to the lesser of (a) the full inflation adjusted review fee (as described and computed below), or (b) a fee for the estimated hours of effort by the reviewing officer of the Extension Adviser, times an inflation adjusted billing factor of $325 per hour, such adjusted billing factor to be computed in a manner similar to the computation of the adjusted review fee as described below.

The inflation-adjusted review fee in effect for each calendar year shall be equal to the nearest whole dollar of the product of (a) $3,000, times (b) the "Consumer Price Index for All Urban Consumers, U.S. City, Annual Average", which is usually published by the U.S. Department of Commerce in mid-January of each year (or equivalent, replacement economic index) (the "CPI") for the year preceding the year in which the review of an extension request is completed, divided by (c) the CPI for the year which is expected to be published in mid-January.

            (i) The Extension Adviser shall be reimbursed pursuant to Section 3.05(b)(viii) for all reasonable expenses incurred by the Extension Adviser to the extent such expenses relate to its agreement to perform, and the actual performance of its services; which expenses may include, but are not limited to, attorneys' fees and expenses of outside counsel, appraisal, engineering and consulting fees, travel expenses with respect to the investigation of a Mortgaged Property and its market, and the costs of acquiring related data and reports; provided, however, that such expenses shall not include the costs of acquiring information which the Extension Adviser incurs in the ordinary course of its business.

            (j) The Extension Adviser shall be entitled to indemnification from the Trust Fund against all loss, cost, damage and expense, including reasonable attorneys' fees, incurred by it without its willful misconduct or negligence, as a result of its appointment as Extension Adviser hereunder or in the administration of its duties hereunder. This provision shall survive termination of this Agreement and the resignation or removal of the Extension Adviser.

            SECTION 3.26. Limitation on Liability of Extension Adviser.

            The Extension Adviser will be acting solely as a representative of the interests of the Class of Certificateholders that have elected such adviser and with its primary duty to act in accordance with Section 3.24(b), the Extension Adviser shall not have any responsibility or liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Extension Adviser against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            SECTION 4.01. Distributions.

            (a) On each Distribution Date, the Paying Agent shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (vii), in each case to the extent of the remaining portion of the Available Distribution Amount, in the following order of priority:

                  (i) to distributions of interest to the Holders of the Senior
            Certificates in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (ii) to distributions of principal to the Holders of the Class
            A-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date;

                  (iii) after the Class Principal Balance of the Class A-1
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates pursuant to clause (ii) above);

                  (iv) after the Class Principal Balances of the Class A-1
            Certificates and Class A-2 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-3 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates);

                  (v) to distributions to the Holders of the Class A-1
            Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, in accordance with the outstanding Certificate Principal Balances of such Classes of Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and not previously reimbursed;

                  (vi) to distributions of interest to the Holders of the Class
            B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (vii) after the Class Principal Balances of the Class A-1
            Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution
            Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to clause (ii) above);

                  (viii) to distributions to the Holders of the Class B
            Certificates, in an amount equal to, and in reimbursement of, all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

                  (ix) to distributions of interest to the Holders of the Class
            C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date, and, to the extent not previously paid, for all prior Distribution Dates;

                  (x) after the Class Principal Balance of the Class B
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates);

                  (xi) to distributions to the Holders of the Class C
            Certificates, in an amount equal to, and in reimbursement of, all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

                  (xii) to distributions of interest to the Holders of the Class
            D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xiii) after the Class Principal Balance of the Class C
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates);

                  (xiv) to distributions to the Holders of the Class D
            Certificates, in an amount equal to, and in reimbursement of, all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

                  (xv) to distributions of interest to the Holders of the Class
            E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xvi) after the Class Principal Balance of the Class D
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates);

                  (xvii) to distributions to the Holders of the Class E
            Certificates, in an amount equal to, and in reimbursement of, all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

                  (xviii) to distributions of interest to the Holders of the
            Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xix) after the Class Principal Balance of the Class E
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates);

                  (xx) to distributions to the Holders of the Class F
            Certificates, in an amount equal to, and in reimbursement of, all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

                  (xxi) to distributions of interest to the Holders of the Class
            G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxii) after the Class Principal Balance of the Class F
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates);

                  (xxiii) to distributions to the Holders of the Class G
            Certificates, in an amount equal to, and in reimbursement of, all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

                  (xxiv) to distributions of interest to the Holders of Class H
            Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxv) after the Class Principal Balance of the Class G
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates);

                  (xxvi) to distributions to the Holders of the Class H
            Certificates and Class IO Certificates, in that order, in an amount equal to, and in reimbursement of, all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed; and

                  (xxvii) to distributions to the Holders of the Class R-I
            Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxiv) above.

Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            (b) On each Distribution Date, the Paying Agent shall apply any amounts that represent Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Mortgage Loans and any REO Loans during the related Collection Period and shall distribute the entire amount of such withdrawal, as additional interest, as follows:

                  (i) With respect to any Prepayment Premiums:

                  until the Certificate Principal Balance(s) of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to the Holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in the case of each such Class in an amount equal to the product of (1) the related Class Prepayment Percentage for such Distribution Date, multiplied by (2) 25% of the total amount of each such Prepayment Premium collected, and to the Holders of the Class IO Certificates, the remaining amount of each such Prepayment Premium.

                  (ii) With respect to any Yield Maintenance Charge collected:

                  until the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, (x) to Holders of Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in the case of each such Class, an amount equal to the product of (1) a fraction (not greater than one and not less than zero), the numerator of which is the respective Pass-Through Rate of such Class, reduced by the discount rate used in calculating such Yield Maintenance Charge and the denominator of which is the Mortgage Rate of the applicable Mortgage Loan, less such discount rate, multiplied by
      (2) the applicable Class Prepayment Percentage, multiplied by (3) the amount of such Yield Maintenance Charge collected, and (y) to the Holders of the Class IO Certificates, an amount equal to the remaining portion of such Yield Maintenance Charge for such Distribution Date.

            (c) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such

Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000 or initial Percentage Interest (in the case of the Class IO certificates) of which is at least 10%, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Paying Agent was subsequently notified in writing. If such check is returned to the Paying Agent, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Paying Agent shall be set aside by the Paying Agent and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Paying Agent has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Paying Agent shall distribute the unclaimed funds to the Class R-III Certificateholder.

            (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letter of Representations among the Depositor, the Trustee and the initial Depository, a copy of which Letter of Representations is attached hereto as Exhibit F.

            (e) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the

Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

            (f) Except as otherwise provided in Section 9.01, whenever the Paying Agent expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Appraisal Reduction Amount Shortfalls, Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

                  (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the 270th day following delivery of the second notice, the Paying Agent shall distribute to the Class R-III Certificateholder all unclaimed funds and other assets which remain subject thereto.

            (g) Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders.

            (h) All distributions made in respect of any Class of Certificates (other than the Class IO Certificates) on each Distribution Date pursuant to
Section 4.01(a), 4.01(b) or 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of its corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; all interest distributions made in respect of the Class IO Certificates on each Distribution Date pursuant to Section 4.01(a), 4.01(b) or 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interests as follows: in the case of interest which has accrued on Component IO-1, such amounts shall be deemed to have first been distributed to REMIC II Regular Interest R, S, T, U, V, W, X and Y to the extent of one month's interest accrued at a rate equal to the REMIC II Remittance Rate minus 6.96% on the Uncertificated Principal Balance of REMIC II Regular Interest R, S, T, U, V, W, X and Y outstanding immediately prior to such Distribution Date; in the case of interest which has accrued on Component IO-2a, such amounts shall be deemed to have first been distributed to REMIC II Regular Interest R, to the extent of one month's interest accrued at the rate of .27% per annum on the Uncertificated Principal Balance of REMIC II Regular Interest R outstanding immediately prior to such Distribution Date; and in the case of interest which has accrued on Component IO-2b such amounts shall be deemed to have first been distributed to REMIC Regular Interest S, to the extent of one month's interest accrued at the rate of .14% per annum on the Uncertificated Principal Balance of REMIC II Regular Interest S outstanding immediately prior to such Distribution Date; in each case calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case, if such distribution on any such Class of Certificates was a distribution of interest, of principal, of Prepayment Premiums, Yield Maintenance Charges or in reimbursement of previously allocated Appraisal Reduction Amount Shortfalls, Realized Losses and Additional Trust Fund Expenses in respect of such Class of Certificates, then the corresponding distribution deemed to be made on the related REMIC II Regular Interest pursuant to the preceding sentence shall be deemed to also be a distribution of interest, of principal, of Prepayment Premiums or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, as the case may be, in respect of such REMIC II Regular Interest.

            (i) On each Distribution Date, the portion of the Available Distribution Amount for such date distributed in respect of the Regular Certificates pursuant to Section 4.01(a), 4.01(b) or 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

                  (i) as deemed distributions of interest in respect of the
            REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest in respect of each such REMIC I Regular

            Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

                  (ii) as deemed distributions of principal in respect of the
            REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, as to each such REMIC I Regular Interest, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan (or Successor REO Loan) that will be outstanding immediately following such Distribution Date; and

                  (iii) as distributions in respect of the REMIC I Regular
            Interests, in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses (with compounded interest), allocated to the related Mortgage Loan Regular Interest.

            SECTION 4.02. Statements to Certificateholders; Collection Reports.

            (a) On each Distribution Date, the Trustee shall forward by mail (or electronic medium to any Rating Agency or those Holders of any Class of Regular Certificates who so request), not facsimile, to the Depositor, the Master Servicer and all of the Holders of each Class of Regular Certificates, the initial beneficial owners of each Class of Regular Certificates and subsequent beneficial owners of the Regular Certificates (a list of which shall be provided to the Trustee on the Closing Date substantially in the form set forth on Exhibit L hereto or, in the case of subsequent beneficial owners, as identified to the reasonable satisfaction of the Trustee) upon their written request to the Trustee, a statement (a "Distribution Date Statement") as to the distributions made on such Distribution Date, based on information provided to it by the Master Servicer and the Special Servicer, setting forth:

                  (i) the amount of the distribution on such Distribution Date to the Holders of such Class of Regular Certificates in reduction of the Class Principal Balance thereof;

                  (ii) the amount of the distribution on such Distribution Date to the Holders of such Class of Regular Certificates allocable to Distributable Certificate Interest;

                  (iii) the amount of the distribution on such Distribution Date to the Holders of such Class of Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

                  (iv) the amount of the distribution on such Distribution Date to the Holders of such Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

                  (v) the Available Distribution Amount for such Distribution
            Date;

                  (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date and (b) the aggregate amount of Servicing Advances and Nonrecoverable Advances as of the close of business on the related Determination Date;

                  (vii) the aggregate unpaid principal balance of the Mortgage
            Pool outstanding as of the close of business on the related Determination Date;

                  (viii) the aggregate Stated Principal Balance of the Mortgage
            Pool outstanding immediately before and immediately after such Distribution Date;

                  (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

                  (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, and (D) as to which foreclosure proceedings have been commenced;

                  (xi) as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, (C) whether the delinquency is in respect of its Balloon Payment, (D) whether a notice of acceleration has been sent to the Mortgagor and, if so, the date of such notice, (E) if a Phase I Environmental Assessment of the related Mortgaged Property has been performed as contemplated by Section 3.09(c) and the assessment is such that the Special Servicer cannot make the determination set forth in clauses (A)(i) and (A)(ii) of the first sentence of Section 3.09(c), a brief description of the results of such Phase I Environmental Assessment, and (F) a brief description of the status of any foreclosure proceedings or any workout or loan modification negotiations with the related Mortgagor;

                  (xii) with respect to any Mortgage Loan as to which a
            Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the nature of the Liquidation Event and, in the case of a Final Recovery Determination, a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and
            (D) the amount of any Realized Loss in connection with such Liquidation Event;

                  (xiii) with respect to each REO Property included in the Trust
            Fund as of the close of business on the related Determination Date,
            (A) the loan number of the related Mortgage Loan, (B) the date of acquisition of such REO Property by the Trust Fund, (C) the book value (within the meaning of 12 C.F.R. ss. 571.13) of such REO Property, (D) the aggregate of all REO Revenues and other amounts received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), (E) the Stated Principal Balance of the related REO Loan immediately following such Distribution Date, and (F) a brief description of the Special Servicer's efforts since the last Distribution Date to stabilize the tenancy of such REO Property, to repair and restore such REO Property to marketable condition and to sell such REO Property at its then current fair market value;

                  (xiv) with respect to any REO Property included in the Trust
            Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination;

                  (xv) the Accrued Certificate Interest and Distributable
            Certificate Interest in respect of such Class of Regular Certificates for such Distribution Date;

                  (xvi) any unpaid Distributable Certificate Interest in respect of such Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

                  (xvii) the Pass-Through Rate for such Class of Regular
            Certificates for such Distribution Date;

                  (xviii) the Principal Distribution Amount for such
            Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

                  (xix) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period;

                  (xx) the aggregate of all Appraisal Reduction Amounts,
            Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date;

                  (xxi) the Class Principal Balance of each Class of Regular
            Certificates (other than the Class IO Certificates) and the Component Notional Amount of each Component outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

                  (xxii) the Certificate Factor for each Class of Regular
            Certificates immediately following such Distribution Date;

                  (xxiii) the aggregate amount of interest on P&I Advances paid to the Master Servicer during the related Collection Period in accordance with Section 4.03(d);

                  (xxiv) the aggregate amount of interest on Servicing Advances paid to the Master Servicer and the Special Servicer during the related Collection Period in accordance with Section 3.03(d);

                  (xxv) (A) the aggregate amount of servicing compensation
            (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each Sub-Servicer, during the related Collection Period, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns; and

                  (xxvi) a brief description of any waiver, modification or
            amendment of the terms of any Mortgage Loan entered into by the Special Servicer pursuant to Section 3.20 during the related Collection Period.

Each Distribution Date Statement shall be accompanied by the corresponding Updated Mortgage Loan Schedule. The corresponding Collection Report will be provided by electronic medium (including computer diskette) to any Rating Agency or those Holders of any Classes of Regular Certificates who so request. Insofar as any of the information to be provided pursuant to clauses (i) through (xxvi) above is adequately reflected in the Updated Mortgage Loan Schedule, such information need not be repeated in the Distribution Date Statement provided that the Trustee shall only be obligated to deliver the Updated Mortgage Loan Schedule to the extent such document is delivered to it by the Special Servicer in accordance with Section 3.12(c); and provided further that notwithstanding the fact that any of the Registered Certificates are held in the name of the Depository or its nominee, the Trustee shall be required on each Distribution Date to deliver the related Distribution Date Statement and corresponding Updated Mortgage Loan Schedule to each holder of Registered Certificates set forth on Exhibit L hereto. In addition, each such Distribution Date Statement and Updated Mortgage Loan Schedule, as applicable, shall refer to the Mortgage Loan Number for each Mortgage Loan set forth on Exhibit B hereto.

            In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee by the Master Servicer as a basis for information to be furnished pursuant to clauses (x) through (xiv), (xxv) and (xxvi) above, insofar as the underlying information is solely within the control of the Special Servicer, the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in clauses (i) through (iv) above as to the applicable Class, aggregated for the portion of such calendar year that such Person was a Holder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the REMIC Administrator pursuant to any requirements of the Code as from time to time are in force.

            On each Distribution Date, the Trustee shall forward to the Depositor, to each Rating Agency, to each Holder of a Residual Certificate, to Merrill Lynch & Co. (at 101 Hudson Street, 12th Floor, Jersey City, New Jersey 07302-3997, Attention: P&I Dept., or such other address as Merrill Lynch & Co. may hereafter designate), to First Union Capital (at One First Union Center, 301 South College Street, Charlotte, North Carolina 28200, Attention: P&I/Servicing Dept., or such other address as First Union may hereafter designate) and, in the case of reports regarding the respective Classes of Book-Entry Certificates, if any, to The Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022, or such other address as The Trepp Group may hereafter designate), a copy of the reports forwarded to the Holders of the Regular Certificates on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R-I and Class R-II Certificates on such Distribution Date.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement containing the information provided pursuant to the previous paragraph in respect of distributions on each Class of Residual Certificates and pursuant to clauses (i) through (iv) above in respect of distributions on each Class of Regular Certificates, aggregated for the portion of such calendar year that such Person was a Holder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            Upon written request of the Depositor or either Underwriter, without payment of any fee, and upon written request of any Certificateholders or any other Person, together with payment of a reasonable fee specified by the Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this Section 4.02(a) on computer diskette to such party (such computer diskette and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the Trustee shall determine in their reasonable discretion).

            The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Master Servicer and the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            The information to be furnished by the Trustee to the Certificateholders pursuant to Sections 4.02(a) and (b) shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to Certificateholders or to any person any other information with respect to the Mortgage Loans, the Mortgaged Properties or the Trust as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time (such information, other than as described in Sections 4.02(a) and (b), is referred to herein as "Additional Information") as it may reasonably deem necessary or appropriate from time to time (provided, however, that it shall have no obligation to do so), provided that (A) the Trustee shall give the Depositor three business days' advance notice before doing so, (B) prior to any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. Prior to an Event of Default, the Trustee shall forward to the Depositor any requests for Additional Information which, for their fulfillment, require the consent of the Depositor. Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

            (b) Not later than 2:00 P.M. on the fourth Business Day following each Determination Date or, if in any month the Distribution Date is the fifth Business Day following the Determination Date, then not later than the third Business Day following the Related Determination Date, the Master Servicer (with respect to that information allocated to the Master Servicer on Exhibit M hereto) and the Special Servicer (with respect to that information allocated to the Special Servicer on Exhibit M hereto), as the case may be, shall furnish to the Trustee, the Depositor and each other (for receipt by each not later than such fourth Business Day following each Determination Date), by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, the Special Servicer and the Master Servicer may agree), with a hard copy of such transmitted information to follow not later than the fifth Business Day following such Determination Date, an accurate and complete Collection Report with respect to the related Distribution Date containing the following information (but only if and to the extent such information is not already adequately reflected in the corresponding Updated Mortgage Loan Schedule delivered by the Special Servicer to the Trustee pursuant to Section 3.12(c)):

                  (i) with respect to each Mortgage Loan (and any successor REO
            Loan) that was included in the Trust Fund as of the commencement of the Collection Period ending on such Determination Date, (A) the Master Servicer loan number thereof, (B) the Mortgage Rate and Net Mortgage Rate in effect as of the commencement of such Collection Period, (C) the Stated Principal Balance outstanding immediately before and expected to be outstanding immediately after the related Distribution Date, (D) the date on which the final payment is scheduled to be due, (E) the amount of the Monthly Payment due on the Due Date in such Collection Period, (F) all related payment and/or collection activity since the preceding Collection Report (or, in the case of the initial Collection Report, since the Closing
            Date) relevant to the Paying Agent's calculations of amounts to be distributed on the Certificates on the related Distribution Date and the application of such amounts in accordance with Section 3.02(b) (or the definition of "REO Loan"), (G) the delinquency status as of the end of such Collection Period, (H) in the case of an REO Loan, the date of acquisition of the related REO Property by the Trust Fund and the book value (within the meaning of 12 C.F.R. ss.571.13) of such REO Property, (I) whether a Liquidation Event occurred during such Collection Period and, if so, a brief description thereof, and (J) the amount of any loss incurred during such Collection Period;

                  (ii) the information to be provided to Certificateholders on the related Distribution Date pursuant to clauses (v), (vi),
            (x)-(xiv), (xxv)(A), and (xxvi) of Section 4.02(a);

                  (iii) the aggregate amount of the Prepayment Premiums and
            Yield Maintenance Charges received during such Collection Period;

                  (iv) any information supplemental hereto with respect to the
            Mortgage Loans that is reasonably required by the Trustee;

                  (v) such other information regarding the Mortgage Loan or
            related Mortgage Property and any REO Properties as the Trustee may reasonably request to perform its duties hereunder; and

                  (vi) to the extent the Depositor or any Certificateholder
            requests additional information not required pursuant to the terms of this Agreement, the Trustee may, subject to the provisions of subclauses (A) through (D) of Section 4.02(a) request such information in order to deliver the same to the Depositor or such Certificateholder on the Distribution Date following the Depositor's or such Certificateholder's reasonable request therefor, to the extent such information is readily available to the Master Servicer or Special Servicer without additional cost or expense for which the Master Servicer or Special Servicer will not be reimbursed.

            In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Trustee may conclusively rely on the Collection Reports and Updated Mortgage Loan Schedules provided to it by the Master Servicer or the Special Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer or the Special Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer. The Special Servicer shall provide to the Master Servicer the information set forth in Section 4.02(b)(i) and Section 4.02(a)(x-xiv) and (xxvi) with respect to any Specially Serviced Mortgage Loan and REO Loan serviced by it as of the Due Date for the related Collection Report.

            SECTION 4.03. P&I Advances.

            (a) On or before 1:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall either (i), subject to Section 4.03(c) below, remit from its own funds to the Paying Agent for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account received after the Determination Date with respect to the related Collection Period or for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or
(iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704) 383-9356 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 383-5136 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 10:00 a.m., New York City time, on the next Business Day. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I Advances by 11:00 a.m., New York City time, on the Business Day immediately following such P&I Advance Date, then (i) the Trustee shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date and (ii) the provisions of Sections
7.01 and 7.02 shall apply.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees, Special Servicing Fees, Additional Servicing Fees, any Master Servicer Strip and any related Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including received as net income from REO Properties) as of the close of business on the related Determination Date; provided that, (i) if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Monthly Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer shall, as to such Mortgage Loan only, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Master Servicing Fees, Master Servicer Strip, Special Servicing Fees, Additional Servicing Fees and any related Principal Recovery Fees) in the event of subsequent delinquencies thereon; (ii) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such

Appraisal Reduction Amount exists with respect to such Required Appraisal Loan, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of
(i) the amount of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan; and (iii) provided further that, if the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan is extended by the Special Servicer in accordance with Section 3.20 and the Loan-to-Value Ratio for such Mortgage Loan at the time of such extension is in excess of 100%, then (unless the Class A-1 Certificates, the Class A-2 Certificates, and the Class A-3 Certificates are collectively the Controlling Class or such Mortgage Loan becomes a Required Appraisal Loan) the interest portion of any P&I Advance that would otherwise be made in respect of such Mortgage Loan during the extension period shall be reduced by an amount equal to the product of (i) such interest portion, multiplied by (ii) a fraction, the numerator of which is the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Pool, over (B) the then aggregate of the Class Principal Balances of those Classes of Regular Certificates (other than the Class IO Certificates) with an earlier alphabetical Class designation than the Controlling Class, and the denominator of which is the then aggregate Stated Principal Balance of the Mortgage Pool.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate delivered to the Trustee and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including appraisals; which appraisal shall be conducted in accordance with the standards of the Appraisal Institute take into account the factors specified in Section 3.18(e), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider (or, if no such appraisal has been performed pursuant to this Section 4.03(c), a copy of an appraisal of the related Mortgaged Property performed within the twelve months preceding such determination by an Independent Appraiser or other expert in real estate matters), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer.

            (d) In connection with its recovery of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), the Master Servicer shall be entitled to pay itself, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement. The Master Servicer shall reimburse itself for any outstanding P&I Advance as soon as practicable after funds available for such purpose are deposited in the Certificate Account.

            SECTION 4.04. Allocation of Appraisal Reduction Amounts and Realized
                          Losses and Additional Trust Fund Expenses.

            (a) On each Distribution Date, prior to the distributions to be made on such date pursuant to Section 4.01, the Paying Agent shall allocate to the respective Classes of Regular Certificates as follows the aggregate of all Appraisal Reduction Amounts (for purposes of determining distributions in respect of interest on such Distribution Date) and Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period, and in any event that were not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Regular Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool to be outstanding immediately following such Distribution Date: first, to the Class H Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; second, to the Class G Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; third, to the Class F Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fourth, to the Class E Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fifth, to the Class D Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; sixth, to the Class C Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; and seventh, to the Class B Certificates, until the remaining Class Principal Balance thereof has been reduced to zero. Any allocation of Appraisal Reduction Amounts and Realized Losses and Additional Trust Fund Expenses to a Class of Regular Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Appraisal Reduction Amounts and Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Appraisal Reduction Amounts and Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Regular Certificates as of the Distribution Date on which the aggregate Certificate Principal Balance of such Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates. Notwithstanding anything to the contrary contained in this Agreement, any reference to the allocation of Appraisal Reduction Amounts, involving any reduction of Class Principal Balance shall be for purposes of calculating the related Appraisal Reduction Amount Shortfall and not as an actual reduction of Class Principal Balance.

            (b) Each Appraisal Reduction Amount and Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class A-1 Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest R with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular

Interest; each Appraisal Reduction Amount and Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class A-2 Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest S with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Appraisal Reduction Amount and Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class A-3 Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest T with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Appraisal Reduction Amount and Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class B Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest U with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class C Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest V with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Appraisal Reduction Amount and Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class D Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest W with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Appraisal Reduction Amount and Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class E Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest X with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; and each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class F, Class G and/or Class H Certificates on any Distribution Date shall, in the case of each such Class of Certificates, be deemed to have first been allocated to REMIC II Regular Interest Y, with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest.

            (c) The excess of the principal balance on any Mortgage Loan over the related Appraisal Reduction Amount Shortfall is referred to herein as the "Required Appraisal Loan Value." To the extent any amount on a Required Appraisal Mortgage Loan is recovered in excess of the Required Appraisal Loan Value (after giving effect to all other amounts previously collected with respect thereto), to the extent such amount has been included as part of the Principal Distribution Amount on a prior Distribution Date, such amount will be distributed to the Certificateholders of each Class of Certificates to which an Appraisal Reduction Amount has been allocated solely from any recovery on such Required Appraisal Mortgage Loan, up to an amount equal to the Appraisal Reduction Amount Shortfall allocated to such Class of Certificates from the date of such allocation to the end of the Collection Period in which such an amount is so recovered.

            SECTION 4.05. Calculations.

            The Paying Agent shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article IX and the actual and deemed allocations of Appraisal Reduction Amounts and Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Paying Agent shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Paying Agent shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Paying Agent of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            SECTION 4.06. Use of Agents.

            The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this
Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01. The Certificates.

            (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13 and A-14; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Registered Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amount, as the case may be, as of the Closing Date of not less than $1,000 in the case of the Registered Certificates, and not less than $250,000 in the case of the Class E, Class F and Class G Certificates, and in each such case in integral multiples of $1 in excess thereof.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            SECTION 5.02. Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the

Special Servicer and (if the Trustee is not the Certificate Registrar) the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G- I hereto, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 hereto or as Exhibit G-3 hereto; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and upon acquisition of such a Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (c) No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Subordinated Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute "plan assets" of a Plan); provided that (i) such a transfer may be made to an insurance company general account with respect to any Class of Subordinated Certificates which is eligible for exemptive relief under
Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), provided that the proposed transferee certifies that the conditions of Sections I, III and IV of PTE 95-60 are satisfied with respect to such transfer, and (ii) such a transfer may be made with respect to a Class F, Class G or Class H Certificate if the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel (upon which the Certificate Registrar may conclusively rely) which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. As a condition to its registration of the transfer of a Subordinated Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification affidavit to that effect in the form attached as Exhibit H hereto.

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                        (A) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                        (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement substantially in the form attached hereto as Exhibit I-1 (in any case, a "Transfer Affidavit and Agreement"), from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                        (C) Notwithstanding the delivery of a Transfer Affidavit
                  and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                        (D) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit I-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                        (E) Each Person holding or acquiring an Ownership
                  Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a pass-through interest holder".

                  (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this
            Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this
            Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                        (B) If any purported Transferee shall become a Holder of
            a Residual Certificate in violation of the restrictions in this
            Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the REMIC Administrator on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Paying Agent to such purported Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (iii) The Certificate Registrar shall make available to the
            Internal Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and
            (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and the Master Servicer and the Special Servicer shall furnish to the Certificate Registrar all information in its possession necessary for the Certificate Registrar to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Certificate Registrar, the Master Servicer and the Special Servicer for providing such information.

                  (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following:

                        (A) written confirmation from each Rating Agency to the
                  effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of any Class of Certificates; and

                        (B) an Opinion of Counsel, in form and substance
                  satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust or the Trust
                  Fund), to the effect that doing so will not cause either of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

            (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

            (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (j) Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

            SECTION 5.03. Book-Entry Certificates.

            (a) Each Class of Registered Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any

Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, at the Depositor's expense, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05. Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                    AND THE CONTROLLING CLASS REPRESENTATIVE

            SECTION 6.01. Liability of Depositor, Master Servicer and Special Servicer.

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            SECTION 6.02. Merger, Consolidation or Conversion of Depositor or
                          Master Servicer or Special Servicer.

            Subject to the following paragraph, the Depositor and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement and the Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

            The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates; (ii) in the case of a successor or surviving Person to the Master Servicer, such successor or surviving Person shall have a net worth (or, in the case of the initial Master Servicer, such successor or surviving Person and its immediate parent shall have a consolidated net worth) of not less than $15,000,000; and
(iii) in the case of a successor or surviving Person to the Master Servicer, it is determined by the Trustee in its reasonable judgment to have, after the merger, consolidation or transfer, as the case may be, financial and servicing capabilities comparable to that of the Master Servicer.

            SECTION 6.03. Limitation on Liability of Depositor, Master Servicer
                          and Special Servicer.

            None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee or the Certificateholders for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation, warranty or covenant made herein; or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.05. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of the last paragraph of Section 8.05.

            SECTION 6.04. Resignation of Master Servicer and the Special
                          Servicer.

            The Master Servicer and, subject to Section 6.09, the Special Servicer shall resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. The Master Servicer and the Special Servicer shall have the right to resign at any other time provided that (i) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (ii) the resigning party pays all costs and expenses in connection with such transfer, and (iii) the successor accepts appointment prior to the effectiveness of such resignation.

            Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder unless the requirements for resignation set forth in the immediately preceding sentence are met. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

            SECTION 6.05. Rights of Depositor and Trustee in Respect of Master
                          Servicer and the Special Servicer.

            The Master Servicer and the Special Servicer shall each afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor and the Trustee with its most recent financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, further provided, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                          Cooperate with Trustee.

            The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
                          with Master Servicer.

            The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate
                          with Special Servicer.

            The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.09. Designation of Special Servicer by the Controlling
                          Class.

            The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section
6.02 to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Holder or Holders may also select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. Such Holder or Holders shall so designate a Person to so serve by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.02. The designated Person shall become the Special Servicer on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated Person and (ii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and it shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

            SECTION 6.10. Master Servicer or Special Servicer as Owner of a Certificate.

            The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this
Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within fifteen (15) days, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

            SECTION 6.11. The Controlling Class Representative.

            The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer will not be permitted to take any of the following actions unless the Controlling Class Representative has approved such action in writing within five Business Days (provided that if such written notice has not been received by the Special Servicer within five Business Days, then the Controlling Class Representative's approval will be deemed to have been given):

                  (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                  (ii) any modification of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

                  (iii) any proposed sale of a defaulted Mortgage Loan or REO
            Property (other than in connection with the termination of the Trust
            Fund);

                  (iv) any determination to bring an REO Property into
            compliance with applicable environmental laws;

                  (v) any acceptance of substitute or additional collateral for a Mortgage Loan;

                  (vi) any waiver of a "due-on-sale" or "due-on-encumbrance"
            clause; and

                  (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

            In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class

Representative may deem advisable or as to which provision is otherwise made herein; provided that no such direction or approval rights provided in this
Section 6.11 may require or cause the Special Servicer to violate any provision of this Agreement or the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standards or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

            The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01. Events of Default.

            (a) "Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to deposit into the
            Certificate Account, or to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account, any amount (other than a P&I Advance) required to be so deposited or distributed by it under this Agreement; or

                  (ii) any failure by the Special Servicer to deposit into the
            REO Account or to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account any amount required to be so deposited or remitted under this Agreement; or

                  (iii) any failure on the part of the Master Servicer or the
            Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer and the Special Servicer by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has, as determined by the Trustee in its reasonable discretion, diligently pursued, and is continuing to pursue, a full cure; or

                  (iv) any breach on the part of the Master Servicer or the
            Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and, as determined by the Trustee in its reasonable discretion, has diligently pursued, and is continuing to pursue, a full cure; or

                  (v) a decree or order of a court or agency or supervisory
            authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (vi) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (vii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (viii) the consolidated net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000; or

                  (ix) the Trustee shall have received a written notice from a
            Rating Agency to the effect that if the Master Servicer or Special Servicer continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be qualified, downgraded or withdrawn; or

                  (x) the Master Servicer shall fail to remit to the Paying
            Agent for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 11:00 a.m. New York City time on the next Business Day succeeding such P&I Advance Date.

When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

            (b) If any Event of Default described in clauses (i) - (viii) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto) and the Rating Agencies terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause
(ix) or (x) of subsection (a) above shall occur with respect to the Master Servicer or, if applicable, the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto) and the Rating Agencies, terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights, if any, as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this
Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master or Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account or a Servicing Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Certificate Account or a Servicing Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any cost or expenses in connection with any actions to be taken by the Master Servicer or Special Servicer pursuant to this paragraph shall be borne by the Defaulting Party. For purposes of this
Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses
(i)-(x) of subsection (a) above unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Division has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

            SECTION 7.02. Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have) all the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including, without limitation, in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(x), the unmade P&I Advances that gave rise to such Event of Default; provided that if the Master Servicer is the resigning or terminated party, and if the Trustee is prohibited by law or regulation from obligating itself to make P&I Advances (as evidenced by an Opinion of Counsel delivered to the Depositor and the Rating Agencies), the Trustee shall not be obligated to make such P&I Advances; and provided, further, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, if the Trustee is not approved as a Master Servicer or a Special Servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02, as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party, and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of its rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            SECTION 7.03. Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

            SECTION 7.04. Waiver of Events of Default.

            The Holders representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses (i), (ii) or (x) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

            SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01. Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Paying Agent, Certificate Registrar, REMIC Administrator and Custodian.

            SECTION 8.02. Certain Matters Affecting Trustee.

            Except as otherwise provided in Section 8.01 and Article X:

            (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and

            (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor.

            SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of
                          Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.13 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.13) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            SECTION 8.04. Trustee May Own Certificates.

            The Trustee or any agent of the Trustee, in its individual or any other capacity. may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent.

            SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
                          Trustee.

            (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account, prior to any distributions to be made therefrom on such date, and to itself all earned but unpaid Trustee's Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee's Fee shall accrue from time to time at a rate equal to one-twelfth of the product of (a) the Trustee Fee Rate and (b) the aggregate Certificate Balance of the Certificates. The Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement or the Certificates ("Trustee Liability"); provided that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

            SECTION 8.06. Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state banking authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating of at least "AA" by each Rating Agency or such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

            SECTION 8.07. Resignation and Removal of Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the Certificateholders by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail, if the Trustee is the Paying Agent (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any current or revised Distribution Date Statement, Collection Report or Updated Mortgage Loan Schedule required by
Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Sections 3.05(b) or 4.01) then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

            SECTION 8.08. Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

            SECTION 8.09. Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article
VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            SECTION 8.11. Appointment of Custodians.

            The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, provided that, such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

            SECTION 8.12. Appointment of Authenticating Agents.

            (a) The Trustee may appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The initial Authenticating Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall given written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.13. Appointment of Paying Agent.

            The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee or the Master Servicer to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee or the Master Servicer, as applicable. If the Paying Agent is not the Trustee or the Master Servicer, the Trustee or the Master Servicer shall remit to the Paying Agent on the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall have a rating of at least "A" by each of Fitch, Standard & Poor's and DCR, or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The Trustee may enter into agreements to appoint a Paying Agent which is not the Trustee, provided that, such agreement: (i) is consistent with this Agreement in all material respects and requires the Paying Agent to comply with this Agreement in all material respects and requires the Paying Agent to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Paying Agent under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Paying Agent any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of any Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Paying Agent. The initial Paying Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            SECTION 8.14. Appointment of REMIC Administrators.

            (a) The Trustee may appoint one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17 and 10.01 herein. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

            (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator , the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.15. Access to Certain Information.

            The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, any Certificateholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            SECTION 8.16. Representations and Warranties of Trustee.

            The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's articles of incorporation and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance pursuant to Section 7.02, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            SECTION 8.17. Reports to the Securities and Exchange Commission;
                          Available Information.

            (a) The Depositor shall prepare for filing, and the Trustee shall execute, on behalf of the Trust Fund, and file with the Securities and Exchange Commission, any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed on behalf of the Trust Fund under the Exchange Act. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Securities and Exchange Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates. The Depositor agrees to indemnify and hold harmless the Trustee with respect to any liability, cost or expenses, including reasonable attorneys' fees, arising from the Trustee's execution of such reports, statements and information that contain errors or omissions or is otherwise misleading, provided, however, that if the indemnification provided for herein is invalid or unenforceable, then the Depositor shall contribute to the amount paid by the Trustee as a result of such liability in such amount as is necessary to limit the Trustee's responsibility for any such payment to any amount resulting from its own fault.

            (b) The Master Servicer shall maintain at its office primarily responsible for administration of the Trust Fund and shall, upon reasonable advance notice, make available during normal business hours for review by the Depositor, each Underwriter, any Holder of a Certificate or any Person identified to the Master Servicer as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Certificates of such Class, in the form most recently provided to the Master Servicer by the Depositor or by any Person designated by the Depositor; and (ii) in all cases
(A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) all statements delivered to Certificateholders of the relevant Class pursuant to Section 4.02(a) since the Closing Date, (C) all Officers' Certificates delivered by the Master Servicer and the Special Servicer to the Trustee since the Closing Date pursuant to Section 3.13, (D) all accountants' reports caused to be delivered by the Master Servicer and the Special Servicer to the Trustee since the Closing Date pursuant to Section 3.14, (E) the most recent inspection report prepared by the Special Servicer or the Master Servicer and delivered to the Master Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a), (F) the most recent annual operating statement and rent roll of each related Mortgaged Property and financial statements of the related Mortgagor collected by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b), together with the accompanying written reports to be prepared by the Master Servicer or the Special Servicer, as the case may be, and delivered to the Trustee pursuant to
Section 3.12(b), (G) any and all notices and reports delivered to the Master Servicer with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that any of the conditions set forth in clauses (A)(i) and (A)(ii) of the first sentence thereof was not satisfied, (H) all Updated Mortgage Loan Schedules and Collection Reports delivered by the Master Servicer to the Trustee since the Closing Date pursuant to Sections 3.12(c) and 4.02(b), respectively, (I) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20, and (J) any and all Officers' Certificates and other evidence delivered to the Trustee to support the Master Servicer's or the Special Servicer's, as the case may be, determination that any Advance was or, if made, would be, a Nonrecoverable Advance. The Master Servicer shall make available copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Paying Agent on behalf of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Depositor or the Master Servicer of all Mortgage Loans and each REO Property remaining in REMIC I at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (2) the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I, and (ii) to the Trustee, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1% of the aggregate Cut-off Date Balance of the Mortgage Pool set forth in the Preliminary Statement, and (ii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Depositor, the Special Servicer or the Majority Subordinate Certificateholder shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. The Special Servicer or the Majority Subordinate Certificateholder shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, the Depositor shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's, the Majority Subordinate Certificateholder's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor, as applicable, shall deliver to the Paying Agent for deposit in the Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer (or its designee) or the Depositor (or its designees), as applicable. Any transfer of Mortgage Loans to the Depositor pursuant to this paragraph shall be on a servicing-released basis.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Master Servicer's or Depositor's purchase of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

            Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (vi) of
Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be allocated in the following order of priority, in each case to the extent of remaining available funds:

            (i) to distributions of interest to the Holders of the Senior Certificates, in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (ii) to distributions of principal to the Holders of the Class A-1 Certificates, in an amount equal to the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date;

            (iii) to distributions of principal to the Holders of the Class A-2 Certificates, in an amount equal to the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date;

            (iv) to distributions of principal to the Holders of the Class A-3 Certificates, in an amount equal to the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution Date;

            (v) to distributions to the Holders of the Class A-1, Class A-2 and Class A-3 Certificates, in an amount equal to, and pro rata in accordance with all Realized Losses and Additional Trust Fund Expenses previously allocated to such Classes of Certificates and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and not previously reimbursed;

            (vi) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (vii) to distributions of principal to the Holders of the Class B Certificates, in an amount equal to the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date;

            (viii) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

            (ix) to distributions of interest to the Holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of

      Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (x) to distributions of principal to the Holders of the Class C Certificates, in an amount equal to the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date;

            (xi) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

            (xii) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xiii) to distributions of principal to the Holders of the Class D Certificates, in an amount equal to the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date;

            (xiv) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

            (xv) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xvi) to distributions of principal to the Holders of the Class E Certificates, in an amount equal to the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date;

            (xvii) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

            (xviii) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xix) to distributions of principal to the Holders of the Class F Certificates, in an amount equal to the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date;

            (xx) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses if any, previously allocated to the Class F Certificates and not previously reimbursed;

            (xxi) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxii) to distributions of principal to the Holders of the Class G Certificates, in an amount equal to the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date;

            (xxiii) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

            (xxiv) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxv) to distributions of principal to the Holders of the Class H Certificates, in an amount equal to the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date.

            (xxvi) to distributions to the Holders of the Class H and Class IO Certificates, in that order, in an amount equal to, and in reimbursement of, all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed; and

            (xxvii) to distributions to the Holders of the Class R-I Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxiv) above.

            Any Prepayment Premiums and Yield Maintenance Charges on deposit in the Certificate Account as of the final Distribution Date shall be distributed among the Holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G,

Class H and Class IO Certificates in accordance with Section 4.01(b). Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If, within nine months after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-II Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject thereto.

            All actual distributions on the respective Classes of REMIC III Certificates on the final Distribution Date in accordance with foregoing provisions of this Section 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II on the various REMIC I Regular Interests in accordance with Section 4.01(h).

            SECTION 9.02. Additional Termination Requirements.

            (a) If the Depositor or the Master Servicer purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I, REMIC II and REMIC III) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or the Depositor, as applicable, obtains at its own expense and delivers to the Trustee and, in the case of the Depositor, to the Trustee and the Master Servicer, an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II and REMIC III as defined in
Section 860F of the Code or cause REMIC I, REMIC II and REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) the Trustee shall specify the first day in the 90-day
            liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II and REMIC III pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in an Opinion of Counsel obtained at the expense of the Trust Fund;

                  (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer or the Depositor, as applicable, for cash; and

                  (iii) at the time of the making of the final payment on the
            Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I, REMIC II and REMIC III shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            SECTION 10.01. REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC I Regular Interests, the REMIC II Regular Interests and the Regular Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and REMIC III, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I, REMIC II or REMIC III (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

            (c) The Closing Date is hereby designated as the "startup day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

            (d) The Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I, REMIC II and REMIC III, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each of REMIC I, REMIC II and REMIC III) as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I, REMIC II and REMIC III in the performance of its duties as such.

            (e) Solely for purposes of Treasury regulation Section 1.860G-1(a)(4)(iii), November 21, 2028 has been designated the "latest possible maturity date" of each REMIC I Regular Interest, REMIC II Regular Interest and each Class of Regular Certificates.

            (f) Except as otherwise provided in subsections (i) and (j) below, the REMIC Administrator shall pay out of its own funds, any and all tax related expenses of the Trust Fund (including, but not limited to, any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities).

            (g) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, sign and file all of the other Tax Returns in respect of REMIC I, REMIC II and REMIC III. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I, REMIC II and REMIC III as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this
Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

            (h) The REMIC Administrator shall perform on behalf of each of REMIC I, REMIC II and REMIC III all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and
(iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

            (i) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee shall knowingly take (or cause either of REMIC I, REMIC II or REMIC III to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either of REMIC I, REMIC II or REMIC III as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon either of REMIC I, REMIC II or REMIC III (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code or the result in the imposition of a tax on "net income from foreclosure property" as defined in
Section 860G(c) of the Code) (any such endangerment or imposition, except as provided in Section 3.17(a)(iii), an "Adverse REMIC Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I, REMIC II or REMIC III, or causing either of REMIC I, REMIC II or REMIC III to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the Master Servicer nor the Special Servicer shall take any such action or cause of REMIC I, REMIC II or REMIC III to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instruments of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I, REMIC II and REMIC III will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (j) If any tax is imposed on either of REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this Clause if another party has responsibility for payment of such tax under Clauses
(iii) or (v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X; (v) the Depositor, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the REMIC I, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)(iii) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Paying Agent upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b). Any tax imposed on REMIC I, REMIC II or REMIC III by Section 23151 or Section 23153 of the California Revenue and Taxation Code shall be timely paid by the REMIC Administrator out of its own funds without right of reimbursement therefor.

            (k) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis.

            (1) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to REMIC I, REMIC II or REMIC III unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I, REMIC II or REMIC III, (C) the termination of REMIC I, REMIC II and REMIC III pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account, the Distribution Account or the REO Account for gain; or (iii) the acquisition of any assets for REMIC I, REMIC II or REMIC III (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Distribution Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I, REMIC II or

REMIC III under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (n) Except in connection with Section 3.17(a)(iii), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            SECTION 11.01. Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, or (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to either of the REMICs created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of either such REMIC; provided that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee (which opinion, insofar as economic issues are concerned, may rely upon the assurance of the Rating Agencies described below), adversely affect in any material respect the interests of any Certificateholder; and provided further that the Master Servicer, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written assurance that such amendment does not adversely affect in any material respect the rating on any Class of Certificates.

            (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee (which opinion, insofar as economic issues are concerned, may rely upon the assurance of the Rating Agencies described below), adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights or (v) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on either of REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause either of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

            (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account or the Distribution Account pursuant to Section 3.05.

            SECTION 11.02. Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03. Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each

Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04. Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 11.05. Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, Attention: the Secretary, with a copy to the treasurer, facsimile number: 212-449-0735; (ii) in the case of the Master Servicer, First Union National Bank of North Carolina, First Union Capital Markets Group, One First Union Center, TW9, 301 South College Street, Charlotte, North Carolina 28288-0600, Attention: MLMI 1996 C-2, facsimile number:
704-383-9356; (iii) in the case of the Special Servicer, CRIIMI MAE Service Limited Partnership, 11200 Rockville Pike, Rockville, Maryland 20852, Attention:
Legal Department-MLMI 1996 C-2, facsimile number: 301-231-0334; (iv) in the case of the Trustee, State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, Attention: MLMI 1996 C-2, facsimile number: 617-664-5367; and (v) in the case of the Rating Agencies, (A) Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004,
Attention: Commercial Mortgage Surveillance, facsimile number: 212-635-0295; (B) Duff & Phelps Credit Rating Co., 55 East Monroe Street, Chicago, Illinois 60603,
Attention: Structured Finance - Commercial Real Estate Monitoring, facsimile number 312-263-2852; and (C) Standard & Poor's Ratings Group, 25 Broadway, New York, New York 10004, Attention: Real Estate Ratings Group, Surveillance Manager, facsimile number: 212-412-0597; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            SECTION 11.06. Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07. Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, including, without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and any Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Distribution Account and, if established, the REO Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans, and
(ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit K hereto in all appropriate locations in the State of New York promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the New York UCC.

            SECTION 11.08. Streit Act.

            Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

            SECTION 11.09. Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.10. Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.10. Notices to Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the resignation or termination of the Trustee, the
            Master Servicer or the Special Servicer;

                  (iv) the repurchase of Mortgage Loans by either of the
            Mortgage Loan Sellers pursuant to either of the Mortgage Loan Purchase Agreements;

                  (v) any change in the location of the Distribution Account;
            and

                  (vi) the final payment to any Class of Certificateholders.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee; and

                  (ii) any change in the location of the Certificate Account.

            (c) The Special Servicer shall furnish each Rating Agency with respect to a non-performing or defaulted Mortgage Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

            (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

                  (i) each of its annual statements as to compliance described in Section 3.13;

                  (ii) each of its annual independent public accountants'
            servicing reports described in Section 3.14;

                  (iii) any Officers' Certificate delivered to the Trustee
            pursuant to Section 4.03(c) or 3.08;

                  (iv) each of the inspection reports described in Section
            3.12(a) and the statements and reports described in Section 3.12(b); and

                  (v) each Updated Mortgage Loan Schedule described in Section
            3.12(c).

            (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 8.14(b) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

            (f) The Trustee shall promptly deliver to each Rating Agency a copy of each statement or report described in Section 4.02.

            SECTION 11.11. Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                   MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                        Depositor


                                        By: /s/ BRUCE L. ACKERMAN
                                            -----------------------------------
                                        Name:  Bruce L. Ackerman
                                        Title: Vice President



                                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                                        Master Servicer


                                        By: /s/ JOHN M. CHURCH
                                            -----------------------------------
                                        Name:  John M. Church
                                        Title: Senior Vice President



                                   CRIIMI MAE SERVICES LIMITED PARTNERSHIP
                                        Special Servicer

                                        By: CRIIMI MAE MANAGEMENT, INC., a
                                            Maryland corporation, its
                                            general partner


                                        By: /s/ H. WILLIAM WILLOUGHBY
                                            -----------------------------------
                                        Name:  H. William Willoughby
                                        Title: President



                                   STATE STREET BANK AND TRUST COMPANY
                                        Trustee


                                        By: /s/ DAWN M. ZANOTTI
                                            -----------------------------------
                                        Name:  Dawn M. Zanotti
                                        Title: Assistant Vice President

                                   EXHIBIT A-1

                          FORM OF CLASS A-1 CERTIFICATE

                  CLASS A-1 MORTGAGE PASS-THROUGH CERTIFICATE,

                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: ___% per annum                        A-1 Certificates as of the Closing

                                            Date: $________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:                                  Balance of this Class A-1

                                            Certificate as of the Closing Date:

                                            $--------


Closing Date:________                       Aggregate Stated Principal Balance
                                            of the Mortgage Loans as of the
                                            Closing Date: $________

First Distribution Date:

----------


Master Servicer:                            Trustee:
First Union National Bank of                State Street Bank and Trust
North Carolina                              Company

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                           CUSIP No._________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., STATE STREET BANK AND TRUST COMPANY, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-2 CERTIFICATES AND THE CLASS A-3 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal amount of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank of North Carolina (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and State Street Bank and Trust Company (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-1 Certificates will be made by State Street Bank and Trust Company, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this

Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-1 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:

                                         STATE STREET BANK AND
                                           TRUST COMPANY,

                                         as Certificate Registrar

                                         By:____________________________________
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

                                         STATE STREET BANK AND
                                           TRUST COMPANY

                                         as Authenticating Agent

                                         By:____________________________________
                                                    Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:
                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________
_____________________________________________________________________________
for the account of __________________________________________________________

_____________________________________________________________________________.

            Distributions made by check (such check to be made payable to _____________________________) and all applicable statements and notices should be mailed to _________________________________________________________________.


            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-2

                          FORM OF CLASS A-2 CERTIFICATE

                  CLASS A-2 MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: ___% per annum                        A-2 Certificates as of the Closing
                                            Date: $___________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  ___________                     Balance of this Class A-2
                                            Certificate as of the Closing Date:
                                            $___________

Closing Date: ____________                  Aggregate Stated Principal Balance
                                            of the Mortgage Loans as of the
                                            Closing Date: $____________

First Distribution Date:
____________

Master Servicer:                            Trustee:
First Union National Bank of North          State Street Bank and Trust
Carolina                                    Company

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                           CUSIP No. ____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., STATE STREET BANK AND TRUST COMPANY, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES AND THE CLASS A-3 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal amount of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-2 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank of North Carolina (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and State Street Bank and Trust Company (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-2 Certificates will be made by State Street Bank and Trust Company, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this

Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: _____________

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Certificate Registrar

                                        By:_____________________________________
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Authenticating Agent

                                        By:_____________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:

                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________
___________________________________________________________________________
for the account of ________________________________________________________

___________________________________________________________________________.


               Distributions made by check (such check to be made

payable to ____________________________) and all applicable statements and notices should be mailed to _______________________________________________.


            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-3

                          FORM OF CLASS A-3 CERTIFICATE

                  CLASS A-3 MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate:  ___% per annum                       A-3 Certificates as of the Closing
                                            Date: $__________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:__________                        Balance of this Class A-3
                                            Certificate as of the Closing
                                            Date:__________

Closing Date:__________                     Aggregate Stated Principal Balance
                                            of the Mortgage Loans as of the
                                            Closing Date:__________

First Distribution Date:
__________

Master Servicer:                            Trustee:
First Union National Bank of North          State Street Bank and Trust
Carolina                                    Company


Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                           CUSIP No.__________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., STATE STREET BANK AND TRUST COMPANY, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES AND THE CLASS A-2 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the principal amount of this Class A-3 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-3 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank of North Carolina (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and State Street Bank and Trust Company (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-3 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-3 Certificates will be made by State Street Bank and Trust Company, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this

Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class A-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class A-3 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-3 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-3 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:_________

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Certificate Registrar

                                        By:_____________________________________
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Authenticating Agent

                                        By:_____________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

Dated:

                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________
____________________________________________________________________________
for the account of _________________________________________________________
___________________________________________________________________________.

            Distributions made by check (such check to be made payable to __________________________) and all applicable statements and notices should be mailed to ____________________________________

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-4

                          FORM OF CLASS IO CERTIFICATE

                   CLASS IO MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing               Certificate Notional Amount of this
Agreement:__________                        Class IO Certificate as of the
                                            Closing Date:__________

Closing Date:__________                     Aggregate Certificate Notional
                                            Amount of all Class IO Certificates
                                            as of the Closing Date:__________

First Distribution Date:
__________

Master Servicer:                            Trustee:
First Union National Bank of North          State Street Bank and Trust
Carolina                                    Company

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                           CUSIP No.____________________

         THIS CERTIFICATE IS NOT ENTITLED TO INTEREST ON THE CERTIFICATE
          NOTIONAL AMOUNT, BUT IS ENTITLED TO RECEIVE INTEREST ON ITS
         COMPONENTS AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., STATE STREET BANK AND TRUST COMPANY, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER ___, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED NOVEMBER 5, 1996 AND THE PROSPECTUS SUPPLEMENT DATED NOVEMBER __, 1996 RELATING TO THIS CERTIFICATE) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS $__________ OF INITIAL COMPONENT NOTIONAL AMOUNT, THE YIELD TO MATURITY IS _______% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_________ PER $1,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class IO Certificate in that certain beneficial ownership interest evidenced by all the Class IO Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank of North Carolina (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Servies Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and State Street Bank and Trust Company (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class IO Certificates will be made by State Street Bank and Trust Company as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Class IO Certificates the aggregate initial Certificate Notional Amount of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class IO Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO Certificates are exchangeable for new Class IO Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class IO Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class IO Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class IO Certificate without registration or qualification. Any Class IO Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class IO Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class IO Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:__________

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Certificate Registrar

                                        By:_____________________________________
                                                    Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class IO Certificates referred to in the within-mentioned Agreement.

                                        STATE STREET BANK AND TRUST COMPANY,

                                        as Authenticating Agent

                                        By:_____________________________________
                                                    Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:
                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to ________________________) and all applicable statements and notices should be mailed to ____________________________________


            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-5

                           FORM OF CLASS B CERTIFICATE

                   CLASS B MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate:  ___% per annum                       B Certificates as of the Closing
                                            Date:__________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:__________                        Balance of this Class B Certificate
                                            as of the Closing Date:__________

Closing Date:__________                     Aggregate Stated Principal Balance
                                            of the Mortgage Loans as of the
                                            Closing Date:__________

First Distribution Date:
__________

Master Servicer:                            Trustee:
First Union National Bank of North          State Street Bank and Trust
Carolina                                    Company

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                           CUSIP No.__________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., STATE STREET BANK AND TRUST COMPANY, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES AND THE CLASS IO CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES AND THE CLASS A-3 CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal amount of this Class B Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank of North Carolina (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and State Street Bank and Trust Company (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class B Certificate will be made by State Street Bank and Trust Company, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Appraisal Reduction Amount Shortfall, Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Appraisal Reduction Amount Shortfall, Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of a Class B Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class B Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of the transfer of a Class B Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

            No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class B Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:__________

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Certificate Registrar

                                        By:_____________________________________
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Authenticating Agent

                                        By:_____________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:
                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ ___________________________________________________________ for the account of
______________________________________________________________________________.

            Distributions made by check (such check to be made payable to ________________________________) and all applicable statements and notices should be mailed to ___________________________________________________________.

________________________.

            This information is provided by ____________________, the Assignee named above, or _____________________, as its agent.

                                   EXHIBIT A-6

                           FORM OF CLASS C CERTIFICATE

                   CLASS C MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: ___% per annum                        C Certificates as of the Closing
                                            Date:__________

Date of Pooling and Servicing               Initial Certificate Principal
                                            Balance of this Class C
                                            Agreement:__________ Certificate as
                                            of the Closing Date:__________

Closing Date:                               Aggregate Stated Principal Balance
                                            of the Mortgage Loans as of the
                                            Closing Date:__________

First Distribution Date:
__________

Master Servicer:                            Trustee:
First Union National Bank of North          State Street Bank and Trust
Carolina                                    Company

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                           CUSIP No.__________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., STATE STREET BANK AND TRUST COMPANY, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO AND CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS B CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal amount of this Class C Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class C Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank of North Carolina (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and State Street Bank and Trust Company (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class C Certificate will be made by State Street Bank and Trust Company, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of a Class C Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class C Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of a Class C Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

            No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:__________

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Certificate Registrar

                                        By:_____________________________________
                                                    Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class C Certificates referred to in the within-mentioned Agreement.

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Authenticating Agent

                                        By:  ______________________________
                                                  Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
_______________________________________________________________________________.

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through

Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ____________________________________________________________________________ for
the account of _______________________________________________________.

            Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _______________________________________________
_______________________________________________________________________________.

            This information is provided by _____________________, the Assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-7

                           FORM OF CLASS D CERTIFICATE

                   CLASS D MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: ___% per annum                        D Certificates as of the Closing
                                            Date:__________

Date of Pooling and Servicing               Initial Certificate Principal
                                            Balance of this Class D
                                            Agreement:__________ Certificate as
                                            of the Closing Date:__________

Closing Date:__________                     Aggregate Stated Principal Balance
                                            of the Mortgage Loans as of the
                                            Closing Date:__________

First Distribution Date:
__________

Master Servicer:                            Trustee:
First Union National Bank of North          State Street Bank and Trust
Carolina                                    Company

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                           CUSIP No.__________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., STATE STREET BANK AND TRUST COMPANY, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN

SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CLASS A-2, CLASS A-3, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal amount of this Class D Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class D Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank of North Carolina (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and State Street Bank and Trust Company (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class D Certificate will be made by State Street Bank and Trust Company, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holders hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of a Class D Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class D Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of a Class D Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

            No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class D Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:__________

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Certificate Registrar

                                        By: ____________________________________
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class D Certificates referred to in the within-mentioned Agreement.

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Authenticating Agent

                                        By: ____________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:
                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ___________________________________________________________.

            Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _____________________________________________________________________________
________________________________________________________________.

            This information is provided by _________________________, the Assignee named above, or ____________________________, as its agent.

                                   EXHIBIT A-8

                           FORM OF CLASS E CERTIFICATE

                   CLASS E MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: ___% per annum                        E Certificates as of the Closing
                                            Date:__________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:__________                        Balance of this Class E Certificate
                                            as of the Closing Date:__________

Closing Date:__________                     Aggregate Stated Principal Balance
                                            of the Mortgage Loans as of the
                                            Closing Date:__________

First Distribution Date:
__________

Master Servicer:                            Trustee:
First Union National Bank of North          State Street Bank and Trust
Carolina                                    Company

Special Servicer:                          CUSIP No.____________
CRIIMI MAE Services Limited
Partnership

Certificate No.1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., STATE STREET BANK AND TRUST COMPANY, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN), PROVIDED THAT (a) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (b) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS E CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE

PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER ___, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS NOVEMBER 5, 1996 AND THE PROSPECTUS SUPPLEMENT DATED NOVEMBER ___, 1996 RELATING TO THIS CERTIFICATE) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS $28,458,000 OF INITIAL CERTIFICATE BALANCE AMOUNT, THE YIELD TO MATURITY IS _____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $__________ PER $1,000 OF INITIAL CERTIFICATE BALANCE AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Merrill Lynch, Pierce, Fenner & Smith Inc. is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal amount of this Class E Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class E Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank of North Carolina (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and State Street Bank and Trust Company (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class E Certificate will be made by First Union National Bank of North Carolina, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Appraisal Reduction Amount Shortfall or Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Appraisal Reduction Amount Shortfall or Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class E Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class E Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class E Certificate without registration or qualification. Any Class E Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class E Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class E Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:__________

                                        STATE STREET BANK AND
                                        TRUST COMPANY,

                                        as Certificate Registrar

                                        By:_____________________________________
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class E Certificates referred to in the within-mentioned Agreement.

                                        STATE STREET BANK AND

                                        TRUST COMPANY

                                        as Authenticating Agent

                                        By:_____________________________________
                                                     Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_____________________________________________________
_____________________________________________________
_____________________________________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:
                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of______________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ____________________________________

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-9

                           FORM OF CLASS F CERTIFICATE

                   CLASS F MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate:  ___% per annum                       F Certificates as of the Closing
                                            Date:__________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:__________                        Balance of this Class F Certificate
                                            as of the Closing Date:__________

Closing Date:__________                     Aggregate Stated Principal Balance
                                            of the Mortgage Loans as of the
                                            Closing Date:__________

First Distribution Date:
___________

Master Servicer:                            Trustee:
First Union National Bank of North          State Street Bank and Trust
Carolina                                    Company

Special Servicer:                          CUSIP No.__________
CRIIMI MAE Services Limited
Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., STATE STREET BANK AND TRUST COMPANY, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT (a) MAY CONSTITUTE "PLAN ASSETS" OF A PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (b) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF
SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS F CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Merrill Lynch, Pierce, Fenner & Smith Inc. is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal amount of this Class F Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class F Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank of North Carolina (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and State Street Bank and Trust Company (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All Distributions made under the Agreement on this Class F Certificate will be made by State Street Bank and Trust Company, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Appraisal Reduction Amount Shortfall or Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Appraisal Reduction Amount Shortfall or Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class F Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:__________

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Certificate Registrar

                                        By:_____________________________________
                                                   Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class F Certificates referred to in the within-mentioned Agreement.

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Authenticating Agent

                                        By:_____________________________________
                                                   Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
__________________________________________
__________________________________________
__________________________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:
                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to __________________) and all applicable statements and notices should be mailed to ____________________________________

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-10

                           FORM OF CLASS G CERTIFICATE

                   CLASS G MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate:  ___% per annum                       G Certificates as of the Closing
                                            Date:__________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:__________                        Balance of this Class G Certificate
                                            as of the Closing Date:__________

Closing Date:__________                     Aggregate Stated Principal Balance
                                            of the Mortgage Loans as of the
                                            Closing Date:__________

First Distribution Date:
__________

Master Servicer:                            Trustee:
First Union National Bank of North          State Street Bank and Trust
Carolina                                    Company

Special Servicer:                           CUSIP No.___________
CRIIMI MAE Services Limited
Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., STATE STREET BANK AND TRUST COMPANY, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT (a) MAY CONSTITUTE "PLAN ASSETS" OF A PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (b) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS G CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Merrill Lynch, Pierce, Fenner & Smith Inc. is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal amount of this Class G Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class G Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank of North Carolina (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and State Street Bank and Trust Company (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All Distributions made under the Agreement on this Class F Certificate will be made by State Street Bank and Trust Company, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Appraisal Reduction Amount Shortfall or Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Appraisal Reduction Amount Shortfall or Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class F Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:__________

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Certificate Registrar

                                        By:_____________________________________
                                                   Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class G Certificates referred to in the within-mentioned Agreement.

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Authenticating Agent

                                        By:_____________________________________
                                                   Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
___________________________________________
___________________________________________
___________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:
                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-11

                           FORM OF CLASS H CERTIFICATE

                   CLASS H MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: ___% per annum                        H Certificates as of the Closing
                                            Date:__________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:__________                        Balance of this Class H Certificate
                                            as of the Closing Date:__________

Closing Date:__________                     Aggregate Stated Principal Balance
                                            of the Mortgage Loans as of the
                                            Closing Date:__________

First Distribution Date:
__________

Master Servicer:                            Trustee:
First Union National Bank of North          State Street Bank and Trust
Carolina                                    Company

Special Servicer:                           CUSIP No.__________
CRIIMI MAE Services Limited
Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., STATE STREET BANK AND TRUST COMPANY, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN), PROVIDED THAT (a) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (b) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS H CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE

PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE AGREEMENT.

SOLELY FOR U.S. FEDERAL TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Merrill Lynch, Pierce, Fenner & Smith Inc. is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class H Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank of North Carolina (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and State Street Bank and Trust Company (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class H Certificate will be made by State Street Bank and Trust Company, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Appraisal Reduction Amount Shortfall or Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Appraisal Reduction Amount Shortfall or Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class G Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:__________

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Certificate Registrar

                                        By:_____________________________________
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class H Certificates referred to in the within-mentioned Agreement.

                                         STATE STREET BANK AND
                                           TRUST COMPANY,

                                         as Authenticating Agent

                                        By:_____________________________________
                                                    Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
__________________________________________
__________________________________________
__________________________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:
                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________) and all applicable statements and notices should be mailed to
____________________________________

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-12

                          FORM OF CLASS R-I CERTIFICATE

                  CLASS R-I MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing               Percentage Interest evidenced by
Agreement:__________                        this Class R-I Certificate:
                                            ___________%

Closing Date:__________                     Aggregate Stated Principal Balance
                                            of the Mortgage Loans as of the
                                            Closing Date: $__________

First Distribution Date:
__________

Master Servicer:                            Trustee:
First Union National Bank of North          State Street Bank and Trust
Carolina                                    Company

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., STATE STREET BANK AND CALIFORNIA, FIRST UNION NATIONAL BANK OF NORTH CAROLINA OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 THE ("SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that First Union National Bank of North Carolina is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank of North Carolina (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and State Street Bank and Trust Company (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-I Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-I Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Class R-I Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-1 Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of a Class R-1 Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized State Street Bank and Trust Company, as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the

Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to
(x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-I Certificate to a Person which is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A

"Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is income for United States federal income tax purposes regardless of its connection of a trade or business within the United States.

            No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate

Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:__________

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Certificate Registrar

                                        By:_____________________________________
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Authentication Agent

                                        By:_____________________________________
                                                    Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Dated:
                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall be made by check payable to ____________________
________________________________________________________________________________
and mailed to __________________________________________________________________

            Applicable statements and notices should be mailed to ______________
_______________________________________________________________________________.

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-13

                         FORM OF CLASS R-II CERTIFICATE

                  CLASS R-II MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing               Percentage Interest evidenced by
Agreement:__________                        this Class R-II Certificate: ____%

Closing Date:__________                     Aggregate Stated Principal Balance
                                            of the Mortgage Loans as of the
                                            Closing Date: $__________

First Distribution Date:
__________

Master Servicer:                            Trustee:
First Union National Bank of North          State Street Bank and Trust
Carolina                                    Company

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., STATE STREET BANK AND CALIFORNIA, FIRST UNION NATIONAL BANK OF NORTH CAROLINA OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that First Union National Bank of North Carolina is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (obtained by dividing the principal amount of this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank of North Carolina (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and State Street Bank and Trust Company (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of this Class R-II Certificate on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-II Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Class R-II Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without rotation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of a Class R-II Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized State Street Bank and Trust Company, as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to
(x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-II Certificate to a Person which is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any

State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is income for United States federal income tax purposes regardless of its connection of a trade or business within the United States.

            No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Certificate Registrar may require payment of a but sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:__________

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Certificate Registrar

                                        By:_____________________________________
                                                   Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Authentication Agent

                                        By:_____________________________________
                                                   Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

Dated:
                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall be by check made payable to ____________________
________________________________________________________________________________
and mailed to _________________________________________________________________.

            Applicable statements and notices should be mailed to ______________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-14

                         FORM OF CLASS R-III CERTIFICATE

                 CLASS R-III MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing               Percentage Interest evidenced by
Agreement:  November 1, 1996                this Class R-III Certificate: ____%

Closing Date:__________                     Aggregate Stated Principal Balance
                                            of the Mortgage Loans as of the
                                            Closing Date: $__________

First Distribution Date:
__________

Master Servicer:                            Trustee:
First Union National Bank of North          State Street Bank and Trust
Carolina                                    Company

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., STATE STREET BANK AND CALIFORNIA, FIRST UNION NATIONAL BANK OF NORTH CAROLINA OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that First Union National Bank of North Carolina is the registered owner of the Percentage Interest evidenced by this Class R-III Certificate (obtained by dividing the principal amount of this Class R-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank of North Carolina (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and State Street Bank and Trust Company (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of this Class R-III Certificate on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-III Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-III Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-III Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-III Certificate without registration or qualification. Any Class R-III Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Class R-III Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without rotation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of a Class R-III Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized First Union National Bank of North Carolina, N.A., as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to
(x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-1I Certificate to a Person which is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any

State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-III Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-III Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is income for United States federal income tax purposes regardless of its connection of a trade or business within the United States.

            No service charge will be imposed for any registration of transfer or exchange of Class R-III Certificates, but the Certificate Registrar may require payment of a but sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-III Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:__________

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Certificate Registrar

                                        By:_____________________________________
                                                   Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

                                        STATE STREET BANK AND
                                          TRUST COMPANY,

                                        as Authentication Agent

                                        By:_____________________________________
                                                   Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Dated:
                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall be by check made payable to ____________________
________________________________________________________________________________
and mailed to _________________________________________________________________.

            Applicable statements and notices should be mailed to ______________
________________________________________________________________________________
________________________________________________________________________________

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                    EXHIBIT B

                             Mortgage Loan Schedule

COMBINED SCHEDULE B

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
    1      Park Victoria          2312 Victoria Drive        Kansas City        KS       66106        2,607,000     2,588,494.07

    2      Woodcrest              3903 Camelot Circle        Decatur            IL       62526        4,728,000     4,694,438.03

    3      Morningside            2401 Jammes Rd             Jacksonville       FL       32210        1,658,000     1,646,230.60

    4      Charter Oaks           8196 Lincoln Avenue        Evansville         IN       47715        3,700,000     3,685,530.42

    5      Seville                1420 North Meridian        Tallahassee        FL       32303        1,380,000     1,371,005.04
                                  Road

    6      Casa Del Lago          3140 Kearsage Drive        Lake Havasu City   AZ       86406        2,000,000     1,991,554.06

    7      Park Colony            11200 Huffmeister          Houston            TX       77065        1,425,000     1,414,925.32

    8      Northside Villas       2711 Allen Road            Tallahassee        FL       32312        3,036,000     3,019,786.93

    9      Rolling Hills          280 John Knox Road         Tallahassee        FL       32303        3,108,000     3,086,898.97

    10     Stonegate              217 White Drive            Tallahassee        FL       32304        1,106,000     1,100,332.51

    11     Villager               22 Wright Parkway          Fort Walton        FL       32548          568,000       564,952.82
                                                             Beach

    12     Wellington Place       10803 Green Creek Drive    Houston            TX       77070        2,451,000     2,433,671.54

    13     Kimberly Club          3000 East Kimberly Road    Davenport          IA       52807        9,000,000     8,962,951.15

    14     Williamstown Bay       3300 East Ramsey Avenue    Cudahy             WI       53110          850,000       846,987.18
           III

    15     Lakewood               1542 Arcadia Drive         Jacksonville       FL       32207        1,950,000     1,938,104.70

    16     Turtle Place           455 Eastdale Road South    Montgomery         AL       36117        2,450,000     2,440,917.05

    17     Park View              3101 East Artesia          Long Beach         CA       90805        2,531,000     2,517,084.22
                                  Boulevard

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
    1      Park Victoria          20,729.40     8.3500      77          293        4/1/03       No            255 per unit

    2      Woodcrest              37,594.41     8.3500      77          293        4/1/03       No            200 per unit

    3      Morningside            13,183.49     8.3500      77          293        4/1/03       No            200 per unit

    4      Charter Oaks           29,771.04     9.0000      113         353        4/1/06       No            200 per unit

    5      Seville                11,463.01     8.8750      77          293        4/1/03       No            274 per unit


    6      Casa Del Lago          15,555.80     8.6250      293         353        4/1/21       No            200 per unit

    7      Park Colony            11,354.70     8.3750      77          293        4/1/03       No            205 per unit

    8      Northside Villas       24,087.94     8.6250      77          323        4/1/03       No            281 per unit

    9      Rolling Hills          25,288.81     8.6250      77          293        4/1/03       No            200 per unit

    10     Stonegate               8,948.65     8.8500      113         323        4/1/06       No            225 per unit

    11     Villager                4,496.71     8.6000      113         323        4/1/06       No            332 per unit


    12     Wellington Place       19,530.08     8.3750      77          293        4/1/03       No            200 per unit

    13     Kimberly Club          70,803.04     8.7500      113         353        4/1/06       No            200 per unit

    14     Williamstown Bay        6,662.69     8.7100      294         354        5/1/21       No            150 per unit
           III

    15     Lakewood               15,456.31     8.3125      78          294        5/1/03       No            200 per unit

    16     Turtle Place           18,821.02     8.4900      114         354        5/1/06       No            200 per unit

    17     Park View              21,153.47     8.9500      114         294        5/1/06       No            227 per unit

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
    1      Park Victoria       8.2300      0.0400         0.0750     First Union

    2      Woodcrest           8.2300      0.0400         0.0750     First Union

    3      Morningside         8.2300      0.0400         0.0750     First Union

    4      Charter Oaks        8.8800      0.0400         0.0750     First Union

    5      Seville             8.7550      0.0400         0.0750     First Union


    6      Casa Del Lago       8.5050      0.0400         0.0750     First Union

    7      Park Colony         8.2550      0.0400         0.0750     First Union

    8      Northside Villas    8.5050      0.0400         0.0750     First Union

    9      Rolling Hills       8.5050      0.0400         0.0750     First Union

    10     Stonegate           8.7300      0.0400         0.0750     First Union

    11     Villager            8.4800      0.0400         0.0750     First Union


    12     Wellington Place    8.2550      0.0400         0.0750     First Union

    13     Kimberly Club       8.5950      0.0750         0.0750     GMAC

    14     Williamstown Bay    8.5900      0.0400         0.0750     First Union
           III

    15     Lakewood            8.1925      0.0400         0.0750     First Union

    16     Turtle Place        8.3700      0.0400         0.0750     First Union

    17     Park View           8.8300      0.0400         0.0750     First Union

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
    18     University Place       1205 University Avenue     Columbia           MO       65201        4,200,000     4,182,328.80

    19     The Ashford            115 South Lois Avenue      Tampa              FL       33609        1,238,000     1,233,709.78

    20     Regency on Kennedy     4350 West Kennedy Blvd     Tampa              FL       33609        1,809,000     1,802,731.01

    21     Hillcrest              105 West Avenue &          Woodstown          NJ       08098        2,650,000     2,640,635.69
                                  Hillcrest Drive

    22     Fountain Place         920 S. Washington Ave      Lansing            MI       48910        2,054,000     2,041,957.91

    23     Parkwood Lofts II      4231 Travis Street         Dallas             TX       75205        2,221,000     2,214,931.00

    24     Courtyard at           2035 Memorial Drive        Atlanta            GA       30317        2,750,000     2,738,054.33
           Glenview
           (Manchester Arms)

    25     Sunwood Village        4020 Arville Street        Las Vegas          NV       89103        8,100,000     8,075,742.70

    26     Riverplace             102 North River Street     Janesville         WI       53545        1,033,000     1,030,147.92

    27     Cedar Village          217 Cedar Village Drive    York               PA       17402        3,750,000     3,737,350.95

    28     Elsmere                1410 Cypress Avenue        Elsmere            DE       19805        1,288,000     1,282,405.08

  (2)*29   Laurel Woods           1096 Green Holly Road      Clark Summit       PA       18411        1,488,000     1,481,536.31

  (2)*30   Morgan Manor           124 Mountain View Way      Scranton           PA       18508        2,325,000     2,314,900.48

    31     Franklin               165 Franklin Street        Bloomfield         NJ       07003          925,000       912,999.61

    32     Mountain Top           48-A Forest Drive          Bloomingdale       NJ       07403        1,220,000     1,215,787.85

    33     2540 Valentine         2540 Valentine Ave.        Bronx              NY       10458          825,000       821,562.26
           Avenue

    34     1512-24 Leland         1512-24 Leland Avenue      Bronx              NY       10472        1,100,000     1,096,219.80
           Avenue

    35     Twin Creek             401 South Twin Creek       Kileen             TX       76543        4,300,000     4,288,322.81
                                  Drive

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
    18     University Place       34,608.83     9.0625      114         324        5/1/06       No            300 per unit

    19     The Ashford             9,801.31     8.8200      114         354        5/1/06       No            262 per unit

    20     Regency on Kennedy     14,321.95     8.8200      114         354        5/1/06       No            250 per unit

    21     Hillcrest              21,719.98     9.0000      115         325        6/1/06       No            240 per unit


    22     Fountain Place         17,137.17     8.6250      79          271        6/1/03       No            200 per unit

    23     Parkwood Lofts II      17,982.65     9.0700      79          355        6/1/03       No            250 per unit

    24     Courtyard at           23,550.50     9.2500      295         295        6/1/21       No            210 per unit
           Glenview
           (Manchester Arms)

    25     Sunwood Village        63,000.97     8.6250      55          355        6/1/01       No            225 per unit

    26     Riverplace              8,326.62     9.0200      295         355        6/1/21       No            175 per unit

    27     Cedar Village          31,397.36     9.2500      115         325        6/1/06       No            250 per unit

    28     Elsmere                11,030.20     9.2500      115         295        6/1/06       No            294 per unit

  (2)*29   Laurel Woods           32,653.84     9.2500      115         295        6/1/06       No            250 per unit

  (2)*30   Morgan Manor           32,653.84     9.2500      115         295        6/1/06       No            286 per unit

    31     Franklin                9,589.43     9.3750      175         175        6/1/11       No            250 per unit

    32     Mountain Top           10,106.80     9.1250      115         325        6/1/06       No            306 per unit

    33     2540 Valentine          7,208.00     9.5000      115         295        6/1/06       No            338 per unit
           Avenue

    34     1512-24 Leland          9,132.10     9.1500      115         325        6/1/06       No            269 per unit
           Avenue

    35     Twin Creek             34,908.62     9.1000      115         355        6/1/06       No            218 per unit

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
    18     University Place    8.9075      0.0750         0.0750     GMAC

    19     The Ashford         8.7000      0.0400         0.0750     First Union

    20     Regency on Kennedy  8.7000      0.0400         0.0750     First Union

    21     Hillcrest           8.8450      0.0750         0.0750     GMAC


    22     Fountain Place      8.5050      0.0400         0.0750     First Union

    23     Parkwood Lofts II   8.7400      0.1250         0.0750     Arbor

    24     Courtyard at        9.1300      0.0400         0.0750     First Union
           Glenview
           (Manchester Arms)

    25     Sunwood Village     8.5050      0.0400         0.0750     First Union

    26     Riverplace          8.9000      0.0400         0.0750     First Union

    27     Cedar Village       9.1300      0.0400         0.0750     First Union

    28     Elsmere             9.1300      0.0400         0.0750     First Union

  (2)*29   Laurel Woods        9.1300      0.0400         0.0750     First Union

  (2)*30   Morgan Manor        9.1300      0.0400         0.0750     First Union

    31     Franklin            9.2550      0.0400         0.0750     First Union

    32     Mountain Top        9.0050      0.0400         0.0750     First Union

    33     2540 Valentine      9.3800      0.0400         0.0750     First Union
           Avenue

    34     1512-24 Leland      9.0300      0.0400         0.0750     First Union
           Avenue

    35     Twin Creek          8.9450      0.0750         0.0750     GMAC

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
    36     Greentree I            121 Covington Road         Thomasville        GA       31792          725,000       722,426.99


    37     Greentree II           121 Covington Road         Thomasville        GA       31792          546,000       544,049.38


    38     Spring Hollow          2703 N Buckner Blvd        Dallas             TX       75228          990,000       987,268.32

    39     Valleybrook            169 Roscoe Road            Newnan             GA       30263        1,594,000     1,588,229.50


    40     Colony Woods II        3030 Continental           Atlanta            GA       30331        1,607,000     1,601,182.44
                                  Colony Parkway #1608

    41     Stillwater             1 Stillwater Court         Savannah           GA       31406          985,000       981,350.87


    42     Woods on LaMonte       4800 LaMonte Lane          Houston            TX       77401        8,100,000     8,082,650.61

    43     Jennifer Green         741 Park Avenue            Orange Park        FL       32073        2,434,000     2,426,779.94

    44     Heather Ridge          6200 Barnes Road South     Jacksonville       FL       32216        1,147,000     1,143,597.61

    45     Palm Cove              950 W. Main St.            Mesa               AZ       85201        2,500,000     2,494,475.98

    46     Sunset Way I           15385 SW 73rd Terrace      Miami              FL       33193        1,693,000     1,686,727.94
                                  Circle

    47     Merrifield             1027-A Adams Avenue        Salisbury          MD       21801        2,137,000     2,129,289.29


    48     Marabou Mills I        3420 Marabou Mills         Indianapolis       IN       46214        1,475,000     1,469,677.91
                                  Drive

    49     Orchard Place          1901 Dawson                Grand Rapids       MI       48116        4,300,000     4,291,528.06

    50     Country Wood           791 Bateswood Drive        Houston            TX       77079        2,242,000     2,235,700.66

    51     Candleridge Park       1601 Wooded Pine           Houston            TX       77073        2,309,000     2,303,910.04

    52     Millcreek              1823 Stadium Road          Wharton            TX       77488        1,935,000     1,929,563.24

    53     Art Museum             1705 Art Museum Drive      Jacksonville       FL       32207        2,140,000     2,135,238.72

    54     Caribbean Towers       11100 62nd Avenue North    Seminole           FL       33542        1,100,000     1,096,972.41

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
    36     Greentree I             6,133.90     9.1000      116         296        7/1/06       No            270 per unit


    37     Greentree II            4,604.47     9.0600      116         296        7/1/06       No            318 per unit


    38     Spring Hollow           8,190.94     9.1100      116         326        7/1/06       No            225 per unit

    39     Valleybrook            13,354.97     8.9800      116         296        7/1/06       No            270 per unit


    40     Colony Woods II        13,463.88     8.9800      116         296        7/1/06       No            250 per unit


    41     Stillwater              8,158.43     8.8400      80          296        7/1/03       No            261 per unit


    42     Woods on LaMonte       66,050.55     9.1500      80          356        7/1/03       No            230 per unit

    43     Jennifer Green         19,472.53     8.7200      80          326        7/1/03       No            264 per unit

    44     Heather Ridge           9,176.25     8.7200      80          326        7/1/03       No            238 per unit

    45     Palm Cove              20,115.57     9.0000      296         356        7/1/21       No            175 per unit

    46     Sunset Way I           14,022.56     8.8400      80          296        7/1/03       No            292 per unit


    47     Merrifield             17,933.63     9.0000      116         296        7/1/06       No            291 per unit


    48     Marabou Mills I        12,378.15     9.0000      116         296        7/1/06       No            254 per unit


    49     Orchard Place          36,313.70     9.5500      296         356        7/1/21       No            175 per unit

    50     Country Wood           18,432.46     8.7500      81          297        8/1/03       No            200 per unit

    51     Candleridge Park       18,520.80     8.7500      81          327        8/1/03       No            200 per unit

    52     Millcreek              15,908.48     8.7500      81          297        8/1/03       No            200 per unit

    53     Art Museum             17,090.64     8.7000      81          327        8/1/03       No            238 per unit

    54     Caribbean Towers        9,137.19     8.8750      117         297        8/1/06       No            265 per unit

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
    36     Greentree I         8.9800      0.0400         0.0750     Continental
                                                                     Wingate

    37     Greentree II        8.9400      0.0400         0.0750     Continental
                                                                     Wingate

    38     Spring Hollow       8.9050      0.1250         0.0750     Arbor

    39     Valleybrook         8.8600      0.0400         0.0750     Continental
                                                                     Wingate

    40     Colony Woods II     8.8600      0.0400         0.0750     Continental
                                                                     Wingate

    41     Stillwater          8.7200      0.0400         0.0750     Continental
                                                                     Wingate

    42     Woods on LaMonte    8.9950      0.0750         0.0750     GMAC

    43     Jennifer Green      8.6000      0.0400         0.0750     First Union

    44     Heather Ridge       8.6000      0.0400         0.0750     First Union

    45     Palm Cove           8.8800      0.0400         0.0750     First Union

    46     Sunset Way I        8.7200      0.0400         0.0750     Continental
                                                                     Wingate

    47     Merrifield          8.8800      0.0400         0.0750     Continental
                                                                     Wingate

    48     Marabou Mills I     8.8800      0.0400         0.0750     Continental
                                                                     Wingate

    49     Orchard Place       9.4300      0.0400         0.0750     First Union

    50     Country Wood        8.6300      0.0400         0.0750     First Union

    51     Candleridge Park    8.6300      0.0400         0.0750     First Union

    52     Millcreek           8.6300      0.0400         0.0750     First Union

    53     Art Museum          8.5800      0.0400         0.0750     First Union

    54     Caribbean Towers    8.7550      0.0400         0.0750     First Union

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
    55     Briar Hill             5946 54th Avenue North     Kenneth City       FL       33709        1,256,000     1,252,543.05

    56     254 Park Avenue        254 Park Avenue South      New York           NY       10010       15,715,000    15,688,373.82
           South

    57     298 Mulberry           298 Mulberry               New York           NY       10012        8,606,000     8,591,418.72

    58     304 Mulberry           304 Mulberry               New York           NY       10012        5,683,000     5,673,371.20

    59     Ridgeview              350 Six Flags Drive        Austell            GA       30001        2,050,000     2,044,509.71

    60     Greenhills Bicycle     7909 North Grandby         Kansas City        MO       64151        8,100,000     8,086,626.91
           Club                   Avenue

    61     Nob Hill               600 North Semoran          Winter Park        FL       32792        4,043,000     4,036,556.86
                                  Boulevard

    62     Aragon Woods           8152 Aragon Woods Drive    Indianapolis       IN       46214        1,155,000     1,151,711.79


    63     Dogwood Glenn II       2390 Woodglen Drive        Indianapolis       IN       46260        1,425,000     1,421,055.16


    64     Meadowood              820 Hospital Road          Franklin           IN       46131        1,067,000     1,064,063.24


    65     Colonial Arms          19 East Colonial Drive     New Paltz          NY       12561        3,525,000     3,518,084.99

    66     Lakeview Commons       15205-15235 18th           Plymouth           MN       55447        2,379,000     2,375,564.32
                                  Avenue North

    67     Stratford Village      14222 Kimberly Lane        Houston            TX       77079        3,654,000     3,652,024.78


    68     Royal Sheridan         4200 Sheridan Street       Hollywood          FL       33021        2,950,000     2,944,042.15

    69     Old Archer Court       3001 SW Old Archer         Gainesville        FL       32608        1,035,000     1,032,291.80
                                  Road #29

    70     Desert Palms           210 West Brown Road        Mesa               AZ       85201        3,175,000     3,169,758.08

    71     Spanish Oaks           3125 Clarksville Street    Paris              TX       75460        1,061,000     1,058,885.13

    72     Slate Run              248 S. Heincke Road        Miamisburg         OH       45342          900,000       898,311.97


-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
    55     Briar Hill              10,433.00     8.8750      117         297        8/1/06       No            200 per unit

    56     254 Park Avenue        125,035.60     8.8750      81          357        8/1/03       No            225 per unit
           South

    57     298 Mulberry            68,473.20     8.8750      81          357        8/1/03       No            200 per unit

    58     304 Mulberry            45,216.50     8.8750      81          357        8/1/03       No            213 per unit

    59     Ridgeview               17,259.71     9.0400      297         297        8/1/21       No            212 per unit

    60     Greenhills Bicycle      65,174.43     9.0000      57          357        8/1/01       No            185 per unit
           Club

    61     Nob Hill                33,026.64     9.1700      81          357        8/1/03       No            221 per unit


    62     Aragon Woods             9,433.06     8.6700      81          297        8/1/03       No            269 per unit


    63     Dogwood Glenn II        11,802.81     8.8400      117         297        8/1/06       No            251 per unit


    64     Meadowood                8,863.07     8.8750      117         297        8/1/06       No            307 per unit


    65     Colonial Arms           29,826.15     9.3750      117         327        8/1/06       No            245 per unit

    66     Lakeview Commons        20,247.38     9.6400      297         357        8/1/21       No            200 per unit


    67     Stratford Village       29,532.46     9.0500      84          360       11/1/03       No            235 per unit


    68     Royal Sheridan          24,636.60     9.2200      117         327        8/1/06       No            200 per unit

    69     Old Archer Court         8,813.61     9.1800      117         297        8/1/06       No            321 per unit


    70     Desert Palms            25,546.77     9.0000      297         357        8/1/21       No            175 per unit

    71     Spanish Oaks             8,913.43     9.2900      297         327        8/1/21       No            275 per unit

    72     Slate Run                7,380.96     8.7200      118         298        9/1/06       No            323 per unit

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
    55     Briar Hill           8.7550     0.0400         0.0750     First Union

    56     254 Park Avenue      8.7550     0.0400         0.0750     First Union
           South

    57     298 Mulberry         8.7550     0.0400         0.0750     First Union

    58     304 Mulberry         8.7550     0.0400         0.0750     First Union

    59     Ridgeview            8.9200     0.0400         0.0750     First Union

    60     Greenhills Bicycle   8.8800     0.0400         0.0750     First Union
           Club

    61     Nob Hill             9.0500     0.0400         0.0750     First Union


    62     Aragon Woods         8.5500     0.0400         0.0750     Continental
                                                                     Wingate

    63     Dogwood Glenn II     8.7200     0.0400         0.0750     Continental
                                                                     Wingate

    64     Meadowood            8.7550     0.0400         0.0750     Continental
                                                                     Wingate

    65     Colonial Arms        9.2200     0.0750         0.0750     GMAC

    66     Lakeview Commons     9.5200     0.0400         0.0750     First Union


    67     Stratford Village    8.8450     0.1250         0.0750     Continental
                                                                     Wingate

    68     Royal Sheridan       9.1000     0.0400         0.0750     First Union

    69     Old Archer Court     9.0600     0.0400         0.0750     Continental
                                                                     Wingate

    70     Desert Palms         8.8800     0.0400         0.0750     First Union

    71     Spanish Oaks         9.0850     0.1250         0.0750     Arbor

    72     Slate Run            8.6000     0.0400         0.0750     Continental
                                                                     Wingate

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
    73     Olde Mill Landing      11800 Beltsville Drive     Beltsville         MD       20705       18,500,000    18,478,634.91

    74     Lindendale             3580 Lindendale Drive      Columbus           OH       43204        1,444,000     1,441,228.47


    75     Clearlake Village      1239 Bay Area Boulevard    Houston            TX       77062        2,167,000     2,163,899.85

    76     Kingswood Estates      1910 South Chipman         Owosso             MI       48867        1,842,000     1,838,632.58
                                  Street

    77     Ridgewood II           3863 Memorial Drive        Unicorporated      GA       30032        1,053,000     1,051,002.08
                                                             Decatur
    78     Country View -         607 Reeve Drive            Waunakee           WI       53597        1,199,000     1,197,560.00
           Wisconsin

    79     Country View -         6324 Baker Boulevard       Haltom City        TX       76118        1,400,000     1,397,544.73
           Texas

    80     Gregory Apartments     3300 16th Street           Washington         DC       20010        3,500,000     3,497,648.57

    81     Sutton Place           6838 Everhart Road         Corpus Christi     TX       78413        2,800,000     2,798,095.74

   169     Beverly Hills          8757 Burton Way            Beverly Hills      CA       90048        5,500,000     5,486,357.62
           Carmel Retirement
           Hotel I

   170     Beverly Hills          8750 Burton Way            Beverly Hills      CA       90048        4,500,000     4,488,838.05
           Carmel Retirement
           Hotel II

    88     Skyline                1570 Sky Valley Drive      Reno               NV       89503        3,893,000     3,890,842.33

    89     Skyview                1590 Sky Valley Drive      Reno               NV       89503        4,027,000     4,024,768.06

    82     Islander Marina        14015 West Tahiti Way      Marina Del Rey     CA       90292       10,125,000    10,110,315.36

    83     Park Towne Place       2201 Park Towne Place      Philadelphia       PA       19130       38,500,000    38,500,000.00

 (3)*108   1111 Beacon            1111 Beacon Street         Brookline          MA       02146        5,700,000     5,693,749.67
           Street***

 (3)*108   1101 Beacon            1101 Beacon Street         Brookline          MA       02146        4,000,000     3,995,613.80
           Street***

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
    73     Olde Mill Landing      145,539.58     8.7500      118         358        9/1/06       No            255 per unit

    74     Lindendale              11,705.43     8.5800      118         298        9/1/06       No            240 per unit


    75     Clearlake Village       17,571.14     8.8750      118         328        9/1/06       No            235 per unit

    76     Kingswood Estates       15,300.63     8.8750      82          298        9/1/03       No            309 per unit


    77     Ridgewood II             8,585.75     8.6500      118         298        9/1/06       No            297 per unit

    78     Country View -           9,270.31     8.5600      298         358        9/1/21       Yes           175 per unit
           Wisconsin

    79     Country View -          11,868.82     9.1250      118         298        9/1/06       No            200 per unit
           Texas

    80     Gregory Apartments      29,155.60     9.1900      119         329       10/1/06       No            225 per unit

    81     Sutton Place            23,195.93     9.1250      83          329       10/1/03       No            267 per unit

   169     Beverly Hills           48,053.32     9.5000      117         297        8/1/06       No            252 per unit
           Carmel Retirement
           Hotel I

   170     Beverly Hills           39,316.35     9.5000      117         297        8/1/06       No            250 per unit
           Carmel Retirement
           Hotel II

    88     Skyline                 31,128.08     8.9300      359         359       10/1/26       No            150 per unit

    89     Skyview                 32,199.53     8.9300      359         359       10/1/26       No            150 per unit

    82     Islander Marina         92,731.52     9.2500      239         239       10/1/16       Yes           299 per unit

    83     Park Towne Place       313,248.70     9.1250      120         360       11/1/06       No            250 per unit

 (3)*108   1111 Beacon             78,048.39     9.0000      118         358        9/1/06       No            295 per unit
           Street***

 (3)*108   1101 Beacon             78,048.39     9.0000      118         358        9/1/06       No           0.29 per sq. ft.
           Street***

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
    73     Olde Mill Landing    8.5950      0.0750        0.0750     GMAC

    74     Lindendale           8.4600      0.0400        0.0750     Continental
                                                                     Wingate

    75     Clearlake Village    8.7550      0.0400        0.0750     First Union

    76     Kingswood Estates    8.7550      0.0400        0.0750     First Union


    77     Ridgewood II         8.5300      0.0400        0.0750     Continental
                                                                     Wingate
    78     Country View -       8.4400      0.0400        0.0750     First Union
           Wisconsin

    79     Country View -       8.9200      0.1250        0.0750     Continental
           Texas                                                     Wingate

    80     Gregory Apartments   9.0700      0.0400        0.0750     First Union

    81     Sutton Place         9.0050      0.0400        0.0750     First Union

   169     Beverly Hills        9.3800      0.0400        0.0750     First Union
           Carmel Retirement
           Hotel I

   170     Beverly Hills        9.3800      0.0400        0.0750     First Union
           Carmel Retirement
           Hotel II

    88     Skyline              8.8100      0.0400        0.0750     First Union

    89     Skyview              8.8100      0.0400        0.0750     First Union

    82     Islander Marina      9.1300      0.0400        0.0750     First Union

    83     Park Towne Place     8.9700      0.0750        0.0750     GMAC

 (3)*108   1111 Beacon          8.8800      0.0400        0.0750     First Union
           Street***

 (3)*108   1101 Beacon          8.8800      0.0400        0.0750     First Union
           Street***

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
    94     Biggs Park Mall        2800 N. Elm Street         Lumberton          NC                    5,800,000     5,775,323.17

    95     5354 Dixie Highway     5354 Dixie Highway         Louisville         KY                      683,000       677,035.33

    96     801 Eastgate Drive     801 Eastgate Drive         Cincinnati         OH                      865,000       857,445.92

    97     1700 East Dublin -     1700 East Dublin -         Columbus           OH                      741,000       734,528.82
           Granville Road         Granville Road

    98     Herndon Centre II      460-490 Elden Street       Herndon            VA                    4,433,000     4,404,270.30

    99     Kensington Cottages    415 8th Street NW          Buffalo            MN       55313        1,700,000     1,690,003.51

   100     G-5054 Miller Road     G-5054 Miller Road         Flint              MI                      849,000       841,585.65

   101     Market Place           N.C. Highway 180           Shelby             NC       28150        6,600,000     6,577,790.46
           Shopping Center

   102     Norwest Bank           9719 North Hayden Road     Scottsdale         AZ                    1,110,000     1,105,277.37
           Building

   103     4810 Outer Loop        4810 Outer Loop            Louisville         KY                      657,000       651,262.39

   104     4180 Plainfield        4180 Plainfield            Grand Rapids       MI       48505          659,000       653,423.78
           Northeast              Northeast

   105     Plaza 59               10508 Bennett Road         Dunkirk            NY       14048        1,264,000     1,259,803.05

   106     Rhodes Furniture       4363 Northeast             Doraville          GA                    2,600,000     2,586,394.59
           Store                  Expressway

   107     Tower Glen             2216 West County Road D    Roseville          MN                    1,598,000     1,593,952.45
           Shopping Center

   109     Arcadia Lakes          6432 Two Notch Road        Columbia           SC                    1,500,000     1,496,039.01
           Shopping Center

   110     Central Shopping       3701 N.W. 7 Street         Miami              FL       33126       13,650,000    13,603,720.96
           Center

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
    94     Biggs Park Mall         50,171.35     9.3750      115         295        6/1/06       No           0.16 per sq. ft.

    95     5354 Dixie Highway       6,310.81     9.3750      114         234        5/1/06       No           0.13 per sq. ft.

    96     801 Eastgate Drive       7,992.46     9.3750      114         234        5/1/06       No           0.67 per sq. ft.

    97     1700 East Dublin -       6,846.72     9.3750      114         234        5/1/06       No           0.77 per sq. ft.
           Granville Road

    98     Herndon Centre II       36,928.75     8.9100      113         293        4/1/06       Yes          0.16 per sq. ft.

    99     Kensington Cottages     14,852.84     9.5000      113         293        4/1/06       No            300 per unit

   100     G-5054 Miller Road       7,844.62     9.3750      114         234        5/1/06       No           0.37 per sq. ft.

   101     Market Place            53,875.78     9.0000      115         331        6/1/06       No           0.10 per sq. ft.
           Shopping Center

   102     Norwest Bank             9,601.76     9.3750      115         295        6/1/06       No           0.15 per sq. ft.
           Building

   103     4810 Outer Loop          6,070.57     9.3750      114         234        5/1/06       No           0.70 per sq. ft.

   104     4180 Plainfield          6,196.64     9.6250      114         234        5/1/06       No           0.53 per sq. ft.
           Northeast

   105     Plaza 59                11,043.53     9.5000      116         296        7/1/06       No           0.15 per sq. ft.

   106     Rhodes Furniture        22,265.93     9.2500      78          294        5/1/03       No           0.05 per sq. ft.
           Store

   107     Tower Glen              13,823.07     9.3750      117         297        8/1/06       No           0.11 per sq. ft.
           Shopping Center

   109     Arcadia Lakes           12,716.59     9.1250      81          297        8/1/03       No           0.10 per sq. ft.
           Shopping Center

   110     Central Shopping       118,075.68     9.3750      116         296        7/1/06       No           0.12 per sq. ft.
           Center

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
    94     Biggs Park Mall      9.2550      0.0400        0.0750     First Union

    95     5354 Dixie Highway   9.2550      0.0400        0.0750     First Union

    96     801 Eastgate Drive   9.2550      0.0400        0.0750     First Union

    97     1700 East Dublin -   9.2550      0.0400        0.0750     First Union
           Granville Road

    98     Herndon Centre II    8.7900      0.0400        0.0750     First Union

    99     Kensington Cottages  9.3800      0.0400        0.0750     First Union

   100     G-5054 Miller Road   9.2550      0.0400        0.0750     First Union

   101     Market Place         8.8800      0.0400        0.0750     First Union
           Shopping Center

   102     Norwest Bank         9.1700      0.1250        0.0750     Continental
           Building                                                  Wingate

   103     4810 Outer Loop      9.2550      0.0400        0.0750     First Union

   104     4180 Plainfield      9.5050      0.0400        0.0750     First Union
           Northeast

   105     Plaza 59             9.3800      0.0400        0.0750     First Union

   106     Rhodes Furniture     9.1300      0.0400        0.0750     First Union
           Store

   107     Tower Glen           9.1700      0.1250        0.0750     Continental
           Shopping Center                                           Wingate

   109     Arcadia Lakes        8.9700      0.0750        0.0750     GMAC
           Shopping Center

   110     Central Shopping     9.2050      0.0900        0.0750     First Union
           Center

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   111     Cor-West Plaza         703 West Main Street       New Britain        CT       06053        1,935,000     1,930,098.87
           Shopping Center

   112     Days Inn -             2735 South Woodlands       Flagstaff          AZ                    1,650,000     1,645,843.44
           Flagstaff              Village Boulevard

   113     Park Forest Office     3530 Forest Lane           Dallas             TX                    2,255,000     2,249,636.84
           Building

   114     Sims Creek Plaza       1695-1697 Indiantown       Jupiter            FL       33458        1,450,000     1,440,338.13
                                  Road

   115     163 / 174 Newbury      163 & 174 Newbury          Boston             MA                    1,515,000     1,510,073.85
           Street                 Street

   116     61-65 Brookline        61 - 65 Brookline          Boston             MA       02215        6,600,000     6,583,465.78
           Avenue                 Avenue

   117     Logan Healthcare       587 Washington Street      Weymouth           MA       02188          630,000       627,951.50
           Management Plaza

   118     415 Hamburg            415 Hamburg Turnpike       Wayne              NJ       07470        8,684,000     8,668,450.28
           Turnpike

   119     Lynnfield Shopping     584-592 Main Street        Lynnfield          MA       01940        1,761,000     1,756,483.22
           Centre

   120     SMC 316                3563 Berlin Turnpike       Newington          CT       06111        2,810,000     2,810,000.00

   121     SMC 202                1380 N. Dupont Hway        Dover              DE                    2,848,000     2,848,000.00

   122     SMC 452                260 Jimmy Ann Drive        Daytona Beach      FL                    2,810,000     2,810,000.00

   125     SMC 343                123 South Kingston         Bloomington        IN                    2,773,000     2,773,000.00
                                  Drive

   126     SMC 309                5501 Coldwater Road        Fort Wayne         IN                    2,698,000     2,698,000.00

   127     SMC 441                6502 Grape Road            Mishawaka          IN                    2,735,000     2,735,000.00

   128     SMC 214                1636 Martin Luther         Houma              LA                    2,286,000     2,286,000.00
                                  King Blvd.

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
   111     Cor-West Plaza         16,738.20     9.3750      117         297        8/1/06       No           0.11 per sq. ft.
           Shopping Center

   112     Days Inn -             16,334.96    10.3750      118         238        9/1/06       No           4% of gross rev.
           Flagstaff

   113     Park Forest Office     20,095.15     9.7500      81          297        8/1/03       No           0.20 per sq. ft.
           Building

   114     Sims Creek Plaza       11,911.23     8.7400      113         293        4/1/06       No           0.30 per sq. ft.


   115     163 / 174 Newbury      13,368.38     9.6250      116         296        7/1/06       No           0.20 per sq. ft.
           Street

   116     61-65 Brookline        57,021.65     9.6250      116         326        7/1/06       No           0.28 per sq. ft.
           Avenue

   117     Logan Healthcare        5,559.13     9.6250      80          296        7/1/03       No           0.20 per sq. ft.
           Management Plaza

   118     415 Hamburg            72,875.81     9.0000      118         298        9/1/06       No           0.23 per sq. ft.
           Turnpike

   119     Lynnfield Shopping     15,057.12     9.5000      116         326        7/1/06       No           0.23 per sq. ft.
           Centre

   120     SMC 316                28,962.41     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   121     SMC 202                29,354.07     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   122     SMC 452                28,962.41     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   125     SMC 343                28,581.05     9.2750      180         180       11/1/11       No           0.10 per sq. ft.


   126     SMC 309                27,808.04     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   127     SMC 441                28,189.39     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   128     SMC 214                23,561.59     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
   111     Cor-West Plaza        9.2550      0.0400       0.0750     First Union
           Shopping Center

   112     Days Inn -           10.2550      0.0400       0.0750     First Union
           Flagstaff

   113     Park Forest Office    9.6300      0.0400       0.0750     First Union
           Building

   114     Sims Creek Plaza      8.6200      0.0400       0.0750     First Union


   115     163 / 174 Newbury     9.5050      0.0400       0.0750     First Union
           Street

   116     61-65 Brookline       9.5050      0.0400       0.0750     First Union
           Avenue

   117     Logan Healthcare      9.5050      0.0400       0.0750     First Union
           Management Plaza

   118     415 Hamburg           8.8800      0.0400       0.0750     First Union
           Turnpike

   119     Lynnfield Shopping    9.3800      0.0400       0.0750     First Union
           Centre

   120     SMC 316               9.1550      0.0400       0.0750     First Union

   121     SMC 202               9.1550      0.0400       0.0750     First Union

   122     SMC 452               9.1550      0.0400       0.0750     First Union

   125     SMC 343               9.1550      0.0400       0.0750     First Union


   126     SMC 309               9.1550      0.0400       0.0750     First Union

   127     SMC 441               9.1550      0.0400       0.0750     First Union

   128     SMC 214               9.1550      0.0400       0.0750     First Union

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   130     SMC 532                7368 Nankin Road           Westland           MI                    2,660,000     2,660,000.00

   131     SMC 389                4701 Capitol Blvd          Raleigh            NC                    2,848,000     2,848,000.00
   132     SMC 190                5537 N.W. Expressway       Warr Acres         OK                    2,398,000     2,398,000.00

   133     SMC 259                9333 Kingston Pike         Knoxville          TN                    2,735,000     2,735,000.00

   134     SMC 359                11250 N. Central           Dallas             TX                    2,885,000     2,885,000.00
                                  Expressway

   135     SMC 353                17727 Tomball Parkway      Houston            TX                    3,110,000     3,110,000.00

   136     SMC 042                2665 HWY 6 South           Houston            TX                    2,585,000     2,585,000.00

   137     SMC 276                600 E. Expressway 83       McAllen            TX                    3,073,000     3,073,000.00

   138     SMC 440                1300 E. Beltline Road      Richardson         TX                    2,286,000     2,286,000.00

   139     SMC 277                6161 Northwest Loop 410    San Antonio        TX                    2,623,000     2,623,000.00

   140     SMC 360                9860 West Broad St.        Glen Allen         VA                    3,447,000     3,447,000.00

   141     SMC 348                1300 Huguenot Road         Midlothian         VA                    3,220,000     3,220,000.00

   142     Sigo Shopping          205 East Oneida Street     Oswego             NY                    2,100,000     2,098,631.51
           Center

   145     Intelligent            5025 Tuggle Road           Memphis            TN       38118       11,250,000    11,244,167.76
           Electronics

   146     Allflex USA, Inc.      2805 E. 12th Street        Irving             TX       75063        1,100,000     1,097,190.10

   147     Flagler 251            255 East Flagler Street    Miami              FL       33131       10,800,000    10,800,000.00

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
   130     SMC 532                27,416.37     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   131     SMC 389                29,354.07     9.2750      180         180       11/1/11       No           0.10 per sq. ft.
   132     SMC 190                24,715.96     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   133     SMC 259                28,189.39     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   134     SMC 359                29,735.43     9.2750      180         180       11/1/11       No           0.10 per sq. ft.


   135     SMC 353                32,054.48     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   136     SMC 042                26,643.36     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   137     SMC 276                31,673.13     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   138     SMC 440                23,561.59     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   139     SMC 277                27,035.02     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   140     SMC 360                35,527.91     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   141     SMC 348                33,188.24     9.2750      180         180       11/1/11       No           0.10 per sq. ft.

   142     Sigo Shopping          18,212.24     9.6250      119         323       10/1/06       No           0.12 per sq. ft.
           Center

   145     Intelligent            92,550.99     9.2500      119         359       10/1/06       No           0.05 per sq. ft.
           Electronics

   146     Allflex USA, Inc.      11,403.65     9.3750      179         179       10/1/11       Yes          0.22 per sq. ft.

   147     Flagler 251            89,710.55     8.8750      84          300       11/1/03       No           0.15 per sq. ft.

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
   130     SMC 532              9.1550      0.0400        0.0750     First Union

   131     SMC 389              9.1550      0.0400        0.0750     First Union
   132     SMC 190              9.1550      0.0400        0.0750     First Union

   133     SMC 259              9.1550      0.0400        0.0750     First Union

   134     SMC 359              9.1550      0.0400        0.0750     First Union


   135     SMC 353              9.1550      0.0400        0.0750     First Union

   136     SMC 042              9.1550      0.0400        0.0750     First Union

   137     SMC 276              9.1550      0.0400        0.0750     First Union

   138     SMC 440              9.1550      0.0400        0.0750     First Union

   139     SMC 277              9.1550      0.0400        0.0750     First Union

   140     SMC 360              9.1550      0.0400        0.0750     First Union

   141     SMC 348              9.1550      0.0400        0.0750     First Union

   142     Sigo Shopping        9.5050      0.0400        0.0750     First Union
           Center

   145     Intelligent          9.1300      0.0400        0.0750     First Union
           Electronics

   146     Allflex USA, Inc.    9.2550      0.0400        0.0750     First Union

   147     Flagler 251          8.7550      0.0400        0.0750     First Union

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   148     Rivers Park            8085 Rivers Avenue         North Charleston   SC       29406        3,000,000     3,000,000.00
           Business Center -
           Phase II

   149     Normandy Village       7764 Normandy Boulevard    Jacksonville       FL                    2,550,000     2,550,000.00

   150     Pelham 6               6 Logue Court              Greenville         SC                    1,750,000     1,750,000.00

   151     Kings Court            901 S. Kings Drive         Charlotte          NC       28204        1,950,000     1,948,734.80
           Shopping Center

   152     The Port Authority     241 Erie Street            Jersey City        NJ       07310       17,000,000    16,975,344.30
           of NY/NJ Technical
           Center

   153     Best Buy               14401 Township Road 212    Findlay            OH       45840       18,375,000    18,365,221.50
           Distribution Center

   155     Willow Wood Shoppes    1141-1187 Wantagh Ave.     Wantagh            NY                    6,098,000     6,098,000.00

   156     Comfort Inn - Mt.      2136 Rockford Street       Mount Airy         NC                    2,600,000     2,596,631.23
           Airy

   158     Palmdale               4500 Avenue S              Palmdale           CA                    2,642,000     2,639,643.43
           Marketplace

   159     Reston                 11800, 11840 &             Reston             VA                   10,650,000    10,631,616.04
           International          11816-11832 Sunrise
           Center                 Valley Drive

   160     Shaw Butte Center      Corner of N. 7th           Phoenix            AZ                    1,410,000     1,408,843.38
                                  Street & Thunderbird
                                  Road

   161     Valli Hi Shopping      SE Corner of South         Colorado Springs   CO                    1,870,000     1,868,400.24
           Center                 Circle Dr. & Airport
                                  Rd.

   163     7 Star Mobile Home     170 Koontz Lane            Carson City        NV                    3,700,000     3,693,905.75
           Park

   164     501 Route 17 South     501 Route 17 South         Paramus            NJ       07652        6,591,000     6,586,839.35

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
   148     Rivers Park             30,539.64     9.0625      120         180       11/1/06       No           0.10 per sq. ft.
           Business Center -
           Phase II

   149     Normandy Village        21,399.51     9.0000      120         300       11/1/06       No           0.10 per sq. ft.

   150     Pelham 6                14,911.28     9.1875      120         300       11/1/06       No           0.10 per sq. ft.

   151     Kings Court             16,499.57     9.3750      119         329       10/1/06       No           0.15 per sq. ft.
           Shopping Center

   152     The Port Authority     155,697.36     9.2500      239         239       10/1/16       No           0.14 per sq. ft.
           of NY/NJ Technical
           Center

   153     Best Buy               149,505.06     9.1250      119         359       10/1/06       No           0.05 per sq. ft.
           Distribution Center

   155     Willow Wood Shoppes     49,615.34     9.1250      84          360       11/1/03       No           0.26 per sq. ft.

   156     Comfort Inn - Mt.       25,306.27    10.1250      119         239       10/1/06       No           4% of gross rev.
           Airy

   158     Palmdale                22,171.57     9.0000      83          299       10/1/03       No           0.14 per sq. ft.
           Marketplace

   159     Reston                  90,984.30     9.2200      82          298        9/1/03       No           0.10 per sq. ft.
           International
           Center

   160     Shaw Butte Center       12,319.12     9.5000      83          299       10/1/03       No           0.18 per sq. ft.



   161     Valli Hi Shopping       16,014.34     9.2500      119         299       10/1/06       No           0.20 per sq. ft.
           Center


   163     7 Star Mobile Home      32,326.78     9.5000      118         298        9/1/06       No             31 per pad
           Park

   164     501 Route 17 South      56,449.25     9.5200      119         329       10/1/06       No           0.29 per sq. ft.

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
   148     Rivers Park           8.9425      0.0400        0.0750    First Union
           Business Center -
           Phase II

   149     Normandy Village      8.8800      0.0400        0.0750    First Union

   150     Pelham 6              9.0675      0.0400        0.0750    First Union

   151     Kings Court           9.2550      0.0400        0.0750    First Union
           Shopping Center

   152     The Port Authority    9.1300      0.0400        0.0750    First Union
           of NY/NJ Technical
           Center

   153     Best Buy              9.0050      0.0400        0.0750    Key Corp
           Distribution Center

   155     Willow Wood Shoppes   9.0050      0.0400        0.0750    First Union

   156     Comfort Inn - Mt.    10.0050      0.0400        0.0750    First Union
           Airy

   158     Palmdale              8.8800      0.0400        0.0750    First Union
           Marketplace

   159     Reston                9.1000      0.0400        0.0750    First Union
           International
           Center

   160     Shaw Butte Center     9.3800      0.0400        0.0750    First Union



   161     Valli Hi Shopping     9.1300      0.0400        0.0750    First Union
           Center


   163     7 Star Mobile Home    9.3800      0.0400        0.0750    First Union
           Park

   164     501 Route 17 South    9.4000      0.0400        0.0750    First Union

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   165     Las Villas del         1325 Las Villas Way        Escondido          CA       92026        9,233,000     9,226,041.33
           Norte

   168     Comfort Inn -          600 Fairview Rd. /         Simpsonville       SC                    2,500,000     2,500,000.00
           Simpsonville           I-385, Exit 27

   171     Charlotte Square       2150 US 41                 Port Charlotte     FL                    3,940,000     3,934,683.15

   172     Tamarac Town Square    8177 North Pine Island     Tamarac            FL                    6,635,000     6,628,003.22
                                  Road

   173     Riverside Square       8190 Wiles Road            Coral Springs      FL                    8,225,000     8,216,326.52

   174     Countryside Lakes      941 Village Trail          Port Orange        FL       32119        6,800,000     6,788,562.33

   175     Village Shopping       19609 NW 57th Ave.         Miami              FL       33055        2,000,000     1,996,564.87
           Center

   176     Woodland Park West     21711 Ventura Boulevard    Woodland Hills     CA                    4,375,000     4,371,559.61
           Retirement Hotel

   144     Tarzana Town Plaza     18607 Ventura Boulevard    Tarzana            CA                    2,973,000     2,973,000.00

   201     JMA - Ashford On       2700 S. Dairy Ashford      Houston            TX       77082        3,450,000     3,444,409.56
           The Green Apts.

   202     Belmont Square         2020 Jerry Murphy Road     Pueblo             CO       81001        3,320,300     3,313,276.46
           Apts.

   203     JMA - Brookmore        810 Brooks Avenue          Rosenburg          TX       77471        1,811,661     1,808,761.78
           Hollow Apartments

   205     Capital Tech Center    1611 N. Stemmons           Carrollton         TX       75006        1,253,800     1,247,389.50
                                  Freeway

   206     Clinton Industrial     7100-7251 Clinton Drive    Houston            TX       77020        1,762,500     1,753,030.20
           Park

   207     26 Court Street        26 Court Street            Brooklyn           NY       11242        9,500,000     9,409,634.76

   209     Crosby Creek           1300 E. Crosby Road        Carrollton         TX       75006        2,400,000     2,388,936.09

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
   165     Las Villas del         83,900.34    10.0000      119         299       10/1/06       No            250 per unit
           Norte

   168     Comfort Inn -          26,105.62     9.5000      180         180       11/1/11       No           4% of gross rev.
           Simpsonville

   171     Charlotte Square       32,813.91     9.1875      171         328        2/1/11       No           0.22 per sq. ft.

   172     Tamarac Town Square    54,284.27     9.1875      155         358       10/1/09       No           0.22 per sq. ft.


   173     Riverside Square       67,292.86     9.1875      184         358        3/1/12       No           0.10 per sq. ft.

   174     Countryside Lakes      58,821.58     9.3750      118         298        9/1/06       No            292 per unit

   175     Village Shopping       17,127.64     9.2500      118         298        9/1/06       No           0.26 per sq. ft.
           Center

   176     Woodland Park West     38,987.26     9.7500      119         299       10/1/06       No            225 per unit
           Retirement Hotel

   144     Tarzana Town Plaza     26,085.69     9.8125      120         330       11/1/06       No           0.11 per sq. ft.

   201     JMA - Ashford On       27,983.19     9.0900      117         357        8/1/06       No            250 per unit
           The Green Apts.

   202     Belmont Square         27,219.10     9.2100      116         356        7/1/06       No            250 per unit
           Apts.

   203     JMA - Brookmore        14,772.99     9.1500      117         357        8/1/06       No            250 per unit
           Hollow Apartments

   205     Capital Tech Center    10,858.69     9.3900      54          294        5/1/01       No           0.15 per sq. ft.


   206     Clinton Industrial     14,899.61     9.0900      114         294        5/1/06       No           0.15 per sq. ft.
           Park

   207     26 Court Street        91,362.57     9.9500      233         233        4/1/16       No           0.21 per sq. ft.

   209     Crosby Creek           19,960.24     8.8900      115         295        6/1/06       No            250 per unit

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
   165     Las Villas del       9.8800      0.0400        0.0750     First Union
           Norte

   168     Comfort Inn -        9.3800      0.0400        0.0750     First Union
           Simpsonville

   171     Charlotte Square     9.0675      0.0400        0.0750     First Union

   172     Tamarac Town Square  9.0675      0.0400        0.0750     First Union


   173     Riverside Square     9.0675      0.0400        0.0750     First Union

   174     Countryside Lakes    9.2550      0.0400        0.0750     First Union

   175     Village Shopping     9.1300      0.0400        0.0750     First Union
           Center

   176     Woodland Park West   9.6300      0.0400        0.0750     First Union
           Retirement Hotel

   144     Tarzana Town Plaza   9.6925      0.0400        0.0750     First Union

   201     JMA - Ashford On     8.9500      0.0600        0.0750     LJ Melody
           The Green Apts.

   202     Belmont Square       9.0900      0.0400        0.0750     First Union
           Apts.

   203     JMA - Brookmore      9.0100      0.0600        0.0750     LJ Melody
           Hollow Apartments

   205     Capital Tech Center  9.2700      0.0400        0.0750     First Union


   206     Clinton Industrial   8.9700      0.0400        0.0750     First Union
           Park

   207     26 Court Street      9.8100      0.0600        0.0750     Key Corp

   209     Crosby Creek         8.7700      0.0400        0.0750     First Union

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   210     INT-Deer Creek         16303 Imperial Valley      Houston            TX       77060        3,326,100     3,315,902.31
           Apartments             Drive

   211     First Line             1120 Red Bluff Road        Pasadena           TX       77506        1,350,000     1,343,857.96
           Apartments

   212     Fountainview Lodge     6015 Winsome & 6100        Houston            TX       77057        1,971,700     1,963,141.63
           I & II Apts.           Fairdale

   213     Friendship Square      1115 - 1195 Bridge         Brighton           CO       80601        1,175,000     1,167,533.30
                                  Street

   214     Fountain Square        544 Camp Avenue            Gulfport           MS       39501        1,800,000     1,791,971.16
           Apartments

   215     INT-6200 Gessner       8721 Town Park Drive       Houston            TX       77036       10,000,000     9,969,340.40
           Apartments

   217     Lakewood Village       200 E. Lakewood Drive      Nacogdoches        TX       75961        1,120,000     1,114,870.71
           Apartments

   218     INT-The Lodge          7600 Kirby                 Houston            TX       77030        4,553,500     4,539,539.15
           Apartments

   219     Mount View             20-90 Mount View Lane      Colorado Springs   CO       80907        1,771,400     1,761,866.69
           Business Park

   221     Pecos Trail Office     1660 Old Pecos Trail       Santa Fe           NM       87501        1,468,300     1,463,764.55
           Compound

   223     Ralston Plaza          Ward Rd. & 64th Ave.       Arvada             CO       80002        2,461,100     2,449,308.85

   224     INT-Regency Walk       10301 Sandpiper            Houston            TX       77096        4,360,000     4,346,632.41
           Apartments

   225     Southgate              801A  Southgate Drive      State College      PA       16801        3,300,000     3,294,596.76
           Apartments &
           Townhouses

   228     Shafer Plaza           8383 Westheimer            Houston            TX       77063        6,500,000     6,482,638.88
           Shopping Center

   229     Shiloh Road            1717 Shiloh Road           Tyler              TX       75703        3,320,000     3,310,525.88
           Apartments

   230     Silvercreek II         4619 W. 34th Street        Houston            TX       77092        1,500,000     1,488,771.26
           Apartments

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
   210     INT-Deer Creek         25,598.41     8.5100      55          355        6/1/01       No            225 per unit
           Apartments

   211     First Line             11,301.43     8.9700      115         295        6/1/06       No            250 per unit
           Apartments

   212     Fountainview Lodge     15,146.70     8.4900      113         353        4/1/06       No            250 per unit
           I & II Apts.

   213     Friendship Square       9,884.71     9.0300      113         293        4/1/06       No           0.16 per sq. ft.


   214     Fountain Square        15,216.62     9.0900      175         295        6/1/11       No            250 per unit
           Apartments

   215     INT-6200 Gessner       76,962.23     8.5100      55          355        6/1/01       No            225 per unit
           Apartments

   217     Lakewood Village        9,345.37     8.9300      79          295        6/1/03       No            250 per unit
           Apartments

   218     INT-The Lodge          35,044.75     8.5100      55          355        6/1/01       No            225 per unit
           Apartments

   219     Mount View             14,962.69     9.0800      78          294        5/1/03       No           0.16 per sq. ft.
           Business Park

   221     Pecos Trail Office     13,270.07     9.9300      116         296        7/1/06       No           0.15 per sq. ft.
           Compound

   223     Ralston Plaza          21,983.50     9.7800      114         294        5/1/06       No           0.16 per sq. ft.

   224     INT-Regency Walk       33,555.53     8.5100      55          355        6/1/01       No            225 per unit
           Apartments

   225     Southgate              26,647.58     9.0400      117         357        8/1/06       No            275 per unit
           Apartments &
           Townhouses

   228     Shafer Plaza           53,144.50     9.1800      115         355        6/1/06       No           0.15 per sq. ft.
           Shopping Center

   229     Shiloh Road            26,379.72     8.8600      55          355        6/1/01       No            225 per unit
           Apartments

   230     Silvercreek II         13,611.87     9.1200      235         235        6/1/16       No            250 per unit
           Apartments

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
   210     INT-Deer Creek       8.3900      0.0400        0.0750     First Union
           Apartments

   211     First Line           8.8500      0.0400        0.0750     First Union
           Apartments

   212     Fountainview Lodge   8.3500      0.0600        0.0750     LJ Melody
           I & II Apts.

   213     Friendship Square    8.8900      0.0600        0.0750     LJ Melody


   214     Fountain Square      8.9700      0.0400        0.0750     First Union
           Apartments

   215     INT-6200 Gessner     8.3900      0.0400        0.0750     First Union
           Apartments

   217     Lakewood Village     8.8100      0.0400        0.0750     First Union
           Apartments

   218     INT-The Lodge        8.3900      0.0400        0.0750     First Union
           Apartments

   219     Mount View           8.9600      0.0400        0.0750     First Union
           Business Park

   221     Pecos Trail Office   9.8100      0.0400        0.0750     First Union
           Compound

   223     Ralston Plaza        9.6600      0.0400        0.0750     First Union

   224     INT-Regency Walk     8.3900      0.0400        0.0750     First Union
           Apartments

   225     Southgate            8.9200      0.0400        0.0750     First Union
           Apartments &
           Townhouses

   228     Shafer Plaza         9.0400      0.0600        0.0750     LJ Melody
           Shopping Center

   229     Shiloh Road          8.7400      0.0400        0.0750     First Union
           Apartments

   230     Silvercreek II       9.0000      0.0400        0.0750     First Union
           Apartments

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   235     BCM-Westheimer         5820 Berkman Drive         Austin             TX       78723          720,000       718,140.97
           Court Apts.

   237     Westheimer House       5800 Wellington Drive      Austin             TX       78723        1,200,000     1,196,901.62

   238     Woodwillow             3601 Willow Springs        Austin             TX       78704        1,431,000     1,427,922.18
           Townhomes              Road

   239     Timbergrove Manor      1600 West T. C. Jester     Houston            TX       77008        1,405,000     1,402,713.83
           Apts.                  Blvd

   242     JMA - Woodcreek        3023 Woodcreek Lane        Houston            TX       77345          820,000       818,671.26
           Village Apartments

   244     SHL - San Antonio      7458 Louis Pasteur         San Antonio        TX       78229        3,030,000     3,024,633.39
           Station Apts.

   245     SHL - Village          2305 Bay Area Bldv.        Houston            TX       77058        4,900,000     4,891,321.32
           Green Apartments

   247     Buckingham Manor       1110 & 1160 S. Joliet      Aurora             CO       80012        1,454,300     1,449,069.93

   248     Westec Plaza           625 Digital Drive          Plano              TX       75075          896,000       893,751.32

   249     Marigold I             2303 Goliad Road           San Antonio        TX       78223        2,095,200     2,087,751.86
           Apartments

   250     Belfonti-Stonebridge   157-161  Pinney Street     Ellington          CT       06029        1,450,000     1,444,802.61
           Apartments

   251     Glenbrook Townhomes    600 West Pioneer           Arlington          TX       76010        2,500,000     2,493,359.85
                                  Parkway
   252     Belfonti-Greenbriar    110 Falls Terrace          Watertown          CT       06779        4,350,000     4,334,407.84
           Hills Apartments

   253     Wilshire Villa         4245 5th Avenue South      Lake Charles       LA       70605        2,400,000     2,397,569.11
           Apartments

   254     Colinas Business       4320 North Belt Line       Irving             TX       75038        1,670,000     1,667,263.19
           Park                   Road

   255     Grayridge              5625 Bissonnet Street      Houston            TX       77081        1,225,000     1,222,721.30
           Apartments

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
   235     BCM-Westheimer          6,170.92     9.2600      117         297        8/1/06       No            290 per unit
           Court Apts.

   237     Westheimer House       10,284.86     9.2600      117         297        8/1/06       No            296 per unit

   238     Woodwillow             11,648.26     9.1300      80          356        7/1/03       No            250 per unit
           Townhomes

   239     Timbergrove Manor      11,375.79     9.0700      117         357        8/1/06       No            250 per unit
           Apts.

   242     JMA - Woodcreek         6,651.08     9.0900      117         357        8/1/06       No            250 per unit
           Village Apartments

   244     SHL - San Antonio      23,642.52     8.6600      45          357        8/1/00       No            250 per unit
           Station Apts.

   245     SHL - Village          38,233.78     8.6600      45          357        8/1/00       No            225 per unit
           Green Apartments

   247     Buckingham Manor       12,224.36     9.0200      56          296        7/1/01       No            250 per unit

   248     Westec Plaza            7,784.77     9.4300      57          297        8/1/01       No           0.15 per sq. ft.

   249     Marigold I             17,712.15     9.0900      80          296        7/1/03       No            250 per unit
           Apartments

   250     Belfonti-Stonebridge   12,208.09     9.0400      116         296        7/1/06       No            250 per unit
           Apartments

   251     Glenbrook Townhomes    21,134.20     9.0900      117         297        8/1/06       No            280 per unit

   252     Belfonti-Greenbriar    36,624.27     9.0400      116         296        7/1/06       No            250 per unit
           Hills Apartments

   253     Wilshire Villa         19,970.71     9.3800      118         358        9/1/06       No            250 per unit
           Apartments

   254     Colinas Business       14,625.58     9.5300      58          298        9/1/01       No           0.15 per sq. ft.
           Park

   255     Grayridge              10,087.91     8.7700      118         298        9/1/06       No            225 per unit
           Apartments

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
   235     BCM-Westheimer       9.1400      0.0400        0.0750     First Union
           Court Apts.

   237     Westheimer House     9.1400      0.0400        0.0750     First Union

   238     Woodwillow           9.0100      0.0400        0.0750     First Union
           Townhomes

   239     Timbergrove Manor    8.9500      0.0400        0.0750     First Union
           Apts.

   242     JMA - Woodcreek      8.9500      0.0600        0.0750     LJ Melody
           Village Apartments

   244     SHL - San Antonio    8.5400      0.0400        0.0750     First Union
           Station Apts.

   245     SHL - Village        8.5400      0.0400        0.0750     First Union
           Green Apartments

   247     Buckingham Manor     8.9000      0.0400        0.0750     First Union

   248     Westec Plaza         9.3100      0.0400        0.0750     First Union

   249     Marigold I           8.9700      0.0400        0.0750     First Union
           Apartments

   250     Belfonti-Stonebridge 8.9200      0.0400        0.0750     First Union
           Apartments

   251     Glenbrook Townhomes  8.9700      0.0400        0.0750     First Union

   252     Belfonti-Greenbriar  8.9200      0.0400        0.0750     First Union
           Hills Apartments

   253     Wilshire Villa       9.2600      0.0400        0.0750     First Union
           Apartments

   254     Colinas Business     9.4100      0.0400        0.0750     First Union
           Park

   255     Grayridge            8.6300      0.0600        0.0750     LJ Melody
           Apartments

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   256     Bay Towers             1203 Market Street         Pascagoula         MS       39567        1,550,000     1,543,761.39

   258     Berkeley Heights       396 Springfield Avenue     Berkeley Heights   NJ       07922        2,500,000     2,492,720.38
           Grand Union

   261     Coca-Cola              2540 W. Pennway            Kansas City        MO       64108        1,950,000     1,946,542.95
           Building-Industrial

   260     Homestead Lodge        13300 York Center Drive    Charlotte          NC       28273        2,100,000     2,094,256.70

   269     Cordele Corners        1411 East 16th Avenue      Cordele            GA       31015        2,175,000     2,171,066.42
           Shopping Center

   259     College Park           S.R. 696 (North Earl       Shippensburg       PA       17257        2,100,000     2,096,270.83
           Apartments             Street)

   284     Rodeo Square           6700 Dairy Ashford         Houston            TX       77072        6,960,000     6,951,379.74
           Apartments

   282     Super 8 Motel          3617 N. Pan Am             San Antonio        TX       78219        1,650,000     1,645,658.69
                                  Expressway (aka I-35)

   265     Oxford-Runaway Bay     8242 Runaway Bay Drive     Charlotte          NC       28212        9,259,000     9,247,508.82
           Apartments

   263     Oxford-Runaway Bay     1480 Runaway Bay Drive     Columbus           OH       43204        4,522,000     4,516,387.83
           II Apartments

   264     Oxford - Hunters       2550 Steeple Chase         Miamisburg         OH       45342        9,081,000     9,069,729.74
           Chase Apartments       Drive

   266     Oxford - Island        2225 Montego Blvd          Columbus           OH       43235       10,120,000    10,107,440.25
           Club Apartments

   267     Oxford-Oaks at         3800 Woodbridge Blvd       Fairfield          OH       45014       11,070,000    11,056,261.22
           Woodbridge I Apts

   281     Cedar Grove Mobile     1A Whippoorwill Way        Mantua             NJ       08051        2,430,000     2,425,619.80
           Home Park

   279     American Trade         6627 Maple Avenue          Dallas             TX       75226        1,425,000     1,421,440.19
           Institute

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
   256     Bay Towers             14,875.77     9.9200      237         237        8/1/16       No            250 per unit

   258     Berkeley Heights       22,896.67     9.2500      118         238        9/1/06       Yes          0.22 per sq. ft.
           Grand Union

   261     Coca-Cola              16,444.52     9.0600      118         298        9/1/06       No           0.15 per sq. ft.
           Building-Industrial

   260     Homestead Lodge        19,905.04     9.7400      238         238        9/1/16       No           4% of gross rev.

   269     Cordele Corners        18,163.24     8.9400      178         298        9/1/11       No           0.24 per sq. ft.
           Shopping Center

   259     College Park           17,695.08     9.0500      118         298        9/1/06       No            325 per unit
           Apartments

   284     Rodeo Square           53,073.08     8.4100      34          358        9/1/99       No            250 per unit
           Apartments

   282     Super 8 Motel          15,966.61    10.0400      238         238        9/1/16       No           4% of gross rev.


   265     Oxford-Runaway Bay     70,538.55     8.4000      118         358        9/1/06       No            254 per unit
           Apartments

   263     Oxford-Runaway Bay     34,450.30     8.4000      118         358        9/1/06       No            284 per unit
           II Apartments

   264     Oxford - Hunters       69,182.48     8.4000      118         358        9/1/06       No            250 per unit
           Chase Apartments

   266     Oxford - Island        77,097.97     8.4000      118         358        9/1/06       No            250 per unit
           Club Apartments

   267     Oxford-Oaks at         84,335.43     8.4000      118         358        9/1/06       No            250 per unit
           Woodbridge I Apts

   281     Cedar Grove Mobile     20,325.95     8.9600      178         298        9/1/11       No            50  per pad
           Home Park

   279     American Trade         14,983.56     9.6200      179         179       10/1/11       No           0.15 per sq. ft.
           Institute

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
   256     Bay Towers           9.8000      0.0400        0.0750     First Union

   258     Berkeley Heights     9.1300      0.0400        0.0750     First Union
           Grand Union

   261     Coca-Cola            8.9400      0.0400        0.0750     First Union
           Building-Industrial

   260     Homestead Lodge      9.6200      0.0400        0.0750     First Union

   269     Cordele Corners      8.8200      0.0400        0.0750     First Union
           Shopping Center

   259     College Park         8.9300      0.0400        0.0750     First Union
           Apartments

   284     Rodeo Square         8.2900      0.0400        0.0750     First Union
           Apartments

   282     Super 8 Motel        9.9200      0.0400        0.0750     First Union


   265     Oxford-Runaway Bay   8.2800      0.0400        0.0750     First Union
           Apartments

   263     Oxford-Runaway Bay   8.2800      0.0400        0.0750     First Union
           II Apartments

   264     Oxford - Hunters     8.2800      0.0400        0.0750     First Union
           Chase Apartments

   266     Oxford - Island      8.2800      0.0400        0.0750     First Union
           Club Apartments

   267     Oxford-Oaks at       8.2800      0.0400        0.0750     First Union
           Woodbridge I Apts

   281     Cedar Grove Mobile   8.8400      0.0400        0.0750     First Union
           Home Park

   279     American Trade       9.5000      0.0400        0.0750     First Union
           Institute

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   285     Copper Tree            350 Ramapo Valley Road     Oakland            NJ       07436        9,000,000     8,990,151.56
           Shopping Plaza

   286     Las Colinas Tech       2039 Walnut Hill Lane      Irving             TX       75038        1,400,000     1,397,777.97
           Center

   274     KFS-Sunset Pointe      465 West  Clemmens Lane    Fallbrook          CA       92028        3,000,000     2,996,374.72
           Apartments

   222     Pinecrest              2035 E. Pinetree           Thomasville        GA       31792        1,085,000     1,080,421.65
           Apartments             Boulevard

   277     KFS-Sycamore Ridge     820 Sycamore Avenue        Vista              CA       92083       11,468,600    11,454,741.05
           Apartments

   273     KFS-Sunset Terrace     1456 Alturas Street        Fallbrook          CA       92028        2,442,400     2,439,448.54
           Apartments

   276     KFS-Sunset Village     3634 College Boulevard     Oceanside          CA       92056        5,650,000     5,643,172.40
           Apartments

   232     EW - Sorrento          10350-60 Sorrento          San Diego          CA       92121        2,450,000     2,445,213.34
           Creek Industrial       Valley Road
           Park

   233     EW - Sorrento          10635-37-39 Roselle        San Diego          CA       92121        1,600,000     1,596,807.73
           Roselle Industrial     Street
           Park

   231     Solarium Apartments    9275 LBJ Freeway           Dallas             TX       75243        1,500,000     1,480,738.65

   272     KFS-Sunset Trails      959 Postal Way             Vista              CA       92083        1,700,000     1,698,147.46
           Apartments

   278     KFS-Sunset             910-975 Del Dios           Escondido          CA       92083       14,039,000    14,022,034.92
           Apartments             Highway

   208     Courtyard              15025 Saticoy Street       Van Nuys           CA       91405        1,050,000     1,047,918.21
           Apartments

   332     Summer Street          1111 & 1177 Summer         Stamford           CT       06905        7,620,000     7,613,822.65
           Office Building        Street

   335     Cooper Park            812 Cooper Square          Arlington          TX       76013        2,920,000     2,918,470.27
           Apartments             Circle

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
   285     Copper Tree             72,480.80     9.0100      118         358        9/1/06       No           0.15 per sq. ft.
           Shopping Plaza

   286     Las Colinas Tech        12,446.53     9.7200      238         298        9/1/16       No           0.04 per sq. ft.
           Center

   274     KFS-Sunset Pointe       23,131.22     8.5300      82          358        9/1/03       No            200 per unit
           Apartments

   222     Pinecrest                9,549.15     9.3100      272         272        7/1/19       No            268 per unit
           Apartments

   277     KFS-Sycamore Ridge      88,427.56     8.5300      82          358        9/1/03       No            200 per unit
           Apartments

   273     KFS-Sunset Terrace      18,831.90     8.5300      82          358        9/1/03       No            200 per unit
           Apartments

   276     KFS-Sunset Village      43,563.79     8.5300      82          358        9/1/03       No            220 per unit
           Apartments

   232     EW - Sorrento           20,762.00     9.5900      116         356        7/1/06       No           0.15 per sq. ft.
           Creek Industrial
           Park

   233     EW - Sorrento           13,442.00     9.4900      116         356        7/1/06       No           0.15 per sq. ft.
           Roselle Industrial
           Park

   231     Solarium Apartments     15,654.32     9.4900      175         175        6/1/11       No            250 per unit

   272     KFS-Sunset Trails       13,715.30     9.0300      118         358        9/1/06       No            200 per unit
           Apartments

   278     KFS-Sunset             108,246.39     8.5300      82          358        9/1/03       No            200 per unit
           Apartments

   208     Courtyard                8,844.30     9.5200      116         356        7/1/06       No            225 per unit
           Apartments

   332     Summer Street           66,946.85     9.5700      119         299       10/1/06       No           0.15 per sq. ft.
           Office Building

   335     Cooper Park             23,916.40     9.2000      239         359       10/1/16       No            269 per unit
           Apartments

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
   285     Copper Tree          8.8900      0.0400        0.0750     First Union
           Shopping Plaza

   286     Las Colinas Tech     9.6000      0.0400        0.0750     First Union
           Center

   274     KFS-Sunset Pointe    8.3900      0.0600        0.0750     LJ Melody
           Apartments

   222     Pinecrest            9.1900      0.0400        0.0750     First Union
           Apartments

   277     KFS-Sycamore Ridge   8.3900      0.0600        0.0750     LJ Melody
           Apartments

   273     KFS-Sunset Terrace   8.3900      0.0600        0.0750     LJ Melody
           Apartments

   276     KFS-Sunset Village   8.3900      0.0600        0.0750     LJ Melody
           Apartments

   232     EW - Sorrento        9.4500      0.0600        0.0750     LJ Melody
           Creek Industrial
           Park

   233     EW - Sorrento        9.3500      0.0600        0.0750     LJ Melody
           Roselle Industrial
           Park

   231     Solarium Apartments  9.3700      0.0400        0.0750     First Union

   272     KFS-Sunset Trails    8.8900      0.0600        0.0750     LJ Melody
           Apartments

   278     KFS-Sunset           8.3900      0.0600        0.0750     LJ Melody
           Apartments

   208     Courtyard            9.3800      0.0600        0.0750     LJ Melody
           Apartments

   332     Summer Street        9.4500      0.0400        0.0750     First Union
           Office Building

   335     Cooper Park          9.0800      0.0400        0.0750     First Union
           Apartments

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   356     Prospect Plaza         401 Jefferson Street       Frederick          MD       21701        4,155,000     4,151,721.53

   339     Twin Parks Estates     800 West Harris Road       Arlington          TX       76017        2,320,000     2,318,071.10

   262     22601 Pacific          22601 Pacific Coast        Malibu             CA       90265        2,450,000     2,439,960.03
           Coast Highway Ctr      Highway

   227     Seneca Village         3201 East Seneca St.       Tucson             AZ       85716        3,000,000     2,995,138.75
           Apartments

   257     Pioneer Point          216 W. Pioneer Parkway     Arlington          TX       76010        1,200,000     1,195,825.18
           Apartments

   241     Renaissance III        NWC of Pecos & Flamingo    Las Vegas          NV       89104       17,280,000    17,246,477.80
           Shopping Center

   226     Scripps Mesa           9961  Erma Road            San Diego          CA       92131        2,573,700     2,565,937.07
           Apartments

   319     Enfield Court          16541 Loch Katrine Road    Houston            TX       77084        1,350,000     1,349,215.22
           Apartments

   271     Gateway Retail         2500 Gateway Boulevard     Federal Way        WA       98003       12,750,000    12,725,848.52
           Center                 South

   200     AB - Sixty-Five        65 Madison Avenue          Morristown         NJ       07960        3,691,000     3,672,470.28
           Madison Avenue

   234     1212 Westheimer        1212 Westheimer            Austin             TX       78752        2,990,000     2,982,058.38
           Apartments

   236     AB - Westgate @        9 Law Drive                Fairfield          NJ       07004        4,163,000     4,142,239.42
           Fairfield

   275     KFS-Citrus Sunset      1280 North Citrus          Vista              CA       92083        3,660,000     3,655,577.16
           Apartments             Avenue

   304     The Olympic            NWC Olympic and            Santa Monica       CA       90404       10,000,000     9,991,838.37
           Marketplace            Cloverfield

   270     Vista Gardens          555 East Fruitvale         Hemet              CA       92543        2,150,000     2,147,676.51
           Apartments

   283     Pioneer Way            1035 Pioneer Way           El Cajon           CA       92020        2,900,000     2,894,789.93
           Industrial Park

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
   356     Prospect Plaza          36,968.60     9.7300      83          299       10/1/03       No           0.15 per sq. ft.

   339     Twin Parks Estates      20,140.90     9.4200      119         299       10/1/06       No            50  per pad

   262     22601 Pacific           21,576.12     9.6000      79          295        6/1/03       No           0.15 per sq. ft.
           Coast Highway Ctr

   227     Seneca Village          24,333.20     9.0900      117         357        8/1/06       No            250 per unit
           Apartments

   257     Pioneer Point           10,251.75     9.2200      116         296        7/1/06       No            265 per unit
           Apartments

   241     Renaissance III        143,137.11     9.1700      117         333        8/1/06       No           0.15 per sq. ft.
           Shopping Center

   226     Scripps Mesa            19,953.92     8.5900      55          355        6/1/01       No            276 per unit
           Apartments

   319     Enfield Court           10,572.28     8.7000      83          359       10/1/03       No            290 per unit
           Apartments

   271     Gateway Retail         104,044.82     8.6600      34          298        9/1/99       No           0.15 per sq. ft.
           Center

   200     AB - Sixty-Five         32,248.14     9.5000      114         294        5/1/06       Yes          0.26 per sq. ft.
           Madison Avenue

   234     1212 Westheimer         25,276.50     9.0900      117         297        8/1/06       No            309 per unit
           Apartments

   236     AB - Westgate @         36,487.81     9.5400      114         294        5/1/06       No           0.15 per sq. ft.
           Fairfield

   275     KFS-Citrus Sunset       28,220.09     8.5300      82          358        9/1/03       No            225 per unit
           Apartments

   304     The Olympic             87,578.30     9.5300      239         299       10/1/16       No           0.15 per sq. ft.
           Marketplace

   270     Vista Gardens           17,407.79     9.0700      82          358        9/1/03       No            175 per unit
           Apartments

   283     Pioneer Way             24,296.99     8.9800      118         298        9/1/06       No           0.15 per sq. ft.

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
   356     Prospect Plaza       9.6100      0.0400        0.0750     First Union

   339     Twin Parks Estates   9.3000      0.0400        0.0750     First Union

   262     22601 Pacific        9.4800      0.0400        0.0750     First Union
           Coast Highway Ctr

   227     Seneca Village       8.9500      0.0600        0.0750     LJ Melody
           Apartments

   257     Pioneer Point        9.1000      0.0400        0.0750     First Union
           Apartments

   241     Renaissance III      9.0300      0.0600        0.0750     LJ Melody
           Shopping Center

   226     Scripps Mesa         8.4500      0.0600        0.0750     LJ Melody
           Apartments

   319     Enfield Court        8.5800      0.0400        0.0750     First Union
           Apartments

   271     Gateway Retail       8.5400      0.0400        0.0750     First Union
           Center

   200     AB - Sixty-Five      9.3600      0.0600        0.0750     Key Corp
           Madison Avenue

   234     1212 Westheimer      8.9700      0.0400        0.0750     First Union
           Apartments

   236     AB - Westgate @      9.4000      0.0600        0.0750     Key Corp
           Fairfield

   275     KFS-Citrus Sunset    8.3900      0.0600        0.0750     LJ Melody
           Apartments

   304     The Olympic          9.3900      0.0600        0.0750     LJ Melody
           Marketplace

   270     Vista Gardens        8.9300      0.0600        0.0750     LJ Melody
           Apartments

   283     Pioneer Way          8.8400      0.0600        0.0750     LJ Melody

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   302     SNE Enterprises        1000 Southview Drive       Mosinee            WI       54455        9,975,000     9,966,776.06

   240     West Palm              501-635 West Palm          Orange             CA       92666        3,735,000     3,721,788.44
           Industrial Park        Avenue

   246     K&S - Pioneer          2901 West 63rd Avenue      Denver             CO       80221        1,870,000     1,866,925.42
           Village MHP

   243     K&S - North County     9700 North Riverdale       Thornton           CO       80229        8,430,000     8,415,069.13
           Village

   204     Canyon Center          19307 Soledad Canyon       Santa Clarita      CA       91351       13,300,000    13,246,070.99
                                  Rd.

   268     Paseo Plaza            2600 West Sahara Avenue    Las Vegas          NV       89102        5,333,400     5,311,064.50

   220     P & K-Olive            6500 - 6502 W. Olive       Glendale           AZ       85302        1,850,000     1,843,706.44
           Gardens Apartments     Avenue

   216     P&K-Glendale           5902 W. Royal Palm Rd      Glendale           AZ       85302        1,800,000     1,793,876.54
           Shadows

   280     Tiger Industrial       4901 & 4929 West Van       Phoenix            AZ       85043        1,800,000     1,796,755.35
           Plaza                  Buren Street

   307     Shilo Inn-Portland     11707 N.E. Airport Way     Portland           OR     97220-1075    14,750,000    14,729,334.62
           Airport/I-205

   299     Shilo Inn-Salem        3304 Market Street NE      Salem              OR       97301        5,470,000     5,462,336.30
           Suites

   303     Shilo Inn-Seaside      30 North Promenade         Seaside            OR       97138        9,510,000     9,496,676.08
           Oceanfront Resort

   300     Shilo Inn-Tacoma       7414 South Hosmer          Tacoma             WA       98408        6,770,000     6,760,514.94
                                  Street

   306     Collegetown Plaza      111-121 Dryden Road        Ithaca             NY       14850        7,000,000     6,996,152.45

   326     The Branson Mall       2206 West State Hwy. 76    Branson            MO       65616        3,300,000     3,300,000.00

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
   302     SNE Enterprises         86,943.31     9.4700      119         299       10/1/06       No           0.15 per sq. ft.

   240     West Palm               31,651.47     9.1200      116         296        7/1/06       No           0.15 per sq. ft.
           Industrial Park

   246     K&S - Pioneer           15,073.36     9.0200      81          357        8/1/03       No             79 per pad
           Village MHP

   243     K&S - North County      65,777.71     8.6600      57          357        8/1/01       No             50 per pad
           Village

   204     Canyon Center          111,039.16     9.0600      175         307        6/1/11       No           0.15 per sq. ft.

   268     Paseo Plaza             46,486.56     9.4700      115         295        6/1/06       No           0.15 per sq. ft.

   220     P & K-Olive             14,765.87     8.9100      114         354        5/1/06       No            327 per unit
           Gardens Apartments

   216     P&K-Glendale            14,366.80     8.9100      114         354        5/1/06       No            283 per unit
           Shadows

   280     Tiger Industrial        15,056.26     8.9600      118         298        9/1/06       No           0.15 per sq. ft.
           Plaza

   307     Shilo Inn-Portland     137,682.05     9.5200      239         239       10/1/16       No           4% of gross rev.
           Airport/I-205

   299     Shilo Inn-Salem         51,059.04     9.5200      239         239       10/1/16       No           4% of gross rev.
           Suites

   303     Shilo Inn-Seaside       88,769.92     9.5200      239         239       10/1/16       No           4% of gross rev.
           Oceanfront Resort

   300     Shilo Inn-Tacoma        63,193.73     9.5200      239         239       10/1/16       No           4% of gross rev.


   306     Collegetown Plaza       56,172.55     8.9700      119         359       10/1/06       No            350 per unit

   326     The Branson Mall        28,010.54     9.1400      120         300       11/1/06       No           0.15 per sq. ft.

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
   302     SNE Enterprises      9.3500      0.0400        0.0750     First Union

   240     West Palm            8.9800      0.0600        0.0750     LJ Melody
           Industrial Park

   246     K&S - Pioneer        8.8800      0.0600        0.0750     LJ Melody
           Village MHP

   243     K&S - North County   8.5200      0.0600        0.0750     LJ Melody
           Village

   204     Canyon Center        8.9200      0.0600        0.0750     LJ Melody

   268     Paseo Plaza          9.3300      0.0600        0.0750     LJ Melody

   220     P & K-Olive          8.7900      0.0400        0.0750     First Union
           Gardens Apartments

   216     P&K-Glendale         8.7900      0.0400        0.0750     First Union
           Shadows

   280     Tiger Industrial     8.8400      0.0400        0.0750     First Union
           Plaza

   307     Shilo Inn-Portland   9.3800      0.0600        0.0750     Key Corp
           Airport/I-205

   299     Shilo Inn-Salem      9.3800      0.0600        0.0750     Key Corp
           Suites

   303     Shilo Inn-Seaside    9.3800      0.0600        0.0750     Key Corp
           Oceanfront Resort

   300     Shilo Inn-Tacoma     9.3800      0.0600        0.0750     Key Corp


   306     Collegetown Plaza    8.8500      0.0400        0.0750     First Union

   326     The Branson Mall     9.0200      0.0400        0.0750     First Union

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   325     CAP-Clubhouse          3 Clubhouse Circle         Storrs             CT       06268        1,571,500     1,570,031.59
           Apartments

   324     CAP-Knollwood          Knollwood Acres Road       Storrs             CT       06268        3,828,000     3,824,422.80
           Apartments

   323     CAP-Maplewood          1 Carlton Road             Storrs             CT       06268        1,272,200     1,271,010.83
           Apartments

   322     CAP-Millbrook          170 Spring Hill Road       Storrs             CT       06268          436,000       435,592.13
           Apartments

   321     CAP-Oakwood            114 South Eagleville       Storrs             CT       06268          257,300       257,059.12
           Apartments             Road

   293     JF Commons West        107 The Commons            Ithaca             NY       14850        2,200,000     2,198,139.89

   350     Horwitz-Ramada Inn     13455 SW Canyon Road       Beaverton          OR       97005        4,900,000     4,900,000.00
           - Beaverton

   351     Horwitz-Ramada Inn     1550 NW 9th Street         Corvallis          OR       97330        5,750,000     5,750,000.00
           - Corvallis

   352     Horwitz-Ramada Inn     6221 NE 82nd Street        Portland           OR       97220        7,800,000     7,800,000.00
           - Portland

   353     Ramada Inn -           2200 Fifth Avenue          Seattle            WA       98121        7,850,000     7,850,000.00
           Seattle

   331     Holiday Inn Express    4100 Salida Blvd           Modesto            CA       95358        2,600,000     2,600,000.00

   316     Howard Johnson -       2375 Delk Road             Marietta           GA       30067        2,500,000     2,500,000.00
           Delk Road

   338     Southgate/Meadowlark   6405 - 6601 Arden Road     Amarillo           TX       79109        1,520,000     1,518,664.41
           Mobile Home Park

   313     Parker Plaza West      2109 West Parker Road      Plano              TX       75080        3,500,000     3,500,000.00

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
   325     CAP-Clubhouse          12,887.97     8.7200      83          299       10/1/03       No            270 per unit
           Apartments

   324     CAP-Knollwood          31,393.67     8.7200      83          299       10/1/03       No            280 per unit
           Apartments

   323     CAP-Maplewood          10,433.39     8.7200      83          299       10/1/03       No            270 per unit
           Apartments

   322     CAP-Millbrook           3,575.66     8.7200      83          299       10/1/03       No            270 per unit
           Apartments

   321     CAP-Oakwood             2,110.13     8.7200      83          299       10/1/03       No            271 per unit
           Apartments

   293     JF Commons West        18,946.78     9.3200      119         299       10/1/06       No            300 per unit

   350     Horwitz-Ramada Inn     46,155.46     9.6500      240         240       11/1/16       No           4% of gross rev.
           - Beaverton

   351     Horwitz-Ramada Inn     53,324.77     9.6500      252         252       11/1/17       No           4% of gross rev.
           - Corvallis

   352     Horwitz-Ramada Inn     73,471.96     9.6500      240         240       11/1/16       No           4% of gross rev.
           - Portland

   353     Ramada Inn -           70,632.00     9.4300      264         264       11/1/18       No           4% of gross rev.
           Seattle

   331     Holiday Inn Express    25,297.63    10.1200      240         240       11/1/16       No           4% of gross rev.

   316     Howard Johnson -       23,861.12     9.8400      180         240       11/1/11       No           4% of gross rev.
           Delk Road

   338     Southgate/Meadowlark   12,849.59     9.0900      59          299       10/1/01       No             50 per pad
           Mobile Home Park

   313     Parker Plaza West      29,347.91     8.9900      120         300       11/1/06       No           0.15 per sq. ft.

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
   325     CAP-Clubhouse         8.6000      0.0400       0.0750     First Union
           Apartments

   324     CAP-Knollwood         8.6000      0.0400       0.0750     First Union
           Apartments

   323     CAP-Maplewood         8.6000      0.0400       0.0750     First Union
           Apartments

   322     CAP-Millbrook         8.6000      0.0400       0.0750     First Union
           Apartments

   321     CAP-Oakwood           8.6000      0.0400       0.0750     First Union
           Apartments

   293     JF Commons West       9.2000      0.0400       0.0750     First Union

   350     Horwitz-Ramada Inn    9.5300      0.0400       0.0750     First Union
           - Beaverton

   351     Horwitz-Ramada Inn    9.5300      0.0400       0.0750     First Union
           - Corvallis

   352     Horwitz-Ramada Inn    9.5300      0.0400       0.0750     First Union
           - Portland

   353     Ramada Inn -          9.3100      0.0400       0.0750     First Union
           Seattle

   331     Holiday Inn Express  10.0000      0.0400       0.0750     First Union

   316     Howard Johnson -      9.7200      0.0400       0.0750     First Union
           Delk Road

   338     Southgate/Meadowlark  8.9700      0.0400       0.0750     First Union
           Mobile Home Park

   313     Parker Plaza West     8.8700      0.0400       0.0750     First Union

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   312     Parkridge Village      5252 Orange Avenue         San Diego          CA       92115        2,650,000     2,648,509.73
           Apartments

   310     Redbird Plaza          4099-4107 Camp Wisdom      Dallas             TX       75237        1,250,000     1,250,000.00
           Shopping Center        Road

   291     Days Inn Six Flags     95 South Service Road      Austell            GA       30001        1,800,000     1,797,705.42

   346     Chapel Creek           3410 Hilalgo               Dallas             TX       75220        2,000,000     2,000,000.00
           Apartments

   320     Clackamas Corner       11750 SE 82nd Ave.         Portland           OR       97266        1,800,000     1,800,000.00

   311     PETsMART               3195 Hempstead Turnpike    Levittown          NY       11546        1,440,000     1,440,000.00

   347     Park Springs           2002 West Irving Blvd.     Irving             TX       75061        1,425,000     1,425,000.00
           Apartments

   357     Glenwood Village       12611 Montgomery           Albuquerque        NM       87111        2,000,000     2,000,000.00
           S.C.                   Boulevard

   358     Casa Claire            1125 Hillcrest Street      Mesquite           TX       75149        2,450,000     2,450,000.00
           Apartments

   334     Comfort Inn -          1023 East 23rd Street      Panama City        FL       32405        3,161,000     3,161,000.00
           Panama City

   295     Westside Apartments    2647 Broadway              New York           NY       10025        2,500,000     2,500,000.00

   297     Rancho Niguel          25500 Rancho Niguel        Laguna Niguel      CA       92677        3,739,000     3,739,000.00
           Medical Building       Road

   289     Days Inn North         4610 Rusina Rd.            Colorado Springs   CO       80907        1,720,000     1,720,000.00

   296     Days Inn South         2850 South Circle Drive    Colorado Springs   CO       80906        2,300,000     2,300,000.00

   359     Metro Office           202 West Berry Street      Fort Wayne         IN       46802        5,300,000     5,300,000.00
           Building

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
   312     Parkridge Village      21,056.10     8.8600      59          359       10/1/01       No            250 per unit
           Apartments

   310     Redbird Plaza          10,610.05     9.1400      120         300       11/1/06       No           0.15 per sq. ft.
           Shopping Center

   291     Days Inn Six Flags     17,669.58    10.2500      239         239       10/1/16       No           4% of gross rev.

   346     Chapel Creek           16,100.47     8.8400      120         336       11/1/06       No            250 per unit
           Apartments

   320     Clackamas Corner       15,676.52     9.4600      120         300       11/1/06       No           0.15 per sq. ft.

   311     PETsMART               12,601.26     9.5200      120         300       11/1/06       No           0.15 per sq. ft.

   347     Park Springs           11,647.85     8.6800      120         300       11/1/06       No            250 per unit
           Apartments

   357     Glenwood Village       16,688.16     8.9300      120         300       11/1/06       No           0.15 per sq. ft.
           S.C.

   358     Casa Claire            19,872.12     9.0900      120         360       11/1/06       No            250 per unit
           Apartments

   334     Comfort Inn -          31,219.79    10.3400      240         240       11/1/16       No           4% of gross rev.
           Panama City

   295     Westside Apartments    20,706.68     8.8400      120         300       11/1/06       No            250 per unit

   297     Rancho Niguel          30,935.28     9.1100      120         330       11/1/06       No           0.15 per sq. ft.
           Medical Building

   289     Days Inn North         16,941.68    10.3000      240         240       11/1/16       No           4% of gross rev.

   296     Days Inn South         22,654.58    10.3000      240         240       11/1/16       No           4% of gross rev.

   359     Metro Office           44,804.51     9.0900      120         300       11/1/06       No           0.15 per sq. ft.
           Building

--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
   312     Parkridge Village     8.7200      0.0600       0.0750     LJ Melody
           Apartments

   310     Redbird Plaza         9.0200      0.0400       0.0750     First Union
           Shopping Center

   291     Days Inn Six Flags   10.1300      0.0400       0.0750     First Union

   346     Chapel Creek          8.7200      0.0400       0.0750     First Union
           Apartments

   320     Clackamas Corner      9.3200      0.0600       0.0750     Key Corp

   311     PETsMART              9.4000      0.0400       0.0750     First Union

   347     Park Springs          8.5600      0.0400       0.0750     First Union
           Apartments

   357     Glenwood Village      8.8100      0.0400       0.0750     First Union
           S.C.

   358     Casa Claire           8.9500      0.0600       0.0750     LJ Melody
           Apartments

   334     Comfort Inn -        10.2200      0.0400       0.0750     First Union
           Panama City

   295     Westside Apartments   8.7000      0.0600       0.0750     Key Corp

   297     Rancho Niguel         8.9700      0.0600       0.0750     LJ Melody
           Medical Building

   289     Days Inn North       10.1800      0.0400       0.0750     First Union

   296     Days Inn South       10.1800      0.0400       0.0750     First Union

   359     Metro Office          8.9500      0.0600       0.0750     Key Corp
           Building

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   309     Riverside Shopping     2410 Riverside Drive       Austin             TX       78741        4,000,000     4,000,000.00
           Center

   348     Comfort Inn            7700 Two Notch Road        Columbia           SC       29223        1,850,000     1,850,000.00
           Columbia

   349     Comfort Inn Sugar      5111 North Service Road    Charlotte          NC       28269        2,200,000     2,200,000.00
           Creek

   333     Melbourne Village      1270 North Wickham Road    Melbourne          FL       32935        4,600,000     4,600,000.00
           Plaza

   360     Park Place             3761 Nova Road             Port Orange        FL       32119        4,300,000     4,300,000.00
           Shopping Center

   345     Estes - Best           8738 International         Orlando            FL       32819       21,000,000    21,000,000.00
           Western - Orlando      Drive

   342     Estes - HoJo  Main     6051 Irlo Bronson          Kissimmee          FL       34747        5,110,000     5,110,000.00
           Gate - Kissimmee       Memorial Highway

   361     Magnolia Gardens       15, 17 & 19 Fordyce        New MIlford        CT       06776        1,370,000     1,370,000.00
                                  Court

   362     Promenade Center       4440 South Maryland        Las Vegas          NV       89119        2,870,000     2,870,000.00
                                  Parkway

   330     911 North Buffalo      911 North Buffalo Drive    Las Vegas          NV       89128        2,575,000     2,575,000.00
           Drive

   344     Town Center Plaza      SEC Fred Waring Dr. &      Palm Desert        CA       92260        9,350,000     9,350,000.00
                                  Town Ctr

   336     Naugatuck              50 Rado Drive              Naugatuck          CT       06770        3,211,000     3,211,000.00
           Industrial

   292     Multiflex VI           2540 Alamo, S.E. &         Albuquerque        NM       87106        2,215,000     2,215,000.00
                                  2500 Yale Blvd. S.E

-----------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining                Maturity    Ground          Underwriting
  Number   Property_Name           Payment       Rate      Term        Amort        Date      Lease            Reserves
-----------------------------------------------------------------------------------------------------------------------------------
   309     Riverside Shopping      40,976.18     9.1700      180         180       11/1/11       No           0.20 per sq. ft.
           Center

   348     Comfort Inn             17,523.23     9.7300      240         240       11/1/16       No           4% of gross rev.
           Columbia

   349     Comfort Inn Sugar       20,550.00     9.5300      240         240       11/1/16       No           4% of gross rev.
           Creek

   333     Melbourne Village       37,126.30     8.7700      120         324       11/1/06       No           0.15 per sq. ft.
           Plaza

   360     Park Place              34,406.83     8.6700      120         324       11/1/06       No           0.20 per sq. ft.
           Shopping Center

   345     Estes - Best           195,462.07     9.8900      264         264       11/1/18       No           4% of gross rev.
           Western - Orlando

   342     Estes - HoJo  Main      47,562.44     9.8900      264         264       11/1/18       No           4% of gross rev.
           Gate - Kissimmee

   361     Magnolia Gardens        10,748.45     8.7200      120         360       11/1/06       No            250 per unit


   362     Promenade Center        23,523.15     9.0000      84          330       11/1/03       No           0.15 per sq. ft.


   330     911 North Buffalo       21,632.51     9.2900      120         330       11/1/06       No           0.15 per sq. ft.
           Drive

   344     Town Center Plaza       73,756.92     8.7800      120         360       11/1/06       No           0.15 per sq. ft.


   336     Naugatuck               27,431.98     9.2200      120         300       11/1/06       No           0.15 per sq. ft.
           Industrial

   292     Multiflex VI            20,820.59     9.6200      240         240       11/1/16       No           0.15 per sq. ft.


--------------------------------------------------------------------------------
 Control                        Net     Subservicing  (1)Servicing
  Number   Property_Name        Rate        Fees           Fees      Subservicer
--------------------------------------------------------------------------------
   309     Riverside Shopping   9.0300      0.0600        0.0750     LJ Melody
           Center

   348     Comfort Inn          9.6100      0.0400        0.0750     First Union
           Columbia

   349     Comfort Inn Sugar    9.4100      0.0400        0.0750     First Union
           Creek

   333     Melbourne Village    8.6300      0.0600        0.0750     Key Corp
           Plaza

   360     Park Place           8.5300      0.0600        0.0750     Key Corp
           Shopping Center

   345     Estes - Best         9.7700      0.0400        0.0750     First Union
           Western - Orlando

   342     Estes - HoJo  Main   9.7700      0.0400        0.0750     First Union
           Gate - Kissimmee

   361     Magnolia Gardens     8.5800      0.0600        0.0750     Key Corp


   362     Promenade Center     8.8600      0.0600        0.0750     LJ Melody


   330     911 North Buffalo    9.1700      0.0400        0.0750     First Union
           Drive

   344     Town Center Plaza    8.6600      0.0400        0.0750     First Union


   336     Naugatuck            9.1000      0.0400        0.0750     First Union
           Industrial

   292     Multiflex VI         9.5000      0.0400        0.0750     First Union

FU LOANS

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
    1      Park Victoria          2312 Victoria Drive        Kansas City        KS       66106        2,607,000     2,588,494.07

    2      Woodcrest              3903 Camelot Circle        Decatur            IL       62526        4,728,000     4,694,438.03

    3      Morningside            2401 Jammes Rd             Jacksonville       FL       32210        1,658,000     1,646,230.60

    4      Charter Oaks           8196 Lincoln Avenue        Evansville         IN       47715        3,700,000     3,685,530.42

    5      Seville                1420 North Meridian        Tallahassee        FL       32303        1,380,000     1,371,005.04
                                  Road

    6      Casa Del Lago          3140 Kearsage Drive        Lake Havasu        AZ       86406        2,000,000     1,991,554.06
                                                             City

    7      Park Colony            11200 Huffmeister          Houston            TX       77065        1,425,000     1,414,925.32

    8      Northside Villas       2711 Allen Road            Tallahassee        FL       32312        3,036,000     3,019,786.93

    9      Rolling Hills          280 John Knox Road         Tallahassee        FL       32303        3,108,000     3,086,898.97

    10     Stonegate              217 White Drive            Tallahassee        FL       32304        1,106,000     1,100,332.51

    11     Villager               22 Wright Parkway          Fort Walton        FL       32548          568,000       564,952.82
                                                             Beach

    12     Wellington Place       10803 Green Creek Drive    Houston            TX       77070        2,451,000     2,433,671.54

    13     Kimberly Club          3000 East Kimberly Road    Davenport          IA       52807        9,000,000     8,962,951.15

    14     Williamstown Bay       3300 East Ramsey Avenue    Cudahy             WI       53110          850,000       846,987.18
           III

    15     Lakewood               1542 Arcadia Drive         Jacksonville       FL       32207        1,950,000     1,938,104.70

    16     Turtle Place           455 Eastdale Road South    Montgomery         AL       36117        2,450,000     2,440,917.05

    17     Park View              3101 East Artesia          Long Beach         CA       90805        2,531,000     2,517,084.22
                                  Boulevard

    18     University Place       1205 University Avenue     Columbia           MO       65201        4,200,000     4,182,328.80

---------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining               Maturity    Ground   Underwriting        Net
  Number   Property_Name           Payment      Rate       Term        Amort       Date      Lease      Reserves          Rate
---------------------------------------------------------------------------------------------------------------------------------
    1      Park Victoria           20,729.40    8.3500      77          293       4/1/03       No     255 per unit       8.2300

    2      Woodcrest               37,594.41    8.3500      77          293       4/1/03       No     200 per unit       8.2300

    3      Morningside             13,183.49    8.3500      77          293       4/1/03       No     200 per unit       8.2300

    4      Charter Oaks            29,771.04    9.0000      113         353       4/1/06       No     200 per unit       8.8800

    5      Seville                 11,463.01    8.8750      77          293       4/1/03       No     274 per unit       8.7550


    6      Casa Del Lago           15,555.80    8.6250      293         353       4/1/21       No     200 per unit       8.5050


    7      Park Colony             11,354.70    8.3750      77          293       4/1/03       No     205 per unit       8.2550

    8      Northside Villas        24,087.94    8.6250      77          323       4/1/03       No     281 per unit       8.5050

    9      Rolling Hills           25,288.81    8.6250      77          293       4/1/03       No     200 per unit       8.5050

    10     Stonegate                8,948.65    8.8500      113         323       4/1/06       No     225 per unit       8.7300

    11     Villager                 4,496.71    8.6000      113         323       4/1/06       No     332 per unit       8.4800


    12     Wellington Place        19,530.08    8.3750      77          293       4/1/03       No     200 per unit       8.2550

    13     Kimberly Club           70,803.04    8.7500      113         353       4/1/06       No     200 per unit       8.5950

    14     Williamstown Bay         6,662.69    8.7100      294         354       5/1/21       No     150 per unit       8.5900
           III

    15     Lakewood                15,456.31    8.3125      78          294       5/1/03       No     200 per unit       8.1925

    16     Turtle Place            18,821.02    8.4900      114         354       5/1/06       No     200 per unit       8.3700

    17     Park View               21,153.47    8.9500      114         294       5/1/06       No     227 per unit       8.8300


    18     University Place        34,608.83    9.0625      114         324       5/1/06       No     300 per unit       8.9075

---------------------------------------------------------------------------
 Control                         Subservicing   (1)Servicing
  Number   Property_Name             Fees           Fees        Subservicer
---------------------------------------------------------------------------
    1      Park Victoria            0.0400          0.0750      First Union

    2      Woodcrest                0.0400          0.0750      First Union

    3      Morningside              0.0400          0.0750      First Union

    4      Charter Oaks             0.0400          0.0750      First Union

    5      Seville                  0.0400          0.0750      First Union


    6      Casa Del Lago            0.0400          0.0750      First Union


    7      Park Colony              0.0400          0.0750      First Union

    8      Northside Villas         0.0400          0.0750      First Union

    9      Rolling Hills            0.0400          0.0750      First Union

    10     Stonegate                0.0400          0.0750      First Union

    11     Villager                 0.0400          0.0750      First Union


    12     Wellington Place         0.0400          0.0750      First Union

    13     Kimberly Club            0.0750          0.0750      GMAC

    14     Williamstown Bay         0.0400          0.0750      First Union
           III

    15     Lakewood                 0.0400          0.0750      First Union

    16     Turtle Place             0.0400          0.0750      First Union

    17     Park View                0.0400          0.0750      First Union


    18     University Place         0.0750          0.0750      GMAC

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
    19     The Ashford            115 South Lois Avenue      Tampa              FL       33609        1,238,000     1,233,709.78

    20     Regency on             4350 West Kennedy Blvd     Tampa              FL       33609        1,809,000     1,802,731.01
           Kennedy

    21     Hillcrest              105 West Avenue &          Woodstown          NJ       08098        2,650,000     2,640,635.69
                                  Hillcrest Drive

    22     Fountain Place         920 S. Washington Ave      Lansing            MI       48910        2,054,000     2,041,957.91

    23     Parkwood Lofts II      4231 Travis Street         Dallas             TX       75205        2,221,000     2,214,931.00

    24     Courtyard at           2035 Memorial Drive        Atlanta            GA       30317        2,750,000     2,738,054.33
           Glenview
           (Manchester Arms)

    25     Sunwood Village        4020 Arville Street        Las Vegas          NV       89103        8,100,000     8,075,742.70

    26     Riverplace             102 North River Street     Janesville         WI       53545        1,033,000     1,030,147.92

    27     Cedar Village          217 Cedar Village Drive    York               PA       17402        3,750,000     3,737,350.95

    28     Elsmere                1410 Cypress Avenue        Elsmere            DE       19805        1,288,000     1,282,405.08

  (2)*29   Laurel Woods           1096 Green Holly Road      Clark Summit       PA       18411        1,488,000     1,481,536.31

  (2)*30   Morgan Manor           124 Mountain View Way      Scranton           PA       18508        2,325,000     2,314,900.48

    31     Franklin               165 Franklin Street        Bloomfield         NJ       07003          925,000       912,999.61

    32     Mountain Top           48-A Forest Drive          Bloomingdale       NJ       07403        1,220,000     1,215,787.85

    33     2540 Valentine         2540 Valentine Ave.        Bronx              NY       10458          825,000       821,562.26
           Avenue

    34     1512-24 Leland         1512-24 Leland Avenue      Bronx              NY       10472        1,100,000     1,096,219.80
           Avenue

    35     Twin Creek             401 South Twin Creek       Kileen             TX       76543        4,300,000     4,288,322.81
                                  Drive

---------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining               Maturity    Ground   Underwriting        Net
  Number   Property_Name           Payment      Rate       Term        Amort       Date      Lease      Reserves          Rate
---------------------------------------------------------------------------------------------------------------------------------
    19     The Ashford              9,801.31    8.8200      114         354       5/1/06       No     262 per unit       8.7000

    20     Regency on              14,321.95    8.8200      114         354       5/1/06       No     250 per unit       8.7000
           Kennedy

    21     Hillcrest               21,719.98    9.0000      115         325       6/1/06       No     240 per unit       8.8450


    22     Fountain Place          17,137.17    8.6250      79          271       6/1/03       No     200 per unit       8.5050

    23     Parkwood Lofts II       17,982.65    9.0700      79          355       6/1/03       No     250 per unit       8.7400

    24     Courtyard at            23,550.50    9.2500      295         295       6/1/21       No     210 per unit       9.1300
           Glenview
           (Manchester Arms)

    25     Sunwood Village         63,000.97    8.6250      55          355       6/1/01       No     225 per unit       8.5050

    26     Riverplace               8,326.62    9.0200      295         355       6/1/21       No     175 per unit       8.9000

    27     Cedar Village           31,397.36    9.2500      115         325       6/1/06       No     250 per unit       9.1300

    28     Elsmere                 11,030.20    9.2500      115         295       6/1/06       No     294 per unit       9.1300

  (2)*29   Laurel Woods            32,653.84    9.2500      115         295       6/1/06       No     250 per unit       9.1300

  (2)*30   Morgan Manor            32,653.84    9.2500      115         295       6/1/06       No     286 per unit       9.1300

    31     Franklin                 9,589.43    9.3750      175         175       6/1/11       No     250 per unit       9.2550

    32     Mountain Top            10,106.80    9.1250      115         325       6/1/06       No     306 per unit       9.0050

    33     2540 Valentine           7,208.00    9.5000      115         295       6/1/06       No     338 per unit       9.3800
           Avenue

    34     1512-24 Leland           9,132.10    9.1500      115         325       6/1/06       No     269 per unit       9.0300
           Avenue

    35     Twin Creek              34,908.62    9.1000      115         355       6/1/06       No     218 per unit       8.9450


---------------------------------------------------------------------------
 Control                         Subservicing   (1)Servicing
  Number   Property_Name             Fees           Fees        Subservicer
---------------------------------------------------------------------------
    19     The Ashford              0.0400          0.0750      First Union

    20     Regency on               0.0400          0.0750      First Union
           Kennedy

    21     Hillcrest                0.0750          0.0750      GMAC


    22     Fountain Place           0.0400          0.0750      First Union

    23     Parkwood Lofts II        0.1250          0.0750      Arbor

    24     Courtyard at             0.0400          0.0750      First Union
           Glenview
           (Manchester Arms)

    25     Sunwood Village          0.0400          0.0750      First Union

    26     Riverplace               0.0400          0.0750      First Union

    27     Cedar Village            0.0400          0.0750      First Union

    28     Elsmere                  0.0400          0.0750      First Union

  (2)*29   Laurel Woods             0.0400          0.0750      First Union

  (2)*30   Morgan Manor             0.0400          0.0750      First Union

    31     Franklin                 0.0400          0.0750      First Union

    32     Mountain Top             0.0400          0.0750      First Union

    33     2540 Valentine           0.0400          0.0750      First Union
           Avenue

    34     1512-24 Leland           0.0400          0.0750      First Union
           Avenue

    35     Twin Creek               0.0750          0.0750      GMAC

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
    36     Greentree I            121 Covington Road         Thomasville        GA       31792          725,000       722,426.99


    37     Greentree II           121 Covington Road         Thomasville        GA       31792          546,000       544,049.38


    38     Spring Hollow          2703 N Buckner Blvd        Dallas             TX       75228          990,000       987,268.32

    39     Valleybrook            169 Roscoe Road            Newnan             GA       30263        1,594,000     1,588,229.50


    40     Colony Woods II        3030 Continental           Atlanta            GA       30331        1,607,000     1,601,182.44
                                  Colony Parkway #1608

    41     Stillwater             1 Stillwater Court         Savannah           GA       31406          985,000       981,350.87


    42     Woods on LaMonte       4800 LaMonte Lane          Houston            TX       77401        8,100,000     8,082,650.61

    43     Jennifer Green         741 Park Avenue            Orange Park        FL       32073        2,434,000     2,426,779.94

    44     Heather Ridge          6200 Barnes Road South     Jacksonville       FL       32216        1,147,000     1,143,597.61

    45     Palm Cove              950 W. Main St.            Mesa               AZ       85201        2,500,000     2,494,475.98

    46     Sunset Way I           15385 SW 73rd Terrace      Miami              FL       33193        1,693,000     1,686,727.94
                                  Circle

    47     Merrifield             1027-A Adams Avenue        Salisbury          MD       21801        2,137,000     2,129,289.29


    48     Marabou Mills I        3420 Marabou Mills         Indianapolis       IN       46214        1,475,000     1,469,677.91
                                  Drive

    49     Orchard Place          1901 Dawson                Grand Rapids       MI       48116        4,300,000     4,291,528.06

    50     Country Wood           791 Bateswood Drive        Houston            TX       77079        2,242,000     2,235,700.66

    51     Candleridge Park       1601 Wooded Pine           Houston            TX       77073        2,309,000     2,303,910.04

    52     Millcreek              1823 Stadium Road          Wharton            TX       77488        1,935,000     1,929,563.24

    53     Art Museum             1705 Art Museum Drive      Jacksonville       FL       32207        2,140,000     2,135,238.72

---------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining               Maturity    Ground   Underwriting        Net
  Number   Property_Name           Payment      Rate       Term        Amort       Date      Lease      Reserves          Rate
---------------------------------------------------------------------------------------------------------------------------------
    36     Greentree I              6,133.90    9.1000      116         296       7/1/06       No     270 per unit       8.9800


    37     Greentree II             4,604.47    9.0600      116         296       7/1/06       No     318 per unit       8.9400


    38     Spring Hollow            8,190.94    9.1100      116         326       7/1/06       No     225 per unit       8.9050

    39     Valleybrook             13,354.97    8.9800      116         296       7/1/06       No     270 per unit       8.8600


    40     Colony Woods II         13,463.88    8.9800      116         296       7/1/06       No     250 per unit       8.8600


    41     Stillwater               8,158.43    8.8400      80          296       7/1/03       No     261 per unit       8.7200


    42     Woods on LaMonte        66,050.55    9.1500      80          356       7/1/03       No     230 per unit       8.9950

    43     Jennifer Green          19,472.53    8.7200      80          326       7/1/03       No     264 per unit       8.6000

    44     Heather Ridge            9,176.25    8.7200      80          326       7/1/03       No     238 per unit       8.6000

    45     Palm Cove               20,115.57    9.0000      296         356       7/1/21       No     175 per unit       8.8800

    46     Sunset Way I            14,022.56    8.8400      80          296       7/1/03       No     292 per unit       8.7200


    47     Merrifield              17,933.63    9.0000      116         296       7/1/06       No     291 per unit       8.8800


    48     Marabou Mills I         12,378.15    9.0000      116         296       7/1/06       No     254 per unit       8.8800


    49     Orchard Place           36,313.70    9.5500      296         356       7/1/21       No     175 per unit       9.4300

    50     Country Wood            18,432.46    8.7500      81          297       8/1/03       No     200 per unit       8.6300

    51     Candleridge Park        18,520.80    8.7500      81          327       8/1/03       No     200 per unit       8.6300

    52     Millcreek               15,908.48    8.7500      81          297       8/1/03       No     200 per unit       8.6300

    53     Art Museum              17,090.64    8.7000      81          327       8/1/03       No     238 per unit       8.5800

---------------------------------------------------------------------------
 Control                         Subservicing   (1)Servicing
  Number   Property_Name             Fees           Fees        Subservicer
---------------------------------------------------------------------------
    36     Greentree I             0.0400          0.0750      Continental
                                                               Wingate

    37     Greentree II            0.0400          0.0750      Continental
                                                               Wingate

    38     Spring Hollow           0.1250          0.0750      Arbor

    39     Valleybrook             0.0400          0.0750      Continental
                                                               Wingate

    40     Colony Woods II         0.0400          0.0750      Continental
                                                               Wingate

    41     Stillwater              0.0400          0.0750      Continental
                                                               Wingate

    42     Woods on LaMonte        0.0750          0.0750      GMAC

    43     Jennifer Green          0.0400          0.0750      First Union

    44     Heather Ridge           0.0400          0.0750      First Union

    45     Palm Cove               0.0400          0.0750      First Union

    46     Sunset Way I            0.0400          0.0750      Continental
                                                               Wingate

    47     Merrifield              0.0400          0.0750      Continental
                                                               Wingate

    48     Marabou Mills I         0.0400          0.0750      Continental
                                                               Wingate

    49     Orchard Place           0.0400          0.0750      First Union

    50     Country Wood            0.0400          0.0750      First Union

    51     Candleridge Park        0.0400          0.0750      First Union

    52     Millcreek               0.0400          0.0750      First Union

    53     Art Museum              0.0400          0.0750      First Union

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
    54     Caribbean Towers       11100 62nd Avenue North    Seminole           FL       33542        1,100,000     1,096,972.41

    55     Briar Hill             5946 54th Avenue North     Kenneth City       FL       33709        1,256,000     1,252,543.05

    56     254 Park Avenue        254 Park Avenue South      New York           NY       10010       15,715,000    15,688,373.82
           South

    57     298 Mulberry           298 Mulberry               New York           NY       10012        8,606,000     8,591,418.72

    58     304 Mulberry           304 Mulberry               New York           NY       10012        5,683,000     5,673,371.20

    59     Ridgeview              350 Six Flags Drive        Austell            GA       30001        2,050,000     2,044,509.71

    60     Greenhills             7909 North Grandby         Kansas City        MO       64151        8,100,000     8,086,626.91
           Bicycle Club           Avenue

    61     Nob Hill               600 North Semoran          Winter Park        FL       32792        4,043,000     4,036,556.86
                                  Boulevard

    62     Aragon Woods           8152 Aragon Woods Drive    Indianapolis       IN       46214        1,155,000     1,151,711.79


    63     Dogwood Glenn II       2390 Woodglen Drive        Indianapolis       IN       46260        1,425,000     1,421,055.16


    64     Meadowood              820 Hospital Road          Franklin           IN       46131        1,067,000     1,064,063.24


    65     Colonial Arms          19 East Colonial Drive     New Paltz          NY       12561        3,525,000     3,518,084.99

    66     Lakeview Commons       15205-15235 18th           Plymouth           MN       55447        2,379,000     2,375,564.32
                                  Avenue North

    67     Stratford Village      14222 Kimberly Lane        Houston            TX       77079        3,654,000     3,652,024.78


    68     Royal Sheridan         4200 Sheridan Street       Hollywood          FL       33021        2,950,000     2,944,042.15

    69     Old Archer Court       3001 SW Old Archer         Gainesville        FL       32608        1,035,000     1,032,291.80
                                  Road #29

    70     Desert Palms           210 West Brown Road        Mesa               AZ       85201        3,175,000     3,169,758.08

    71     Spanish Oaks           3125 Clarksville Street    Paris              TX       75460        1,061,000     1,058,885.13

---------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining               Maturity    Ground   Underwriting        Net
  Number   Property_Name           Payment      Rate       Term        Amort       Date      Lease      Reserves          Rate
---------------------------------------------------------------------------------------------------------------------------------
    54     Caribbean Towers         9,137.19    8.8750      117         297       8/1/06       No     265 per unit       8.7550

    55     Briar Hill              10,433.00    8.8750      117         297       8/1/06       No     200 per unit       8.7550

    56     254 Park Avenue        125,035.60    8.8750      81          357       8/1/03       No     225 per unit       8.7550
           South

    57     298 Mulberry            68,473.20    8.8750      81          357       8/1/03       No     200 per unit       8.7550

    58     304 Mulberry            45,216.50    8.8750      81          357       8/1/03       No     213 per unit       8.7550

    59     Ridgeview               17,259.71    9.0400      297         297       8/1/21       No     212 per unit       8.9200

    60     Greenhills              65,174.43    9.0000      57          357       8/1/01       No     185 per unit       8.8800
           Bicycle Club

    61     Nob Hill                33,026.64    9.1700      81          357       8/1/03       No     221 per unit       9.0500


    62     Aragon Woods             9,433.06    8.6700      81          297       8/1/03       No     269 per unit       8.5500


    63     Dogwood Glenn II        11,802.81    8.8400      117         297       8/1/06       No     251 per unit       8.7200


    64     Meadowood                8,863.07    8.8750      117         297       8/1/06       No     307 per unit       8.7550


    65     Colonial Arms           29,826.15    9.3750      117         327       8/1/06       No     245 per unit       9.2200

    66     Lakeview Commons        20,247.38    9.6400      297         357       8/1/21       No     200 per unit       9.5200


    67     Stratford Village       29,532.46    9.0500      84          360      11/1/03       No     235 per unit       8.8450


    68     Royal Sheridan          24,636.60    9.2200      117         327       8/1/06       No     200 per unit       9.1000

    69     Old Archer Court         8,813.61    9.1800      117         297       8/1/06       No     321 per unit       9.0600


    70     Desert Palms            25,546.77    9.0000      297         357       8/1/21       No     175 per unit       8.8800

    71     Spanish Oaks             8,913.43    9.2900      297         327       8/1/21       No     275 per unit       9.0850

---------------------------------------------------------------------------
 Control                         Subservicing   (1)Servicing
  Number   Property_Name             Fees           Fees        Subservicer
---------------------------------------------------------------------------
    54     Caribbean Towers       0.0400          0.0750      First Union

    55     Briar Hill             0.0400          0.0750      First Union

    56     254 Park Avenue        0.0400          0.0750      First Union
           South

    57     298 Mulberry           0.0400          0.0750      First Union

    58     304 Mulberry           0.0400          0.0750      First Union

    59     Ridgeview              0.0400          0.0750      First Union

    60     Greenhills             0.0400          0.0750      First Union
           Bicycle Club

    61     Nob Hill               0.0400          0.0750      First Union


    62     Aragon Woods           0.0400          0.0750      Continental
                                                              Wingate

    63     Dogwood Glenn II       0.0400          0.0750      Continental
                                                              Wingate

    64     Meadowood              0.0400          0.0750      Continental
                                                              Wingate

    65     Colonial Arms          0.0750          0.0750      GMAC

    66     Lakeview Commons       0.0400          0.0750      First Union


    67     Stratford Village      0.1250          0.0750      Continental
                                                              Wingate

    68     Royal Sheridan         0.0400          0.0750      First Union

    69     Old Archer Court       0.0400          0.0750      Continental
                                                              Wingate

    70     Desert Palms           0.0400          0.0750      First Union

    71     Spanish Oaks           0.1250          0.0750      Arbor

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
    72     Slate Run              248 S. Heincke Road        Miamisburg         OH       45342          900,000       898,311.97


    73     Olde Mill Landing      11800 Beltsville Drive     Beltsville         MD       20705       18,500,000    18,478,634.91

    74     Lindendale             3580 Lindendale Drive      Columbus           OH       43204        1,444,000     1,441,228.47


    75     Clearlake Village      1239 Bay Area Boulevard    Houston            TX       77062        2,167,000     2,163,899.85

    76     Kingswood Estates      1910 South Chipman         Owosso             MI       48867        1,842,000     1,838,632.58
                                  Street

    77     Ridgewood II           3863 Memorial Drive        Unicorporated      GA       30032        1,053,000     1,051,002.08
                                                             Decatur

    78     Country View -         607 Reeve Drive            Waunakee           WI       53597        1,199,000     1,197,560.00
           Wisconsin

    79     Country View -         6324 Baker Boulevard       Haltom City        TX       76118        1,400,000     1,397,544.73
           Texas

    80     Gregory                3300 16th Street           Washington         DC       20010        3,500,000     3,497,648.57
           Apartments

    81     Sutton Place           6838 Everhart Road         Corpus Christi     TX       78413        2,800,000     2,798,095.74

   169     Beverly Hills          8757 Burton Way            Beverly Hills      CA       90048        5,500,000     5,486,357.62
           Carmel
           Retirement Hotel
           I

   170     Beverly Hills          8750 Burton Way            Beverly Hills      CA       90048        4,500,000     4,488,838.05
           Carmel
           Retirement Hotel
           II

    88     Skyline                1570 Sky Valley Drive      Reno               NV       89503        3,893,000     3,890,842.33

    89     Skyview                1590 Sky Valley Drive      Reno               NV       89503        4,027,000     4,024,768.06

    82     Islander Marina        14015 West Tahiti Way      Marina Del Rey     CA       90292       10,125,000    10,110,315.36

    83     Park Towne Place       2201 Park Towne Place      Philadelphia       PA       19130       38,500,000    38,500,000.00

---------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining               Maturity    Ground   Underwriting        Net
  Number   Property_Name           Payment      Rate       Term        Amort       Date      Lease      Reserves          Rate
---------------------------------------------------------------------------------------------------------------------------------
    72     Slate Run                7,380.96    8.7200      118         298       9/1/06       No     323 per unit       8.6000


    73     Olde Mill Landing      145,539.58    8.7500      118         358       9/1/06       No     255 per unit       8.5950

    74     Lindendale              11,705.43    8.5800      118         298       9/1/06       No     240 per unit       8.4600


    75     Clearlake Village       17,571.14    8.8750      118         328       9/1/06       No     235 per unit       8.7550

    76     Kingswood Estates       15,300.63    8.8750      82          298       9/1/03       No     309 per unit       8.7550


    77     Ridgewood II             8,585.75    8.6500      118         298       9/1/06       No     297 per unit       8.5300


    78     Country View -           9,270.31    8.5600      298         358       9/1/21       Yes    175 per unit       8.4400
           Wisconsin

    79     Country View -          11,868.82    9.1250      118         298       9/1/06       No     200 per unit       8.9200
           Texas

    80     Gregory                 29,155.60    9.1900      119         329      10/1/06       No     225 per unit       9.0700
           Apartments

    81     Sutton Place            23,195.93    9.1250      83          329      10/1/03       No     267 per unit       9.0050

   169     Beverly Hills           48,053.32    9.5000      117         297       8/1/06       No     252 per unit       9.3800
           Carmel
           Retirement Hotel
           I

   170     Beverly Hills           39,316.35    9.5000      117         297       8/1/06       No     250 per unit       9.3800
           Carmel
           Retirement Hotel
           II

    88     Skyline                 31,128.08    8.9300      359         359      10/1/26       No     150 per unit       8.8100

    89     Skyview                 32,199.53    8.9300      359         359      10/1/26       No     150 per unit       8.8100

    82     Islander Marina         92,731.52    9.2500      239         239      10/1/16       Yes    299 per unit       9.1300

    83     Park Towne Place       313,248.70    9.1250      120         360      11/1/06       No     250 per unit       8.9700

---------------------------------------------------------------------------
 Control                         Subservicing   (1)Servicing
  Number   Property_Name             Fees           Fees        Subservicer
---------------------------------------------------------------------------
    72     Slate Run               0.0400          0.0750      Continental
                                                               Wingate

    73     Olde Mill Landing       0.0750          0.0750      GMAC

    74     Lindendale              0.0400          0.0750      Continental
                                                               Wingate

    75     Clearlake Village       0.0400          0.0750      First Union

    76     Kingswood Estates       0.0400          0.0750      First Union


    77     Ridgewood II            0.0400          0.0750      Continental
                                                               Wingate

    78     Country View -          0.0400          0.0750      First Union
           Wisconsin

    79     Country View -          0.1250          0.0750      Continental
           Texas                                               Wingate

    80     Gregory                 0.0400          0.0750      First Union
           Apartments

    81     Sutton Place            0.0400          0.0750      First Union

   169     Beverly Hills           0.0400          0.0750      First Union
           Carmel
           Retirement Hotel
           I

   170     Beverly Hills           0.0400          0.0750      First Union
           Carmel
           Retirement Hotel
           II

    88     Skyline                 0.0400          0.0750      First Union

    89     Skyview                 0.0400          0.0750      First Union

    82     Islander Marina         0.0400          0.0750      First Union

    83     Park Towne Place        0.0750          0.0750      GMAC

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
 (3)*108   1111 Beacon            1111 Beacon Street         Brookline          MA       02146        5,700,000     5,693,749.67
           Street***

 (3)*108   1101 Beacon            1101 Beacon Street         Brookline          MA       02146        4,000,000     3,995,613.80
           Street***

    94     Biggs Park Mall        2800 N. Elm Street         Lumberton          NC                    5,800,000     5,775,323.17

    95     5354 Dixie             5354 Dixie Highway         Louisville         KY                      683,000       677,035.33
           Highway

    96     801 Eastgate           801 Eastgate Drive         Cincinnati         OH                      865,000       857,445.92
           Drive

    97     1700 East Dublin       1700 East Dublin -         Columbus           OH                      741,000       734,528.82
           - Granville Road       Granville Road

    98     Herndon Centre II      460-490 Elden Street       Herndon            VA                    4,433,000     4,404,270.30

    99     Kensington             415 8th Street NW          Buffalo            MN       55313        1,700,000     1,690,003.51
           Cottages

   100     G-5054 Miller          G-5054 Miller Road         Flint              MI                      849,000       841,585.65
           Road

   101     Market Place           N.C. Highway 180           Shelby             NC       28150        6,600,000     6,577,790.46
           Shopping Center

   102     Norwest Bank           9719 North Hayden Road     Scottsdale         AZ                    1,110,000     1,105,277.37
           Building

   103     4810 Outer Loop        4810 Outer Loop            Louisville         KY                      657,000       651,262.39

   104     4180 Plainfield        4180 Plainfield            Grand Rapids       MI       48505          659,000       653,423.78
           Northeast              Northeast

   105     Plaza 59               10508 Bennett Road         Dunkirk            NY       14048        1,264,000     1,259,803.05

   106     Rhodes Furniture       4363 Northeast             Doraville          GA                    2,600,000     2,586,394.59
           Store                  Expressway

   107     Tower Glen             2216 West County Road D    Roseville          MN                    1,598,000     1,593,952.45
           Shopping Center

---------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining               Maturity    Ground   Underwriting        Net
  Number   Property_Name           Payment      Rate       Term        Amort       Date      Lease      Reserves          Rate
---------------------------------------------------------------------------------------------------------------------------------
 (3)*108   1111 Beacon             78,048.39    9.0000      118         358       9/1/06       No     295 per unit       8.8800
           Street***

 (3)*108   1101 Beacon             78,048.39    9.0000      118         358       9/1/06       No    0.29 per sq. ft.    8.8800
           Street***

    94     Biggs Park Mall         50,171.35    9.3750      115         295       6/1/06       No    0.16 per sq. ft.    9.2550

    95     5354 Dixie               6,310.81    9.3750      114         234       5/1/06       No    0.13 per sq. ft.    9.2550
           Highway

    96     801 Eastgate             7,992.46    9.3750      114         234       5/1/06       No    0.67 per sq. ft.    9.2550
           Drive

    97     1700 East Dublin         6,846.72    9.3750      114         234       5/1/06       No    0.77 per sq. ft.    9.2550
           - Granville Road

    98     Herndon Centre II       36,928.75    8.9100      113         293       4/1/06       Yes   0.16 per sq. ft.    8.7900

    99     Kensington              14,852.84    9.5000      113         293       4/1/06       No     300 per unit       9.3800
           Cottages

   100     G-5054 Miller            7,844.62    9.3750      114         234       5/1/06       No    0.37 per sq. ft.    9.2550
           Road

   101     Market Place            53,875.78    9.0000      115         331       6/1/06       No    0.10 per sq. ft.    8.8800
           Shopping Center

   102     Norwest Bank             9,601.76    9.3750      115         295       6/1/06       No    0.15 per sq. ft.    9.1700
           Building

   103     4810 Outer Loop          6,070.57    9.3750      114         234       5/1/06       No    0.70 per sq. ft.    9.2550

   104     4180 Plainfield          6,196.64    9.6250      114         234       5/1/06       No    0.53 per sq. ft.    9.5050
           Northeast

   105     Plaza 59                11,043.53    9.5000      116         296       7/1/06       No    0.15 per sq. ft.    9.3800

   106     Rhodes Furniture        22,265.93    9.2500      78          294       5/1/03       No    0.05 per sq. ft.    9.1300
           Store

   107     Tower Glen              13,823.07    9.3750      117         297       8/1/06       No    0.11 per sq. ft.    9.1700
           Shopping Center

---------------------------------------------------------------------------
 Control                         Subservicing   (1)Servicing
  Number   Property_Name             Fees           Fees        Subservicer
---------------------------------------------------------------------------
 (3)*108   1111 Beacon             0.0400          0.0750      First Union
           Street***

 (3)*108   1101 Beacon             0.0400          0.0750      First Union
           Street***

    94     Biggs Park Mall         0.0400          0.0750      First Union

    95     5354 Dixie              0.0400          0.0750      First Union
           Highway

    96     801 Eastgate            0.0400          0.0750      First Union
           Drive

    97     1700 East Dublin        0.0400          0.0750      First Union
           - Granville Road

    98     Herndon Centre II       0.0400          0.0750      First Union

    99     Kensington              0.0400          0.0750      First Union
           Cottages

   100     G-5054 Miller           0.0400          0.0750      First Union
           Road

   101     Market Place            0.0400          0.0750      First Union
           Shopping Center

   102     Norwest Bank            0.1250          0.0750      Continental
           Building                                            Wingate

   103     4810 Outer Loop         0.0400          0.0750      First Union

   104     4180 Plainfield         0.0400          0.0750      First Union
           Northeast

   105     Plaza 59                0.0400          0.0750      First Union

   106     Rhodes Furniture        0.0400          0.0750      First Union
           Store

   107     Tower Glen              0.1250          0.0750      Continental
           Shopping Center                                     Wingate

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   109     Arcadia Lakes          6432 Two Notch Road        Columbia           SC                    1,500,000     1,496,039.01
           Shopping Center

   110     Central Shopping       3701 N.W. 7 Street         Miami              FL       33126       13,650,000    13,603,720.96
           Center

   111     Cor-West Plaza         703 West Main Street       New Britain        CT       06053        1,935,000     1,930,098.87
           Shopping Center

   112     Days Inn -             2735 South Woodlands       Flagstaff          AZ                    1,650,000     1,645,843.44
           Flagstaff              Village Boulevard

   113     Park Forest            3530 Forest Lane           Dallas             TX                    2,255,000     2,249,636.84
           Office Building

   114     Sims Creek Plaza       1695-1697 Indiantown       Jupiter            FL       33458        1,450,000     1,440,338.13
                                  Road

   115     163 / 174              163 & 174 Newbury          Boston             MA                    1,515,000     1,510,073.85
           Newbury Street         Street

   116     61-65 Brookline        61 - 65 Brookline          Boston             MA       02215        6,600,000     6,583,465.78
           Avenue                 Avenue

   117     Logan Healthcare       587 Washington Street      Weymouth           MA       02188          630,000       627,951.50
           Management Plaza

   118     415 Hamburg            415 Hamburg Turnpike       Wayne              NJ       07470        8,684,000     8,668,450.28
           Turnpike

   119     Lynnfield              584-592 Main Street        Lynnfield          MA       01940        1,761,000     1,756,483.22
           Shopping Centre

   120     SMC 316                3563 Berlin Turnpike       Newington          CT       06111        2,810,000     2,810,000.00

   121     SMC 202                1380 N. Dupont Hway        Dover              DE                    2,848,000     2,848,000.00

   122     SMC 452                260 Jimmy Ann Drive        Daytona Beach      FL                    2,810,000     2,810,000.00

   125     SMC 343                123 South Kingston         Bloomington        IN                    2,773,000     2,773,000.00
                                  Drive

   126     SMC 309                5501 Coldwater Road        Fort Wayne         IN                    2,698,000     2,698,000.00

---------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining               Maturity    Ground   Underwriting        Net
  Number   Property_Name           Payment      Rate       Term        Amort       Date      Lease      Reserves          Rate
---------------------------------------------------------------------------------------------------------------------------------
   109     Arcadia Lakes           12,716.59    9.1250      81          297       8/1/03       No    0.10 per sq. ft.    8.9700
           Shopping Center

   110     Central Shopping       118,075.68    9.3750      116         296       7/1/06       No    0.12 per sq. ft.    9.2050
           Center

   111     Cor-West Plaza          16,738.20    9.3750      117         297       8/1/06       No    0.11 per sq. ft.    9.2550
           Shopping Center

   112     Days Inn -              16,334.96   10.3750      118         238       9/1/06       No    4% of gross rev.   10.2550
           Flagstaff

   113     Park Forest             20,095.15    9.7500      81          297       8/1/03       No    0.20 per sq. ft.    9.6300
           Office Building

   114     Sims Creek Plaza        11,911.23    8.7400      113         293       4/1/06       No    0.30 per sq. ft.    8.6200


   115     163 / 174               13,368.38    9.6250      116         296       7/1/06       No    0.20 per sq. ft.    9.5050
           Newbury Street

   116     61-65 Brookline         57,021.65    9.6250      116         326       7/1/06       No    0.28 per sq. ft.    9.5050
           Avenue

   117     Logan Healthcare         5,559.13    9.6250      80          296       7/1/03       No    0.20 per sq. ft.    9.5050
           Management Plaza

   118     415 Hamburg             72,875.81    9.0000      118         298       9/1/06       No    0.23 per sq. ft.    8.8800
           Turnpike

   119     Lynnfield               15,057.12    9.5000      116         326       7/1/06       No    0.23 per sq. ft.    9.3800
           Shopping Centre

   120     SMC 316                 28,962.41    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   121     SMC 202                 29,354.07    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   122     SMC 452                 28,962.41    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   125     SMC 343                 28,581.05    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550


   126     SMC 309                 27,808.04    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

---------------------------------------------------------------------------
 Control                         Subservicing   (1)Servicing
  Number   Property_Name             Fees           Fees        Subservicer
---------------------------------------------------------------------------
   109     Arcadia Lakes            0.0750          0.0750      GMAC
           Shopping Center

   110     Central Shopping         0.0900          0.0750      First Union
           Center

   111     Cor-West Plaza           0.0400          0.0750      First Union
           Shopping Center

   112     Days Inn -               0.0400          0.0750      First Union
           Flagstaff

   113     Park Forest              0.0400          0.0750      First Union
           Office Building

   114     Sims Creek Plaza         0.0400          0.0750      First Union


   115     163 / 174                0.0400          0.0750      First Union
           Newbury Street

   116     61-65 Brookline          0.0400          0.0750      First Union
           Avenue

   117     Logan Healthcare         0.0400          0.0750      First Union
           Management Plaza

   118     415 Hamburg              0.0400          0.0750      First Union
           Turnpike

   119     Lynnfield                0.0400          0.0750      First Union
           Shopping Centre

   120     SMC 316                  0.0400          0.0750      First Union

   121     SMC 202                  0.0400          0.0750      First Union

   122     SMC 452                  0.0400          0.0750      First Union

   125     SMC 343                  0.0400          0.0750      First Union


   126     SMC 309                  0.0400          0.0750      First Union

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   127     SMC 441                6502 Grape Road            Mishawaka          IN                    2,735,000     2,735,000.00

   128     SMC 214                1636 Martin Luther         Houma              LA                    2,286,000     2,286,000.00
                                  King Blvd.

   130     SMC 532                7368 Nankin Road           Westland           MI                    2,660,000     2,660,000.00

   131     SMC 389                4701 Capitol Blvd          Raleigh            NC                    2,848,000     2,848,000.00

   132     SMC 190                5537 N.W. Expressway       Warr Acres         OK                    2,398,000     2,398,000.00

   133     SMC 259                9333 Kingston Pike         Knoxville          TN                    2,735,000     2,735,000.00

   134     SMC 359                11250 N. Central           Dallas             TX                    2,885,000     2,885,000.00
                                  Expressway

   135     SMC 353                17727 Tomball Parkway      Houston            TX                    3,110,000     3,110,000.00

   136     SMC 042                2665 HWY 6 South           Houston            TX                    2,585,000     2,585,000.00

   137     SMC 276                600 E. Expressway 83       McAllen            TX                    3,073,000     3,073,000.00

   138     SMC 440                1300 E. Beltline Road      Richardson         TX                    2,286,000     2,286,000.00

   139     SMC 277                6161 Northwest Loop 410    San Antonio        TX                    2,623,000     2,623,000.00

   140     SMC 360                9860 West Broad St.        Glen Allen         VA                    3,447,000     3,447,000.00

   141     SMC 348                1300 Huguenot Road         Midlothian         VA                    3,220,000     3,220,000.00

   142     Sigo Shopping          205 East Oneida Street     Oswego             NY                    2,100,000     2,098,631.51
           Center

   145     Intelligent            5025 Tuggle Road           Memphis            TN       38118       11,250,000    11,244,167.76
           Electronics

   146     Allflex USA, Inc.      2805 E. 12th Street        Irving             TX       75063        1,100,000     1,097,190.10

   147     Flagler 251            255 East Flagler Street    Miami              FL       33131       10,800,000    10,800,000.00

   148     Rivers Park            8085 Rivers Avenue         North              SC       29406        3,000,000     3,000,000.00
           Business Center                                   Charleston
           - Phase II

---------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining               Maturity    Ground   Underwriting        Net
  Number   Property_Name           Payment      Rate       Term        Amort       Date      Lease      Reserves          Rate
---------------------------------------------------------------------------------------------------------------------------------
   127     SMC 441                 28,189.39    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   128     SMC 214                 23,561.59    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550


   130     SMC 532                 27,416.37    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   131     SMC 389                 29,354.07    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   132     SMC 190                 24,715.96    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   133     SMC 259                 28,189.39    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   134     SMC 359                 29,735.43    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550


   135     SMC 353                 32,054.48    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   136     SMC 042                 26,643.36    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   137     SMC 276                 31,673.13    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   138     SMC 440                 23,561.59    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   139     SMC 277                 27,035.02    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   140     SMC 360                 35,527.91    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   141     SMC 348                 33,188.24    9.2750      180         180      11/1/11       No    0.10 per sq. ft.    9.1550

   142     Sigo Shopping           18,212.24    9.6250      119         323      10/1/06       No    0.12 per sq. ft.    9.5050
           Center

   145     Intelligent             92,550.99    9.2500      119         359      10/1/06       No    0.05 per sq. ft.    9.1300
           Electronics

   146     Allflex USA, Inc.       11,403.65    9.3750      179         179      10/1/11       Yes   0.22 per sq. ft.    9.2550

   147     Flagler 251             89,710.55    8.8750      84          300      11/1/03       No    0.15 per sq. ft.    8.7550

   148     Rivers Park             30,539.64    9.0625      120         180      11/1/06       No    0.10 per sq. ft.    8.9425
           Business Center
           - Phase II

---------------------------------------------------------------------------
 Control                         Subservicing   (1)Servicing
  Number   Property_Name             Fees           Fees        Subservicer
---------------------------------------------------------------------------
   127     SMC 441                 0.0400          0.0750      First Union

   128     SMC 214                 0.0400          0.0750      First Union


   130     SMC 532                 0.0400          0.0750      First Union

   131     SMC 389                 0.0400          0.0750      First Union

   132     SMC 190                 0.0400          0.0750      First Union

   133     SMC 259                 0.0400          0.0750      First Union

   134     SMC 359                 0.0400          0.0750      First Union


   135     SMC 353                 0.0400          0.0750      First Union

   136     SMC 042                 0.0400          0.0750      First Union

   137     SMC 276                 0.0400          0.0750      First Union

   138     SMC 440                 0.0400          0.0750      First Union

   139     SMC 277                 0.0400          0.0750      First Union

   140     SMC 360                 0.0400          0.0750      First Union

   141     SMC 348                 0.0400          0.0750      First Union

   142     Sigo Shopping           0.0400          0.0750      First Union
           Center

   145     Intelligent             0.0400          0.0750      First Union
           Electronics

   146     Allflex USA, Inc.       0.0400          0.0750      First Union

   147     Flagler 251             0.0400          0.0750      First Union

   148     Rivers Park             0.0400          0.0750      First Union
           Business Center
           - Phase II

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   149     Normandy Village       7764 Normandy Boulevard    Jacksonville       FL                    2,550,000     2,550,000.00

   150     Pelham 6               6 Logue Court              Greenville         SC                    1,750,000     1,750,000.00

   151     Kings Court            901 S. Kings Drive         Charlotte          NC       28204        1,950,000     1,948,734.80
           Shopping Center

   152     The Port               241 Erie Street            Jersey City        NJ       07310       17,000,000    16,975,344.30
           Authority of
           NY/NJ Technical
           Center

   153     Best Buy               14401 Township Road 212    Findlay            OH       45840       18,375,000    18,365,221.50
           Distribution
           Center

   155     Willow Wood            1141-1187 Wantagh Ave.     Wantagh            NY                    6,098,000     6,098,000.00
           Shoppes

   156     Comfort Inn -          2136 Rockford Street       Mount Airy         NC                    2,600,000     2,596,631.23
           Mt. Airy

   158     Palmdale               4500 Avenue S              Palmdale           CA                    2,642,000     2,639,643.43
           Marketplace

   159     Reston                 11800, 11840 &             Reston             VA                   10,650,000    10,631,616.04
           International          11816-11832 Sunrise
           Center                 Valley Drive

   160     Shaw Butte Center      Corner of N. 7th           Phoenix            AZ                    1,410,000     1,408,843.38
                                  Street & Thunderbird
                                  Road

   161     Valli Hi               SE Corner of South         Colorado           CO                    1,870,000     1,868,400.24
           Shopping Center        Circle Dr. & Airport       Springs
                                  Rd.

   163     7 Star Mobile          170 Koontz Lane            Carson City        NV                    3,700,000     3,693,905.75
           Home Park

   164     501 Route 17           501 Route 17 South         Paramus            NJ       07652        6,591,000     6,586,839.35
           South

   165     Las Villas del         1325 Las Villas Way        Escondido          CA       92026        9,233,000     9,226,041.33
           Norte

   168     Comfort Inn -          600 Fairview Rd. /         Simpsonville       SC                    2,500,000     2,500,000.00
           Simpsonville           I-385, Exit 27

---------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining               Maturity    Ground   Underwriting        Net
  Number   Property_Name           Payment      Rate       Term        Amort       Date      Lease      Reserves          Rate
---------------------------------------------------------------------------------------------------------------------------------
   149     Normandy Village        21,399.51    9.0000      120         300      11/1/06       No    0.10 per sq. ft.    8.8800

   150     Pelham 6                14,911.28    9.1875      120         300      11/1/06       No    0.10 per sq. ft.    9.0675

   151     Kings Court             16,499.57    9.3750      119         329      10/1/06       No    0.15 per sq. ft.    9.2550
           Shopping Center

   152     The Port               155,697.36    9.2500      239         239      10/1/16       No    0.14 per sq. ft.    9.1300
           Authority of
           NY/NJ Technical
           Center

   153     Best Buy               149,505.06    9.1250      119         359      10/1/06       No    0.05 per sq. ft.    9.0050
           Distribution
           Center

   155     Willow Wood             49,615.34    9.1250      84          360      11/1/03       No    0.26 per sq. ft.    9.0050
           Shoppes

   156     Comfort Inn -           25,306.27   10.1250      119         239      10/1/06       No    4% of gross rev.   10.0050
           Mt. Airy

   158     Palmdale                22,171.57    9.0000      83          299      10/1/03       No    0.14 per sq. ft.    8.8800
           Marketplace

   159     Reston                  90,984.30    9.2200      82          298       9/1/03       No    0.10 per sq. ft.    9.1000
           International
           Center

   160     Shaw Butte Center       12,319.12    9.5000      83          299      10/1/03       No    0.18 per sq. ft.    9.3800



   161     Valli Hi                16,014.34    9.2500      119         299      10/1/06       No    0.20 per sq. ft.    9.1300
           Shopping Center


   163     7 Star Mobile           32,326.78    9.5000      118         298       9/1/06       No      31 per pad        9.3800
           Home Park

   164     501 Route 17            56,449.25    9.5200      119         329      10/1/06       No    0.29 per sq. ft.    9.4000
           South

   165     Las Villas del          83,900.34   10.0000      119         299      10/1/06       No     250 per unit       9.8800
           Norte

   168     Comfort Inn -           26,105.62    9.5000      180         180      11/1/11       No    4% of gross rev.    9.3800
           Simpsonville

---------------------------------------------------------------------------
 Control                         Subservicing   (1)Servicing
  Number   Property_Name             Fees           Fees        Subservicer
---------------------------------------------------------------------------
   149     Normandy Village        0.0400          0.0750      First Union

   150     Pelham 6                0.0400          0.0750      First Union

   151     Kings Court             0.0400          0.0750      First Union
           Shopping Center

   152     The Port                0.0400          0.0750      First Union
           Authority of
           NY/NJ Technical
           Center

   153     Best Buy                0.0400          0.0750      Key Corp
           Distribution
           Center

   155     Willow Wood             0.0400          0.0750      First Union
           Shoppes

   156     Comfort Inn -           0.0400          0.0750      First Union
           Mt. Airy

   158     Palmdale                0.0400          0.0750      First Union
           Marketplace

   159     Reston                  0.0400          0.0750      First Union
           International
           Center

   160     Shaw Butte Center       0.0400          0.0750      First Union



   161     Valli Hi                0.0400          0.0750      First Union
           Shopping Center


   163     7 Star Mobile           0.0400          0.0750      First Union
           Home Park

   164     501 Route 17            0.0400          0.0750      First Union
           South

   165     Las Villas del          0.0400          0.0750      First Union
           Norte

   168     Comfort Inn -           0.0400          0.0750      First Union
           Simpsonville

------------------------------------------------------------------------------------------------------------------------------------
 Control                                                                                              Original      Cut-off Date
  Number   Property_Name          Address                    City             State    Zip Code       Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
   171     Charlotte Square       2150 US 41                 Port Charlotte     FL                    3,940,000     3,934,683.15

   172     Tamarac Town           8177 North Pine Island     Tamarac            FL                    6,635,000     6,628,003.22
           Square                 Road

   173     Riverside Square       8190 Wiles Road            Coral Springs      FL                    8,225,000     8,216,326.52

   174     Countryside Lakes      941 Village Trail          Port Orange        FL       32119        6,800,000     6,788,562.33

   175     Village Shopping       19609 NW 57th Ave.         Miami              FL       33055        2,000,000     1,996,564.87
           Center

   176     Woodland Park          21711 Ventura Boulevard    Woodland Hills     CA                    4,375,000     4,371,559.61
           West Retirement
           Hotel

   144     Tarzana Town           18607 Ventura Boulevard    Tarzana            CA                    2,973,000     2,973,000.00
           Plaza

---------------------------------------------------------------------------------------------------------------------------------
 Control                           Monthly      Gross    Remaining               Maturity    Ground   Underwriting        Net
  Number   Property_Name           Payment      Rate       Term        Amort       Date      Lease      Reserves          Rate
---------------------------------------------------------------------------------------------------------------------------------
   171     Charlotte Square        32,813.91    9.1875      171         328       2/1/11       No    0.22 per sq. ft.    9.0675

   172     Tamarac Town            54,284.27    9.1875      155         358      10/1/09       No    0.22 per sq. ft.    9.0675
           Square

   173     Riverside Square        67,292.86    9.1875      184         358       3/1/12       No    0.10 per sq. ft.    9.0675

   174     Countryside Lakes       58,821.58    9.3750      118         298       9/1/06       No     292 per unit       9.2550

   175     Village Shopping        17,127.64    9.2500      118         298       9/1/06       No    0.26 per sq. ft.    9.1300
           Center

   176     Woodland Park           38,987.26    9.7500      119         299      10/1/06       No     225 per unit       9.6300
           West Retirement
           Hotel

   144     Tarzana Town            26,085.69    9.8125      120         330      11/1/06       No    0.11 per sq. ft.    9.6925
           Plaza

---------------------------------------------------------------------------
 Control                         Subservicing   (1)Servicing
  Number   Property_Name             Fees           Fees        Subservicer
---------------------------------------------------------------------------
   171     Charlotte Square        0.0400          0.0750       First Union

   172     Tamarac Town            0.0400          0.0750       First Union
           Square

   173     Riverside Square        0.0400          0.0750       First Union

   174     Countryside Lakes       0.0400          0.0750       First Union

   175     Village Shopping        0.0400          0.0750       First Union
           Center

   176     Woodland Park           0.0400          0.0750       First Union
           West Retirement
           Hotel

   144     Tarzana Town            0.0400          0.0750       First Union
           Plaza

ML LOANS

------------------------------------------------------------------------------------------------------------------------------------
  Control                                                                                                  Original     Cut-off Date
  Number    Property_Name          Address                         City             State    Zip Code      Balance        Balance
------------------------------------------------------------------------------------------------------------------------------------
    201     JMA - Ashford On       2700 S. Dairy Ashford          Houston            TX       77082        3,450,000    3,444,409.56
            The Green Apts.

    202     Belmont Square         2020 Jerry Murphy Road         Pueblo             CO       81001        3,320,300    3,313,276.46
            Apts.

    203     JMA - Brookmore        810 Brooks Avenue              Rosenburg          TX       77471        1,811,661    1,808,761.78
            Hollow Apartments

    205     Capital Tech           1611 N. Stemmons Freeway       Carrollton         TX       75006        1,253,800    1,247,389.50
            Center

    206     Clinton                7100-7251 Clinton Drive        Houston            TX       77020        1,762,500    1,753,030.20
            Industrial Park

    207     26 Court Street        26 Court Street                Brooklyn           NY       11242        9,500,000    9,409,634.76

    209     Crosby Creek           1300 E. Crosby Road            Carrollton         TX       75006        2,400,000    2,388,936.09

    210     INT-Deer Creek         16303 Imperial Valley          Houston            TX       77060        3,326,100    3,315,902.31
            Apartments             Drive

    211     First Line             1120 Red Bluff Road            Pasadena           TX       77506        1,350,000    1,343,857.96
            Apartments

    212     Fountainview           6015 Winsome & 6100            Houston            TX       77057        1,971,700    1,963,141.63
            Lodge I & II Apts.     Fairdale

    213     Friendship Square      1115 - 1195 Bridge             Brighton           CO       80601        1,175,000    1,167,533.30
                                   Street

    214     Fountain Square        544 Camp Avenue                Gulfport           MS       39501        1,800,000    1,791,971.16
            Apartments

    215     INT-6200 Gessner       8721 Town Park Drive           Houston            TX       77036       10,000,000    9,969,340.40
            Apartments

    217     Lakewood Village       200 E. Lakewood Drive          Nacogdoches        TX       75961        1,120,000    1,114,870.71
            Apartments

    218     INT-The Lodge          7600 Kirby                     Houston            TX       77030        4,553,500    4,539,539.15
            Apartments

------------------------------------------------------------------------------------------------------------------------------------
  Control                           Monthly     Gross    Remaining              Maturity    Ground       Underwriting          Net
  Number    Property_Name           Payment      Rate      Term        Amort      Date      Lease          Reserves            Rate
------------------------------------------------------------------------------------------------------------------------------------
    201     JMA - Ashford On       27,983.19    9.0900      117         357      8/1/06       No         250 per unit         8.9500
            The Green Apts.

    202     Belmont Square         27,219.10    9.2100      116         356      7/1/06       No         250 per unit         9.0900
            Apts.

    203     JMA - Brookmore        14,772.99    9.1500      117         357      8/1/06       No         250 per unit         9.0100
            Hollow Apartments

    205     Capital Tech           10,858.69    9.3900      54          294      5/1/01       No        0.15 per sq. ft.      9.2700
            Center

    206     Clinton                14,899.61    9.0900      114         294      5/1/06       No        0.15 per sq. ft.      8.9700
            Industrial Park

    207     26 Court Street        91,362.57    9.9500      233         233      4/1/16       No        0.21 per sq. ft.      9.8100

    209     Crosby Creek           19,960.24    8.8900      115         295      6/1/06       No         250 per unit         8.7700

    210     INT-Deer Creek         25,598.41    8.5100      55          355      6/1/01       No         225 per unit         8.3900
            Apartments

    211     First Line             11,301.43    8.9700      115         295      6/1/06       No         250 per unit         8.8500
            Apartments

    212     Fountainview           15,146.70    8.4900      113         353      4/1/06       No         250 per unit         8.3500
            Lodge I & II Apts.

    213     Friendship Square       9,884.71    9.0300      113         293      4/1/06       No        0.16 per sq. ft.      8.8900


    214     Fountain Square        15,216.62    9.0900      175         295      6/1/11       No         250 per unit         8.9700
            Apartments

    215     INT-6200 Gessner       76,962.23    8.5100      55          355      6/1/01       No         225 per unit         8.3900
            Apartments

    217     Lakewood Village        9,345.37    8.9300      79          295      6/1/03       No         250 per unit         8.8100
            Apartments

    218     INT-The Lodge          35,044.75    8.5100      55          355      6/1/01       No         225 per unit         8.3900
            Apartments

-------------------------------------------------------------------------
  Control                      Subservicing   (1)Servicing
  Number    Property_Name          Fees            Fees       Subservicer
-------------------------------------------------------------------------
    201     JMA - Ashford On      0.0600          0.0750      LJ Melody
            The Green Apts.

    202     Belmont Square        0.0400          0.0750      First Union
            Apts.

    203     JMA - Brookmore       0.0600          0.0750      LJ Melody
            Hollow Apartments

    205     Capital Tech          0.0400          0.0750      First Union
            Center

    206     Clinton               0.0400          0.0750      First Union
            Industrial Park

    207     26 Court Street       0.0600          0.0750      Key Corp

    209     Crosby Creek          0.0400          0.0750      First Union

    210     INT-Deer Creek        0.0400          0.0750      First Union
            Apartments

    211     First Line            0.0400          0.0750      First Union
            Apartments

    212     Fountainview          0.0600          0.0750      LJ Melody
            Lodge I & II Apts.

    213     Friendship Square     0.0600          0.0750      LJ Melody


    214     Fountain Square       0.0400          0.0750      First Union
            Apartments

    215     INT-6200 Gessner      0.0400          0.0750      First Union
            Apartments

    217     Lakewood Village      0.0400          0.0750      First Union
            Apartments

    218     INT-The Lodge         0.0400          0.0750      First Union
            Apartments

------------------------------------------------------------------------------------------------------------------------------------
  Control                                                                                                  Original     Cut-off Date
  Number    Property_Name          Address                         City             State    Zip Code      Balance        Balance
------------------------------------------------------------------------------------------------------------------------------------
    219     Mount View             20-90 Mount View Lane          Colorado           CO       80907        1,771,400    1,761,866.69
            Business Park                                         Springs

    221     Pecos Trail            1660 Old Pecos Trail           Santa Fe           NM       87501        1,468,300    1,463,764.55
            Office Compound

    223     Ralston Plaza          Ward Rd. & 64th Ave.           Arvada             CO       80002        2,461,100    2,449,308.85

    224     INT-Regency Walk       10301 Sandpiper                Houston            TX       77096        4,360,000    4,346,632.41
            Apartments

    225     Southgate              801A  Southgate Drive          State College      PA       16801        3,300,000    3,294,596.76
            Apartments &
            Townhouses

    228     Shafer Plaza           8383 Westheimer                Houston            TX       77063        6,500,000    6,482,638.88
            Shopping Center

    229     Shiloh Road            1717 Shiloh Road               Tyler              TX       75703        3,320,000    3,310,525.88
            Apartments

    230     Silvercreek II         4619 W. 34th Street            Houston            TX       77092        1,500,000    1,488,771.26
            Apartments

    235     BCM-Westheimer         5820 Berkman Drive             Austin             TX       78723          720,000      718,140.97
            Court Apts.

    237     Westheimer House       5800 Wellington Drive          Austin             TX       78723        1,200,000    1,196,901.62

    238     Woodwillow             3601 Willow Springs Road       Austin             TX       78704        1,431,000    1,427,922.18
            Townhomes

    239     Timbergrove Manor      1600 West T. C. Jester         Houston            TX       77008        1,405,000    1,402,713.83
            Apts.                  Blvd

    242     JMA - Woodcreek        3023 Woodcreek Lane            Houston            TX       77345          820,000      818,671.26
            Village Apartments

    244     SHL - San Antonio      7458 Louis Pasteur             San Antonio        TX       78229        3,030,000    3,024,633.39
            Station Apts.

------------------------------------------------------------------------------------------------------------------------------------
  Control                           Monthly     Gross    Remaining              Maturity    Ground       Underwriting          Net
  Number    Property_Name           Payment      Rate      Term        Amort      Date      Lease          Reserves            Rate
------------------------------------------------------------------------------------------------------------------------------------
    219     Mount View             14,962.69    9.0800      78          294      5/1/03       No        0.16 per sq. ft.      8.9600
            Business Park

    221     Pecos Trail            13,270.07    9.9300      116         296      7/1/06       No        0.15 per sq. ft.      9.8100
            Office Compound

    223     Ralston Plaza          21,983.50    9.7800      114         294      5/1/06       No        0.16 per sq. ft.      9.6600

    224     INT-Regency Walk       33,555.53    8.5100      55          355      6/1/01       No         225 per unit         8.3900
            Apartments

    225     Southgate              26,647.58    9.0400      117         357      8/1/06       No         275 per unit         8.9200
            Apartments &
            Townhouses

    228     Shafer Plaza           53,144.50    9.1800      115         355      6/1/06       No        0.15 per sq. ft.      9.0400
            Shopping Center

    229     Shiloh Road            26,379.72    8.8600      55          355      6/1/01       No         225 per unit         8.7400
            Apartments

    230     Silvercreek II         13,611.87    9.1200      235         235      6/1/16       No         250 per unit         9.0000
            Apartments

    235     BCM-Westheimer          6,170.92    9.2600      117         297      8/1/06       No         290 per unit         9.1400
            Court Apts.

    237     Westheimer House       10,284.86    9.2600      117         297      8/1/06       No         296 per unit         9.1400

    238     Woodwillow             11,648.26    9.1300      80          356      7/1/03       No         250 per unit         9.0100
            Townhomes

    239     Timbergrove Manor      11,375.79    9.0700      117         357      8/1/06       No         250 per unit         8.9500
            Apts.

    242     JMA - Woodcreek         6,651.08    9.0900      117         357      8/1/06       No         250 per unit         8.9500
            Village Apartments

    244     SHL - San Antonio      23,642.52    8.6600      45          357      8/1/00       No         250 per unit         8.5400
            Station Apts.

-------------------------------------------------------------------------
  Control                      Subservicing   (1)Servicing
  Number    Property_Name          Fees            Fees       Subservicer
-------------------------------------------------------------------------
    219     Mount View            0.0400          0.0750      First Union
            Business Park

    221     Pecos Trail           0.0400          0.0750      First Union
            Office Compound

    223     Ralston Plaza         0.0400          0.0750      First Union

    224     INT-Regency Walk      0.0400          0.0750      First Union
            Apartments

    225     Southgate             0.0400          0.0750      First Union
            Apartments &
            Townhouses

    228     Shafer Plaza          0.0600          0.0750      LJ Melody
            Shopping Center

    229     Shiloh Road           0.0400          0.0750      First Union
            Apartments

    230     Silvercreek II        0.0400          0.0750      First Union
            Apartments

    235     BCM-Westheimer        0.0400          0.0750      First Union
            Court Apts.

    237     Westheimer House      0.0400          0.0750      First Union

    238     Woodwillow            0.0400          0.0750      First Union
            Townhomes

    239     Timbergrove Manor     0.0400          0.0750      First Union
            Apts.

    242     JMA - Woodcreek       0.0600          0.0750      LJ Melody
            Village Apartments

    244     SHL - San Antonio     0.0400          0.0750      First Union
            Station Apts.

------------------------------------------------------------------------------------------------------------------------------------
  Control                                                                                                  Original     Cut-off Date
  Number    Property_Name          Address                         City             State    Zip Code      Balance        Balance
------------------------------------------------------------------------------------------------------------------------------------
    245     SHL - Village          2305 Bay Area Bldv.            Houston            TX       77058        4,900,000    4,891,321.32
            Green Apartments

    247     Buckingham Manor       1110 & 1160 S. Joliet          Aurora             CO       80012        1,454,300    1,449,069.93

    248     Westec Plaza           625 Digital Drive              Plano              TX       75075          896,000      893,751.32

    249     Marigold I             2303 Goliad Road               San Antonio        TX       78223        2,095,200    2,087,751.86
            Apartments

    250     Belfonti-Stonebridge   157-161  Pinney Street         Ellington          CT       06029        1,450,000    1,444,802.61
            Apartments

    251     Glenbrook              600 West Pioneer Parkway       Arlington          TX       76010        2,500,000    2,493,359.85
            Townhomes

    252     Belfonti-Greenbriar    110 Falls Terrace              Watertown          CT       06779        4,350,000    4,334,407.84
            Hills Apartments

    253     Wilshire Villa         4245 5th Avenue South          Lake Charles       LA       70605        2,400,000    2,397,569.11
            Apartments

    254     Colinas Business       4320 North Belt Line           Irving             TX       75038        1,670,000    1,667,263.19
            Park                   Road

    255     Grayridge              5625 Bissonnet Street          Houston            TX       77081        1,225,000    1,222,721.30
            Apartments

    256     Bay Towers             1203 Market Street             Pascagoula         MS       39567        1,550,000    1,543,761.39

    258     Berkeley Heights       396 Springfield Avenue         Berkeley           NJ       07922        2,500,000    2,492,720.38
            Grand Union                                           Heights

    261     Coca-Cola              2540 W. Pennway                Kansas City        MO       64108        1,950,000    1,946,542.95
            Building-Industrial

    260     Homestead Lodge        13300 York Center Drive        Charlotte          NC       28273        2,100,000    2,094,256.70

    269     Cordele Corners        1411 East 16th Avenue          Cordele            GA       31015        2,175,000    2,171,066.42
            Shopping Center

------------------------------------------------------------------------------------------------------------------------------------
  Control                           Monthly     Gross    Remaining              Maturity    Ground       Underwriting          Net
  Number    Property_Name           Payment      Rate      Term        Amort      Date      Lease          Reserves            Rate
------------------------------------------------------------------------------------------------------------------------------------
    245     SHL - Village          38,233.78    8.6600      45          357      8/1/00       No         225 per unit         8.5400
            Green Apartments

    247     Buckingham Manor       12,224.36    9.0200      56          296      7/1/01       No         250 per unit         8.9000

    248     Westec Plaza            7,784.77    9.4300      57          297      8/1/01       No        0.15 per sq. ft.      9.3100

    249     Marigold I             17,712.15    9.0900      80          296      7/1/03       No         250 per unit         8.9700
            Apartments

    250     Belfonti-Stonebridge   12,208.09    9.0400      116         296      7/1/06       No         250 per unit         8.9200
            Apartments

    251     Glenbrook              21,134.20    9.0900      117         297      8/1/06       No         280 per unit         8.9700
            Townhomes

    252     Belfonti-Greenbriar    36,624.27    9.0400      116         296      7/1/06       No         250 per unit         8.9200
            Hills Apartments

    253     Wilshire Villa         19,970.71    9.3800      118         358      9/1/06       No         250 per unit         9.2600
            Apartments

    254     Colinas Business       14,625.58    9.5300      58          298      9/1/01       No        0.15 per sq. ft.      9.4100
            Park

    255     Grayridge              10,087.91    8.7700      118         298      9/1/06       No         225 per unit         8.6300
            Apartments

    256     Bay Towers             14,875.77    9.9200      237         237      8/1/16       No         250 per unit         9.8000

    258     Berkeley Heights       22,896.67    9.2500      118         238      9/1/06       Yes       0.22 per sq. ft.      9.1300
            Grand Union

    261     Coca-Cola              16,444.52    9.0600      118         298      9/1/06       No        0.15 per sq. ft.      8.9400
            Building-Industrial

    260     Homestead Lodge        19,905.04    9.7400      238         238      9/1/16       No        4% of gross rev.      9.6200

    269     Cordele Corners        18,163.24    8.9400      178         298      9/1/11       No        0.24 per sq. ft.      8.8200
            Shopping Center

-------------------------------------------------------------------------
  Control                      Subservicing   (1)Servicing
  Number    Property_Name          Fees            Fees       Subservicer
-------------------------------------------------------------------------
    245     SHL - Village         0.0400          0.0750      First Union
            Green Apartments

    247     Buckingham Manor      0.0400          0.0750      First Union

    248     Westec Plaza          0.0400          0.0750      First Union

    249     Marigold I            0.0400          0.0750      First Union
            Apartments

    250     Belfonti-Stonebridge  0.0400          0.0750      First Union
            Apartments

    251     Glenbrook             0.0400          0.0750      First Union
            Townhomes

    252     Belfonti-Greenbriar   0.0400          0.0750      First Union
            Hills Apartments

    253     Wilshire Villa        0.0400          0.0750      First Union
            Apartments

    254     Colinas Business      0.0400          0.0750      First Union
            Park

    255     Grayridge             0.0600          0.0750      LJ Melody
            Apartments

    256     Bay Towers            0.0400          0.0750      First Union

    258     Berkeley Heights      0.0400          0.0750      First Union
            Grand Union

    261     Coca-Cola             0.0400          0.0750      First Union
            Building-Industrial

    260     Homestead Lodge       0.0400          0.0750      First Union

    269     Cordele Corners       0.0400          0.0750      First Union
            Shopping Center

------------------------------------------------------------------------------------------------------------------------------------
  Control                                                                                                  Original     Cut-off Date
  Number    Property_Name          Address                         City             State    Zip Code      Balance        Balance
------------------------------------------------------------------------------------------------------------------------------------
    259     College Park           S.R. 696 (North Earl           Shippensburg       PA       17257        2,100,000    2,096,270.83
            Apartments             Street)

    284     Rodeo Square           6700 Dairy Ashford             Houston            TX       77072        6,960,000    6,951,379.74
            Apartments

    282     Super 8 Motel          3617 N. Pan Am                 San Antonio        TX       78219        1,650,000    1,645,658.69
                                   Expressway (aka I-35)

    265     Oxford-Runaway         8242 Runaway Bay Drive         Charlotte          NC       28212        9,259,000    9,247,508.82
            Bay Apartments

    263     Oxford-Runaway         1480 Runaway Bay Drive         Columbus           OH       43204        4,522,000    4,516,387.83
            Bay II Apartments

    264     Oxford - Hunters       2550 Steeple Chase Drive       Miamisburg         OH       45342        9,081,000    9,069,729.74
            Chase Apartments

    266     Oxford - Island        2225 Montego Blvd              Columbus           OH       43235       10,120,000   10,107,440.25
            Club Apartments

    267     Oxford-Oaks at         3800 Woodbridge Blvd           Fairfield          OH       45014       11,070,000   11,056,261.22
            Woodbridge I Apts

    281     Cedar Grove            1A Whippoorwill Way            Mantua             NJ       08051        2,430,000    2,425,619.80
            Mobile Home Park

    279     American Trade         6627 Maple Avenue              Dallas             TX       75226        1,425,000    1,421,440.19
            Institute

    285     Copper Tree            350 Ramapo Valley Road         Oakland            NJ       07436        9,000,000    8,990,151.56
            Shopping Plaza

    286     Las Colinas Tech       2039 Walnut Hill Lane          Irving             TX       75038        1,400,000    1,397,777.97
            Center

    274     KFS-Sunset Pointe      465 West  Clemmens Lane        Fallbrook          CA       92028        3,000,000    2,996,374.72
            Apartments

    222     Pinecrest              2035 E. Pinetree               Thomasville        GA       31792        1,085,000    1,080,421.65
            Apartments             Boulevard

    277     KFS-Sycamore           820 Sycamore Avenue            Vista              CA       92083       11,468,600   11,454,741.05
            Ridge Apartments

------------------------------------------------------------------------------------------------------------------------------------
  Control                           Monthly     Gross    Remaining              Maturity    Ground       Underwriting          Net
  Number    Property_Name           Payment      Rate      Term        Amort      Date      Lease          Reserves            Rate
------------------------------------------------------------------------------------------------------------------------------------
    259     College Park           17,695.08    9.0500      118         298      9/1/06       No         325 per unit         8.9300
            Apartments

    284     Rodeo Square           53,073.08    8.4100      34          358      9/1/99       No         250 per unit         8.2900
            Apartments

    282     Super 8 Motel          15,966.61   10.0400      238         238      9/1/16       No        4% of gross rev.      9.9200


    265     Oxford-Runaway         70,538.55    8.4000      118         358      9/1/06       No         254 per unit         8.2800
            Bay Apartments

    263     Oxford-Runaway         34,450.30    8.4000      118         358      9/1/06       No         284 per unit         8.2800
            Bay II Apartments

    264     Oxford - Hunters       69,182.48    8.4000      118         358      9/1/06       No         250 per unit         8.2800
            Chase Apartments

    266     Oxford - Island        77,097.97    8.4000      118         358      9/1/06       No         250 per unit         8.2800
            Club Apartments

    267     Oxford-Oaks at         84,335.43    8.4000      118         358      9/1/06       No         250 per unit         8.2800
            Woodbridge I Apts

    281     Cedar Grove            20,325.95    8.9600      178         298      9/1/11       No         50  per pad          8.8400
            Mobile Home Park

    279     American Trade         14,983.56    9.6200      179         179      10/1/11      No        0.15 per sq. ft.      9.5000
            Institute

    285     Copper Tree            72,480.80    9.0100      118         358      9/1/06       No        0.15 per sq. ft.      8.8900
            Shopping Plaza

    286     Las Colinas Tech       12,446.53    9.7200      238         298      9/1/16       No        0.04 per sq. ft.      9.6000
            Center

    274     KFS-Sunset Pointe      23,131.22    8.5300      82          358      9/1/03       No         200 per unit         8.3900
            Apartments

    222     Pinecrest               9,549.15    9.3100      272         272      7/1/19       No         268 per unit         9.1900
            Apartments

    277     KFS-Sycamore           88,427.56    8.5300      82          358      9/1/03       No         200 per unit         8.3900
            Ridge Apartments

-------------------------------------------------------------------------
  Control                      Subservicing   (1)Servicing
  Number    Property_Name          Fees            Fees       Subservicer
-------------------------------------------------------------------------
    259     College Park          0.0400          0.0750      First Union
            Apartments

    284     Rodeo Square          0.0400          0.0750      First Union
            Apartments

    282     Super 8 Motel         0.0400          0.0750      First Union


    265     Oxford-Runaway        0.0400          0.0750      First Union
            Bay Apartments

    263     Oxford-Runaway        0.0400          0.0750      First Union
            Bay II Apartments

    264     Oxford - Hunters      0.0400          0.0750      First Union
            Chase Apartments

    266     Oxford - Island       0.0400          0.0750      First Union
            Club Apartments

    267     Oxford-Oaks at        0.0400          0.0750      First Union
            Woodbridge I Apts

    281     Cedar Grove           0.0400          0.0750      First Union
            Mobile Home Park

    279     American Trade        0.0400          0.0750      First Union
            Institute

    285     Copper Tree           0.0400          0.0750      First Union
            Shopping Plaza

    286     Las Colinas Tech      0.0400          0.0750      First Union
            Center

    274     KFS-Sunset Pointe     0.0600          0.0750      LJ Melody
            Apartments

    222     Pinecrest             0.0400          0.0750      First Union
            Apartments

    277     KFS-Sycamore          0.0600          0.0750      LJ Melody
            Ridge Apartments

------------------------------------------------------------------------------------------------------------------------------------
  Control                                                                                                  Original     Cut-off Date
  Number    Property_Name          Address                         City             State    Zip Code      Balance        Balance
------------------------------------------------------------------------------------------------------------------------------------
    273     KFS-Sunset             1456 Alturas Street            Fallbrook          CA       92028        2,442,400    2,439,448.54
            Terrace Apartments

    276     KFS-Sunset             3634 College Boulevard         Oceanside          CA       92056        5,650,000    5,643,172.40
            Village Apartments

    232     EW - Sorrento          10350-60 Sorrento              San Diego          CA       92121        2,450,000    2,445,213.34
            Creek Industrial       Valley Road
            Park

    233     EW - Sorrento          10635-37-39 Roselle            San Diego          CA       92121        1,600,000    1,596,807.73
            Roselle                Street
            Industrial Park

    231     Solarium               9275 LBJ Freeway               Dallas             TX       75243        1,500,000    1,480,738.65
            Apartments

    272     KFS-Sunset Trails      959 Postal Way                 Vista              CA       92083        1,700,000    1,698,147.46
            Apartments

    278     KFS-Sunset             910-975 Del Dios Highway       Escondido          CA       92083       14,039,000   14,022,034.92
            Apartments

    208     Courtyard              15025 Saticoy Street           Van Nuys           CA       91405        1,050,000    1,047,918.21
            Apartments

    332     Summer Street          1111 & 1177 Summer             Stamford           CT       06905        7,620,000    7,613,822.65
            Office Building        Street

    335     Cooper Park            812 Cooper Square Circle       Arlington          TX       76013        2,920,000    2,918,470.27
            Apartments

    356     Prospect Plaza         401 Jefferson Street           Frederick          MD       21701        4,155,000    4,151,721.53

    339     Twin Parks Estates     800 West Harris Road           Arlington          TX       76017        2,320,000    2,318,071.10

    262     22601 Pacific          22601 Pacific Coast            Malibu             CA       90265        2,450,000    2,439,960.03
            Coast Highway Ctr      Highway

    227     Seneca Village         3201 East Seneca St.           Tucson             AZ       85716        3,000,000    2,995,138.75
            Apartments

    257     Pioneer Point          216 W. Pioneer Parkway         Arlington          TX       76010        1,200,000    1,195,825.18
            Apartments

------------------------------------------------------------------------------------------------------------------------------------
  Control                           Monthly     Gross    Remaining              Maturity    Ground       Underwriting          Net
  Number    Property_Name           Payment      Rate      Term        Amort      Date      Lease          Reserves            Rate
------------------------------------------------------------------------------------------------------------------------------------
    273     KFS-Sunset             18,831.90    8.5300      82          358      9/1/03       No         200 per unit         8.3900
            Terrace Apartments

    276     KFS-Sunset             43,563.79    8.5300      82          358      9/1/03       No         220 per unit         8.3900
            Village Apartments

    232     EW - Sorrento          20,762.00    9.5900      116         356      7/1/06       No        0.15 per sq. ft.      9.4500
            Creek Industrial
            Park

    233     EW - Sorrento          13,442.00    9.4900      116         356      7/1/06       No        0.15 per sq. ft.      9.3500
            Roselle
            Industrial Park

    231     Solarium               15,654.32    9.4900      175         175      6/1/11       No         250 per unit         9.3700
            Apartments

    272     KFS-Sunset Trails      13,715.30    9.0300      118         358      9/1/06       No         200 per unit         8.8900
            Apartments

    278     KFS-Sunset            108,246.39    8.5300      82          358      9/1/03       No         200 per unit         8.3900
            Apartments

    208     Courtyard               8,844.30    9.5200      116         356      7/1/06       No         225 per unit         9.3800
            Apartments

    332     Summer Street          66,946.85    9.5700      119         299      10/1/06      No        0.15 per sq. ft.      9.4500
            Office Building

    335     Cooper Park            23,916.40    9.2000      239         359      10/1/16      No         269 per unit         9.0800
            Apartments

    356     Prospect Plaza         36,968.60    9.7300      83          299      10/1/03      No        0.15 per sq. ft.      9.6100

    339     Twin Parks Estates     20,140.90    9.4200      119         299      10/1/06      No         50  per pad          9.3000

    262     22601 Pacific          21,576.12    9.6000      79          295      6/1/03       No        0.15 per sq. ft.      9.4800
            Coast Highway Ctr

    227     Seneca Village         24,333.20    9.0900      117         357      8/1/06       No         250 per unit         8.9500
            Apartments

    257     Pioneer Point          10,251.75    9.2200      116         296      7/1/06       No         265 per unit         9.1000
            Apartments

-------------------------------------------------------------------------
  Control                      Subservicing   (1)Servicing
  Number    Property_Name          Fees            Fees       Subservicer
-------------------------------------------------------------------------
    273     KFS-Sunset            0.0600          0.0750      LJ Melody
            Terrace Apartments

    276     KFS-Sunset            0.0600          0.0750      LJ Melody
            Village Apartments

    232     EW - Sorrento         0.0600          0.0750      LJ Melody
            Creek Industrial
            Park

    233     EW - Sorrento         0.0600          0.0750      LJ Melody
            Roselle
            Industrial Park

    231     Solarium              0.0400          0.0750      First Union
            Apartments

    272     KFS-Sunset Trails     0.0600          0.0750      LJ Melody
            Apartments

    278     KFS-Sunset            0.0600          0.0750      LJ Melody
            Apartments

    208     Courtyard             0.0600          0.0750      LJ Melody
            Apartments

    332     Summer Street         0.0400          0.0750      First Union
            Office Building

    335     Cooper Park           0.0400          0.0750      First Union
            Apartments

    356     Prospect Plaza        0.0400          0.0750      First Union

    339     Twin Parks Estates    0.0400          0.0750      First Union

    262     22601 Pacific         0.0400          0.0750      First Union
            Coast Highway Ctr

    227     Seneca Village        0.0600          0.0750      LJ Melody
            Apartments

    257     Pioneer Point         0.0400          0.0750      First Union
            Apartments

------------------------------------------------------------------------------------------------------------------------------------
  Control                                                                                                  Original     Cut-off Date
  Number    Property_Name          Address                         City             State    Zip Code      Balance        Balance
------------------------------------------------------------------------------------------------------------------------------------
    241     Renaissance III        NWC of Pecos & Flamingo        Las Vegas          NV       89104       17,280,000   17,246,477.80
            Shopping Center

    226     Scripps Mesa           9961  Erma Road                San Diego          CA       92131        2,573,700    2,565,937.07
            Apartments

    319     Enfield Court          16541 Loch Katrine Road        Houston            TX       77084        1,350,000    1,349,215.22
            Apartments

    271     Gateway Retail         2500 Gateway Boulevard         Federal Way        WA       98003       12,750,000   12,725,848.52
            Center                 South

    200     AB - Sixty-Five        65 Madison Avenue              Morristown         NJ       07960        3,691,000    3,672,470.28
            Madison Avenue

    234     1212 Westheimer        1212 Westheimer                Austin             TX       78752        2,990,000    2,982,058.38
            Apartments

    236     AB - Westgate @        9 Law Drive                    Fairfield          NJ       07004        4,163,000    4,142,239.42
            Fairfield

    275     KFS-Citrus Sunset      1280 North Citrus Avenue       Vista              CA       92083        3,660,000    3,655,577.16
            Apartments

    304     The Olympic            NWC Olympic and                Santa Monica       CA       90404       10,000,000    9,991,838.37
            Marketplace            Cloverfield

    270     Vista Gardens          555 East Fruitvale             Hemet              CA       92543        2,150,000    2,147,676.51
            Apartments

    283     Pioneer Way            1035 Pioneer Way               El Cajon           CA       92020        2,900,000    2,894,789.93
            Industrial Park

    302     SNE Enterprises        1000 Southview Drive           Mosinee            WI       54455        9,975,000    9,966,776.06

    240     West Palm              501-635 West Palm Avenue       Orange             CA       92666        3,735,000    3,721,788.44
            Industrial Park

    246     K&S - Pioneer          2901 West 63rd Avenue          Denver             CO       80221        1,870,000    1,866,925.42
            Village MHP

    243     K&S - North            9700 North Riverdale           Thornton           CO       80229        8,430,000    8,415,069.13
            County Village

    204     Canyon Center          19307 Soledad Canyon Rd.       Santa Clarita      CA       91351       13,300,000   13,246,070.99

------------------------------------------------------------------------------------------------------------------------------------
  Control                           Monthly     Gross    Remaining              Maturity    Ground       Underwriting          Net
  Number    Property_Name           Payment      Rate      Term        Amort      Date      Lease          Reserves            Rate
------------------------------------------------------------------------------------------------------------------------------------
    241     Renaissance III       143,137.11    9.1700      117         333      8/1/06       No        0.15 per sq. ft.      9.0300
            Shopping Center

    226     Scripps Mesa           19,953.92    8.5900      55          355      6/1/01       No         276 per unit         8.4500
            Apartments

    319     Enfield Court          10,572.28    8.7000      83          359      10/1/03      No         290 per unit         8.5800
            Apartments

    271     Gateway Retail        104,044.82    8.6600      34          298      9/1/99       No        0.15 per sq. ft.      8.5400
            Center

    200     AB - Sixty-Five        32,248.14    9.5000      114         294      5/1/06       Yes       0.26 per sq. ft.      9.3600
            Madison Avenue

    234     1212 Westheimer        25,276.50    9.0900      117         297      8/1/06       No         309 per unit         8.9700
            Apartments

    236     AB - Westgate @        36,487.81    9.5400      114         294      5/1/06       No        0.15 per sq. ft.      9.4000
            Fairfield

    275     KFS-Citrus Sunset      28,220.09    8.5300      82          358      9/1/03       No         225 per unit         8.3900
            Apartments

    304     The Olympic            87,578.30    9.5300      239         299      10/1/16      No        0.15 per sq. ft.      9.3900
            Marketplace

    270     Vista Gardens          17,407.79    9.0700      82          358      9/1/03       No         175 per unit         8.9300
            Apartments

    283     Pioneer Way            24,296.99    8.9800      118         298      9/1/06       No        0.15 per sq. ft.      8.8400
            Industrial Park

    302     SNE Enterprises        86,943.31    9.4700      119         299      10/1/06      No        0.15 per sq. ft.      9.3500

    240     West Palm              31,651.47    9.1200      116         296      7/1/06       No        0.15 per sq. ft.      8.9800
            Industrial Park

    246     K&S - Pioneer          15,073.36    9.0200      81          357      8/1/03       No         79  per pad          8.8800
            Village MHP

    243     K&S - North            65,777.71    8.6600      57          357      8/1/01       No         50  per pad          8.5200
            County Village

    204     Canyon Center         111,039.16    9.0600      175         307      6/1/11       No        0.15 per sq. ft.      8.9200

-------------------------------------------------------------------------
  Control                      Subservicing   (1)Servicing
  Number    Property_Name          Fees            Fees       Subservicer
-------------------------------------------------------------------------
    241     Renaissance III       0.0600          0.0750      LJ Melody
            Shopping Center

    226     Scripps Mesa          0.0600          0.0750      LJ Melody
            Apartments

    319     Enfield Court         0.0400          0.0750      First Union
            Apartments

    271     Gateway Retail        0.0400          0.0750      First Union
            Center

    200     AB - Sixty-Five       0.0600          0.0750      Key Corp
            Madison Avenue

    234     1212 Westheimer       0.0400          0.0750      First Union
            Apartments

    236     AB - Westgate @       0.0600          0.0750      Key Corp
            Fairfield

    275     KFS-Citrus Sunset     0.0600          0.0750      LJ Melody
            Apartments

    304     The Olympic           0.0600          0.0750      LJ Melody
            Marketplace

    270     Vista Gardens         0.0600          0.0750      LJ Melody
            Apartments

    283     Pioneer Way           0.0600          0.0750      LJ Melody
            Industrial Park

    302     SNE Enterprises       0.0400          0.0750      First Union

    240     West Palm             0.0600          0.0750      LJ Melody
            Industrial Park

    246     K&S - Pioneer         0.0600          0.0750      LJ Melody
            Village MHP

    243     K&S - North           0.0600          0.0750      LJ Melody
            County Village

    204     Canyon Center         0.0600          0.0750      LJ Melody

------------------------------------------------------------------------------------------------------------------------------------
  Control                                                                                                  Original     Cut-off Date
  Number    Property_Name          Address                         City             State    Zip Code      Balance        Balance
------------------------------------------------------------------------------------------------------------------------------------
    268     Paseo Plaza            2600 West Sahara Avenue        Las Vegas          NV       89102        5,333,400    5,311,064.50

    220     P & K-Olive            6500 - 6502 W. Olive           Glendale           AZ       85302        1,850,000    1,843,706.44
            Gardens Apartments     Avenue

    216     P&K-Glendale           5902 W. Royal Palm Rd          Glendale           AZ       85302        1,800,000    1,793,876.54
            Shadows

    280     Tiger Industrial       4901 & 4929 West Van           Phoenix            AZ       85043        1,800,000    1,796,755.35
            Plaza                  Buren Street

    307     Shilo                  11707 N.E. Airport Way         Portland           OR    97220-1075     14,750,000   14,729,334.62
            Inn-Portland
            Airport/I-205

    299     Shilo Inn-Salem        3304 Market Street NE          Salem              OR       97301        5,470,000    5,462,336.30
            Suites

    303     Shilo Inn-Seaside      30 North Promenade             Seaside            OR       97138        9,510,000    9,496,676.08
            Oceanfront Resort

    300     Shilo Inn-Tacoma       7414 South Hosmer Street       Tacoma             WA       98408        6,770,000    6,760,514.94

    306     Collegetown Plaza      111-121 Dryden Road            Ithaca             NY       14850        7,000,000    6,996,152.45

    326     The Branson Mall       2206 West State Hwy. 76        Branson            MO       65616        3,300,000    3,300,000.00

    325     CAP-Clubhouse          3 Clubhouse Circle             Storrs             CT       06268        1,571,500    1,570,031.59
            Apartments

    324     CAP-Knollwood          Knollwood Acres Road           Storrs             CT       06268        3,828,000    3,824,422.80
            Apartments

    323     CAP-Maplewood          1 Carlton Road                 Storrs             CT       06268        1,272,200    1,271,010.83
            Apartments

    322     CAP-Millbrook          170 Spring Hill Road           Storrs             CT       06268          436,000      435,592.13
            Apartments

    321     CAP-Oakwood            114 South Eagleville           Storrs             CT       06268          257,300      257,059.12
            Apartments             Road

    293     JF Commons West        107 The Commons                Ithaca             NY       14850        2,200,000    2,198,139.89

------------------------------------------------------------------------------------------------------------------------------------
  Control                           Monthly     Gross    Remaining              Maturity    Ground       Underwriting          Net
  Number    Property_Name           Payment      Rate      Term        Amort      Date      Lease          Reserves            Rate
------------------------------------------------------------------------------------------------------------------------------------
    268     Paseo Plaza            46,486.56    9.4700      115         295      6/1/06       No        0.15 per sq. ft.      9.3300

    220     P & K-Olive            14,765.87    8.9100      114         354      5/1/06       No         327 per unit         8.7900
            Gardens Apartments

    216     P&K-Glendale           14,366.80    8.9100      114         354      5/1/06       No         283 per unit         8.7900
            Shadows

    280     Tiger Industrial       15,056.26    8.9600      118         298      9/1/06       No        0.15 per sq. ft.      8.8400
            Plaza

    307     Shilo                 137,682.05    9.5200      239         239      10/1/16      No        4% of gross rev.      9.3800
            Inn-Portland
            Airport/I-205

    299     Shilo Inn-Salem        51,059.04    9.5200      239         239      10/1/16      No        4% of gross rev.      9.3800
            Suites

    303     Shilo Inn-Seaside      88,769.92    9.5200      239         239      10/1/16      No        4% of gross rev.      9.3800
            Oceanfront Resort

    300     Shilo Inn-Tacoma       63,193.73    9.5200      239         239      10/1/16      No        4% of gross rev.      9.3800

    306     Collegetown Plaza      56,172.55    8.9700      119         359      10/1/06      No         350 per unit         8.8500

    326     The Branson Mall       28,010.54    9.1400      120         300      11/1/06      No        0.15 per sq. ft.      9.0200

    325     CAP-Clubhouse          12,887.97    8.7200      83          299      10/1/03      No         270 per unit         8.6000
            Apartments

    324     CAP-Knollwood          31,393.67    8.7200      83          299      10/1/03      No         280 per unit         8.6000
            Apartments

    323     CAP-Maplewood          10,433.39    8.7200      83          299      10/1/03      No         270 per unit         8.6000
            Apartments

    322     CAP-Millbrook           3,575.66    8.7200      83          299      10/1/03      No         270 per unit         8.6000
            Apartments

    321     CAP-Oakwood             2,110.13    8.7200      83          299      10/1/03      No         271 per unit         8.6000
            Apartments

    293     JF Commons West        18,946.78    9.3200      119         299      10/1/06      No         300 per unit         9.2000

-------------------------------------------------------------------------
  Control                      Subservicing   (1)Servicing
  Number    Property_Name          Fees            Fees       Subservicer
-------------------------------------------------------------------------
    268     Paseo Plaza           0.0600          0.0750      LJ Melody

    220     P & K-Olive           0.0400          0.0750      First Union
            Gardens Apartments

    216     P&K-Glendale          0.0400          0.0750      First Union
            Shadows

    280     Tiger Industrial      0.0400          0.0750      First Union
            Plaza

    307     Shilo                 0.0600          0.0750      Key Corp
            Inn-Portland
            Airport/I-205

    299     Shilo Inn-Salem       0.0600          0.0750      Key Corp
            Suites

    303     Shilo Inn-Seaside     0.0600          0.0750      Key Corp
            Oceanfront Resort

    300     Shilo Inn-Tacoma      0.0600          0.0750      Key Corp

    306     Collegetown Plaza     0.0400          0.0750      First Union

    326     The Branson Mall      0.0400          0.0750      First Union

    325     CAP-Clubhouse         0.0400          0.0750      First Union
            Apartments

    324     CAP-Knollwood         0.0400          0.0750      First Union
            Apartments

    323     CAP-Maplewood         0.0400          0.0750      First Union
            Apartments

    322     CAP-Millbrook         0.0400          0.0750      First Union
            Apartments

    321     CAP-Oakwood           0.0400          0.0750      First Union
            Apartments

    293     JF Commons West       0.0400          0.0750      First Union

------------------------------------------------------------------------------------------------------------------------------------
  Control                                                                                                  Original     Cut-off Date
  Number    Property_Name          Address                         City             State    Zip Code      Balance        Balance
------------------------------------------------------------------------------------------------------------------------------------
    350     Horwitz-Ramada         13455 SW Canyon Road           Beaverton          OR       97005        4,900,000    4,900,000.00
            Inn - Beaverton

    351     Horwitz-Ramada         1550 NW 9th Street             Corvallis          OR       97330        5,750,000    5,750,000.00
            Inn - Corvallis

    352     Horwitz-Ramada         6221 NE 82nd Street            Portland           OR       97220        7,800,000    7,800,000.00
            Inn - Portland

    353     Ramada Inn -           2200 Fifth Avenue              Seattle            WA       98121        7,850,000    7,850,000.00
            Seattle

    331     Holiday Inn            4100 Salida Blvd               Modesto            CA       95358        2,600,000    2,600,000.00
            Express

    316     Howard Johnson -       2375 Delk Road                 Marietta           GA       30067        2,500,000    2,500,000.00
            Delk Road

    338     Southgate/Meadowlark   6405 - 6601 Arden Road         Amarillo           TX       79109        1,520,000    1,518,664.41
            Mobile Home Park

    313     Parker Plaza West      2109 West Parker Road          Plano              TX       75080        3,500,000    3,500,000.00

    312     Parkridge Village      5252 Orange Avenue             San Diego          CA       92115        2,650,000    2,648,509.73
            Apartments

    310     Redbird Plaza          4099-4107 Camp Wisdom          Dallas             TX       75237        1,250,000    1,250,000.00
            Shopping Center        Road

    291     Days Inn Six Flags     95 South Service Road          Austell            GA       30001        1,800,000    1,797,705.42

    346     Chapel Creek           3410 Hilalgo                   Dallas             TX       75220        2,000,000    2,000,000.00
            Apartments

    320     Clackamas Corner       11750 SE 82nd Ave.             Portland           OR       97266        1,800,000    1,800,000.00

    311     PETsMART               3195 Hempstead Turnpike        Levittown          NY       11546        1,440,000    1,440,000.00

    347     Park Springs           2002 West Irving Blvd.         Irving             TX       75061        1,425,000    1,425,000.00
            Apartments

------------------------------------------------------------------------------------------------------------------------------------
  Control                           Monthly     Gross    Remaining              Maturity    Ground       Underwriting          Net
  Number    Property_Name           Payment      Rate      Term        Amort      Date      Lease          Reserves            Rate
------------------------------------------------------------------------------------------------------------------------------------
    350     Horwitz-Ramada         46,155.46    9.6500      240         240      11/1/16      No        4% of gross rev.      9.5300
            Inn - Beaverton

    351     Horwitz-Ramada         53,324.77    9.6500      252         252      11/1/17      No        4% of gross rev.      9.5300
            Inn - Corvallis

    352     Horwitz-Ramada         73,471.96    9.6500      240         240      11/1/16      No        4% of gross rev.      9.5300
            Inn - Portland

    353     Ramada Inn -           70,632.00    9.4300      264         264      11/1/18      No        4% of gross rev.      9.3100
            Seattle

    331     Holiday Inn            25,297.63   10.1200      240         240      11/1/16      No        4% of gross rev.     10.0000
            Express

    316     Howard Johnson -       23,861.12    9.8400      180         240      11/1/11      No        4% of gross rev.      9.7200
            Delk Road

    338     Southgate/Meadowlark   12,849.59    9.0900      59          299      10/1/01      No          50 per pad          8.9700
            Mobile Home Park

    313     Parker Plaza West      29,347.91    8.9900      120         300      11/1/06      No        0.15 per sq. ft.      8.8700

    312     Parkridge Village      21,056.10    8.8600      59          359      10/1/01      No         250 per unit         8.7200
            Apartments

    310     Redbird Plaza          10,610.05    9.1400      120         300      11/1/06      No        0.15 per sq. ft.      9.0200
            Shopping Center

    291     Days Inn Six Flags     17,669.58   10.2500      239         239      10/1/16      No        4% of gross rev.     10.1300

    346     Chapel Creek           16,100.47    8.8400      120         336      11/1/06      No         250 per unit         8.7200
            Apartments

    320     Clackamas Corner       15,676.52    9.4600      120         300      11/1/06      No        0.15 per sq. ft.      9.3200

    311     PETsMART               12,601.26    9.5200      120         300      11/1/06      No        0.15 per sq. ft.      9.4000

    347     Park Springs           11,647.85    8.6800      120         300      11/1/06      No         250 per unit         8.5600
            Apartments

-------------------------------------------------------------------------
  Control                      Subservicing   (1)Servicing
  Number    Property_Name          Fees            Fees       Subservicer
-------------------------------------------------------------------------
    350     Horwitz-Ramada        0.0400          0.0750      First Union
            Inn - Beaverton

    351     Horwitz-Ramada        0.0400          0.0750      First Union
            Inn - Corvallis

    352     Horwitz-Ramada        0.0400          0.0750      First Union
            Inn - Portland

    353     Ramada Inn -          0.0400          0.0750      First Union
            Seattle

    331     Holiday Inn           0.0400          0.0750      First Union
            Express

    316     Howard Johnson -      0.0400          0.0750      First Union
            Delk Road

    338     Southgate/Meadowlark  0.0400          0.0750      First Union
            Mobile Home Park

    313     Parker Plaza West     0.0400          0.0750      First Union

    312     Parkridge Village     0.0600          0.0750      LJ Melody
            Apartments

    310     Redbird Plaza         0.0400          0.0750      First Union
            Shopping Center

    291     Days Inn Six Flags    0.0400          0.0750      First Union

    346     Chapel Creek          0.0400          0.0750      First Union
            Apartments

    320     Clackamas Corner      0.0600          0.0750      Key Corp

    311     PETsMART              0.0400          0.0750      First Union

    347     Park Springs          0.0400          0.0750      First Union
            Apartments

------------------------------------------------------------------------------------------------------------------------------------
  Control                                                                                                  Original     Cut-off Date
  Number    Property_Name          Address                         City             State    Zip Code      Balance        Balance
------------------------------------------------------------------------------------------------------------------------------------
    357     Glenwood Village       12611 Montgomery               Albuquerque        NM       87111        2,000,000    2,000,000.00
            S.C.                   Boulevard

    358     Casa Claire            1125 Hillcrest Street          Mesquite           TX       75149        2,450,000    2,450,000.00
            Apartments

    334     Comfort Inn -          1023 East 23rd Street          Panama City        FL       32405        3,161,000    3,161,000.00
            Panama City

    295     Westside               2647 Broadway                  New York           NY       10025        2,500,000    2,500,000.00
            Apartments

    297     Rancho Niguel          25500 Rancho Niguel Road       Laguna Niguel      CA       92677        3,739,000    3,739,000.00
            Medical Building

    289     Days Inn North         4610 Rusina Rd.                Colorado           CO       80907        1,720,000    1,720,000.00
                                                                  Springs
    296     Days Inn South         2850 South Circle Drive        Colorado           CO       80906        2,300,000    2,300,000.00
                                                                  Springs
    359     Metro Office           202 West Berry Street          Fort Wayne         IN       46802        5,300,000    5,300,000.00
            Building

    309     Riverside              2410 Riverside Drive           Austin             TX       78741        4,000,000    4,000,000.00
            Shopping Center

    348     Comfort Inn            7700 Two Notch Road            Columbia           SC       29223        1,850,000    1,850,000.00
            Columbia

    349     Comfort Inn Sugar      5111 North Service Road        Charlotte          NC       28269        2,200,000    2,200,000.00
            Creek

    333     Melbourne Village      1270 North Wickham Road        Melbourne          FL       32935        4,600,000    4,600,000.00
            Plaza

    360     Park Place             3761 Nova Road                 Port Orange        FL       32119        4,300,000    4,300,000.00
            Shopping Center

    345     Estes - Best           8738 International Drive       Orlando            FL       32819       21,000,000   21,000,000.00
            Western - Orlando

------------------------------------------------------------------------------------------------------------------------------------
  Control                           Monthly     Gross    Remaining              Maturity    Ground       Underwriting          Net
  Number    Property_Name           Payment      Rate      Term        Amort      Date      Lease          Reserves            Rate
------------------------------------------------------------------------------------------------------------------------------------
    357     Glenwood Village       16,688.16    8.9300      120         300      11/1/06      No        0.15 per sq. ft.      8.8100
            S.C.

    358     Casa Claire            19,872.12    9.0900      120         360      11/1/06      No         250 per unit         8.9500
            Apartments

    334     Comfort Inn -          31,219.79   10.3400      240         240      11/1/16      No        4% of gross rev.     10.2200
            Panama City

    295     Westside               20,706.68    8.8400      120         300      11/1/06      No         250 per unit         8.7000
            Apartments

    297     Rancho Niguel          30,935.28    9.1100      120         330      11/1/06      No        0.15 per sq. ft.      8.9700
            Medical Building

    289     Days Inn North         16,941.68   10.3000      240         240      11/1/16      No        4% of gross rev.     10.1800

    296     Days Inn South         22,654.58   10.3000      240         240      11/1/16      No        4% of gross rev.     10.1800

    359     Metro Office           44,804.51    9.0900      120         300      11/1/06      No        0.15 per sq. ft.      8.9500
            Building

    309     Riverside              40,976.18    9.1700      180         180      11/1/11      No        0.20 per sq. ft.      9.0300
            Shopping Center

    348     Comfort Inn            17,523.23    9.7300      240         240      11/1/16      No        4% of gross rev.      9.6100
            Columbia

    349     Comfort Inn Sugar      20,550.00    9.5300      240         240      11/1/16      No        4% of gross rev.      9.4100
            Creek

    333     Melbourne Village      37,126.30    8.7700      120         324      11/1/06      No        0.15 per sq. ft.      8.6300
            Plaza

    360     Park Place             34,406.83    8.6700      120         324      11/1/06      No        0.20 per sq. ft.      8.5300
            Shopping Center

    345     Estes - Best          195,462.07    9.8900      264         264      11/1/18      No        4% of gross rev.      9.7700
            Western - Orlando

-------------------------------------------------------------------------
  Control                      Subservicing   (1)Servicing
  Number    Property_Name          Fees            Fees       Subservicer
-------------------------------------------------------------------------
    357     Glenwood Village      0.0400          0.0750      First Union
            S.C.

    358     Casa Claire           0.0600          0.0750      LJ Melody
            Apartments

    334     Comfort Inn -         0.0400          0.0750      First Union
            Panama City

    295     Westside              0.0600          0.0750      Key Corp
            Apartments

    297     Rancho Niguel         0.0600          0.0750      LJ Melody
            Medical Building

    289     Days Inn North        0.0400          0.0750      First Union

    296     Days Inn South        0.0400          0.0750      First Union

    359     Metro Office          0.0600          0.0750      Key Corp
            Building

    309     Riverside             0.0600          0.0750      LJ Melody
            Shopping Center

    348     Comfort Inn           0.0400          0.0750      First Union
            Columbia

    349     Comfort Inn Sugar     0.0400          0.0750      First Union
            Creek

    333     Melbourne Village     0.0600          0.0750      Key Corp
            Plaza

    360     Park Place            0.0600          0.0750      Key Corp
            Shopping Center

    345     Estes - Best          0.0400          0.0750      First Union
            Western - Orlando

------------------------------------------------------------------------------------------------------------------------------------
  Control                                                                                                  Original     Cut-off Date
  Number    Property_Name          Address                         City             State    Zip Code      Balance        Balance
------------------------------------------------------------------------------------------------------------------------------------
    342     Estes - HoJo           6051 Irlo Bronson              Kissimmee          FL       34747        5,110,000    5,110,000.00
            Main Gate -            Memorial Highway
            Kissimmee

    361     Magnolia Gardens       15, 17 & 19 Fordyce            New MIlford        CT       06776        1,370,000    1,370,000.00
                                   Court

    362     Promenade Center       4440 South Maryland            Las Vegas          NV       89119        2,870,000    2,870,000.00
                                   Parkway

    330     911 North Buffalo      911 North Buffalo Drive        Las Vegas          NV       89128        2,575,000    2,575,000.00
            Drive

    344     Town Center Plaza      SEC Fred Waring Dr. &          Palm Desert        CA       92260        9,350,000    9,350,000.00
                                   Town Ctr

    336     Naugatuck              50 Rado Drive                  Naugatuck          CT       06770        3,211,000    3,211,000.00
            Industrial

    292     Multiflex VI           2540 Alamo, S.E. & 2500        Albuquerque        NM       87106        2,215,000    2,215,000.00
                                   Yale Blvd. S.E

------------------------------------------------------------------------------------------------------------------------------------
  Control                           Monthly     Gross    Remaining              Maturity    Ground       Underwriting          Net
  Number    Property_Name           Payment      Rate      Term        Amort      Date      Lease          Reserves            Rate
------------------------------------------------------------------------------------------------------------------------------------
    342     Estes - HoJo           47,562.44    9.8900      264         264      11/1/18      No        4% of gross rev.      9.7700
            Main Gate -
            Kissimmee

    361     Magnolia Gardens       10,748.45    8.7200      120         360      11/1/06      No         250 per unit         8.5800


    362     Promenade Center       23,523.15    9.0000      84          330      11/1/03      No        0.15 per sq. ft.      8.8600


    330     911 North Buffalo      21,632.51    9.2900      120         330      11/1/06      No        0.15 per sq. ft.      9.1700
            Drive

    344     Town Center Plaza      73,756.92    8.7800      120         360      11/1/06      No        0.15 per sq. ft.      8.6600


    336     Naugatuck              27,431.98    9.2200      120         300      11/1/06      No        0.15 per sq. ft.      9.1000
            Industrial

    292     Multiflex VI           20,820.59    9.6200      240         240      11/1/16      No        0.15 per sq. ft.      9.5000


-------------------------------------------------------------------------
  Control                      Subservicing   (1)Servicing
  Number    Property_Name          Fees            Fees       Subservicer
-------------------------------------------------------------------------
    342     Estes - HoJo          0.0400          0.0750      First Union
            Main Gate -
            Kissimmee

    361     Magnolia Gardens      0.0600          0.0750      Key Corp


    362     Promenade Center      0.0600          0.0750      LJ Melody


    330     911 North Buffalo     0.0400          0.0750      First Union
            Drive

    344     Town Center Plaza     0.0400          0.0750      First Union


    336     Naugatuck             0.0400          0.0750      First Union
            Industrial

    292     Multiflex VI          0.0400          0.0750      First Union

                                    EXHIBIT C

                                  MLMI 1996-C2

            Form of Schedule of Exceptions to Mortgage File Delivery

Control        Borrower       Document          Document         Exception
  No.           Name            ID               Status         Description
---------  --------------  ---------------  ---------------  -------------------

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                               __________, 199

State Street Bank and Trust Company 225 Franklin Street Boston, Massachusetts 02110 (Attention: MLMI Series 1996-C2) Ladies and Gentlemen:

            In connection with the administration of the Mortgage Files held by you as Custodian under a certain Pooling and Servicing Agreement dated as of November 1, 1996 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, First Union National Bank of North Carolina, as Master Servicer, CRIIMI MAE Services Limited Partnership as Special Servicer, and you, as Custodian, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

________________  1.       Mortgage Loan paid in full.


                                      D-1-1

                           The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

________________  2.       Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.


                                      D-1-2

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        First Union National Bank
                                          of North Carolina,

                                        as Master Servicer

                                        By:_____________________________________
                                           Name:
                                           Title


                                      D-1-3

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                              __________, 199

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts
02110
(Attention: MLMI Series 1996-C2)

Ladies and Gentlemen:

            In connection with the administration of the Mortgage Files held by you as Custodian under a certain Pooling and Servicing Agreement dated as of November 1, 1996 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as depositor, First Union National Bank of North Carolina, as Master Servicer and CRIIMI MAE Services Limited Partnership, as Special Servicer, and you, as Custodian, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

________________  1.       The Mortgage Loan is being foreclosed.


                                      D-2-1

________________  2.       Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        CRIIMI MAE Services
                                        Limited Partnership,

                                          as Special Servicer

                                        By: ____________________________________
                                            Name:
                                            Title:


                                      D-2-2

                                   EXHIBIT E-1

                 CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS

      "Net Operating Income" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves (such as reserves for tenant improvements and leasing commissions in the case of Rental Properties and assumed reserves for ongoing capital expenditures). Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements.

      In determining the "revenue" component of Net Operating Income for each Rental Property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 5%, the Special Servicer shall assume a 5% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily properties, the Special Servicer shall either review rental revenue shown on the rolling 12-month operating statements or annualize the rental revenue shown on rent rolls or operating statements with respect to the prior three to twelve month periods. For the other Rental Properties, the Special Servicer shall annualize rental revenue shown on the most recent rent roll, after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average daily occupancy shown on the borrower-supplied operating statements. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Private occupancy rates shall be within current market ranges and vacancy levels shall be at a minimum of 5%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

      In determining the "expense" component of Net Operating Income for each Mortgaged Property, the Special Servicer shall rely on the most recent financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be annualized and used, (b) with respect


                                      E-1-1
to each Mortgaged Property, property management fees shall be assumed to be 4% to 5% of effective gross revenue (except with respect to hospitality properties, where a minimum of 5% of gross receipts shall be assumed) unless actual management fees are higher, in which case actual management fees shall be assumed, (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures and (d) expenses shall be assumed to include annual replacement reserves equal to (1) in the case of retail, office, industrial and two mixed use multifamily/retail properties, not less than $0.04 and not more than $0.77 per square foot net rentable commercial area, (2) in the case of multifamily and three mixed use multifamily/retail properties, not less than $150 or more than $350 per residential unit per year, depending on the condition of the property, (3) in the case of hospitality properties, 4% of the gross revenues received by the property owner on an ongoing basis, (4) in the case of residential healthcare facilities, $225 to $300 per bed per year and (5) in the case of the mobile home parks, not less than $31 or more than $79 per pad per year. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net operating income") where determined appropriate.


                                      E-1-2

                                   EXHIBIT E-2

                     FORM OF UPDATED MORTGAGE LOAN SCHEDULE



                                      E-2-1

State Street Bank and Trust Company                                   Series:
Corporate Trust Department                                            Report Id:
P.O. Box 778                                                          Doc Id:
Boston, MA 02110
Customer Service
(617) 664-5433

                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 Series 1996-C2

                                  Payment Date:

                 Updated Mortgage Loan Schedule (Part 1 of ___)

----------------------------------------------------------------------------------------------------------
                                                                        Closing
-----------------------------------------------------------------------------------------------------------
  Loan    Property                     Loan    Sched. Prin.    Note               Amount   Sched. Monthly
   ID       Name       City    State   Type      Balance       Rate      Term      Term      P & I Pymt
-----------------------------------------------------------------------------------------------------------
    0        XX         XX       XX       0       $0.00        0.00        0        0          $0.00

-----------------------------------------------------------------------------------------------------------


------------------------------------------------------------------
                           Current

------------------------------------------------------------------
  Loan     Sched.       Note                           Sched.
   ID       Prin.       Rate     Term     Amount       Monthly
           Balance                                   P & I Pymt

------------------------------------------------------------------
    0     $0.00         0.00       0        0           $0.00

------------------------------------------------------------------

Loan Type Code:  01=Balloon Loan, 02=Fully Amortizing Loan

State Street Bank and Trust Company
CERTIFICATES                                                          Series:
Corporate Trust Department                                            Report Id:
P.O. Box 778                                                          Doc Id:
Boston, MA 02110
Customer Service
(617) 664-5433

                      MERRILL LYNCH MORTGAGE PASS-THROUGH


                                 Series 1996-C2


                                  Payment Date:

                 Updated Mortgage Loan Schedule (Part 3 of ___)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Performance History

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Number of Times Since Closing

------------------------------------------------------------------------------------------------------------------------------------
    Loan       Property    Current Loan     Payoff    30-50 days  60-89 days    90+ days   Spec
     ID          Name         Status         Date       Delinq      Delinq       Delinq     Serviced    Workout/Mod     Mod Date
------------------------------------------------------------------------------------------------------------------------------------
      0             XX          0           00/00/00        0           0            0           0           0          00/00/00
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
             Performance History

---------------------------------------------
        Number of Times Since Closing

---------------------------------------------
    Loan
     ID      Foreclosure Bankruptcy    REO
---------------------------------------------
      0           0           0           0


Current Loan Status Code: 01=Specially Serviced, 02=In Process of Foreclosure, 03=Bankruptcy, 04=REO, 05=Prepaid in Full, 06=DPO, 07=Foreclosure Sale, 08=Bankruptcy Sale, 09=REO Disposition, 10=Modification/Workout

Corporate Trust Department                                            Report Id:
P.O. Box 778                                                          Doc Id:
Boston, MA 02110
Customer Service
(617) 664-5433

                                 Series 1996-C2


                                  Payment Date:

                 Updated Mortgage Loan Schedule (Part 2 of ___)

-----------------------------------------------------------------------------------------------------------------
                                                                Most Current

-----------------------------------------------------------------------------------------------------------------
                                               Replace-                           Tenant          Date of
Loan  Property       Prop.    Total    Total     ment     Capital     Leasing    Improve-         Last
 ID   Name     State Type   Revenues  Expenses Reserves Expenditures Commissions   ments    NOI    Finan    DSCR
                                                                                                  Stmnt
-----------------------------------------------------------------------------------------------------------------
0          XX    XX     0      $0.00     $0.00   $0.00       $0.00       $0.00      $0.00$0.00 00/00/00    0.00
-----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------


----------------------------------------------------------------------------
                                                         Reserves
Loan  Appraised   Appraised Appraised Occupancy Occupancy    at    Reserves
 ID      Value        Date      LTV       %       % Date   Closing   Current
----------------------------------------------------------------------------
0      $0.00       00/00/00   0.00      0.00     00/00/00   0.00    0.00
----------------------------------------------------------------------------

Property Type Codes: 01=Industrial/Warehouse, 02=Lodging, 03=Manufactured Housing, 04=Multifamily, 05=Office, 06=Other Commercial, 07=Retail, 08=Senior Housing, 09=Medical Office, 10=Mobile Home Park, 11=Anchored Retail, 12=Mised Use, 13=Office/Warehouse, 14=Specialty, 15=Unknown

State Street Bank and Trust Company                                   Series:
Corporate Trust Department                                            Report Id:
P.O. Box 778                                                          Doc Id:
Boston, MA 02110
Customer Service
(617) 664-5433
                MERRILL LYNCH MORTGAGE PASS THROUGH CERTIFICATES
                                 Series 1996-C2

                                  Payment Date:

                 Updated Mortgage Loan Schedule (Part 2 of ___)

                                    EXHIBIT F

                     COPY OF LETTER OF REPRESENTATIONS AMONG

                    DEPOSITOR, TRUSTEE AND INITIAL DEPOSITORY

                            Letter of Representations
                     [To be Completed by Issuer and Trustee]

                     Merrill Lynch Mortgage Investors, Inc.
                     --------------------------------------
                                [Name of Issuer]

                       State Street Bank and Trust Company
                       -----------------------------------
                                [Name of Trustee]

                                                               November 25, 1996
                                                                   [Date]

Attention:  General Counsel's Office
THE DEPOSITORY TRUST COMPANY
 .55 Water Street: 49th Floor
New York, NY 10041-0099

             Re: Merrill Lynch Mortgage Investors, Inc.
                 Mortgage Pass-Through Certificates Series 1996-C2
                 Class A-1, Class A-2, Class A-3, Class IO, Class B, Class C, Class D, Class E, Class F, Class G, and Class H

Ladies and Gentlemen:

      This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to Securities pursuant to a Pooling and Servicing Agreement dated November 1, 1996 (the "Document"). Merrill Lynch, Pierce Fenner & Smith Incorporated is distributing the Securities through The Depository Trust Company ("DTC").

To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

      1. Prior to closing on the Securities on November 25, 1996, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York- corporation ("DTC"), to Issuer or its agent for registration of transfer, `, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

      3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designated to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

                             Manager; Call Notification Department
                             The Depository Trust Company
                             711 Stewart Avenue
                             Garden City, NY 11530-4719

      4. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                             Manager; Reorganization Department
                             Reorganization Window
                             The Depository Trust Company
                             7 Hanover Square, 23rd Floor
                             New York, NY 10004-2695

      5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

      6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

                             Manager; Announcements
                             Dividend Department
                             The Depository Trust Company
                             7 Hanover Square, 22nd Floor
                             New York, NY 10004-2695

      7. [Note: Issuer must represent one of the following, and cross out the other:] [The interest accrual period is record date to record date.] [The interest accrual period is payment date to payment date.]

      8. Trustee must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.

      9. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Issuer or Trustee and DTC. Absent any other arrangements between Issuer or Trustee and DTC, such funds shall be wired as follows:

                             The Chase Manhattan Bank
                             ABA 021000021
                             For credit to A/C The Depository Trust Company Dividend Deposit Account 066-026776

Issuer or Trustee shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer or Trustee shall provide interest payment information directly to DTC in advance of the interest payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Trustee and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or (212) 709-1686, and receipt of such notices shall be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                             Manager; Announcements

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

                             Dividend Department
                             The Depository Trust Company
                             7 Hanover Square; 22nd Floor
                             New York, NY 10004-2695

      10. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                             The Chase Manhattan Bank
                             ABA 021000021
                             For credit to A/C The Depository Trust Company Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures, a copy of which has previously been furnished to Trustee.

      11. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern
Time). Absent any other arrangements between Trustee and DTC. such payments shall be wired as follows:

                             The Chase Manhattan Bank
                             ABA 021000021
                             For credit to A/C The Depository Trust Company Reorganization Account 066-027608

      12. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

      13. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

      14. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

      15. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

      16. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

      17. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

Notes:
A. If there is a Trustee (as defined in this Letter of Representations), Trustee as well undertakes to as Issuer must sign this Letter. If there is no Merrill Inc. Trustee, in signing this Letter Issuer itself perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.


                                        Very truly yours,


                                        Merrill Lynch Mortgage Investors,
                                                   (Issuer)



                                        By: ________________________________
                                            (Authorized Officer's Signature)





                                          State Street Bank and Trust Company
                                                                (Trustee)

                                        By: _________________________________
                                           (Authorized Officer's Signature)

Received and Accepted:

THE DEPOSITORY TRUST COMPANY

By: _________________________________

cc:  Underwrite
     Underwriter's Counsel

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

                     Merrill Lynch Mortgage Investors, Inc.
               Mortgage Pass-Through Certificates, Series 1996-C2

                                (Describe Issue)

Class     CUSIP Number     Principal Amount      Maturity Date    Interest Rate
-----     ------------     ----------------      -------------    -------------

A-1       589-929-MC9          $311,042,000      Nov. 21, 2028          6.69%
A-2       589-929-MD7           130,587,000      Nov. 21, 2028          6.82%
A-3       589-929-ME5           343,805,000      Nov. 21, 2028          6.96%
B         589-929-MF2            68,299,000      Nov. 21, 2028          6.96%
C         589-929-MGO            62,607,000      Nov. 21, 2028          6.96%
D         589-929-MH8            56,915,000      Nov. 21, 2028          6.96%
E         589-929-MJ4            28,458,000      Nov. 21, 2028          6.96%
IO        589-929-MK1                   N/A      Nov. 21, 2028            --
F         589-929-ML9            62,607,000      Nov. 21, 2028          6.96%
G         589-929-MM7            39,841,000      Nov. 21, 2028          6.96%
H         589-929-MN5            34,147,859      Nov. 21, 2028          6.96%

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

                                                                      SCHEDULE B
                                                                      ----------

                       SAMPLE OFFICIAL STATEMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                       -----------------------------------

 (PREPARED BY DTC--BRACKETED MATERIAL MAY BE APPLICABLE ONLY TO CERTAIN ISSUES)

      1. The Depository Trust Company ('DTC"), New York, NY, will act as securities depository for the securities (the -Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

      2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock- Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

      3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

      4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede &- Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited. which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      [6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

      7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Trustee, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of Issuer or Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

      [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Trustee (or Tender/Remarketing Agent], and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Trustee [or Tender/Remarketing Agent]. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Trustee (or Tender/Remarketing Agent's] DTC account.]

      10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

      11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

      12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

THE DEPOSITORY TRUST COMPANY
55 Water Street (19th floor)
New York, New York 10041

Attention:  Underwriting Department Manager
Phone:  (212) 558-8536
Telecopy:  (212) 344-1533

                              SAFEKEEPING AGREEMENT

Ref: (Description of issue, number of certificates, number of CUSIPs assigned to issue and $ value of securities)

Merrill Lynch Mortgage Investors, Inc., Mortgage Pass- Through Certificates, Series 1996-C2 Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F (See attached Schedule A for CUSIP Nos.)

CUSIP

The Depository Trust Company (DTC) acknowledges receipt from State Street Bank and Trust Company (the trustee, transfer agent, underwriter or other agent or the issuer, hereinafter referred to as the "Agent") of possession, custody and control of the above securities for safekeeping. DTC is authorized to hold these securities in safekeeping until DTC is instructed by telephone or in writing by one of the below designated representatives of the Agent either to: (1) deliver the securities by book-entry to the DTC account of the lead underwriter (or to the DTC account of its clearing agent) or (2) return the said securities to the Agent.

      In the event DTC is instructed to return said securities, DTC shall return the securities to the Agent as soon as practicable, but, in any event, no later than the DTC business day following the day such instruction is received.

      DTC shall hold the Agent, its officers and employees, harmless from any liability, loss, damage, and reasonable expense of any kind in connection with any loss, damage, theft or destruction of any kind of said securities while they are in the possession, custody or control of DTC, its officers or employees or in the event securities are released from the control of DTC

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

without the specific approval of the Agent pursuant to this Safekeeping
Agreement.

         State Street Bank and              The Depository Trust Company
         Trust Company
               The Agent

By:___________________________              By:___________________________

         Trustee for Merrill
         Lynch Mortgage Investors,
         Inc., MPTC, Series 1995-C2

Title: Vice President            Title:________________________

Date:__________________________             Date:_________________________

AUTHORIZED REPRESENTATIVE
OF TRUSTEE/AGENT

                          State Street Bank and
                              Trust Company           (617) 664-5500
---------------------     ---------------------       ---------------
  Print Name                   Organization            Telephone No.

      DTC accepts authorization of closings on the phone numbers listed below:

                           (212) 558-8529            (212) 558-8530
                           (212) 558-8542            (212) 558-8549

                                   SCHEDULE A

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

  Designation          CUSIP No.    Rate      Denomination        Maturity Date
  -----------         ---------     ----      ------------        -------------
                                              ($)
Class A-1, No. 1     589-929-MC9    6.69%         200,000,000     Nov. 21, 2028
Class A-1, No. 2     589-929-MC9    6.69%         111,042,000     Nov. 21, 2028
Class A-2, No. 1     589-929-ME5    6.82%         130,587,000     Nov. 21, 2028
Class A-3, No. 1     589-929-ME5    6.96%         200,000,000     Nov. 21, 2028
Class A-3, No. 2     589-929-ME5    6.96%         143,805,000     Nov. 21, 2028
Class B, No. 1       589-929-MF2    6.96%          68,299,000     Nov. 21, 2028
Class C, No. 1       589-929-MG0    6.96%          62,607,000     Nov. 21, 2028
Class D, No. 1       589-929-MH8    6.96%          56,915,000     Nov. 21, 2028
Class E, No. 1       589-929-MJ4    6.96%          28,458,000     Nov. 21, 2028
Class IO, No. 1      589-929-MK1    N/A           200,000,000     Nov. 21, 2028
Class IO, No. 2      589-929-MK1    N/A           200,000,000     Nov. 21, 2028
Class IO, No. 3      589-929-MK1    N/A           200,000,000     Nov. 21, 2028
Class IO, No. 4      589-929-MK1    N/A           200,000,000     Nov. 21, 2028
Class IO, No. 5      589-929-MK1    N/A           200,000,000     Nov. 21, 2028
Class IO, No. 6      589-929-MK1    N/A           200,000,000     Nov. 21, 2028
Class IO, No. 7      589-929-MK1    N/A           200,000,000     Nov. 21, 2028
Class IO, No. 8      589-929-MK1    N/A           179,937,859     Nov. 21, 2028

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE

                                                                 ______ __, 199_

State Street Bank and Trust Company

[Address]

                  Re: Merrill Lynch Mortgage Investors, Inc., Mortgage
                      Pass-Through Certificates, Series 1996-C2,
                      Class the "Certificates")
                      --------------------------------------------------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") [having an initial principal balance as of November 25, 1996 (the "Closing Date") of $_____________] [evidencing a __% percentage interest in the Class to which it belongs]. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1996, among Merrill Lynch Mortgage Investors, Inc., as depositor, First Union National Bank of North Carolina, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, and State Street Bank and Trust Company, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general


                                      G-1-1

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

      solicitation by means of general advertising or in any other manner, or
      (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933 (the "Securities Act"), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,

                                        ______________________________
                                        (Transferor)

                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________


                                      G-1-2

                                   EXHIBIT G-2

                         FORM OF TRANSFEREE CERTIFICATE

                                    FOR QIBs

                                                                 ______ __, 199_

State Street Bank and Trust Company

[Address]

                  Re: Merrill Lynch Mortgage Investors, Inc., Mortgage
                      Pass-Through Certificates, Series 1996-C2,
                      Class (the "Certificates")
                      -------------------------------------------------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") [having an initial principal balance as of November 25, 1996 (the "Closing Date") of $_____________] [evidencing a __% percentage interest in the Class to which it belongs]. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1996, among Merrill Lynch Mortgage Investors, Inc., as depositor, First Union National Bank of North Carolina, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, and State Street Bank and Trust Company, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being


                                      G-2-1

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

      made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                                        Very truly yours,

                                        ______________________________
                                        (Transferee)

                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________


                                      G-2-2

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

                                                          ANNEX 1 TO EXHIBIT G-2

          QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For
             Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and State Street Bank and Trust Company as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $__________ / __________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      O Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      O Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is


                                      G-2-3

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

            attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

----------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on, a discretionary basis at least $10,000,000 in securities.

      O Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

      O     Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934.

      O Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      O State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the


                                      G-2-4

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

            State or its political subdivisions, for the benefit of its employees.

      O ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      O Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      O Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) _____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports it securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are


                                      G-2-5

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

      5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___           ___       Will the Transferee be purchasing the Transferred
      Yes           No        Certificate only for the Transferee's own account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                        ________________________________________
                                        Print Name of Transferee


                                      G-2-6

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

                                              By:_______________________________

                                              Name:_____________________________
                                              Title:____________________________

                                              Date:_____________________________


                                      G-2-7

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and State Street Bank and Trust Company, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      O The Transferee owned and/or invested on a discretionary basis $________ in securities (other than the excluded securities referred to below) as of the end of


                                      G-2-8

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

            the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      O The Transferee is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment I companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ____          ____      Will the Transferee be purchasing the Transferred
      Yes           No        Certificate only for the Transferee's own account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status (if


                                      G-2-9

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.)

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of


                                     G-2-10
this certification by the undersigned as of the date of such purchase.

                                        ________________________________________
                                        Print Name of Transferee or Adviser

                                        ________________________________________

                                        By:_____________________________________
                                        Name:
                                        Title:__________________________________

                                        IF AN ADVISER:

                                        ________________________________________
                                        Print Name of Transferee
                                        Date:___________________________________


                                     G-2-11

                                   EXHIBIT G-3

                         FORM OF TRANSFEREE CERTIFICATE
                                  FOR non-QIBs

                                                                 ______ __, 199_

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

                  Re: Merrill Lynch Mortgage Investors, Inc., Mortgage
                      Pass-Through Certificate, Series 1996-C2,
                      Class (the "Certificates")
                      -------------------------------------------------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ____________________ by (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") [having an initial principal balance as of November 25, 1996 (the "Closing Date") of $_____________] [evidencing a __% percentage interest in the Class to which it belongs]. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1996, among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), First Union National Bank of North Carolina, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, and State Street Bank and Trust Company, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

      1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1993, as amended (the "Securities Act"), or any applicable state securities laws.

      2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Certificates and (c) the Certificates may not be resold or transferred unless they are (i) registered pursuant to the Securities Act and registered or


                                      G-3-1

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either (A) certifications from both the transferor and the transferee (substantially in the forms attached to the Agreement) setting forth the facts surrounding the transfer or (b) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

      3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

      THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     - AND -

      [NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.]

                                     - OR -

      [NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT


                                      G-3-2

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN) PROVIDED THAT SUCH A TRANSFER BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER.]

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.


                                      G-3-3

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Certificates and distributions thereon, (c) the Pooling and Servicing Agreement, and (d) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" as defined in Rule 501(a)(1), (2) or (3) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                        Very truly yours,

                                        ______________________________
                                        (Transferee)
                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________


                                      G-3-4

                                    EXHIBIT H

                            FORM OF TRANSFEREE LETTER

                                                                  _____ __, 199_

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

                  Re: Merrill Lynch Mortgage Investors, Inc., Mortgage
                      Pass-Through Certificates, Series 1996-C2,
                      Classes (the "Certificates")
                      -------------------------------------------------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of the Class ______________ Certificates (the "Transferred Certificate") (having principal balances as of November 25, 1996 (the "Closing Date") of $_____________ evidencing a __% interest in the Classes to which they belong]. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, First Union National Bank of North Carolina, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, and State Street Bank and Trust Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you that:

      Either: (1) the Transferee is not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), or a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (also, a "Plan"), and the Transferee is not directly or indirectly purchasing the Transferred Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using assets in its general or separate account that may constitute assets of a Plan); or (2) the Transferee's purchase of the Transferred Certificate will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code or subject the Master Servicer, the Special Servicer or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

      IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                         [Name of Transferee]

                                            By:___________________________
                                            Name:_________________________
                                            Title:________________________

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                        PURSUANT TO SECTION 5.02(d)(i)(B)

STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )

      [NAME OF OFFICER], being first duly sworn, deposes, and represents and warrants:

            1. That he is a [Title of Officer] of [Name of Owner] (the "Owner"), a corporation duly organized and existing under the laws of the [State of ___________] [the United States], and the owner of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1996-C2, Class [R-I, R-II, R-III] evidencing a ___% Percentage Interest (the "Class [R-I, R-II, R-III] Certificates"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of November 1, 1996, among Merrill Lynch Mortgage Investors, Inc., as Depositor, First Union National Bank of North Carolina as Master Servicer, CRIIMI MAE Services Limited Partnership, as Special Servicer, and State Street Bank and Trust Company, as Trustee.

            2. That the Owner (i) is and will be a "Permitted Transferee" as of _____ _, 199_ and (ii) is acquiring the Class [R-I, R-II, R-III] Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a Non-United States Person. For this purpose, a "disqualified organization" means any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except of the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural


                                      I-1-1

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

      electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class [R-I, R-II, R-III] Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R-I, R-II, R-III] Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

            3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class [R-I, R-II, R-III] Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class [R-I, R-II, R-III] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I, R-II, R-III] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulation section 1.860E-I(c)(2) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such


                                      I-1-2

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

      residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class [R-I, R-II, R-III] Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

            5. That the Owner is aware that the Certificate Registrar will not register the transfer of any Class [R-I, R-II, R-III] Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

            6. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I, R-II, R-III] Certificates will only be owned, directly or indirectly, by Permitted Transferees.

            7. That the Owner's taxpayer identification number is _____________.

            8. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I, R-II, R-III] Certificates and the provisions of
      Section 5.02 of the Pooling and Servicing Agreement under which the Class [R-I, R-II, R-III] Certificates were issued (and, in particular, the Owner is aware that such Section authorizes the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section


                                      I-1-3

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

      5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

            9. That the Owner is not acquiring and will not transfer the Class [R-I, R-II, R-III] Certificates in order to impede the assessment or collection of any tax.

            10. That the Owner anticipates that it will, so long as it holds any of the Class [R-I, R-II, R-III] Certificates, have sufficient assets to pay any taxes owed by the holder of such Class [R-I, R-II, R-III] Certificates.

            11. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds any of the Class [R-I, R-II, R-III] Certificates.

            12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the Class [R-I, R-II, R-III] Certificates that the Owner intends to pay taxes associated with holding the Class [R-I, R-II, R-III] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I, R-II, R-III] Certificates.

            13. That the Owner is not acquiring the Class [R-I, R-II, R-III] Certificates with the intent to transfer any of the Class [R-I, R-II, R-III] Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class [R-I, R-II, R-III] Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I, R-II, R-III] Certificates remain outstanding.

            14. That Owner will, in connection with any transfer that it makes of the Class [R-I, R-II, R-III] Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class [R-I, R-II, R-III] Certificates were issued and will not consummate any such transfer if it knows, or


                                      I-1-4

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

      knows facts that should lead it to believe, that any such representations are false.

            15. That Owner will, in connection with any transfer that it makes of any Class [R-I, R-II, R-III] Certificate, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring such Class [R-I, R-II, R-III] Certificate to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of such Class [R-I, R-II, R-III] Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I, R-II, R-III] Certificates remain outstanding; and (iii) is not a "Permitted Transferee".


                                      I-1-5

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

      IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and Authorized Signatory, attested by its Assistant Secretary, this ____ day of _____, 199_.

                                        [NAME OF OWNER]

                                        By:________________________________
                                           [Name of Officer]
                                           [Title of Officer]

_______________________________
[Assistant] Secretary

      Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be [Title of Officer], and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

      Subscribed and sworn before me this ____ day of _____ 199.

                                        /s/

                                        --------------------------------------
                                        NOTARY PUBLIC


                                      I-1-6

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

                                        COUNTY OF ______________
                                        STATE OF_______________
                                        My Commission expires the
                                        ____ day of _________, 19__.


                                      I-1-7

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE

                        PURSUANT TO SECTION 5.02(d)(i)(D)

                                                            ______________, 199_

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110
(Attention:  MLMI Series 1996-C2)

          Re: Merrill Lynch Mortgage Investors, Inc., Mortgage
              Pass-Through Certificates, Series 1996-C2, Class [R-I, R-II, R-III], evidencing a ____% percentage interest in the Class to which they belong
              -------------------------------------------------

Dear Sirs:

      This letter is delivered to you in connection with the transfer by ____________________________________ (the "Transferor") to
______________________________________________ (the "Transferees") of the
captioned Class [R-I, R-II, R-III] Certificates (the "Class [R-I, R-II, R-III] Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1996, among Merrill Lynch Mortgage Investors, Inc., as depositor, First Union National Bank of North Carolina, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, and State Street Bank and Trust Company, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:


                                      I-2-1

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

            1. No purpose of the Transferor relating to the transfer of the Class [R-I, R-II, R-III] Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Class [R-I, R-II, R-III] Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        By:______________________________
                                        Name:

                                        Title:


                                      I-2-2

                                   Exhibit J-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                               ___________, 199_

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois  60603

Fitch Investors Service, L.P.
One State Street Plaza
New York, New York 10004

Standard & Poor's Ratings Agency
25 Broadway
New York, New York 10004

Ladies and Gentlemen:

      This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of November 1, 1996 relating to Merrill Lynch Mortgage Investors Inc., Mortgage Pass-Through Certificates, Series 1996-C2 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

      Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ___________________ to serve as the Special Servicer under the Agreement.

      The designation of ____________________ as Special Servicer will become final if certain conditions are met and if neither of you delivers to State Street Bank and Trust Company, the trustee under the Agreement (the "Trustee"), within 45 days after the date of the delivery of this notice to you, a written notice stating that if the person designated to become the Special Servicer were to serve as the Special Servicer, then the rating or ratings of one or more Classes of the Certificates would be qualified, downgraded or withdrawn.


                                     J-1-1

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

      Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                         Very truly yours,

                                         State Street Bank and Trust Company

                                         By: ______________________________

                                         Title: ____________________________


                                     J-1-2

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

Receipt acknowledged:

Fitch Investors          Standard & Poor's          Duff & Phelps Credit
Service, L.P.            Ratings Agency             Rating Co.
By:_________________     By:_________________       By:_________________

Title:______________     Title:______________       Title:______________

Date:_______________     Date:_______________       Date:_______________


                                     J-1-3

                                   EXHIBIT J-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                              ___________, 199__

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110
Attention: MLMI Series 1996-C2

Ladies & Gentlemen:

      Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of November 1, 1996 relating to Merrill Lynch Mortgage Investors Inc., Mortgage Pass-Through Certificates, Series 1996-C2 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) as if it were the Special Servicer thereunder.

                                        ______________________________

                                        By: __________________________

                                        Name: ________________________

                                        Title: _______________________


                                     J-2-1

                                    EXHIBIT K

           Uniform Commercial Code - FINANCING STATEMENT - Form UCC-1

          Important - Read instructions on back before filling out form

This FINANCING STATEMENT is presented to a     No. of Additional
Filing Officer for filing pursuant to the      Sheets Prepared:
Uniform Commercial Code

3.[ ] The Debtor is a transmitting
      utility.

--------------------------------------------------------- --------------------
1.   Debtor(s) (Last Name First) and     2.   Secured Party(ies) Name(s) and
     Address(es):                             Address(es)
------------------------------------------------------------------------------

--------------------------------------
4.[ ] For Filing Officer:  Date,
      Time, No. Filing Office
--------------------------------------

5.   This Financing Statement covers     6.[ ] Assignee(s) of Secured Party
     the following types (or items)            and Address(es)
     of property:

                                         7.[ ] The described crops are
                                               growing or to be grown on:*

                                           [ ] The described goods are or are
                                               to be affixed to:*

                                           [ ] The lumber to be cut or
                                               minerals or the like
                                               (including oil and gas) is on:*

                                               *(Describe Real Estate Below)

[ ] Products of the Collateral are also covered.

------------------------------------------------------------------------------

8.   Describe Real Estate     [ ] This statement is to be   9.    Name of a
     Here:                         indexed in the Real            Record

                                   Estate Records:                Owner

No. & Street                          Town or City                 County

--------------------------------------------------------------------------------

--------------------------------------
   Section      Block        Lot

- -----------------------------------

10. This statement is filed without the debtor's signature to perfect a security interest in collateral (check appropriate box) [ ] under a security agreement signed by debtor authorizing secured party to file this statement, or [ ] which is proceeds of the original collateral described above in which a security interest was perfected, or [ ] acquired after a change of name, identity of corporate structure of the debtor, or [ ] as to which the filing has lapsed, or already subject to a security interest in another jurisdiction:

     [ ] when the collateral was brought into the state, or [ ] when the debtor's location was changed to this state.

----------------------------------     -----------------------------------------

By _______________________________     By ______________________________________

  Signature(s) of Debtor(s)               Signature(s) of Secured Party(ies)

(1)   Filing Officer Copy-Numerical

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

      Standard Form - Form UCC-1 - Approved by Secretary of State of New York

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

                                    EXHIBIT A

      This Exhibit A is attached to and incorporated in a financing statement pertaining to MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor (referred to as the "Debtor" for the purpose of this financing statement only), and State Street Bank and Trust Company, as trustee for the holders of the Series 1996-C2 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement dated as of November 1, 1996 (the "Pooling and Servicing Agreement"), among the Debtor, First Union National Bank of North Carolina, as master servicer (in such capacity, the "Master Servicer"), CRIIMI MAE Services Limited Partnership, as special servicer (in such capacity, the "Special Servicer"), and the Secured Party, relating to the issuance of the Debtor's Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class IO, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class R-I, Class R-II and Class R-III Series 1996-C2 (collectively, the "Series 1996-C2 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financial statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created by the Pooling and Servicing Agreement, consisting of the following:

            1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, which Mortgage Loan Schedule is attached hereto as Exhibit C;

            2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

            3. With respect to each Mortgage Note and each Mortgage, each other document in the related Mortgage File;

            4. (a) the Certificate Account created by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Certificate Account, (c) the investments of any such funds

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

      consisting of securities, instruments or other obligations (including the Permitted Investments described on Exhibit B hereto), and (d) the general intangibles consisting of the contractual right to payment, including the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            5. All REO Property;

            6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations (including the Permitted Investments described on Exhibit B hereto), and
      (d) the general intangibles consisting of the contractual right to payment, including the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            7. (a) the Reserve Account(s) and the Servicing Accounts maintained by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Reserve Account(s) or the Servicing Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations (including the Permitted Investments described on Exhibit B hereto), and
      (d) the general intangibles consisting of the contractual right to payment, including the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            8. (a) the Distribution Account created by the Trustee pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account, (c) the investments of any such funds consisting of securities, instruments or other obligations (including the Permitted Investments described on Exhibit B hereto), and (d) the general intangibles consisting of the contractual right to payment, including the right to payments of principal and interest and the right to enforce

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

      the related payment obligations, arising from or under any such investments;

            9. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreements, transferred to the Trust Fund and to be serviced by the Master Servicer or Special Servicer; and

            10. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.


      THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER DOCUMENTS IN THE RELATED MORTGAGE FILES EVIDENCED BY THE SERIES 1996-C2 CERTIFICATES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER DOCUMENT IN A MORTGAGE FILE. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS (INCLUDING, WITHOUT LIMITATION, PERMITTED INVESTMENTS) SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT) IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCIAL STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

                                    EXHIBIT B

      The term "Permitted Investments" shall include any of the following securities or obligations:

      (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If rated, such an obligation should not have an "r" highlighter affixed to its rating by Standard & Poor's. Interest may either by fixed or variable. Interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

      (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating category of each of Fitch, if rated by Fitch, DCR and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item should not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot very or change. Interest may either by fixed or variable, and should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

            index. Such investments should not be relied upon for a fixed yield;

      (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of Fitch, if rated by Fitch, DCR and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item should not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot very or change. Interest may either by fixed or variable, and should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

      (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of Fitch, if rated by Fitch, DCR and Standard & Poor's. The commercial paper should not have an "r" highlighter affixed to its rating by Standard & Poor's and by its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot very or change. Interest may either by fixed or variable. Interest should be tied to a single interest rate index plus a single fixed spread (if any),

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

            and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

      (v) units of money market funds rated in the highest rating category of Fitch, if rated by Fitch, DCR and AAAm or AAAm-G by Standard & Poor's and which maintain a constant net asset value;

      (vi) any other obligation or security acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

                                    EXHIBIT L

                     Form of Schedule of Certificateholders

                 Initial
Class      Certificate Balance        Name of Holder             Address
-----      -------------------        --------------             -------

                                    EXHIBIT M

                                     FORM OF

                        MASTER SERVICER/SPECIAL SERVICER

                                COLLECTION REPORT

                                   EXHIBIT "M"
                        MASTER SERVICER/SPECIAL SERVICER
                                COLLECTION REPORT
                               FUNB RESPONSIBILITY

Advance description code                               01=Loan in grace period;
02=Delinquent less than 1 month; 03=Delinquent 1
             month; 04=Delinquent 2 months; 05=Delinquent 3+ months

Aggregate principal balance                                   Total number of
delinquent loans

Appraisal reduction amount

Current Interest Rate

Current Principal Balance

Date Paid to

Date next interest change

Date next payment change

Date of Note Maturity

Delinquency aggregate pb                                        $ amount of all
delinquencies by count: =1 month; 2=2 months; 3=3+ months;
                    4=for which foreclosure proceedings have commenced

Distribution Date

Ending schedule balance

Fee rate/strip rate 1

Fee rate/strip rate 2

Fee rate/strip rate 3

Fee rate/strip rate 4

Fee rate/strip rate 5

Group ID

Liquidation/prepayment code                            1=Partial liquidation;
2=Payoff prior to maturity; 3=Disposition;
                    4=Repurchase; 5=Full payoff at maturity; 6=DPO

Liquidation/prepayment date

Master Servicing Fee

Months to stated maturity

Neg am/deferred interest amount

Net pass through rate

Other expense advance outstanding

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

Other principal adjustments

Payment status of loan                                A=Payment not received,
but still in grace period; B=Late payment but less
          than 1 month delinquent; 0=Current; 1=One month delinquent; 2=Two
months                                       delinquent; 3=Three or more months
delinquent; 4=Assumed scheduled
     payment (performing matured balloon); 7=In foreclosure; 9=REO

Prepayment interest excess                    Negative value indicated shortfall

Prepayment penalty/yield mnt

Property protection advance outstanding                Cumulative outstanding
advances for all Due Periods, including the current
          Due Period

Prospectus loan number

Remaining amortized term

Scheduled interest amount

Scheduled principal amount

Scheduled principal and interest due

Seasoning

Servicer and Trustee fee rate

Servicer loan number

Total interest advance outstanding

Total p&i advance outstanding

Total principal advance outstanding

Transaction ID

Unscheduled principal collections

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

                                   EXHIBIT "M"
                        MASTER SERVICER/SPECIAL SERVICER
                                COLLECTION REPORT
                            CRIIMI MAE RESPONSIBILITY

Appraised LTV

Balance at specially serviced transfer date

Bankruptcy date

Date asset expected to be resolved

Date of last modification

Distribution Date

Foreclosure date

Gross liquidation proceeds

Group ID

In bankruptcy

Liquidation expenses

Loan amount per SF/Unit/Bed

Modification code

Modified amortization term

Modified note rate

Modified p&i payment

Modified payment rate                                                  P&I

Modified term

Most recent ASER amount

Most recent ASER date

Most recent appraisal date

Most recent appraisal value

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

Most recent fiscal YTD capital expenditures

Most recent fiscal YTD expenses

Most recent fiscal YTD leasing commissions

Most recent fiscal YTD replacement reserves

Most recent fiscal YTD reserves

Most recent fiscal YTD tenant improvements

Most recent fiscal year to date DSCR

Most recent fiscal year to date NOI

Most recent fiscal year to date debt service

Most recent fiscal year to date end date

Most recent fiscal year to date physical occ.

Most recent fiscal year to date revenue

Most recent fiscal year to date start date

Most recent master service return date

Most recent special service transfer date

Net proceeds received on liquidation

Phase 1 date

Preceding fiscal year DSCR

Preceding fiscal year NOI

Preceding fiscal year debt service amount

Preceding fiscal year financial as of date

Preceding fiscal year physical occupancy

Preceding fiscal year revenue

Preceding fiscal year expense

State Street Bank and Trust Company          MERRILL LYNCH MORTGAGE PASS THROUGH
CERTIFICATES
                                                                Series:
Corporate Trust Department                                        Series 1996-C2

P.O. Box 778                                                          Report Id:

                                                                         Doc Id:
Boston, MA 02110                                                   Payment Date:
Customer Service
(614) 664-5433                                             Updated Mortgage Loan
Schedule (2 of ____)

Prospectus loan number

REO date

Realized loss to trust

Second preceding fiscal year DSCR

Second preceding fiscal year NOI

Second preceding fiscal year debt service

Second preceding fiscal year expenses

Second preceding fiscal year fin. as of date

Second preceding fiscal year physical occ.

Second preceding fiscal year revenue

Site inspection date

Specially serviced status code                                   01=Request for
waiver of prepayment penalty; 02=Payment
          default; 03=Request for Loan Modification or Workout; 04=Loan with borrower bankruptcy; 05=Loan in
process of foreclosure; 06=Loan
          now REO; 07=Loan paid off; 08=Loan returned to Master Servicer

Transaction ID

Workout Strategy Code                                         1=Modification;
2=Foreclosure; 3=Bankruptcy; 4=Extension; 5=Note
          Sale; 6=DPO; 7=REO; 8=Resolved; 90=Pending return to Master
                                        Servicer

Year last renovated